UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SOTHERLY HOTELS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SOTHERLY HOTELS INC.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

December 12, 2025

Dear Stockholder,

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Sotherly Hotels Inc., a Maryland corporation (the “Company”), to be held on January 22, 2026, at 9:00 a.m., Eastern Time, at the Company’s corporate office at 306 South Henry Street, Suite 100, Williamsburg, Virginia 23185. At the Special Meeting, you will be asked to consider and vote on the merger of Sparrows Nest LLC (“Merger Sub”), a Maryland limited liability company and wholly owned subsidiary of KW Kingfisher LLC, a Delaware limited liability company (“Parent”), with and into the Company, with the Company being the Surviving Corporation (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of October 24, 2025 (the “Merger Agreement”), by and among Parent, Merger Sub, and the Company. If the Merger and the other transactions contemplated by the Merger Agreement are completed, you, as a holder of shares of the Company’s common stock, par value $0.01 per share (“Company Common Shares” or “Company Common Stock”), will be entitled to receive $2.25 in cash, without interest (the “Merger Consideration”), subject to certain adjustments as further described in the enclosed proxy statement, in exchange for each Company Common Share you own as of immediately before the effective time of the Merger (the “Effective Time”), as more fully described in the enclosed proxy statement. In addition, each share of the Company’s 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock and 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock (collectively, the “Company Preferred Shares” or “Company Preferred Stock”) issued and outstanding immediately before the Effective Time may elect to exercise a right to convert, on the terms and conditions set forth in the Company’s Amended and Restated Articles of Incorporation, (as amended and supplemented the “Articles”), some or all of the Company Preferred Stock held by such holder into Company Common Stock. Upon the election of a holder of Company Preferred Stock to convert such holder’s shares of Company Preferred Stock into Company Common Stock, in accordance with the terms and conditions of the organizational documents, upon exercise of conversion rights triggered by the closing of the Merger, such cancelled shares of Preferred Stock will automatically be cancelled and retired, will cease to exist, will be converted into the right to receive only an amount equal to the product of i) the Merger Consideration times (ii) the shares of Company Common Stock issuable to such holder. The Company shall also offer to purchase each limited partnership interest of the Operating Partnership (the “Limited Partnership Interests”) for the same per share Merger Consideration with respect to each share of Company Common Stock into which any Limited Partnership Interests are entitled to be converted (the “Limited Partner Compensation”) under the Operating Partnership’s Amended and Restated Agreement of Limited Partnership, as amended.

Our Board of Directors has, acting upon the unanimous recommendation of a special committee (the “Special Committee”) consisting solely of three independent directors, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of the Company and its stockholders, (ii) duly and validly authorized and approved, and declared advisable, the execution and delivery of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iii) directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at the Special Meeting of the Company’s stockholders and (iv) resolved to recommend that the Company’s stockholders vote in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement. Our Board of Directors recommends that you vote “FOR” the approval of the Merger.

The Merger must be approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, to consummate the transactions contemplated by the Merger Agreement, including the Merger. The Notice of Special Meeting and proxy statement accompanying this letter provide you with more specific information concerning the Special Meeting, the Merger, the Merger Agreement

and the other transactions contemplated by the Merger Agreement. The Company encourages you to read carefully the enclosed proxy statement, including the annexes. You may also obtain more information about the Company from documents filed with the U.S. Securities and Exchange Commission (the “SEC”).

Your vote is very important regardless of the number of Company Common Shares that you own. Whether or not you plan to attend the Special Meeting, the Company requests that you authorize a proxy to vote your shares by either completing and returning the enclosed proxy card as promptly as possible or authorizing your proxy (or submitting voting instructions to your bank, broker or other nominee) by telephone or through the Internet. The enclosed proxy card contains instructions regarding voting. If you attend the Special Meeting, you may continue to have your shares voted as instructed in your proxy, or you may withdraw your proxy at the Special Meeting and vote your shares in person. If you fail to authorize a proxy to vote your shares, fail to vote in person at the meeting, or fail to instruct your broker on how to vote, it will have the same effect as a vote “AGAINST” the approval of the Merger.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

/s/ David R. Folsom

David R. Folsom

President and Chief Executive Officer

This proxy statement is dated December 12, 2025, and is first being mailed to our stockholders on or about December 12, 2025.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

December 12, 2025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Sotherly Hotels Inc.:

NOTICE IS HEREBY GIVEN that the special meeting of stockholders of Sotherly Hotels Inc. (the “Special Meeting”), a Maryland corporation (the “Company”), will be held on January 22, 2026, at 9:00 a.m., Eastern Time, at the Company’s corporate office at 306 South Henry Street, Suite 100, Williamsburg, Virginia 23185, for the following purposes:

1.

To consider and vote on a proposal to approve the merger (the “Merger”) of Sparrows Nest LLC (“Merger Sub”), a Maryland limited liability company and wholly owned subsidiary of KW Kingfisher LLC, a Delaware limited liability company (“Parent”) with and into the Company and the other transactions contemplated by the Agreement and Plan of Merger, dated as of October 24, 2025, by and among Parent, Merger Sub and the Company (the “Merger Agreement” and such proposal, the “Merger Proposal”);

2.

To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger (the “Advisory Compensation Proposal”); and

3.

To consider and vote on a proposal to approve any adjournment of the Special Meeting to a later date, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Pursuant to the Company’s Bylaws, only the matters set forth in this Notice of Special Meeting may be brought before the Special Meeting. The Board of Directors has fixed the close of business on December 5, 2025 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Special Meeting or any postponement or adjournment thereof. The Company knows of no other matters to come before the Special Meeting. Only holders of record of common stock, par value $0.01 per share, of the Company (“Company Common Shares”) on the Record Date are entitled to notice of, and to vote at, the Special Meeting or at any postponements or adjournments thereof. Neither the vote of the holders of the Company’s 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock, 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock, and 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock, nor the vote of the OP Units (as defined below) is required to approve any of the proposals at the Special Meeting and their votes are not being solicited. On or around December 12, 2025, the Company intends to commence mailing of this Notice to all stockholders entitled to notice of the Special Meeting.

The Board of Directors has, acting upon the unanimous recommendation of a Special Committee consisting solely of three independent directors, (i) determined that the Merger Agreement, the Merger and the other transactions are advisable, fair to and in the best interests of the Company and its stockholders, (ii) duly and validly authorized and approved, and declared advisable, the execution and delivery of the Merger Agreement, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iii) directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at the Special Meeting, and (iv) resolved to recommend that the Company’s stockholders vote in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement. The Board of Directors recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

The Merger must be approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Accordingly, your vote is very important regardless of the number of Company Common Shares that you own. Whether or not you plan to attend the Special Meeting, the Company requests that you authorize a proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or authorizing your proxy (or submitting voting instructions to your bank, broker or other nominee) by telephone or through the Internet. If you attend the Special Meeting, you may continue to have your shares voted as instructed in your proxy, or you may withdraw your proxy at the Special Meeting and vote your shares in person. If you fail to authorize a proxy to vote your shares, fail to vote in person, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the Company Common Shares that you own will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the Merger Proposal. The approval of the Advisory Compensation Proposal and the approval of the Adjournment Proposal each require the affirmative vote of a majority of the votes cast on the matter. If you fail to authorize a proxy to vote your shares, fail to vote in person, or fail to instruct your broker on how to vote, it will have no effect on the outcome of such proposals. Abstentions, while present for purposes of determining the presence of a quorum, are not considered votes cast and therefore will have no effect on the outcome of the Advisory Compensation Proposal and the Adjournment Proposal. Abstentions will have the same effect as voting “AGAINST” the Merger Proposal.

Any proxy may be revoked at any time before its exercise by authorizing a proxy to vote again over the Internet or by telephone before 11:59 p.m., Eastern Time, on January 21, 2026, signing and returning another proxy card with a later date, provided the Company receives the updated proxy card before the date of the Special Meeting, or voting in person at the Special Meeting. Attendance alone will not be sufficient to revoke a previously authorized proxy.

The Company encourages you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your Company Common Shares will be represented and voted even if you do not attend the Special Meeting. If you have any questions or need assistance in submitting a proxy or your voting instructions, please call the Company’s proxy solicitor, Georgeson LLC, toll-free at (866) 486-7611.

Regardless of the number of Company Common Shares you hold, as a stockholder your role is very important, and the Board of Directors strongly encourages you to exercise your right to vote.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Anthony E. Domalski

Anthony E. Domalski

Corporate Secretary

i

ii

SUMMARY

This summary highlights only selected information from this proxy statement relating to the merger of Sparrows Nest LLC (“Merger Sub”) with and into Sotherly Hotels Inc. (the “Company” and such transaction, the “Merger”) and certain related transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 24, 2025, by and among KW Kingfisher LLC (“Parent” and, together with Merger Sub, the “Parent Parties”), Merger Sub and the Company. This summary does not contain all of the information about the Merger and related transactions contemplated by the Merger Agreement that may be important to you. As a result, to understand the Merger and the related transactions fully and for a more complete description of the terms of the Merger and related transactions, you should read carefully this proxy statement in its entirety, including the annexes and the other documents to which the Company has referred you, including the Merger Agreement attached as Annex A. This proxy statement is first being mailed to the Company’s stockholders on or about December 12, 2025.

The Parties to the Merger (See Page 29)

Sotherly Hotels Inc.

Corporate Headquarters:

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757-229-5648

The Company is a self-managed and self-administered lodging real estate investment trust, or REIT, that was formed in August 2004 to own, acquire, renovate and reposition full-service, primarily upscale and upper-upscale hotel properties located in primary markets in the mid-Atlantic and southern United States.

The Company owns its hotels and investments through its operating partnership, Sotherly Hotels LP (the “Operating Partnership”), for which the Company serves as the sole general partner. As of December 11, 2025, the Company owned an approximate 99.9% partnership interest in the Operating Partnership, including all of the general partnership interest.

As of the date of the Merger Agreement, the Company’s portfolio consisted of ten full-service, primarily upscale and upper-upscale hotels located in seven states with an aggregate of 2,786 hotel rooms, and interests in two condominium hotels and their associated rental programs. The Company’s hotels are located in Florida, Georgia, Maryland, Virginia, North Carolina, Pennsylvania and Texas. Seven of these hotels operate under franchise agreements with major hotel brands, and three are independent hotels. The Company also owns the hotel commercial condominium units of the Lyfe Resort & Residences and condominium hotels of Hyde Beach House Resort & Residences.

The Company’s website address is https://sotherlyhotels.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the U.S. Securities and Exchange Commission (“SEC”). Company Common Shares are traded on the Nasdaq Stock Market (“NASDAQ”), under the symbol “SOHO”; Company 8.0% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Company Series B Preferred Shares”), trade on NASDAQ under the symbol “SOHOB”; Company 7.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Company Series C Preferred Shares”), trade on NASDAQ under the symbol “SOHOC”, and Company 8.25% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Company Series D Preferred Shares” and, together with the Company Series B Preferred Shares and Company Series C Preferred Shares, the “Company Preferred Shares” or “Company Preferred Stock”), trade on NASDAQ under the symbol “SOHOD.”

For additional information about the Company and its business, please refer to “Where You Can Find Additional Information.”

KW Kingfisher LLC

Sparrows Nest LLC

c/o Kemmons Wilson Hospitality Partners II, LP

20 Huling Ave.

Memphis, Tennessee 38103

(901) 346-8800

KW Kingfisher LLC (“Parent”) is a Delaware limited liability company that was formed on October 22, 2025 to enter into the Merger Agreement and related agreements and to consummate the transactions contemplated thereby and related thereto. Parent has not engaged in any business activities other than activities incidental to its formation in connection with the Merger Agreement and the transactions contemplated thereby and related thereto, including arranging the financing in connection with the Merger. Upon completion of the Merger, the Surviving Corporation will be a wholly-owned subsidiary of Parent.

Sparrows Nest LLC (“Merger Sub”) is a Maryland limited liability company that was formed on October 23, 2025 to enter into the Merger Agreement and related agreements and to consummate the transactions contemplated thereby and related thereto. Merger Sub has not engaged in any business activities other than activities incidental to its formation in connection with the Merger Agreement and the transactions contemplated thereby and related thereto. Upon completion of the Merger, the Merger Sub will be merged with and into the Company, and the Merger Sub will cease to exist.

Parent and Merger Sub are at times referred to in this proxy statement as the “Parent Parties.”

The Parent Parties are affiliates of Kemmons Wilson Hospitality Partners II, LP (the “Sponsor” or “KWHP”). The Sponsor is a hospitality-focused investment management firm headquartered in Memphis, Tennessee and established by the Kemmons Wilson family, founders of the iconic Holiday Inn brand. Upholding the family’s legacy of innovation and excellence in lodging, KWHP manages hospitality funds across the United States. Using a hands-on investing approach, coupled with its deep proprietary network and experience investing across market cycles, the firm develops highly differentiated and attractive portfolios that include luxury resorts, limited to full-service hotels, timeshares, and short-term rentals.

The Special Meeting (See Page 31)

The Proposals (See Page 26)

The special meeting of the Company’s stockholders (the “Special Meeting”) will be held on January 22, 2026, at 9:00 a.m., Eastern Time at the Company’s corporate office at 306 South Henry Street, Suite 100, Williamsburg, Virginia 23185. At the Special Meeting, holders of common stock, par value $0.01 per share (the “Company Common Shares” or “Company Common Stock”), as of the close of business on December 5, 2025 (the “Record Date”), will be asked to consider and vote on (1) a proposal to approve the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement (the “Merger Proposal”), (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”), and (3) a proposal to approve any adjournment of the Special Meeting to a later date, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Pursuant to the Company’s Third Amended and Restated Bylaws (the “Bylaws”), only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Record Date, Notice and Quorum (See Page 31)

Record holders of outstanding Company Common Shares as of the Record Date are entitled to vote at the Special Meeting on all matters to be voted upon. As of the Record Date, there were 20,490,501 Company Common Shares outstanding. On each matter presented to the Company’s stockholders for a vote at the Special Meeting, the holders of outstanding Company Common Shares are entitled to one vote per share held as of the Record Date. Neither the vote of the holders of our Company Preferred Stock nor the vote of the holders of OP Units is required to approve any of the proposals at the Special Meeting, and their votes are not being solicited.

The presence in person or by proxy of at least thirty-three and one-third percent of the outstanding shares of Company Common Stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes, if any, will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the Special Meeting, the Company expects that the Special Meeting will be adjourned to a later date.

Required Vote (See Page 31)

Completion of the Merger requires approval of the Merger by the affirmative vote of a majority of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. This means that the Merger requires the approval of a majority of the issued and outstanding Company Common Shares. Each holder of Company Common Shares is entitled to cast one vote on each matter presented at the Special Meeting for each Company Common Share owned by such stockholder on the Record Date. Because the required vote for the Merger Proposal is based on the number of votes holders of Company Common Shares are entitled to cast rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares or fail to vote in person, or fail to instruct your broker on how to vote, such failure will have the same effect as voting “AGAINST” the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

The approval of the Advisory Compensation Proposal and the approval of the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of either or both of these proposals is not a condition to completion of the Merger. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares, fail to vote in person, or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the meeting. Abstentions, while present for purposes of determining the presence of a quorum, are not considered votes cast and therefore will have no other effect on the outcome of these two proposals.

Proxies and Revocation (See Page 33)

If you authorize a proxy, your Company Common Shares will be voted at the Special Meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your Company Common Shares will be voted in accordance with the recommendations of the Board. The Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

If you are a holder of Company Common Shares as of the Record Date, you may revoke your proxy at any time before your proxy is voted at the Special Meeting by taking any of the following actions: (i) delivering to the Company Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked; (ii) signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy; (iii) submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed); or (iv) attending the Special Meeting and voting in person, although attendance at the Special Meeting, without more, will not, by itself, revoke a proxy.

The Merger; Effective Time; Closing Date (See Page 74)

Pursuant to the Merger Agreement, on the date of Closing (as defined below), Merger Sub will be merged with and into the Company, the separate existence of Merger Sub will cease, and the Company will survive the merger as a wholly owned subsidiary of Parent (such continuing entity, the “Surviving Corporation”).

The closing of the Merger (the “Closing”) will take place at 9:00 a.m., Eastern Time, as soon as practicable (and, in any event, within three (3) Business Days) after the satisfaction or, to the extent permitted, waiver of the last of the conditions set forth in the Merger Agreement, unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parent Parties and Company (the “Closing Date”). Unless agreed in writing by the Parent Parties and Company, the Closing will not be required to occur before the date that is fifteen (15) Business Days after the Company Stockholders Meeting.

The Effective Time will be such time as (i) the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland, or the SDAT, or (ii) on such other date and time (not to exceed thirty (30) days from the date the articles of merger are accepted for record by the SDAT) as will be agreed to by the Company and Parent (such date and time, the “Effective Time”).

Reasons for the Merger (See Page 45)

In reaching its unanimous decision to (a) authorize and approve, and declare advisable, the delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (b) direct that the Merger and the other transactions contemplated by the Merger Agreement each be submitted for consideration at the Special Meeting and (c) recommend that the Company’s stockholders vote in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors, or the Board, considered the recommendations of the Special Committee established by the Board, or the “Special Committee.” Before making its recommendation, the Special Committee consulted with its independent legal and financial advisors. In reaching their respective determinations regarding the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board and the Special Committee considered a number of factors, including the factors that the Board and the Special Committee viewed as supporting their respective decisions with respect to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Board and the Special Committee also considered a variety of risks and other potentially negative factors in considering the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

For a discussion of certain material factors considered by the Special Committee and the Board in reaching their decisions to approve the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, see the sections “The Merger-Reasons for the Merger” and “The Merger-Recommendation of the Board” in this proxy statement.

Recommendation of the Board (See Page 49)

The Board at a duly held meeting has, acting upon the unanimous recommendation of the Special Committee, unanimously:

•	determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of the Company and its stockholders;

•

duly and validly authorized and approved, and declared advisable, the execution and delivery of the Merger Agreement, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•	directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at the Special Meeting; and

•	recommended that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Opinion of the Special Committee’s Financial Advisor (See Page 52)

The Special Committee retained Piper Sandler & Co. (“Piper Sandler”) to act as its exclusive financial advisor in connection with the Merger. On October 22, 2025, Piper Sandler rendered its opinion to the Special Committee and the Board (which was subsequently confirmed in writing by delivery of Piper Sandler’s written opinion addressed to the Special Committee dated the same date), to the effect that, as of such date, and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Piper Sandler, as set forth therein, the Merger Consideration in the Merger was fair, from a financial point of view, to the holders of Company Common Stock.

Piper Sandler’s opinion was directed to the Special Committee (in its capacity as such), and only addressed the fairness, from a financial point of view, to holders of Company Common Stock of the Merger Consideration in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication (financial or otherwise) of the Merger. The summary of Piper Sandler’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Piper Sandler in preparing its opinion. However, neither Piper Sandler’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, advice or a recommendation to any Company stockholder as to how such holder should vote or act on any matter relating to the Merger. For a description of the opinion that the Special Committee received from Piper Sandler, see the section entitled “The Merger - Opinion of the Special Committee’s Financial Advisor” beginning on page 51.

Interests of the Company’s Directors and Executive Officers in the Merger (See Page 62)

In considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a stockholder. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the Merger and in recommending that the Merger be approved by the stockholders of the Company. These interests include the following, among others:

•

The Merger Agreement provides that each outstanding Company Restricted Stock Award, including those held by the Company’s directors and executive officers, will vest in full (to the extent unvested) and be cancelled and converted into the right to receive $2.25 per Company Common Share underlying each Company Restricted Share Award that is converted into a Company Common Share, in each case subject to the terms and conditions of the Merger Agreement, and as discussed in more detail in the section of this proxy statement captioned “The Merger Agreement-Treatment of Securities”;

•

Pursuant to their employment agreements, the Company’s executive officers are eligible to receive certain severance payments and benefits in the event of a qualifying termination or resignation of their employment within one year following the consummation of the Merger; and

•	Our directors and executive officers are entitled to continued indemnification and insurance coverage.

•

Through their indirect ownership of Our Town Hospitality, LLC (“OTH”), certain of our directors and executive officers will receive approximately $9.7 million from Parent for OTH’s assignment of its hotel Management Agreements in connection with the Merger.

These interests are discussed in more detail in the section of this proxy statement captioned “The Merger-Interests of the Company’s Directors and Executive Officers in the Merger.”

Material U.S. Federal Income Tax Consequences (See Page 67)

If you are a U.S. holder (as defined in this proxy statement in “The Merger-Material U.S. Federal Income Tax Consequences”), you will generally recognize a gain or loss for U.S. federal income tax purposes upon exchanging your Company Common Shares for Merger Consideration. The gain or loss will equal the difference between (i) the Merger Consideration you receive (including any amounts withheld for taxes) and (ii) your adjusted tax basis in such Company Common Shares. A non-U.S. holder (as defined in this proxy statement in “The Merger-Material U.S. Federal Income Tax Consequences”) will generally be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s Company Common Shares for Merger Consideration in the Merger unless (1) such non-U.S. holder does not have certain connections to the United States, (2) Company Common Shares do not constitute United States real property interests with respect to such non-U.S. holder, and (3) subject to certain exceptions, the payment received by such non-U.S. holder is not attributable to gain from the Company’s deemed sale of United States real property interests. Because particular circumstances may differ, you should consult your tax advisor to determine the U.S. federal income tax consequences to you of the Merger in light of your particular circumstances and any consequences arising under the laws of any state, local, or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided in this proxy statement at “The Merger-Material U.S. Federal Income Tax Consequences.”

Regulatory Matters (See Page 71)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Merger, other than the acceptance for record of the Articles of Merger with respect to the Merger by the State Department of Assessments and Taxation of Maryland.

Delisting and Deregistration of Company Common Shares (See Page 71)

If the Merger is completed, it is anticipated that (i) the Company Common Shares will be delisted, will no longer be traded on NASDAQ and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) the Company Preferred Shares will continue to be registered under the Exchange Act and trade on NASDAQ or another secondary market.

ESOP Participant Voting and Treatment of the ESOP Following the Merger (See Page 72)

The Company maintains the Sotherly Hotels Inc. Employee Stock Ownership Plan (the “ESOP”) that, as of the Record Date, owns 659,212 or 3.2% of the outstanding shares of Company Common Stock. The ESOP will be terminated in connection with the Merger. All shares of Company Common Stock held in the ESOP will be exchanged for the Merger Consideration on the same terms as other outstanding shares of Company Common Stock. Prior to the merger, ESOP participants will have the right to direct the ESOP’s Trustee how to vote the shares allocated to their accounts (“pass-through voting”) on the Merger proposal and any related matters. Shares for which no voting instructions are received will be voted by the ESOP Trustee in accordance with the terms of the ESOP (in the same proportion as directed shares are voted) and applicable law. After the exchange, participants’ ESOP accounts will reflect the cash consideration received, and distributions will be made in accordance with applicable law and plan provisions.

The Merger Agreement (See Page 74)

Treatment of Securities (See Page 75)

Company Common Shares

At the Effective Time, each Company Common Share issued and outstanding immediately before the Effective Time (other than Excluded Shares, as defined below) will be automatically converted into the right to receive an amount in cash equal to $2.25 per share (the “Merger Consideration”), without interest, subject to the terms and conditions set forth in the Merger Agreement.

Company Preferred Shares

In accordance with the Company’s Amended and Restated Articles of Incorporation, (as amended and supplemented the “Articles”), within 15 days of the closing of the Merger, the Company shall provide notice to the holders of Company Preferred Shares that the closing of the Merger has occurred (the “Preferred Notice”). The Preferred Notice will include certain details with respect to the Merger and specify a date (to be no less than 20 days nor more than 35 days after the date of the Preferred Notice) by which the holders of the Company Preferred Shares may receive the Merger Consideration if the holder therefor elects to convert, subject to the terms and conditions contained in the Articles, including but not limited to the share cap, as defined therein, their respective shares of Company Preferred Stock into Company Common Stock after the closing of the Merger. Upon the election of a holder of Company Preferred Stock to convert such holder’s shares of Company Preferred Stock into Company Common Stock, in accordance with the terms and conditions of the organizational documents, upon exercise of conversion rights triggered by the closing of the Merger, such cancelled shares of Preferred Stock will automatically be cancelled and retired, will cease to exist, will be converted into the right to receive only an amount equal to the product of (i) the Merger Consideration times (ii) the shares of Company Common Stock issuable to such holder.

Any Company Series B, Series C, and Series D Preferred Shares for which the holder does not elect conversion will remain outstanding and subject to the terms of the Articles following the Effective Time as a membership interest of the Surviving Corporation, and such holder shall receive no consideration for their Company Preferred Shares in connection with the Merger.

Excluded Shares

At the Effective Time, each issued and outstanding Company Common Share and/or Company Preferred Share that is owned by Parent, Company, or any subsidiary of Parent or the Company immediately before the Effective Time (collectively, the “Excluded Shares”), if any, will be automatically cancelled and retired and cease to exist, and no consideration will be delivered in exchange therefor.

Limited Partnership Units

The Company shall offer to purchase for the same per share Merger Consideration that each share of Company Common Stock receives, simultaneously with the Closing of the Merger, the limited partnership interests held by the limited partner(s) (other than the Company) in the Partnership (the “LP Interests”).

Each LP Interest owned by the Company or any subsidiary of the Company (including the Operating Partnership), in each case, as of immediately before the Effective Time (collectively, the “Continuing LP Units”), will be unaffected by the Merger and will remain outstanding as a partnership unit of the Operating Partnership and no consideration will be delivered in exchange therefor.

General Partnership Units

Each general partnership interest in the Operating Partnership (the “GP Interests” and, together with the “LP Interests,” the “OP Units”) owned by the Company or any subsidiary of the Company (including the Operating Partnership), which constitutes all of the issued and outstanding GP Interests immediately before the Effective Time will be unaffected by the Merger and will remain outstanding as a partnership unit of the Operating Partnership held by the Surviving Corporation or relevant subsidiary of the Surviving Corporation and no consideration will be delivered in exchange therefor (the “Continuing GP Units”).

Preferred Company Partnership Units

Each Series B Preferred Unit, Series C Preferred Unit, and Series D Preferred Unit of the Operating Partnership (the “Preferred LP Interests”) owned by the Company or any subsidiary of the Company (including the Operating Partnership), which constitute all of the issued and outstanding Preferred LP Interests immediately before the Effective Time will be unaffected by the Merger and will remain outstanding as a partnership unit of the Operating Partnership held by the Surviving Corporation or relevant subsidiary of the Surviving Corporation and no consideration will be delivered in exchange therefor.

Company Restricted Stock Awards

At the Effective Time, each outstanding award of restricted stock of the Company (each, a “Company Restricted Stock Award”) as of immediately prior to the Effective Time, including those held by the Company’s directors and executives, will vest and all restrictions thereupon shall lapse, and each Company Restricted Stock Award will be canceled and converted into the right to receive a payment (without interest and subject to applicable tax withholding) equal to the product of (i) the number of Company Common Stock underlying such Company Restricted Stock Award as of immediately prior to the Effective Time and (ii) $2.25, subject to the terms and conditions of the Merger Agreement.

Company Permitted Dividends

Under the terms of the Merger Agreement, the Company is restricted from paying dividends or other distributions on Company securities (including both Company Common Stock and Company Preferred Stock) or subsidiaries of the Company (including partnership interests of the Operating Partnership), other than (i) dividends or distributions to the Company or its wholly owned subsidiaries, or (ii) distributions in connection with the vesting or settlement of Company equity awards.

Financing of the Merger (See Page 59)

Parent has entered into an equity commitment letter with the Sponsor, dated October 24, 2025 (the “Equity Commitment Letter”), pursuant to which Sponsor has committed to contribute (or cause to be contributed) to Parent an aggregate amount in cash equal to $47 million substantially contemporaneously with the Closing, which will be used by Parent to fund the amounts required to be funded by Parent pursuant to the Merger Agreement at the Closing, including, without limitation, (a) the aggregate amounts to be paid as Merger Consideration and (b) the related costs, fees and expenses incurred by Parent and its affiliates (collectively, the “Payment Obligations”). Funding of the equity commitment is subject to the terms set forth in the Equity Commitment Letter and satisfaction of certain conditions, which include (i) the satisfaction or waiver by Parent of all conditions precedent to Parent’s obligations to effect the Closing set forth in the Merger Agreement (other than those conditions that by their nature cannot be satisfied other than at the Closing, but subject to the satisfaction or waiver of such conditions) and (ii) the prior or substantially simultaneous funding of the debt financing (or, if applicable, any alternative debt financing). See “The Merger-Financing of the Merger-Equity Financing” for additional information.

In addition, Merger Sub has entered into a debt commitment letter with Apollo Global Funding, LLC and Apollo Global Real Estate Management, L.P. (collectively, the “Lenders”), dated October 24, 2025 (the “Debt Commitment Letter”), pursuant to which the Lenders have committed to provide upon the terms and subject to the conditions set forth in the Debt Commitment Letter, debt financing in an aggregate principal amount up to $350 million, the proceeds of which may be used by Merger Sub to fund certain amounts in connection with the transaction, including, without limitation, funding (a) the aggregate amounts to be paid as Merger Consideration pursuant to the Merger Agreement at the Closing in order to indirectly acquire the properties that will secure such debt financing (the “Properties”); (b) any brand-mandated property improvement plans for the Properties; (c) discretionary capital improvements for the Properties and (d) any working capital requirements of the Properties. Funding of the debt commitment is subject to the terms set forth in the Debt Commitment Letter and satisfaction of certain conditions, which include (i) receipt by the Lenders of certain documentation related to the Properties, such as final environmental reports and evidence of placement of insurance policies, and (ii) the absence of any material breach of the Merger Agreement by the parties thereto. See “The Financing of the Merger-Debt Financing Commitment” for additional information.

Finally, Parent and Merger Sub have also entered into a mezzanine commitment letter with Ascendant Capital Fund II LP (“Ascendant”), dated as of October 24, 2025 (the “Mezzanine Commitment Letter”), pursuant to which Ascendant has committed to provide upon the terms and subject to the conditions set forth in the Mezzanine Commitment Letter, (a) debt financing in an aggregate principal amount up to $45,000,000 and (b) an equity contribution to Parent of cash in an aggregate amount up to $20,000,000, the proceeds of which will be used by Parent and Merger Sub to fund certain amounts in connection with the transaction, including, without limitation, funding (a) the aggregate amounts to be paid as Merger Consideration pursuant to the Merger Agreement at the Closing in order to indirectly acquire the Properties, (b) any brand-mandated property improvement plans for the Properties, (c) discretionary capital improvements for the Properties and (d) any working capital requirements of the Properties. Funding of the debt commitment contemplated by the Mezzanine Commitment Letter is subject to the terms set forth in the Mezzanine Commitment Letter and satisfaction of certain conditions, which include (i) receipt by Ascendant of certain documentation related to the Properties, such as final environmental reports and a UCC title insurance policy, and (ii) the absence of any material breach of the Merger Agreement by the parties thereto. Funding of the equity commitment contemplated by the Mezzanine Commitment Letter is subject to funding of the debt commitment. See “The Financing of the Merger-Mezzanine Financing Commitment” for additional information.

Financing Cooperation (See Page 88)

Before the Closing Date, the Company agrees to, and will cause the Company subsidiaries to, use commercially reasonable efforts to provide, and will use commercially reasonable efforts to cause its representatives to provide such, cooperation as is reasonably requested and customary for financings of the type contemplated in connection with the arrangement of the debt financing contemplated by the debt financing commitments. Such requested cooperation may not unreasonably disrupt or interfere with the ongoing business or the operations of the Company or its subsidiaries. For more information, please see the section of this proxy statement captioned “The Merger Agreement-Financing Cooperation.”

No Solicitation of Transactions (See Page 84)

Under the terms of the Merger Agreement, the Company, its subsidiaries, and their respective officers, managers, directors and other representatives are subject to restrictions on its and their ability to solicit any competing proposals or offers that constitute or would reasonably be expected to lead to a Takeover Proposal, including, among others, restrictions on its and their ability to furnish to any third parties any non-public information in connection with any Takeover Proposal, to solicit, initiate, knowingly encourage or facilitate the making or submission of any Takeover Proposal or inquiry (or proposal or offer that would reasonably be expected to lead to a Takeover Proposal or inquiry), and to engage or participate in any discussions or negotiations regarding a Takeover Proposal or inquiry. Subject to the terms of the Merger Agreement, the Company may furnish non-public information to, and engage in discussions or negotiations with, a third party if the Company receives a written Takeover Proposal it reasonably believes to be bona fide from such third party after the date of the Merger Agreement and that did not result from a breach of the Company’s obligations as specified in the Merger Agreement, and if the Board determines that such Takeover Proposal constitutes a Superior Proposal (as defined in the Merger Agreement) or would be reasonably expected to result in a Superior Proposal or the Board determines in good faith after consultation with outside legal and financial advisors, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement). Under certain circumstances and after following certain procedures and adhering to certain restrictions, the Company is permitted to terminate the Merger Agreement in order to enter into a definitive agreement relating to a Superior Proposal (subject to payment of the Company Termination Fee (as described below)).

Conditions to the Merger (See Page 92)

Completion of the Merger depends upon the satisfaction or waiver of a number of conditions, including, among others, that:

•	the requisite Company stockholder approval must be obtained;

•

no law has been enacted or promulgated by any governmental entity of competent jurisdiction (whether temporary, preliminary or permanent) which prohibits, restrains, enjoins or makes illegal the consummation of the Merger and there is no order (whether temporary, preliminary or permanent) of a court of competent jurisdiction in effect preventing, restraining or enjoining the consummation of the Merger;

•

the Company’s, and the Parent Parties’ respective representations and warranties in the Merger Agreement must be true and correct in the manner described under the section entitled “The Merger Agreement-Conditions to the Merger”;

•

Parent must have received a written REIT and tax opinion of Frost Brown Todd LLP (or other counsel selected by Company and reasonably satisfactory to Parent), dated as of the Closing Date (as described in the section entitled “The Merger Agreement-Conditions to the Merger”);

•

the Company and Parent must have delivered closing certificates to each other, each dated as of the Closing Date, each signed by an applicable executive officer, certifying that certain specified conditions have been satisfied;

•

from the date of the Merger Agreement through the Closing Date, there must not have occurred a Company Material Adverse Effect (as described in the section entitled “The Merger Agreement-Representations and Warranties”); and

•

the Company and the Parent Parties must have performed and complied in all material respects with its and their respective covenants required by the Merger Agreement to be performed or complied with on or before the Effective Time.

Termination of the Merger Agreement (See Page 93)

The Company, Parent and Merger Sub may mutually agree to terminate the Merger Agreement and abandon the Merger and the other transactions contemplated by the Merger Agreement at any time before the Effective Time, even after the Company has obtained the requisite Company stockholder approval.

Termination by Either the Company or Parent

In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement, if:

•

the Effective Time has not occurred on or before the End Date, April 22, 2026; provided, that the right to terminate the Merger Agreement under such provision will not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement was a contributing cause of, or contributing factor that resulted in, the failure of the Merger to be consummated on or before the End Date;

•

any court or other governmental entity of competent jurisdiction has enacted, promulgated, enforced or issued any law or final, non-appealable order in each case permanently enjoining or otherwise prohibiting the consummation of the Merger; provided, however, that the right to terminate the Merger Agreement under such provision will not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement was a contributing cause of, or contributing factor that resulted in, the enactment, promulgation, enforcement or issuance of such law or order; or

•	the Special Meeting (including any adjournments or postponements thereof) will have been held and been concluded and the requisite Company stockholder approval will not have been obtained.

Termination by Parent

Parent may also terminate the Merger Agreement if:

•

the Company has breached or failed to perform or comply with any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, and such breach or failure to perform or comply (1) would result in a failure of any of the mutual conditions to the Company and Parent’s obligations to effect the Merger or the additional conditions to the obligations of Parent to effect the Merger and (2) cannot be cured by the End Date or, if curable, is not cured by the earlier of (x) 20 days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate the Merger Agreement under this provision and the basis for such termination and (y) three business days before the End Date, provided, that Parent will not have a right to terminate the Merger Agreement under this provision if any Parent Party is then in breach of any representation, warranty, agreement or covenant contained in the Merger Agreement such that the mutual conditions to the Company and Parent’s obligations to effect the Merger or the additional conditions to the obligations of the Company to effect the Merger would not be satisfied; or

•

(1) at any time before receipt of the requisite Company stockholder approval, if the Board or a committee thereof has effected a Company Adverse Recommendation Change, (2) at any time before the receipt of the requisite Company stockholder approval, the Board failed to publicly reaffirm the Board Recommendation within 10 business days following the date that a Takeover Proposal has been first publicly announced, (3) the Company breached or failed to perform in any material respect any of its obligations under the non-solicitation provisions of the Merger Agreement or (4) the Company enters into an alternative acquisition agreement (other than an acceptable confidentiality agreement entered into in compliance with the Merger Agreement).

Termination by the Company

The Company may also terminate the Merger Agreement if:

•

before receipt of the requisite Company stockholder approval, the Board authorizes the Company, in accordance with the terms and conditions of the Merger Agreement, to enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement entered into in compliance with the Merger Agreement) in respect of a Superior Proposal; provided, however, that the Merger Agreement may not be so terminated unless substantially concurrently with the occurrence of such termination, the Company Termination Fee is paid in full to Parent and the definitive agreement relating to the Superior Proposal is entered into by the Company; or

•

any Parent Party has breached or failed to perform or comply with in any material respect any of their representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform or comply (1) would result in a failure of any of the mutual conditions to the Company and Parent’s obligations to effect the Merger or the additional conditions to the obligations of the Company to effect the Merger and (2) cannot be cured by the End Date, or if curable, is not cured by the earlier of (x) 20 days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate the Merger Agreement under this provision and the basis for such termination and (y) three business days before the End Date, provided, that the Company will not have a right to terminate the Merger Agreement under this provision if the Company is then in breach of any representation, warranty, agreement or covenant contained in the Merger Agreement such that the mutual conditions to the Company and Parent’s obligations to effect the Merger or the additional conditions to the obligations of Parent to effect the Merger would not be satisfied.

Termination Payments (See Page 95)

Company Termination Fee

The Company has agreed to pay Parent or its designee the Company Termination Fee of $4.0 million (the “Company Termination Fee”), if:

•	Parent terminates the Merger Agreement pursuant to the second termination provision described in the section above entitled “Termination by Parent”;

•	the Company terminates the Merger Agreement pursuant to the first termination provision described in the section above entitled “Termination by the Company”; or

•	all of the following requirements are satisfied:

•

the Merger Agreement is terminated by the Company or Parent pursuant to the third termination provision described in the section entitled “Termination of the Merger Agreement-Termination by Either the Company or Parent”;

•	before such termination, a Takeover Proposal was publicly disclosed and not withdrawn; and

•

within 12 months after the date of the termination referred to above, the Company has consummated such Takeover Proposal (it being understood that for purposes of such termination provision, all references in the definition of Takeover Proposal in the Merger Agreement to fifteen percent will be deemed to be references to fifty percent instead.

Parent Termination Fee

Parent has agreed to pay to the Company or its designee the Parent Termination Fee of $8.0 million (the “Parent Termination Fee”), if all of the following requirements are satisfied:

•	the Company terminates the Merger Agreement pursuant to the second termination provision described in the section above entitled “Termination by the Company”;

•

the mutual conditions to the Company and Parent’s obligations to effect the Merger and the additional conditions to the obligations of the Parent to effect the Merger have been and continue to be satisfied or, to the extent permitted by applicable law, have been waived by Parent (other than those conditions that by their nature cannot be satisfied other than at the Closing); and

•

the debt financing (including any alternative debt financing permitted by the Merger Agreement) has not been funded, is not reasonably capable of being (and is not available to be) funded in full in accordance with the terms and conditions of the then-effective debt commitment letter, and the debt financing sources have not confirmed in writing that the full proceeds of the debt financing will be funded in accordance with the then-effective debt commitment letter.

Specific Performance; Remedies

The parties to the Merger Agreement have agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms. The Merger Agreement provides further that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity) to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions of the Merger Agreement. Each party further agreed that (i) it will not oppose such injunction or specific performance on the basis that the other party has an adequate remedy at law and specific performance is not an appropriate remedy, (ii) it will not oppose the specific performance of the terms and provisions of the Merger Agreement and (iii) no other party or any other person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this subsection, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Efforts Obligations

Each party to the Merger Agreement has agreed, subject to the terms and conditions set forth in the Merger Agreement, to use its commercially reasonable efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger to be satisfied, including (i) the obtaining of all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods (collectively, “Consents”), including the Company approvals and Parent approvals, from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary Consents from third parties, (iii) the defending of any actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger and the other transactions contemplated by the Merger Agreement and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement.

Promissory Note (See Page 98)

Simultaneously with the execution of the Merger Agreement, the Operating Partnership entered into a revolving line of credit evidenced by a Promissory Note with Kemmons Wilson Hospitality Partners II, LP (“Payee”), providing for a revolving commitment of up to $25 million (the “Note”). The Note allows the Operating Partnership to borrow, prepay, and reborrow amounts during the commitment period, which terminates on the earliest of 18 months after execution, consummation of the merger, sale or refinancing of the Wilmington Asset (as defined in the Note), or acceleration following an event of default. Advances under the Note are subject to customary conditions, including the absence of defaults and the accuracy of representations and warranties. Outstanding principal accrues interest at a floating rate based on Term SOFR plus an applicable margin, with interest payable monthly and at maturity. The Operating Partnership may prepay principal at any time without penalty, and certain asset sales or refinancings require mandatory prepayment.

The Note contains customary representations, warranties, and covenants, including limitations on additional indebtedness, liens, restricted payments, and affiliate transactions. Events of default include nonpayment, breaches of covenants, material misrepresentations, bankruptcy, and certain adverse judgments. Upon default, the Payee may accelerate all amounts due and suspend further advances. The Note also provides that, if the Parent Termination Fee under the Merger Agreement becomes payable to the Company, such fee may be credited against outstanding obligations under the Note. The Note is intended to provide the Operating Partnership with liquidity during the pendency of the merger and related transactions, subject to the terms and conditions described above.

The Board unanimously approved the entry into the Note in connection with their approval of the Merger. For more information, please see the section of this proxy statement captioned “Promissory Note.”

Market Price of Company Common Shares (See Page 102)

Company Common Shares are listed on NASDAQ under the trading symbol “SOHO.” On October 24, 2025, the last trading day before the date of the public announcement of the Merger Agreement, the reported closing price per Company Common Share on NASDAQ was $0.89. On December 11, 2025 the last trading day before the date of this proxy statement, the reported closing price per Company Common Share on NASDAQ was $2.19. You are encouraged to obtain current market quotations for Company Common Shares.

No Dissenters’ Rights of Appraisal (See Page 107)

The Company’s stockholders will not have appraisal rights in connection with the Merger. See “No Dissenters’ Rights of Appraisal” for more information.

Litigation related to the Merger

As of December 11, 2025, the Company has received three demands from purported stockholders. The demands allege that certain disclosures in the preliminary proxy statement filed in connection with the proposed transaction between the Company and Parent omitted certain purportedly material information regarding, among other things, the background of the transaction, the Company’s financial projections, future employment arrangements by the Company’s management with Parent, and Piper Sandler’s financial analyses and disclosure. The Company believes that the allegations in the demands are without merit.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers briefly address some questions you may have regarding the Special Meeting and the proposed Merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the Merger Agreement, a copy of which is attached to this proxy statement as Annex A.

Q.	What is the proposed transaction?

A.

The proposed transaction is the merger of Sparrows Nest LLC, a Maryland limited liability company (“Merger Sub,”) with and into Sotherly Hotels Inc., a Maryland corporation (the “Company” or “Sotherly” and such merger, the “Merger”), pursuant to that certain Agreement and Plan of Merger, dated as of October 24, 2025, by and among the Company, KW Kingfisher LLC, a Delaware limited liability company (“Parent”), and Merger Sub (the “Merger Agreement”). If the Merger is approved by the Company’s stockholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving as the Surviving Corporation and a wholly owned subsidiary of Parent.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the holders of shares of common stock (the “Company Common Shares” or “Company Common Stock”) of Sotherly will receive $2.25 in cash, without interest and subject to certain adjustments described in the Merger Agreement and herein, for each Company Common Share issued and outstanding immediately before the effective time of the Merger, or the “Effective Time.” Holders of the Company’s 8.0% Series B Cumulative Redeemable Preferred Shares (the “Company Series B Preferred Shares”), 7.875% Series C Cumulative Redeemable Preferred Shares (the “Company Series C Preferred Shares”), and 8.25% Series D Cumulative Redeemable Preferred Shares (the “Company Series D Preferred Shares,” and, together with the Company Series B Preferred Shares and Company Series C Preferred Shares, the “Company Preferred Shares”), issued and outstanding immediately before the Effective Time may elect to exercise a right to convert some or all of the Company Preferred Stock held by such holder into Company Common Stock of the Company. Upon the election of a holder of Company Preferred Stock to convert such holder’s shares of Company Preferred Stock into Company Common Stock, in accordance with the terms and conditions of the organizational documents, upon exercise of conversion rights triggered by the closing of the Merger, such cancelled shares of Preferred Stock will automatically be cancelled and retired, will cease to exist, will be converted into the right to receive only an amount equal to the product of i) the Merger Consideration times (ii) the shares of Company Common Stock issuable to such holder. The Company shall also offer to purchase each limited partnership interest of the Operating Partnership (the “Limited Partnership Interests”) for the same per share Merger Consideration with respect to each share of Company Common Stock into which any Limited Partnership Interests are entitled to be converted (the “Limited Partner Compensation”) under the Operating Partnership’s Amended and Restated Agreement of Limited Partnership, as amended (the “LP Redemption”).

The general partnership interest of the Operating Partnership; the Series B Preferred Units, Series C Preferred Units, and Series D Preferred Units of the Operating Partnership (the “Preferred LP Interests”); the Limited Partnership Interests that do not elect to participate in the LP Redemption; and the Company Preferred Shares that do not elect to convert in connection with the Merger will be unaffected by the Merger and will remain outstanding as partnership interests of the Operating Partnership or shares of preferred stock of the Company, respectively, and no consideration will be delivered in exchange therefor.

The Merger will occur at the time provided in the Merger Agreement. For additional information about the Merger, please review with your advisors the Merger Agreement attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. The Company encourages you to read the Merger Agreement carefully and in its entirety, as it is the principal document governing the Merger.

Q.	As a stockholder, what will I receive in the Merger?

A.

For each outstanding Company Common Share that you own immediately before the Effective Time, you will receive $2.25 in cash, without interest, subject to certain adjustments as set forth in the Merger Agreement (the “Merger Consideration”).

Holders of Company Preferred Stock may elect to exercise their right to convert some or all of the Company Preferred Stock held by such holder into Company Common Stock of the Company and receive the right to receive only an amount equal to the product of (i) the Merger Consideration times (ii) the shares of Company Common Stock issuable to such holder, in accordance with the conversion terms in the Articles, including but not limited to the share cap as defined therein.

In connection with the Merger, the Company will offer to redeem each Limited Partnership Interest of the Operating Partnership in exchange for corresponding Merger Consideration.

Q.	Will the Company pay any dividends before the closing of the Merger?

A.

Under the terms of the Merger Agreement, the Company is restricted from paying dividends or other distributions on Company securities (including both Company Common Stock and Company Preferred Stock) or subsidiaries of the Company (including partnership interests of the Operating Partnership), other than (i) dividends or distributions to the Company or its wholly owned subsidiaries, or (ii) distributions in connection with the vesting or settlement of Company equity awards.

Q.	When do you expect the Merger to be completed?

A.

If the Company’s stockholders vote to approve the Merger, and assuming that the other conditions to the Merger are satisfied or waived, it is anticipated that the Merger will be completed in the first quarter of 2026. However, there can be no assurances that the conditions will be satisfied or waived, or that the Merger will be completed on the anticipated timeline, or at all. Pursuant to the Merger Agreement, the closing of the Merger (the “Closing”) will take place at 9:00 a.m., Eastern Time, as soon as practicable (and, in any event, within three (3) Business Days) after the satisfaction or, to the extent permitted, waiver of the last of the conditions set forth in the Merger Agreement, unless the Merger Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the Parent Parties and Company.

Pursuant to the Merger Agreement, unless agreed in writing by the Parent Parties and Company, the Closing will not be required to occur before the date that is fifteen (15) business days after the Company Stockholders Meeting.

In addition, the Merger Agreement provides that the Company or Parent may terminate the agreement if the Merger has not been consummated on or before April 22, 2026. For further information regarding the timing of the Closing, see “The Merger Agreement-Effective Time; Closing Date.”

Q.	What happens if the Merger is not completed?

A.

If the Merger is not approved by holders of the Company Common Stock, or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for (i) their Company Common Shares, or (ii) their Company Preferred Shares, if applicable, pursuant to the Merger Agreement. In addition, the LP Interests will not be entitled to receive any consideration in connection with the Merger. Instead, the Company will remain a public company, and Company Common Shares and Company Preferred Shares will continue to be registered under the Exchange Act and listed on NASDAQ or another secondary market. Upon a termination of the Merger Agreement, under certain circumstances and pursuant to the terms of the Merger Agreement, the Company will be required to pay Parent the Company Termination Payment. In certain other circumstances, Parent will be required to pay the Company the Parent

Termination Payment upon termination of the Merger Agreement. For further information regarding the circumstances giving rise to payment of these termination payments, see “The Merger Agreement-Termination Payments.”

Q.	If the Merger is completed, how do I obtain the Merger Consideration for my Company Common Shares?

A.	Following the completion of the Merger, your Company Common Shares will automatically be converted into the right to receive your portion of the Merger Consideration.

Shortly after the Merger is completed, if you are the record holder of certificated Company Common Shares you will receive a letter of transmittal and instructions describing how you may exchange your Company Common Shares for the Merger Consideration. Holders of certificated Company Common Shares will need to surrender related certificate(s) together with a duly completed and validly executed letter of transmittal and such other documents as may be required pursuant to the instructions.

If you are the record holder of book-entry Company Common Shares, you will receive a letter of transmittal and instructions describing how you may exchange your book-entry Company Common Shares for the Merger Consideration.

If your Company Common Shares are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration.

Q.	If the Merger is completed, what will happen to the Company Preferred Shares?

A.

In accordance with the Articles, within 15 days of the closing of the Merger the Company shall provide notice to the holders of Company Preferred Shares that the closing of the Merger has occurred. The Preferred Notice will include certain details with respect to the Merger and specify a date (to be no less than 20 days nor more than 35 days after the date of the Preferred Notice) by which holders of the Company Preferred Shares may elect to exercise their right to convert some or all of the Company Preferred Shares held by such holder into the right to convert into Company Common Stock in connection with the Merger and receive the Merger Consideration.

Any Company Preferred for which the holder does not elect conversion will remain outstanding and subject to the terms of the Articles following the Effective Time as a membership interest of the Surviving Corporation, and such holder shall receive no consideration for their Company Preferred Shares.

Q.	When and where is the Special Meeting?

A.	The Special Meeting will be held on January 22, 2026, at 9:00 a.m., Eastern Time, at the Company’s corporate office at 306 South Henry Street, Suite 100, Williamsburg, Virginia 23185.

Q.	Who can vote at and attend the Special Meeting?

A.

All holders of record of Company Common Shares as of the Record Date, which was the close of business on December 5, 2025, are entitled to receive notice of and attend and vote at the Special Meeting or any postponement or adjournment of the Special Meeting. Each holder of Company Common Shares will be entitled to cast one vote on each matter presented at the Special Meeting for each Company Common Share that such holder owned as of the Record Date. Neither the vote of the holders of our Company Preferred Stock nor the vote of the holders of OP Units is required to approve any of the proposals at the Special Meeting, and their votes are not being solicited.

Q.	How will my Company Common Shares held in the Employee Stock Option Plan be voted?

A.

As of the Record Date, the ESOP owns 659,212 or 3.2% of the outstanding Company Comon Shares. Certain employees of the Company participate in the ESOP. Each ESOP participant has the right to instruct the trustee of the plan how to vote the Company Common Shares allocated to his or her account under the ESOP. If an ESOP participant properly executes the voting instruction card, the ESOP Trustee will vote the participant’s shares in accordance with the participant’s instructions. Company Common Shares held in the ESOP, but not allocated to any participant’s account, and allocated shares for which no voting instructions are received from participants, will be voted by the ESOP Trustee in proportion to the results of the votes cast on the issue by the participants and beneficiaries.

Q.	What is the quorum requirement?

A.

The presence in person or by proxy of at least thirty-three and one-third percent of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Special Meeting. Abstentions and broker non-votes, if any, will be included in determining whether a quorum is present. A broker non-vote is a vote that is not cast on a non-routine matter because the shares entitled to cast the vote are held in the name of a broker, bank or other nominee, the broker, bank or other nominee lacks discretionary authority to vote the shares, and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares. Because all of the proposals to be voted on at the Special Meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed, so the Company does not expect there to be any broker non-votes at the Special Meeting.

Q.	What vote of stockholders is required to approve the Merger?

A.

The Merger Proposal must be approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the Merger Proposal. Because the required vote for the Merger Proposal is based on the number of votes the Company’s stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting “AGAINST” the Merger Proposal. Holders of Company Preferred Shares and of OP Units are not entitled to vote on the Merger Proposal.

Q.

What vote of stockholders is required to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger?

A.

Approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the votes cast on the Advisory Compensation Proposal. For the purpose of the Advisory Compensation Proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal. Holders of Company Preferred Shares and of OP Units are not entitled to vote on the Advisory Compensation Proposal.

Q.	What vote of stockholders is required to approve adjournments of the Special Meeting?

A.

Approval of any adjournment of the Special Meeting to a later date, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal, requires the affirmative vote of a majority of the votes cast on the Adjournment Proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal. The Company does not intend to call a vote on this proposal if the Merger Proposal is approved at the Special Meeting. Pursuant to the Company’s Bylaws, the chairman of the meeting may also adjourn the Special Meeting from time to time without the approval of the stockholders, subject to the terms of the Merger Agreement. Holders of Company Preferred Shares and OP Units are not entitled to vote on the Adjournment Proposal.

Q.	Why is my vote important?

A.

If you do not authorize your proxy (or submit voting instructions to your bank, broker or other nominee) or vote at the Special Meeting, it will be more difficult for the Company to obtain the necessary quorum to hold the Special Meeting. In addition, because the Merger Proposal must be approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter, your failure to authorize your proxy, submit voting instructions or vote in person at the Special Meeting will have the same effect as a vote “AGAINST” the approval of the Merger.

Q.	How does the proposed Merger Consideration of $2.25 per Company Common Share compare to the market price of Company Common Shares?

A.

The proposed Merger Consideration of $2.25 per Company Common Share provides a premium of approximately 153% over the closing price of Company Common Shares of $0.89 per share on October 24, 2025, the last trading day before the public announcement of the Merger Agreement, and a premium of approximately 126% as compared to the Company’s unaffected 30-day volume-weighted average share price as of October 24, 2025.

Q.

What factors did the Special Committee and the Board consider in deciding to enter into the Merger Agreement and recommending the approval of the Merger Proposal, the Advisory Compensation Proposal and the Adjournment Proposal?

A.

A Special Committee, established by the Board and consisting solely of three independent directors, after consulting with our management and legal and financial advisors, and considering the various factors described under “The Merger-Reasons for the Merger” beginning on page 45 of this proxy statement, the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as potential alternatives, unanimously recommended that the Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

The Board, after considering the various factors described under “The Merger-Reasons for the Merger” and “The Merger-Recommendations of the Board” beginning on pages 45 and 49 of this proxy statement, including the unanimous recommendation of the Special Committee, consulting with our management, as well as legal and financial advisors, and considering the terms of the proposed Merger Agreement and the transactions contemplated thereby, including the Merger, as well as potential alternatives, unanimously (i) determined that the Merger Agreement, the Merger and the other transactions are advisable, fair to, and in the best interests of the Company and its stockholders, (ii) duly and validly authorized and approved, and declared advisable, the execution and delivery of the Merger Agreement, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (iii) directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at the Special Meeting, and (iv) resolved to recommend that the Company’s stockholders vote in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement.

Thus, the Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

Q.	Do any of the Company’s directors and executive officers have any interest in the Merger that is different than mine?

A.

The Company’s directors and executive officers have certain interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally, including accelerated vesting of certain Company equity awards and the cancellation and conversion of such awards into the right to receive the Merger Consideration, potential severance benefits and rights to ongoing indemnification and insurance coverage. In addition, Our Town Hospitality, Inc., which is indirectly owned by certain of the Company’s directors and executive officers, will receive a payment from Parent for the assignment of certain management agreements to Parent. See “The Merger-Interests of the Company’s Directors and Executive Officers in the Merger” for additional information about interests that the Company’s directors and executive officers have in the Merger that are different than yours.

Q.	What do I need to do now?

A.

After carefully reading and considering the information contained in this proxy statement and the annexes attached to this proxy statement, please vote your Company Common Shares or authorize a proxy to vote your Company Common Shares in one of the ways described below as soon as possible. You will be entitled to one vote for each Company Common Share that you owned as of the Record Date.

Thus, the Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal.

Q.	How do I cast my vote?

A.

If you are a holder of record of the Company’s Common Shares on the Record Date, you may vote at the Special Meeting or authorize a proxy to vote your shares at the Special Meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, the Company strongly encourages you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling 1-800-690-6903 or on the Internet at www.proxyvote.com. Telephone and Internet proxy authorization are available 24 hours a day until 11:59 p.m., Eastern Time, the day immediately before the Special Meeting. You will need the control number included on your proxy card or your paper voting instruction form (if you received a paper copy of the proxy materials) if you are going to authorize your proxy by telephone or through the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you attend the Special Meeting, you may vote in person even if you previously authorized a proxy by one of the methods described above.

Q.	How do I cast my vote if my Company Common Shares are held of record in “street name”?

A.

If you own Company Common Shares through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee, who can give you directions on how to vote your Company Common Shares. If you hold your Company Common Shares through a broker, bank or other nominee and wish to vote at the Special Meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q.	What will happen if I abstain from voting or fail to vote?

A.

With respect to the Merger Proposal, if you abstain from voting, fail to cast your vote at the Special Meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the Merger.

With respect to the Advisory Compensation Proposal and the Adjournment Proposal, if you abstain from voting, fail to cast your vote at the Special Meeting or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the Special Meeting.

Q.	How will proxy holders vote my Company Common Shares?

A.

If you properly authorize a proxy before the Special Meeting, your Company Common Shares will be voted as you direct. If you properly authorize a proxy but no direction is otherwise made, your Company Common Shares will be voted “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal, and “FOR” the Adjournment Proposal. Pursuant to the Company’s Bylaws and consistent with applicable law, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Q.	What happens if I sell my Company Common Shares before the Special Meeting?

A.

If you held Company Common Shares on the Record Date but transfer them before the Effective Time, you will retain your right to vote at the Special Meeting, but not the right to receive the Merger Consideration for those shares. The right to receive such Merger Consideration if and when the Merger becomes effective will pass to the person who at that time owns the Company Common Shares you previously owned.

Q.	Can I change my vote or revoke my proxy after I have mailed my proxy card?

A.

Yes. If you own Company Common Shares as a record holder on the Record Date, you may revoke a previously authorized proxy at any time before it is exercised by authorizing a proxy to vote again over the Internet or by telephone before 11:59 p.m., Eastern Time, on January 21, 2026, signing and returning another proxy card with a later date, provided the Company receives the updated proxy card before the date of the Special Meeting, or voting at the Special Meeting. Attendance at the Special Meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the applicable instructions received from such broker to change your vote.

Q.	What are the material U.S. federal income tax consequences of the Merger?

A.

If you are a U.S. holder (as defined in this proxy statement in “The Merger-Material U.S. Federal Income Tax Consequences”), you will generally recognize a gain or loss for U.S. federal income tax purposes upon exchanging your Company Common Shares for Merger Consideration. The gain or loss will equal the difference between (i) the Merger Consideration you receive (including any amounts withheld for taxes) and (ii) your adjusted tax basis in such Company Common Shares. A non-U.S. holder (as defined in this proxy statement in “The Merger-Material U.S. Federal Income Tax Consequences”) will generally be subject to U.S. federal income tax with respect to the exchange of such non-U.S. holder’s Company Common Shares for Merger Consideration in the Merger unless (1) such non-U.S. holder does not have certain connections to the United States, (2) Company Common Shares do not constitute United States real property interests with respect to such non-U.S. holder, and (3) subject to certain exceptions, the payment received by such non-U.S. holder is not attributable to gain from the Company’s deemed sale of United States real property interests. Because particular circumstances may differ, you should consult your tax advisor to determine the U.S. federal income tax consequences to you of the Merger in light of your particular circumstances and any consequences arising under the laws of any state, local, or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided in this proxy statement at “The Merger-Material U.S. Federal Income Tax Consequences.”

Q.	What rights do I have if I oppose the Merger?

A.	If you are a holder of Company Common Shares on the Record Date, you can vote against the Merger Proposal.

Q.	Where can I find the voting results of the Special Meeting?

A.

The Company intends to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the Special Meeting. All reports that the Company files with the SEC are publicly available on the SEC’s website at www.sec.gov.

Q.	Can I participate if I am unable to attend the Special Meeting?

A.

If you are unable to attend the meeting, the Company encourages you to complete, sign, date and return your proxy card, or authorize your proxy (or submit voting instructions to your bank, broker or other nominee) by telephone or through the Internet.

Q.	Have any stockholders already agreed to approve the Merger?

A.

No. To our knowledge, none of our stockholders, except as noted below, have entered into any agreement to vote any of their shares of Company Common Stock either in favor or against any proposal at the Special Meeting. However, Andrew Sims, the Company’s Chairman of the Board and one of the Company’s largest stockholders, has agreed to vote all of his shares in favor of the transaction. Additionally, our directors and executive officers have informed us that they will vote the shares of our Company Common Stock that they own in favor of the Merger Proposal.

Q.	Where can I find more information about the Company?

A.

The Company files certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on the Company’s website at https://https://sotherlyhotels.com/. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the SEC. You can also request copies of these documents from the Company. See “Where You Can Find Additional Information.”

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

The Company will bear the full cost of solicitation of proxies for the Special Meeting. The Board is soliciting your proxy on the Company’s behalf. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by the Company’s directors, officers and other employees. The Company has engaged Georgeson LLC to assist in the solicitation of proxies for a fee of approximately $45,000.00, plus reimbursement of reasonable expenses. The Company also will request persons, firms and corporations holding Company Common Shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q.	Who can help answer my other questions?

A.	If after reading this proxy statement you have more questions about the Special Meeting or the Merger, you should contact Georgeson LLC, the Company’s proxy solicitor, as follows:

Georgeson LLC

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Stockholders, Banks, Brokers

May Call Toll Free: (866) 486-7611

If your broker holds your shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents that the Company incorporates by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act), including, without limitation, statements containing the words, “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “could,” “will,” “would,” “forecast,” “project,” “potential,” “likely,” or the negative of these words and words of similar import. Such forward-looking statements relate to future events, the Company’s plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict, uncertainties and other factors that are, in some cases, beyond the Company’s control and which could materially affect its actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should specifically consider the various factors identified in this proxy statement and other reports filed by the Company with the SEC, including, but not limited to those discussed in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s subsequent periodic reports filed with the SEC.

The following non-exclusive list of factors could also cause actual results to vary from our forward-looking statements:

•	The possibility that some or all anticipated benefits of the Merger will not be realized or will not be realized within the expected time period;

•	The Parties’ inability to meet expectations regarding timing, completion, and accounting and tax treatments of the Merger;

•	The inability to complete the Merger due to the failure of the Company’s stockholders to adopt the merger agreement;

•	The failure to satisfy other conditions to completion of the Merger;

•	The failure of the Merger to close for any other reason;

•	Diversion of management’s attention from ongoing business operations and opportunities due to the Merger;

•	The challenges of integrating and retaining key employees;

•	Certain restrictions during the pendency of the merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions;

•	The effect of the announcement of the merger on customer and employee relationships and operating results of the Company;

•	The possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	The occurrence of any event, change, or other circumstance that could give rise to the termination of the Merger, including in circumstances requiring the Company to pay a termination fee;

•	Unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war, or hostilities; and

•	General competitive, economic, political, and market conditions and fluctuations.

There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period. The factors set forth above should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. For a further discussion of these and other factors that could impact our future results, performance or consummation of the transactions contemplated by the Merger Agreement, see the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. The forward-looking statements relate only to events as of the date on which the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

PROPOSAL 1

MERGER PROPOSAL

The Company is asking its stockholders to vote on a proposal to approve the merger of Merger Sub with and into the Company and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement.

For detailed information regarding the Merger Proposal, see the information about the Merger and the Merger Agreement throughout this proxy statement, including the information set forth in the sections entitled “The Merger” and “The Merger Agreement.” A copy of the Merger Agreement is attached as Annex A to this proxy statement.

Approval of the Merger Proposal requires the affirmative vote of a majority of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 1, your shares will be voted in accordance with the recommendation of the Board, which is “FOR” this Proposal 1. Because the required vote for the Merger Proposal is based on the number of votes the Company’s stockholders are entitled to cast rather than on the number of votes cast, if you abstain from voting or fail to authorize a proxy to vote your shares or vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have the same effect as voting “AGAINST” the Merger Proposal.

Stockholder approval of the Merger Proposal is a condition to the completion of the Merger. If the Merger Proposal does not receive stockholder approval, the Merger cannot be completed.

Recommendation of the Board:

THE BOARD RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE MERGER PROPOSAL.

PROPOSAL 2

ADVISORY COMPENSATION PROPOSAL

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, the Company is asking its stockholders to vote at the Special Meeting on a non-binding, advisory basis regarding the compensation that may be paid or become payable to its named executive officers in connection with the Merger (the “Advisory Compensation Proposal”). Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section of this proxy statement entitled “The Merger-Interests of the Company’s Directors and Executive Officers in the Merger-Quantification of Potential Payments and Benefits.”

The stockholder vote on this Advisory Compensation Proposal is an advisory vote only, and it is not binding on the Company or the Board. Further, the underlying arrangements are contractual in nature and are not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is completed, the Company’s named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the Merger.

The Company is asking its stockholders to vote “FOR” the following resolution:

“RESOLVED, that Sotherly Hotels Inc. stockholders approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the named executive officers of Sotherly Hotels Inc. that is based on or otherwise relates to the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger-Interests of the Company’s Directors and Executive Officers in the Merger” (which disclosure includes the Golden Parachute Compensation Table required pursuant to Item 402(t) of Regulation S-K).”

Adoption of the above resolution, on a non-binding, advisory basis, requires the affirmative vote of a majority of the votes cast on the Advisory Compensation Proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 2, your shares will be voted in accordance with the recommendation of the Board, which is “FOR” this Proposal 2. If you abstain from voting or fail to authorize a proxy to vote your shares or vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have no effect on the outcome of the Advisory Compensation Proposal (assuming a quorum is present).

Stockholder approval of the Advisory Compensation Proposal is not a condition to the completion of the Merger.

Recommendation of the Board:

THE BOARD RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE ADVISORY COMPENSATION PROPOSAL.

PROPOSAL 3

ADJOURNMENT PROPOSAL

The Company is asking its stockholders to vote on a proposal to approve any adjournments of the Special Meeting to a later date, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on the proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST” or “ABSTAIN” on this Proposal 3, your shares will be voted in accordance with the recommendation of the Board, which is “FOR” this Proposal 3. If you abstain from voting or fail to authorize a proxy to vote your shares or vote at the Special Meeting, or fail to instruct your broker, bank or other nominee on how to vote, such abstention or failure to vote will have no effect on the outcome of the Adjournment Proposal (assuming a quorum is present).

Stockholder approval of the Adjournment Proposal is not a condition to the completion of the Merger.

Recommendation of the Board:

THE BOARD RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

THE PARTIES TO THE MERGER

Sotherly Hotels Inc.

Corporate Headquarters:

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

757-229-5648

The Company is a self-managed and self-administered lodging real estate investment trust, or REIT, that was formed in August 2004 to own, acquire, renovate and reposition full-service, primarily upscale and upper-upscale hotel properties located in primary markets in the mid-Atlantic and southern United States.

The Company owns its hotels and investments through its operating partnership, Sotherly Hotels LP (“the Operating Partnership”), for which the Company serves as the sole general partner. As of December 11, 2025, the Company owned an approximate 99.9% partnership interest in the Operating Partnership, including all of the general partnership interest.

As of the date of the Agreement, the Company’s portfolio consisted of ten full-service, primarily upscale and upper-upscale hotels located in seven states within the United States with an aggregate of 2,786 hotel rooms, and interests in two condominium hotels and their associated rental programs. The Company’s hotels are located in Florida, Georgia, Maryland, Virginia, North Carolina, Pennsylvania and Texas. Seven of our hotels operate under franchise agreements with major hotel brands, and three are independent hotels. The Company also owns the hotel commercial condominium units of the Lyfe Resort & Residences and condominium hotels of Hyde Beach House Resort & Residences.

The Company’s website address is https://sotherlyhotels.com. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document the Company files with or furnishes to the U.S. Securities and Exchange Commission (the “SEC”). Company Common Shares are traded on the Nasdaq Stock Market (“NASDAQ”), under the symbol “SOHO”; Company 8.0% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Company Series B Preferred Shares”), trade on NASDAQ under the symbol “SOHOB”; Company 7.875% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Company Series C Preferred Shares”), trade on NASDAQ under the symbol “SOHOC”, and Company 8.25% Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (“Company Series D Preferred Shares” and, together with the Company Series B Preferred Shares and Company Series C Preferred Shares, the “Company Preferred Shares” or “Company Preferred Stock”), trade on NASDAQ under the symbol “SOHOD.”

For additional information about the Company and its business, please refer to “Where You Can Find Additional Information.”

KW Kingfisher LLC

Sparrows Nest LLC

c/o Kemmons Wilson Hospitality Partners II, LP

20 Huling Ave.

Memphis, Tennessee 38103

(901) 346-8800

KW Kingfisher LLC (“Parent”) is a Delaware limited liability company that was formed on October 22, 2025 to enter into the Merger Agreement and related agreements and to consummate the transactions contemplated thereby and related thereto. Parent has not engaged in any business activities other than activities incidental to its formation in connection with the Merger Agreement and the transactions contemplated thereby and related thereto, including arranging the financing in connection with the Merger. Upon completion of the Merger, the Surviving Corporation will be a wholly-owned subsidiary of Parent.

Sparrows Nest LLC (“Merger Sub”) is a Maryland limited liability company that was formed on October 23, 2025 to enter into the Merger Agreement and related agreements and to consummate the transactions contemplated thereby and related thereto. Merger Sub has not engaged in any business activities other than activities incidental to its formation in connection with the Merger Agreement and the transactions contemplated thereby and related thereto. Upon completion of the Merger, the Merger Sub will be merged with and into the Company, and the Merger Sub will cease to exist.

Parent and Merger Sub are at times referred to in this proxy statement as the “Parent Parties.”

The Parent Parties are affiliates of Kemmons Wilson Hospitality Partners II, LP (the “Sponsor” or “KWHP”). The Sponsor is a hospitality-focused investment management firm headquartered in Memphis, Tennessee and established by the Kemmons Wilson family, founders of the iconic Holiday Inn brand. Upholding the family’s legacy of innovation and excellence in lodging, KWHP manages hospitality funds across the United States. Using a hands-on investing approach, coupled with its deep proprietary network and experience investing across market cycles, the firm develops highly differentiated and attractive portfolios that include luxury resorts, limited to full-service hotels, timeshares, and short-term rentals.

For information regarding the parties providing financing to the Parent Parties in connection with the Merger, please refer to “Financing of the Merger.”

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

Your proxy is solicited on behalf of the Board of the Company for exercise at the Company’s Special Meeting to be held on January 22, 2026, at 9:00 a.m., Eastern Time, at the Company’s corporate office at 306 South Henry Street, Suite 100, Williamsburg, Virginia 23185, or at any postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Special Meeting. Proxies are solicited to give each holder of the Company’s Common Shares of Record an opportunity to vote on matters properly presented at the Special Meeting.

The purpose of the Special Meeting is for you to consider and vote on the following matters:

1.

a proposal to approve the merger of Merger Sub with and into the Company and the other transactions contemplated by the Merger Agreement in accordance with the terms of the Merger Agreement (the “Merger Proposal”);

2.

a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger (the “Advisory Compensation Proposal”); and

3.

a proposal to approve any adjournment of the Special Meeting to a later date, if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal (the “Adjournment Proposal”).

Pursuant to the Company’s Bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting. The affirmative vote of the holders of a majority of stockholders entitled to cast a majority of the votes entitled to be cast is required to approve the Merger and for the Merger to occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which the Company encourages you to read carefully in its entirety.

The Special Meeting will be an in person meeting of the stockholders of the Company Common Shares.

Record Date, Notice and Quorum

Record holders of outstanding Company Common Shares as of the close of business on December 5, 2025, the Record Date for the Special Meeting, are entitled to vote at the Special Meeting on all matters to be voted upon. As of the Record Date, there were 20,490,501 Company Common Shares outstanding. On each matter presented to the Company’s stockholders for a vote at the Special Meeting, the holders of outstanding Company Common Shares are entitled to one vote per share held as of the Record Date.

The presence in person or by proxy of at least thirty-three and one-third percent of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Special Meeting.

Required Vote

Completion of the Merger requires approval of the Merger by the affirmative vote of a majority of stockholders entitled to cast a majority of the votes entitled to be cast on the matter. This means that the Merger requires the approval of a majority of the issued and outstanding Company Common Shares. Each holder of Company Common Shares is entitled to cast one vote on each matter presented at the Special Meeting for each Company Common Share owned by such stockholder on the Record Date. Because the required vote for the Merger Proposal is based on the number of votes holders of Company Common Shares are entitled to cast rather than on the number of votes cast, if you fail to authorize a proxy to vote your shares or fail to vote in person, or fail to instruct your broker on how to vote, such failure will have the same effect as voting “AGAINST” the Merger Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal.

The approval of the Advisory Compensation Proposal and the approval of the Adjournment Proposal each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of either or both of these proposals is not a condition to completion of the Merger. For the purpose of each of these proposals, if you fail to authorize a proxy to vote your shares, fail to vote in person, or fail to instruct your broker on how to vote, it will not have any effect on the outcome of such proposals, assuming a quorum is otherwise present at the meeting. Abstentions, while present for purposes of determining the presence of a quorum, are not considered votes cast and therefore will have no other effect on the outcome of these two proposals.

In order for your Company Common Shares to be voted, if you are a stockholder on the Record Date, you must either return the enclosed proxy card, authorize your proxy by telephone or through the Internet or vote in person at the Special Meeting.

As of the Record Date, the Company’s directors and executive officers owned and are entitled to vote an aggregate of approximately 3,632,074 of the outstanding Company Common Shares, entitling them to exercise approximately 17.73% of the voting power of Company Common Shares entitled to vote at the Special Meeting. Our directors and executive officers have informed us that they intend to vote the shares that they own in favor of the Merger Proposal, in favor of the Advisory Compensation Proposal and in favor of the Adjournment Proposal, although they have no obligation to do so.

Votes cast by proxy or in person at the Special Meeting will be counted by the person appointed by the Company to act as inspector of election for the Special Meeting. The inspector of election will also determine the number of Company Common Shares represented at the Special Meeting, in person or by proxy.

Solicitation of Proxies

The Board is soliciting proxies for the Special Meeting from the Company’s stockholders. The Company will bear the entire cost of soliciting proxies from its holders of Company Common Shares. The Company has retained the services of Georgeson LLC to assist with the solicitation of proxies in connection with the Special Meeting, and it will pay approximately $45,000.00 for these services, plus reimbursement of reasonable expenses. In addition to the solicitation of proxies by delivery of the proxy statement by mail, the Company will request that brokers, banks and other nominees that hold Company Common Shares, which are beneficially owned by its stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. The Company may also use several of its regular employees, who will not be specially compensated, to solicit proxies from its stockholders, either personally or by telephone, Internet, facsimile or special delivery letter.

Voting of Shares

You may vote by attending the Special Meeting and voting in person, or you may vote by authorizing a proxy to vote on your behalf. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your Company Common Shares as a record holder and you are reviewing a paper copy of this proxy statement, you may authorize a proxy to vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. You will also be able to vote your shares by attending the Special Meeting in person.

The Special Meeting will be an in person meeting of the stockholders. You are entitled to participate in the Special Meeting only if you were a stockholder on the Record Date, or if you hold a valid proxy for the Special Meeting. Members of our Board and management are expected to attend the Special Meeting in person.

If you hold your Company Common Shares in “street name,” which means your shares are held as of the Record Date by a broker, bank or nominee, you will receive a Notice from your broker, bank or other nominee that includes instructions on how to vote your shares. Your broker, bank or nominee will allow you to deliver your voting instructions over the Internet and may also permit you to authorize your vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker by following the instructions on the Notice provided by your broker.

All of the proposals in this proxy statement are non-routine matters, so there can be no broker non-votes at the Special Meeting. A broker non-vote occurs when shares held by a bank, broker, trust or other nominee are represented at a meeting, but the bank, broker, trust or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals at such meeting. Accordingly, if you own Company Common Shares through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your Company Common Shares following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your Company Common Shares. If you hold your Company Common Shares through a broker, bank or other nominee and wish to attend and vote in person at the Special Meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days). Because the Merger Proposal requires the affirmative vote of the holders of a majority of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Proposal. Because the approval of each of (1) the Advisory Compensation Proposal and (2) the Adjournment Proposal requires the affirmative vote of a majority of the votes cast on such proposal, and because your bank, broker, trust or other nominee does not have discretionary authority to vote on either proposal, the failure to provide your bank, broker, trust or other nominee with voting instructions will have no effect on approval of either proposal, assuming a quorum is otherwise present.

If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

YOUR VOTE IS VERY IMPORTANT. Regardless of whether you plan to attend the Special Meeting, the Company requests that you authorize a proxy for your Company Common Shares as described above as promptly as possible. If you properly give your proxy and submit it to the Company in time to vote, one of the individuals named as your proxy will vote your shares as described below.

Proxies and Revocation

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing) received before the polls are closed at the Special Meeting, and not revoked or superseded, will be voted at the Special Meeting in accordance with the instructions indicated on those proxies. If you authorize a proxy, your Company Common Shares will be voted at the Special Meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your Company Common Shares will be voted in accordance with the recommendations of the Board. The Board recommends that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal. The proxy gives each of Anthony E. Domalski and Robert Kirkland authority to vote your shares in accordance with his discretion with respect to all additional matters that might come before the Special Meeting.

If you are a holder of Company Common Shares as of the Record Date, you may revoke your proxy at any time before your proxy is voted at the Special Meeting by taking any of the following actions:

•	delivering to the Company Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions are followed); or

•	attending the Special Meeting and voting in person, although attendance at the Special Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of proxies should be addressed to:

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, Virginia 23185

Attention: Scott Kucinski

E-mail: scottkucinski@sotherlyhotels.com

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See above regarding how to vote in person if your shares are held in “street name.”

Pursuant to the Company’s Bylaws, only the matters set forth in the Notice of Special Meeting may be brought before the Special Meeting.

Availability of Proxy Materials for the Special Meeting

The Company’s proxy materials, including this proxy statement and the Company’s annual report for the fiscal year ended December 31, 2024, are available online at https://investors.sotherlyhotels.com/financial-info/sec-filings/default.aspx. You are encouraged to access and review all of the important information contained in this proxy statement.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned if necessary or appropriate, including for the purpose of soliciting additional proxies if the holders of a sufficient number of Company Common Shares are not present at the Special Meeting, in person or by proxy, to constitute a quorum or if the Company believes it is reasonably likely that the Merger Proposal will not be approved at the Special Meeting when convened on January 22, 2026, or when convened or reconvened following any postponement or adjournment. Pursuant to the Company’s Bylaws, if a quorum is not present with respect to any vote to be taken by a particular class or series of shares, the chairman of the meeting or the holders of a majority of such class or series of shares, excluding abstentions, who are present in person or by proxy may adjourn the meeting with respect to the vote(s) to be taken by any class or series of shares. The chairman of the meeting may determine the date, time and place that a meeting so adjourned is to reconvene, and notice of adjournment of the Special Meeting need not be given (other than announcement at the Special Meeting) if the date, time and place to which it is adjourned is not more than 120 days after the original Record Date.

Any adjournments may be made to a date not more than 120 days after the original Record Date without notice (other than by an announcement at the Special Meeting). See “Proposal 3—Adjournment Proposal.”

Voting in Person, Attendance at the Special Meeting

If you plan to attend the Special Meeting and wish to vote in person at the Special Meeting, you will be able to vote through a ballot provided at the Special Meeting. Please note that if your shares are held in “street name,” which means your shares are held as of the Record Date by a broker, bank or other nominee, and you wish to attend and vote at the Special Meeting, you must obtain a legal proxy from the record holder of the shares, which is the broker, bank or other nominee, authorizing you to vote at the Special Meeting.

THE MERGER

General Description of the Merger

Pursuant to and in accordance with the terms of the Merger Agreement, affiliates of the Parent Parties will acquire the Company and its subsidiaries, through the merger of Merger Sub with and into the Company, with the Company continuing as the Surviving Corporation.

Background of the Merger

The Board, together with the Company’s senior management (“Management”), regularly reviews and evaluates the Company’s performance and, when appropriate, revises the Company’s strategies and long-term objectives in light of prevailing business, historical performance, industry trends, economic, and capital market conditions, as well as trends in the real estate and lodging sectors. As part of these reviews, the Board and Management have periodically considered various potential strategic and financial initiatives with the goal of maximizing stockholder value, including asset purchases and dispositions, business combination transactions, and other strategic alternatives. These discussions have also recognized the significant challenges the Company faces, such as cyclical industry dynamics, upcoming debt maturities and related refinancing constraints, elevated interest rates, limited liquidity in the Company Common Shares, constrained access to equity capital markets, and competitive pressures in core markets. The Board and Management have also considered the cost of obtaining capital to fund future acquisitions or growth and to repay the Company’s existing debt obligations. As part of their consideration of these types of potential strategic alternatives, the Board, and, at the Board’s direction, Management, have had regular discussions with various third party advisors regarding the hotel industry, the hospitality REIT industry and the general REIT industry, the wider real estate industry, and the market for potential transactions and strategic alternatives.

The COVID-19 pandemic had a profound impact on the Company, along with the wider hospitality industry, forcing the Company to overhaul its operations and financial strategy. Initially, the COVID-19 pandemic caused a significant decrease in revenue, widespread staff layoffs, and suspension of dividends, while Management focused on liquidity preservation through cost-cutting, mortgage forbearance, and securing CARES Act loans. The Company historically paid regular quarterly cash dividends on its Company Common Stock, which increased steadily from approximately $0.035 per share in 2013 to $0.13 per share by 2019. In March 2020, the Board suspended common dividends in response to the COVID-19 pandemic and related market conditions, and no common dividends have been paid since that time.

In the months that followed the adverse impact of the COVID-19 pandemic, the Board determined that the Company needed to secure additional liquidity on an expedited basis to enable the Company to manage balance sheet obligations, preserve its asset base, and position itself for recovery. Following this determination, the Board engaged Piper Sandler & Co. (“Piper Sandler”) to assist with financing solutions to address the Company’s lack of liquidity.

On December 31, 2020, the Company entered into a Note Purchase Agreement with affiliates of KWHP to secure bridge financing. The Note Purchase Agreement provided the Company with $20 million in notes, with an option to draw an additional $10 million within twelve months. The notes carried a 6% interest rate, payable quarterly, and were structured with a three-year maturity and a one-year extension option. The Note Purchase Agreement also provided affiliates of KWHP the right to appoint a non-voting observer to the Company’s Board and committees, with access to meetings and materials (except in limited cases), but no voting rights or fiduciary duties. Affiliates of KWHP appointed Donald Webb Wilson as the board observer. These observer rights terminated on June 29, 2022, upon the repayment of the notes.

Following the repayment of the notes, the Company maintained non-exclusive discussions with the principals of KWHP regarding various financing alternatives, joint ventures and other business arrangements. To facilitate these discussions, the Company entered into a confidentiality agreement with an affiliate of KWHP on

July 21, 2022 in order for such affiliate to review certain non-public information regarding the Company. On December 21, 2022, the Company entered into a confidentiality agreement with an affiliate investment fund of KWHP to continue discussions concerning various strategic alternatives, including a possible business combination. In January 2024, the parties discussed a possible investment by KWHP in the Company, but the parties could not agree to terms for such an investment.

In the summer of 2024, the Company entered into discussions with Party A, a real estate investment firm, which defined itself as a value-driven investment company with several billion dollars of investment assets. The parties had a variety of discussions about broad transaction opportunities that they thought might be beneficial for the Company, which included alternatives such as joint ventures involving individual or multiple hotel properties. The Company and Party A did not discuss a possible business combination during these discussions. To facilitate the continuation of the discussions, the parties entered into a confidentiality agreement dated August 28, 2024, which did not contain a “don’t ask, don’t waive” provision.

During October and November 2024, and as a byproduct of the Company’s long relationship with KWHP, principals of KWHP and the Company began more detailed discussions regarding the acquisition of the Company. On November 25, 2024, Donald Webb Wilson and other KWHP senior management, Andrew Sims, David Folsom and a SOHO corporate adviser held in-person discussions in Arlington, Virginia, regarding a possible business combination.

At a special meeting of the Board held on December 3, 2024, Management reported to the Board that the Company expected to receive a non-binding letter of intent from an affiliate of KWHP regarding a purchase of the Company, with initial price indications from KWHP in the range of $3.00 per share of Company Common Stock, subject to further due diligence and negotiation of a definitive agreement. Following discussion, the Board accepted Management’s recommendation to appoint a Special Committee of the Board to receive the letter of intent and manage the process. The Board resolved to form a Special Committee of independent directors to ensure any existing or potential conflicts of interest, in light of Management’s ownership interest in the Company and its ownership interest in Our Town Hospitality, LLC (“OTH”), currently the management company for each of the Company’s ten wholly-owned hotels, as well the manager of the rental programs at the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences, could be appropriately addressed in connection with a potential strategic transaction involving the Company. Initially formed on December 3, 2024, the Special Committee consisted of Walter S. Robertson III, General Anthony C. Zinni and Herschel J. Walker, each an independent and disinterested director and unaffiliated with KWHP. The Board also authorized the Special Committee, to the maximum extent permitted by Maryland law and the Bylaws, among other items to (i) retain and obtain advice from experts and advisors with respect to the potential transaction, (ii) review, evaluate and negotiate the terms and conditions of the transaction, (iii) determine, with assistance from its advisors, whether the transaction is advisable and in the best interests of the Company, (iv) recommend that the Board approve any transaction, (v) determine that pursuing a transaction is not advisable, and (vi) determine whether it is advisable and in the best interests of the Company to consider an alternative transaction. Due to his position as the Company’s lead independent director and his extensive experience in the capital markets and with the purchase and sale of business enterprises, the Board appointed Mr. Robertson as chair of the Special Committee.

On December 5, 2024, an affiliate of KWHP delivered to the Company a non-binding expression of interest to acquire all of the issued and outstanding shares of the Company Common Stock for a purchase price of $3.00 per share. The expression of interest stated that any definitive transaction agreement would not be subject to a financing contingency. KWHP informed the Company and Piper Sandler that it expected to fund the acquisition with a combination of equity through a proposed joint venture with an international third-party hotel equity fund and customary debt financing for a transaction of this nature. KWHP stated in the expression of interest the desire to enter into a confidentiality and exclusivity agreement to facilitate the exchange of information. KWHP entered into a confidentiality agreement on December 9, 2024; the agreement did not include an exclusivity covenant.

Following the formation of the Special Committee, the Special Committee evaluated and selected its advisors based on experience, cost, and fit for the transaction. After reviewing proposals from two investment banking firms, and after reviewing Piper Sandler’s prior engagement by the Company and concluding that such engagement would not affect Piper Sandler’s ability to serve effectively as financial advisor to the Special Committee, the Special Committee selected Piper Sandler as its financial advisor, citing its expertise and familiarity with the Company. The Special Committee also reviewed proposals from two law firms, and, after reviewing Frost Brown Todd LLP’s (“FBT”) prior engagement by the Company and concluding that such engagement would not affect FBT’s ability to act as independent counsel to the Special Committee, retained FBT as legal counsel, favoring its expense, as well as its familiarity with the Company, including its properties and financing arrangements. At a meeting of the Special Committee on December 13, 2024, the Special Committee determined to engage Piper Sandler and FBT as advisors to the Special Committee.

On December 14, 2024, the Special Committee met with Piper Sandler and FBT to lay out the process to consider a transaction with KWHP and conduct a market check. FBT discussed the Board’s duties in the consideration of a strategic transaction and also the consideration of certainty of consummation of the transaction. The Special Committee discussed the advisability of having the initial round of the market check concluded by January 31, 2025, as the Special Committee and its financial and legal advisors considered that this time period would provide sufficient opportunity for the solicitation of bids and advancing negotiations with interested parties.

On December 17, 2024, Piper Sandler and FBT met with members of Management to discuss the market check process, due diligence issues and upcoming debt maturities. Also on December 17, 2024, unrelated to the efforts of the Special Committee in December 2024, Party A provided the Company’s chief executive officer with an unsolicited offer to acquire the Company at a price of $2.50 per share, subject to due diligence and negotiation of a definitive agreement.

Mr. Robertson met in person with representatives of KWHP in Memphis, Tennessee for dinner on the evening of December 16, 2024, and in KWHP’s corporate offices on December 17, 2024, to discuss KWHP’s expression of interest in a potential transaction with the Company. The Company provided access to KWHP to the virtual data room on this date.

On December 19, 2024, following the President-elect’s announcement of Mr. Walker’s nomination to serve as the U.S. Ambassador to the Bahamas, the Board replaced Mr. Walker as a member of the Special Committee with Maria L. Caldwell, an independent and disinterested director who is unaffiliated with KWHP and Party A.

On December 20, 2024, the Special Committee met to discuss the KWHP expression of interest. Piper Sandler representatives also informed the Special Committee of the December 17, 2024 unsolicited indication of interest from Party A. Following the meeting of the Special Committee, Piper Sandler commenced the market check on December 20, 2024, to determine if there would be other potential acquirors who would bid a higher price than KWHP or Party A. The market check focused on public hotel REITs with a focus on full-service hotel properties, along with private equity and investment firms that had previously expressed any interest in a strategic transaction with the Company. The various participants all executed non-disclosure agreements, none of which contained a “don’t ask, don’t waive” provision, to gain access to a virtual data room with non-public diligence information and the ability to make follow up requests for information.

On December 27, 2024, the Special Committee met with its legal and financial advisers to discuss a draft response to KWHP, including an attempt to negotiate an increase in the price per share of common stock. Piper Sandler also gave a report on a process for a market check, which check included Party A as part of the process such that Party A could conduct more formal due diligence on the Company.

On January 3, 2025, the Special Committee met with its legal and financial advisors to discuss the market check and the status of various interested parties. Piper Sandler had noted that it had reached out to six hotel

REITs and five private equity/hospitality focused investment firms. Piper Sandler reported on discussions with (i) Party B, a real estate investment firm, (ii) Party C, a hospitality management firm, and (iii) Party D, initially a joint venture between a diversified private equity firm (“Party D-1”) and an affiliated hotel operating company (“Party D-2”). Party D’s interest was in a possible reverse merger transaction involving the hotel operating partner in the boutique hotel sector. The Special Committee also discussed the potential impact of a strategic transaction on the Company’s preferred stock and the limited partners of Sotherly Hotels LP. Piper Sandler noted that KWHP had indicated that it would have sufficient capital available to handle possible conversions into common stock by preferred stockholders upon a change in control. Piper Sandler confirmed to the Special Committee that all interested parties would be receiving equal access to the due diligence materials.

On January 8, 2025, Piper Sandler and FBT met telephonically with representatives of KWHP and its legal counsel, Bass, Berry & Sims, PLC (“Bass Berry”), to discuss various due diligence and transaction mechanics issues, including the charter provisions for the Company’s preferred stock.

On January 9, 2025, Piper Sandler discussed with Party D the reverse merger concept.

On January 10, 2025, the Special Committee met with its legal and financial advisors to discuss the progress of the market check. Piper Sandler reported that KWHP was working to receive a commitment from its financing source. Piper Sandler also reported that six parties in addition to KWHP had expressed interest in the process. Three additional parties demonstrated limited to no interest, while three parties declined to move forward in any way. Party A was committing significant time and resources to its due diligence, including multiple site visits and interviews. Based on the interest expressed in a possible transaction, Piper Sandler recommended providing a process letter to KWHP, Party A, Party B, Party C and Party D. The process letter outlined the information expected in any bid letters and included a deadline of January 31, 2025 to submit a bid for a strategic transaction.

On January 17, 2025, the Special Committee met with its legal and financial advisors to discuss the status of various inquiries. Piper Sandler reported that KWHP stated that it was finalizing the terms of an equity joint venture with its previously identified partner for the acquisition and had retained a mortgage broker to source financing for the acquisition. In addition, Piper Sandler reported due diligence inquiries concerning the terms and conditions of the Company’s hotel management agreements with OTH. Piper Sandler also reported that the virtual data room contained complete copies of the various related hotel management agreements for the bidders to review and evaluate.

On January 21, 2025, Piper Sandler discussed with Party B their concerns regarding the terms and conditions of the hotel management agreements with OTH. Also on January 21, 2025, Party D submitted a corporate presentation and high-level structure concept involving a stock-for-stock reverse merger with Party D-2 with the hotel operating company managing the combined entity. Piper Sandler expressed to Party D that the Special Committee indicated that the economics of a stock-for-stock transaction would need to be particularly compelling relative to an all-cash transaction.

On January 21, 2025, Piper Sandler provided a draft merger agreement to potential bidders who were asked to provide a mark-up of the merger agreement with their indication of interest by January 31, 2025.

On January 22, 2025, Party C informed Piper Sandler that Party C did not believe that a transaction provided sufficient upside for Party C and that Party C also believed that there would be significant property improvement plans required for the various properties upon renewal of the hotel franchise agreements. On January 23, 2025, Party C formally withdrew from the process.

On January 24, 2025, the Special Committee met with its legal and financial advisors to discuss the status of various inquiries. Also on January 24, 2025, Piper Sandler indicated to Party A that the Special Committee would expect to see an increase in the initial per share offer price in their ultimate bid.

On January 27, 2025, Party D-1 informed Piper Sandler that it would not be submitting a bid in conjunction with Party D-2 on January 31, 2025. Party D-2 continued discussions with Piper Sandler.

On the morning of January 31, 2025, the Special Committee met with its legal and financial advisors to discuss the status of the market check in light of the close of business deadline on that date for the submissions of bids from interested parties. Piper Sandler reported on due diligence discussions with potential bidders regarding the hotel management agreements with OTH. The Special Committee discussed the need for each bidder to analyze the rights and obligations under the hotel management agreements. Piper Sandler also reported to the Special Committee that Party A had conducted significant due diligence on the Company but was not submitting a bid based on its evaluation of the Company and what it concluded is a lack of equity value. Party A indicated to Piper Sandler that it was open to discussing other forms of capital investment in the Company. Piper Sandler stated that Party B had made additional due diligence inquiries during the preceding week. Party B ultimately did not submit a bid on January 31, 2025. Piper Sandler’s discussions with Party D-2 during the preceding week had focused on the advisability of a cash bid, rather than a stock-for-stock reverse merger. Party D-2 indicated that it was seeking a capital partner and would submit an indication of interest. Party D-2 ultimately submitted an indication of interest for a $3.00 per share bid on January 31, 2025. Party D-2’s bid did not present a plan for addressing the Company’s debt obligations or the Company’s preferred stock.

On January 31, 2025, KWHP submitted a bid of $3.00 per share of common stock, which bid matched the offer price in the initial unsolicited expression of interest in December 2024. The KWHP bid included a newly formed joint venture with a global hospitality platform as indicated in previous bids, along with a purported plan to secure debt financing to cover the existing mortgages, estimated at $320 million. The bid included a request for exclusivity of 90 days and required a minimum of $35 million of cash on the Company’s balance sheet at closing. The KWHP proposal would provide for the Company’s preferred stock to remain outstanding pursuant to its terms, with a representation that KWHP would provide an escrow with sufficient funds to pay for the preferred stock that might convert pursuant to the terms of the preferred stock following the proposed merger. On February 2, 2025, KWHP provided Piper Sandler with a proposed exclusivity agreement.

On February 3, 2025, the Special Committee met with its legal and financial advisors to discuss the results of the market check. Piper Sandler reported that it had contacted a total of thirteen potential bidders, executed non-disclosure agreements with six potential bidders, distributed five process letters and four draft merger agreements. KWHP and Party D-2 submitted proposals. Piper Sandler reported that positive feedback from potential bidders included the Company’s relatively attractive portfolio of well-located, full-service hotels, in markets with positive demographic and economic growth trends. Piper Sandler also reported potential bidders indicated concerns about the perceived material capital expenditures in the near-to-medium term, along with current mortgage amounts and maturity schedules. Piper Sandler also noted concerns regarding the overhang of the preferred stock plus accrued dividends, along with the length of the hotel management agreements. The Special Committee analyzed the outside funding sources reflected in the bids submitted. With respect to the KWHP bid, the Special Committee also discussed the request for exclusivity, the minimum cash requirement, and KWHP’s merger agreement mark-up.

On February 6, 2025, the Special Committee met with its legal and financial advisors along with Mr. Sims and Mr. Folsom. FBT noted that the focus of the meeting was to determine what is in the best interest of the stockholders with respect to the bids received from KWHP and Party D-2. Mr. Robertson invited Mr. Sims and Mr. Folsom to comment on the bids received. Management indicated their concerns with the timing of a transaction, noting the Company’s need to continue operating on an ordinary course basis, including mortgage refinancings and capital expenditure projects. The Special Committee discussed plans to seek representations from KWHP as to (i) the status of its equity funding to determine if additional approvals were required and (ii) the status of the debt financing. The Special Committee also discussed with Management the practical issues raised by KWHP’s requirement for $35 million of cash on the Company’s balance sheet at closing. Through subsequent discussion and exchange of information regarding the Company’s proposed operations between the possible execution of the Merger Agreement and the Closing, the parties satisfactorily addressed these concerns and eliminated the need for this requirement. Following the departure of Management from the meeting, the Special Committee discussed the bids and responses to KWHP’s concerns and requests. Piper Sandler indicated that Party D-2 had not sufficiently presented a plan to address the Company’s debt obligations and preferred stock. The Special Committee also considered the certainty of execution of each of the proposals. In light of these considerations and the significant premium to stockholders represented by the KWHP bid, the Special Committee determined to enter into an exclusivity agreement with KWHP.

On February 10, 2025, KWHP and the Company executed an exclusivity agreement which provided KWHP with exclusive rights to negotiate a transaction with the Company for a maximum period expiring 60-days from execution.

From February 11, 2025 through the end of the Exclusivity Period on April 11, 2025, the Company continued to provide additional customary due diligence information to KWHP and its advisors and made members of the Company’s senior management available to such parties to address their questions. During this period the Special Committee met weekly with its legal and financial advisors to discuss the status of the negotiations with KWHP.

On March 7, 2025, Bass Berry, Parent’s legal counsel, provided a mark-up of the initial draft of the Merger Agreement, which the Company had provided to prospective bidders on January 21, 2025. This mark-up included the January 30, 2025 changes Bass Berry proposed to FBT for certain sections of the draft Merger Agreement. The mark-up of the draft Merger Agreement included the following modifications: (i) more extensive representations and warranties of the Company, (ii) a minimum period of 150 days between signing and closing and an outside date of 270 days after signing for the closing conditions to be satisfied, (iii) a more restrictive “no-shop” covenant, with a yet-to-be quantified termination fee if the Company terminated the Merger Agreement to accept a superior proposal, (iv) a yet-to-be quantified reverse termination fee tied to the Company’s right either to terminate the Merger Agreement and receive the fee or to pursue specific performance, in each instance, assuming that all requisite conditions were satisfied or waived, (v) numerous additional negative covenants that would restrict the operation of the Company during the interim period between signing the Merger Agreement and closing the Merger, and (vi) extensive financing cooperation covenants.

At the meeting of the Special Committee on March 7, 2025, the Special Committee discussed ongoing concerns regarding the Company’s debt maturities, and the need to address them if the Merger Agreement was not executed in the near term. Piper Sandler informed the Special Committee that, on behalf of Party D-2, an investment banker had inquired of them regarding potentially pursuing a transaction with the Company. The Special Committee authorized Piper Sandler to inform KWHP of the inquiry, which Piper Sandler did.

On March 14, 2025, FBT sent correspondence to counsel for KWHP outlining fundamental items regarding the Merger Agreement, including: (i) KWHP was not to propose any change to the purchase price or any other material deviation from the economic terms set forth in the KWHP indication of interest dated January 31, 2025; (ii) there would be no requirements to terminate or modify any related party agreement as a closing condition or covenant in the Merger Agreement; (iii) the financial cooperation covenants would be limited to those reasonably necessary to assist with closing the financing; (iv) the interim operating covenants would strike a balance between allowing the Company to operate effectively and also maintain the assets and value of the business, including reasonable amendments to any material contracts that are necessary in the ordinary course of business, allowing the Company to refinance or replace indebtedness that may be necessary under its financing documents, and hiring or terminating without cause any employees, officers, directors or service providers in the ordinary course of business; and (v) the target signing date for the Merger Agreement would be early April 2025 to allow for ample time to secure a financing option or extension of the loan at the Georgian Terrace.

In addition, the Special Committee requested that KWHP provide updates regarding the status and terms of lender term sheets and commitment letters within a reasonable timeframe of KWHP’s receipt to further show progress towards final terms with lenders. At the meeting of the Special Committee on March 14, 2025, the Special Committee discussed these issues and the need for the Company to continue operating in the normal course of business and address debt maturities.

On March 20, 2025, FBT, following input from the Company’s senior management team and the Special Committee, provided Bass Berry with a revised draft of the Merger Agreement. The revised draft, among other things, (i) revised the minimum number of days between signing and closing to be 15 days after the stockholder meeting to approve the merger, (ii) revised the proposed remedies available to the Company, (iii) deleted certain interim operating convents and included exceptions to others, (iv) proposed modifications to the “no shop” and superior proposal provisions, (v) deleted a number of the proposed financing cooperation covenants, and (vi) changed the outside date to 180 days after the signing of the Merger Agreement.

At its meeting on March 21, 2025, the Special Committee discussed that FBT had delivered a draft of the Merger Agreement and disclosure schedules to KWHP. FBT also noted that it had discussed the proposed interim operating covenants with management to ensure the necessary flexibility, especially with regard to any hotel refinance activity.

Between March 27, 2025 and April 7, 2025, Bass Berry and FBT exchanged additional drafts of the proposed Merger Agreement and the Company’s Special Committee and KWHP’s management team and each of their respective advisors engaged in negotiations regarding the terms of the proposed Merger Agreement, including regarding (i) the representations and warranties to be made by the parties, (ii) the Company’s obligations with respect to the operation of the Company’s business during the period between the signing of the Merger Agreement and the closing of the Merger, (iii) the scope of the restrictions applicable to actions taken by us during the period between the signing of the Merger Agreement and the closing of the Merger, (iv) elements surrounding the “no-shop” provisions related to the Company’s obligations to not solicit competing acquisition proposals after the signing of the Merger Agreement, (v) the Company’s obligations to cooperate with Parent’s debt financing and assumption efforts, (vi) the remedies available to each party under the Merger Agreement, including the triggers and magnitude of the termination fee payable to Parent and reverse termination fee payable to the Company, and (vii) the proposed timing for the closing of the Merger, among other items. By the beginning of April 2025, the parties had resolved a majority of the outstanding material issues in the Merger Agreement.

However, as debt markets became increasingly volatile, driven in part by economic uncertainty following President Trump’s April 2, 2025 executive order imposing a broad package of import duties, KWHP was unable to deliver binding debt commitments and instead provided only non-binding term sheets, citing the significant cost and timing challenges of obtaining binding commitments. This inability to secure financing commitments became a critical issue as debt markets tightened in early April. As a result, KWHP did not meet the Company’s requirements for extending exclusivity, and exclusivity expired on April 11, 2025. To extend exclusivity beyond that date, the Company required that KWHP provide customary debt commitment letters.

The Company and KWHP continued discussions for approximately 10 days after the exclusivity period expired. During this time, the Company advised that a nonrefundable deposit would be required to extend exclusivity, given the heightened uncertainty in the debt markets. KWHP declined to provide the additional deposit at that time.

On April 14, 2025, representatives of Piper Sandler met in person in New York City with KWHP representatives and KWHP’s mortgage broker. KWHP was in New York meeting with its mortgage broker and potential new lenders to finance the acquisition. Following this meeting, the parties arranged a call between KWHP and the Special Committee.

On April 17, 2025, members of the Special Committee, representatives of Piper Sandler, representatives of KWHP, along with its advisor regarding financing alternatives, held a telephonic conference regarding the status of KWHP discussions with financing sources and other matters related to the financing. KWHP and its advisor discussed the following: (i) estimated at least four weeks before KWHP would have any clarity on financing, (ii) the debt markets were in turmoil, (iii) KWHP and its advisors needed to determine what lending sources were still interested, and (iv) the capital stack may need to be reexamined. KWHP mentioned multiple times that it did not need exclusivity to pursue financing.

At a special meeting of the Board on April 22, 2025, the Special Committee presented to the Board the key points from its latest meeting with KWHP and its recommendations to the Board regarding the Company’s continued negotiations with KWHP and other operational matters. The Board deliberated the Special Committee’s recommendations and decided to take the matter under advisement until its next meeting on Monday, April 28.

At a regularly scheduled meeting of the Board on April 28, 2025, the Board authorized (i) the Special Committee to continue to consider KWHP proposals on a non-exclusive basis, (ii) Company officers to engage in discussions with the alternative potential buyers identified in the market check process with a goal to produce letters of interest for the Special Committee to consider, and (iii) Company officers to take all actions related to administering operational obligations of the Company, including but not limited to the refinancing of certain debt and execution of the performance improvement plans associated with certain underlying real estate assets of the Company. No interest developed from any additional discussions with alternative potential buyers.

In May 2025, Piper Sandler contacted Party D-2, an initial bidder that had expressed interest throughout the process, to assess whether it would be interested in re-engaging in discussions with the Company. Based on discussions with Party D-2, Piper Sandler determined that Party D-2 would be unable to secure the financing necessary to proceed.

Following discussions between Piper Sandler and KWHP in May 2025, on May 23, 2025, the Company sent KWHP a draft of the Merger Agreement that the Company considered to be substantially complete, other than final determination of the price of the Merger Consideration. There were no further negotiations at that time.

Through May 2025 and July 2025, Piper Sandler continued active discussions with KWHP in an effort to achieve a transaction that included an initial hard deposit and certainty in its debt financing. However, on July 3, 2025, KWHP sent written communication to Piper Sandler that it was unable to move forward with the transaction at that time, citing inability to secure the financing necessary to fund any preferred stock conversions that may occur as the result of a change of control transaction. In addition, KWHP reported that its international joint venture partner declined to proceed.

On July 3, 2025, Piper Sandler contacted Party D-2 with respect to a possible transaction. Party D-2 re-engaged with the Company and identified a new capital partner interested in moving forward. During the preceding week, Piper Sandler, the Special Committee and the Company conducted discussions with Party D-2 which included a review of updated due diligence materials and logistics for a property tour of the assets. On July 9, 2025, Party D-2 notified Piper Sandler that its new capital partner was no longer interested in moving forward with the transaction.

KWHP re-engaged in September 2025, reaching out to Piper Sandler to restart discussions given progress to address a customary debt commitment letter and payment of an exclusivity deposit. KWHP had spent the previous two months lining up a new capital partner and new financing to fund any preferred stock conversions that may occur as the result of a change of control transaction and the assumption of all the Company’s mortgage debt.

On September 8, 2025, KWHP submitted a new bid to the Company with the following terms: (i) a purchase price of $2.15 per share, (ii) a refundable deposit of $2 million to be provided upon entering into an exclusivity agreement, and (iii) the $2 million deposit would become non-refundable 15 days after the exclusivity agreement was executed if a number of conditions had been satisfied. The proposed purchase price per share decreased because the cost of debt financing had increased during the interim period from April to September, and the Company had revised the Company’s financial projections downward as a result of a weakening lodging economic environment. At a previously scheduled board meeting on September 10, 2025, the Board reviewed the new proposal. The Board authorized management to communicate to KWHP that a non-refundable deposit and a revised draft of the Merger Agreement reflecting all comments to the May 23, 2025 draft would be required to pursue additional discussions. As discussions progressed, on October 7, 2025, the Board reconstituted the Special Committee, but replaced General Zinni with G. Scott Gibson IV because of conflicts with General Zinni’s schedule. Negotiations ensued between the Special Committee and KWHP during this time period, and KWHP increased the proposed price to $2.25 per share, which represented a premium of approximately 174% over the closing price of Company Common Shares of $0.82 per share on October 7, 2025. The Special Committee weighed this premium against the risks of remaining independent and the likelihood of higher bids, and determined the premium was fair and in the best interests of the stockholders.

On September 30, 2025, KWHP provided its comments on the Merger Agreement, and on October 3, 2025, KWHP provided a draft Exclusivity Agreement that proposed (i) a $1 million deposit that would be retained by the Company if a Merger Agreement was not executed within 21 days after the Exclusivity Agreement became effective, (ii) a $4 million deposit to be provided at the signing of a Merger Agreement and an additional $3 million deposit to be provided upon the affirmative vote of stockholders approving the proposed merger, and (iii) an exclusivity period that would expire on October 27, 2025. The Company revised the draft to indicate that the $1 million deposit would be non-refundable in all circumstances and that the exclusivity period ended on October 24, 2025. The Company and KWHP executed the Exclusivity Agreement (which included the revised terms provided by the Company) on October 5, 2025, and KWHP wired the $1 million deposit to the Company on October 6, 2025. Promptly following the execution of the Exclusivity Agreement, the Company and KWHP negotiated the terms of the Promissory Note, which the parties believed would provide the Company with sufficient financing to address its operating needs during the interim period between execution of the Merger Agreement and Closing in a manner mutually satisfactory to the Company and KWHP.

During the course of October 6, 2025 through October 18, 2025, representatives of FBT and Bass Berry continued to negotiate the terms of the Merger Agreement, Promissory Note (such terms are further described in that certain current report on Form 8-K filed by the Company on October 27, 2025 (the “Transaction 8-K”)), Escrow Agreement, various debt commitment letters and related documents.

On October 19, 2025, substantially final drafts of the Merger Agreement, disclosure schedules, Promissory Note, Escrow Agreement, and other transaction related documents were provided to the Special Committee.

During the afternoon of October 20, 2025, the Special Committee held a meeting with all members of the Special Committee, the Company’s chief financial officer, Piper Sandler, and FBT in attendance. Representatives of FBT referenced the materials that FBT circulated to the Special Committee in advance of the meeting, and reviewed with the Special Committee the fiduciary duties of a board of directors, and the Special Committee asked, and representatives from FBT answered, questions related to the same. The Special Committee discussed the conversion rights of the preferred stock triggered by the consummation of the Merger. The Company’s chief financial officer discussed with the Special Committee the financial projections prepared by the Company’s management, which are described in more detail in the section entitled “The Merger—Unaudited Prospective Financial Information” beginning on page 50.

Representatives of Piper Sandler then reviewed its financial analysis of the Merger Consideration, and rendered to the Special Committee an oral opinion, subsequently confirmed in writing, which is attached to this Proxy Statement as Annex B, that, as of the date of its written opinion and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of Company Common Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders. For a detailed discussion of Piper Sandler’s opinion, please see “The Merger—Opinion of the Special Committee’s Financial Advisor” beginning on page 52 of this proxy statement. The Special Committee held a detailed discussion about the financial analysis of the proposed Merger, and weighed the risks and benefits of the proposed Merger, which are discussed in further detail in the section of this proxy statement captioned “The Merger—Reasons for the Merger” beginning on page 45.

Representatives from FBT then provided a presentation regarding the terms of the definitive Merger Agreement and related transaction documents, including the Escrow Agreement and Promissory Note. The

Special Committee asked, and FBT answered, clarifying questions related to the Merger Agreement, Escrow Agreement and Promissory Note, as well as the various debt commitments secured by KWHP. The Special Committee discussed the proposed Merger in detail, including, without limitation, the matters described in the section entitled “—Reasons for the Merger.” In particular, the Special Committee considered that the all-cash Merger Consideration represented a significant premium to the Company’s unaffected share price, providing immediate liquidity and certainty in a challenging operating and capital markets environment marked by defaults, limited access to new equity, and ongoing debt maturities, and that the proposed Merger was the result of a thorough, independent process that included the negotiation of a right to consider superior proposals, ensuring stockholders have the opportunity to benefit from any higher-value alternatives.

Due to these considerations, the Special Committee then unanimously determined at the meeting that the transactions contemplated by the Merger Agreement were advisable and in the best interest of the Company and its stockholders, and approved the recommendation to the Board to adopt the Merger Agreement and approve the consummation of the transactions contemplated by the Merger Agreement.

Following the meeting of the Special Committee, on October 22, 2025, a meeting of the full Board of Directors was held, with representatives of Piper Sandler and FBT also in attendance. Representatives of FBT reviewed with the Board the fiduciary duties of a board of directors, and the Board asked, and representatives from FBT answered, questions related to the same.

Representatives of Piper Sandler then reviewed its financial analysis of the Merger Consideration, and stated that, as of the date of its written opinion and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders of Company Common Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders. Representatives from FBT then provided a presentation regarding the terms of the definitive Merger Agreement and related transaction documents, including the Escrow Agreement and Promissory Note.

The Board then unanimously (i) determined that the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, are advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement, (iii) directed the Company’s management to finalize the Merger Agreement and related documentation on terms consistent with those reviewed by the Board, and approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder and the consummation of the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions set forth therein, (iv) directed that the Merger be submitted to the common stockholders of the Company for their consideration and approval at the special meeting, and (v) recommended that the Company’s holders of Company Common Stock vote in favor of the adoption of the Merger Agreement and the approval of the Merger.

Following the conclusion of the Board meeting, the Company and Parent finalized and executed the Merger Agreement, Promissory Note, Escrow Agreement and related transaction documents effective October 24, 2025.

At the time of the execution of the Merger Agreement, neither the Special Committee nor the Board had discussed the terms of the agreement between OTH and Parent, which is discussed in this proxy statement in the section titled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger,” and the Merger Agreement does not address such agreement. No employee or Director of the Company other than the OTH Principals participated in the OTH negotiations, and any OTH negotiations remained independent of and out of the purview of the Special Committee.

On October 27, 2025, prior to the opening of trading hours, the Company issued a press release and filed the Transaction 8-K announcing the execution of the Merger Agreement.

Reasons for the Merger

In reaching its unanimous decision to (a) authorize and approve, and declare advisable, the delivery and performance of the Merger Agreement and the consummation of the Merger and the other transactions contemplated by the Merger Agreement, (b) direct that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at the Special Meeting and (c) recommend that the Company’s stockholders vote in favor of the approval of the Merger and the other transactions contemplated by the Merger Agreement, the Board of Directors, or the Board, considered the recommendations of the Special Committee established by the Board and consisting solely of three independent directors (the “Special Committee”). The Special Committee, before making its recommendation, consulted with its independent legal and financial advisors. In reaching their respective determinations regarding the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, the Board and the Special Committee considered a number of factors, including the following material factors that supported their respective decisions with respect to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

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Merger Consideration represents a significant premium to the Company’s Common Share price: As of October 24, 2025, the last trading day before the public announcement of the Merger Agreement, the Merger Consideration of $2.25 per share represents a premium of approximately 153% over the closing price of Company Common Shares ($0.89 per share) and approximately 126% over the Company’s unaffected 30-day volume-weighted average share price as of October 24, 2025, making the transaction economically attractive. This 153% premium represents the highest premium paid in an all-cash transaction for a public, exchange-traded REIT in the past five years.

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Cash Consideration: All-cash Merger Consideration without a financing contingency, when compared to non-cash consideration, provides the Company’s stockholders with certainty, immediate liquidity and value, and does not expose them to any future risks related to the business or the financial markets generally, in each case, upon and assuming closing of the Merger.

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Company Conditions: The Board’s and the Special Committee’s knowledge of the operations, financial condition, earnings and prospects of the Company, as well as its knowledge of the current and prospective environment in which the Operating Partnership operates, including economic, market and capital raising conditions, including the Company’s size relative to its peers (including relative disadvantages with respect to scale).

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Economic Conditions: The current state of the U.S. and global economies, including volatility in the credit, financial and stock markets, global inflation trends and the interest rate environment, the potential for a recession, and the current and potential impact in both the near-term and long-term on the Company’s industry and the trading price of our Company Common Stock.

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Lodging Market Considerations: The current state of the U.S. lodging market, including the outlook for both the remainder of 2025 and 2026, the potential for continued near-term deceleration of demand for hotel rooms, and impact to the profitability of the Company’s hotels.

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Debt Maturities: The Operating Partnership operates in a challenging lending environment characterized by higher interest rates, increased debt yields, and increased debt service coverage ratios. These conditions have adversely affected the Company’s maturing mortgage portfolio, resulting in approximately $87 million in current maturity defaults, which have depleted liquidity and limited growth opportunities.

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Access to Capital: The public capital markets have been reluctant to provide new equity capital for the lodging sector and the Company’s small size further exacerbates its ability to raise additional equity to adjust its balance sheet and provide growth capital for future acquisitions.

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Thorough and Independent Process: Following the Company’s receipt of the initial unsolicited indications of interest in December 2024, the Special Committee conducted a thorough, independent and targeted strategic review process, which included conducting formal outreach to thirteen (13) potential bidders, and executing nondisclosure agreements with six (6) potential bidders and providing to each interested bidder equal access to information and the management of the Company. The Board and Special Committee considered the possibility that, if the Board declined to approve the Merger Agreement, there may not be another opportunity for the Company’s stockholders to receive a comparably priced offer with a comparable level of closing certainty; the Special Committee and the Board also considered that Parent had been the most engaged potential counterparty to a transaction to date.

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Best Available Option: The Special Committee reviewed possible alternatives to a merger transaction, and consulted with its financial advisor regarding the possible alternatives, which included continuing to operate the Company on a stand-alone basis and seeking a business combination with another party or pursuing a sale of certain assets or portfolios of the Company, and believed that the Merger and the other transactions contemplated by the Merger Agreement was the best available option for the Company and its stockholders.

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Successful Negotiation: The fact that the Merger Consideration was the result of arm’s-length negotiations and, in the most recent negotiations beginning in September 2025 the Special Committee negotiated a price increase of an additional $0.10 per share, and the Board’s belief that the Merger Consideration was the maximum price that Parent was willing to pay.

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Opinion of Financial Advisor: The oral opinion of Piper Sandler, subsequently confirmed in writing, that, as of October 20, 2025 and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Company Common Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders, which opinion is subject to the assumptions made, qualifications, limitations and other matters considered on the review undertaken as more fully described in the section entitled “—Opinion of the Special Committee’s Financial Advisor.” The full text of the written opinion is attached as Annex B to this Proxy Statement.

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Commitment to and Likelihood of Consummation: Commitment on the part of the Parent Parties and the Company to complete the Merger as reflected in their respective obligations under the terms of the Merger Agreement, the fact that there are no diligence or financing conditions, other than customary ones, to closing the Merger, the fact that the End Date of six months after the execution of the Merger Agreement allows for sufficient time to complete the Merger and the fact that the terms and conditions of the Merger Agreement were the product of extensive arm’s-length negotiations among the parties.

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Necessity of Potential Termination Payment to Parent: The understanding, after extensive negotiations with Parent and discussions with legal and financial advisors, that the potential termination payment payable to Parent under the Merger Agreement was necessary as part of the deal protection provisions in order to reach an agreement with Parent in light of the significant resources that Parent has committed and will commit to the transactions contemplated by the Merger Agreement, and was viewed by the Special Committee and the Board, after consultation with our outside legal counsel and financial advisors, as reasonable under the circumstances and not likely to preclude any other possible acquiror from making a Superior Proposal.

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Escrow Agreement: The fact that, in connection with the merger, Parent Parties entered into an Escrow Agreement whereby Parent deposited funds with an escrow agent to secure payment of the Parent Termination Fee, if payable to the Company under the Merger Agreement. The Escrow Agreement also provides the Company with the ability to draw from the escrow fund if the Parent fails to make required draws under the related Promissory Note. The Board and Special Committee viewed this arrangement as enhancing the certainty of closing and protecting the Company’s interests by ensuring that funds would be available to satisfy key obligations if there is a termination or default, thereby reducing transactional risk for the Company and its stockholders.

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The Promissory Note: The fact that, simultaneously with the execution of the Merger Agreement, the Operating Partnership entered into a $25 million revolving line of credit evidenced by a Promissory Note with KWHP. The Promissory Note provides the Operating Partnership and the Company with access to liquidity during the pendency of the Merger, supporting ongoing operations and financial flexibility. The Board and Special Committee determined that the Note was an important factor in mitigating financial risk and ensuring the Company’s ability to meet its obligations while the Merger is pending.

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Ability of the Company to Operate in the Ordinary Course: The Merger Agreement permits the Company to generally continue to conduct its business in the ordinary course in the period between the execution of the Merger Agreement and the Effective Time, subject only to limitations and restrictions on the taking of certain prescribed actions, including, for example, a prohibition on the payment of dividends.

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Unsolicited Acquisition Proposals: The Merger Agreement provides the Company with the ability, under certain specified circumstances, to terminate the Merger Agreement in order to enter into a definitive agreement providing for the implementation of a Superior Proposal, upon payment of the Company Termination Fee.

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Parent Termination Fee: If the Company terminates the Merger Agreement due to Parent’s failure to close the transaction after the Company indicates it is ready to close, under certain circumstances, the Company is entitled to collect a termination payment from Parent of $8 million.

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Arm’s Length Negotiations: The Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement were negotiated on an arm’s length basis between the Special Committee and its advisors, on the one hand, and Parent and its advisors, on the other hand.

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Parent Financing Commitment: The terms of the debt financing obtained by Parent from highly regarded providers of debt financing with significant experience in similar lending transactions and strong reputations for honoring their commitments and the terms of the committed equity financing provided to Parent by affiliated funds of the Sponsor, including the nature and conditions to the debt financing and equity financing, the obligation of Parent to use reasonable best efforts to satisfy the conditions to the equity financing and debt financing and the fact that the committed equity financing is in an amount that, together with the debt financing, would be sufficient to consummate the Merger and the transactions contemplated by the Merger Agreement.

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Specific Performance: The Merger Agreement provides the Company the right to seek either specific performance, an injunction or other equitable remedy to cause Parent to consummate the Closing of the Merger under certain circumstances.

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Stockholder Approval: The fact that the Merger is subject to the Company’s receipt of the Company stockholder approval, and that the Company’s stockholders are free to vote against the Merger for any reason, including if a higher offer were to be made before the Special Meeting (in certain cases subject to the payment by the Company of the Company Termination Fee if the Company subsequently were to enter into a definitive agreement relating to, or to consummate, any alternative acquisition agreement).

•

Risks to remaining a standalone public company: The risks and uncertainties of remaining as an independent small public company, including, among other things, the cyclical nature of the hospitality industry and the advanced stage of the lodging industry’s current economic recovery cycle, the risk of a slowdown of the economy, the existence of ongoing or future defaults under the Company’s mortgage obligations, potential increases in interest rates which could increase the cost of debt, the increase in supply in the hospitality industry, which over time could drive down both hotel occupancy and room rates, and the challenges of acquiring assets on an accretive basis to expand the portfolio in light of the intensely competitive environment and strong price appreciation for upper upscale and upscale hotels in our core markets.

The Board and the Special Committee also considered a variety of risks and other potentially negative factors in considering the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, including the following potentially negative factors:

•

Effect of Potential Non-Consummation or Delay in Consummation of the Transactions: The risk that, notwithstanding the likelihood of the Merger being completed, the Merger may not be completed, or that completion may be unduly delayed, including the effect such failure to be completed may have on the Company’s operating results, particularly in light of the costs incurred in connection with the proposed Merger.

•

No Future Upside Participation: The fact that, following the Merger, the Company will no longer exist as an independent company and that its existing holders of Company Common Stock will not participate in any future earnings or growth.

•	Termination Payments: The Merger Agreement provides that the Company will pay Parent the Company Termination Fee if:

•	the Merger Agreement is terminated for a Superior Proposal (which termination payment may deter potential third-party bidders),

•

the Merger Agreement is terminated by Parent because (i) the Board has effected a Company Adverse Recommendation Change, (ii) the Board failed to publicly reaffirm the Board Recommendation within 10 business days following the public announcement of a Takeover Proposal, (iii) the Company breached or failed to perform in any material respect any of its obligations under the non-solicitation provisions of the Merger Agreement or (iv) the Company entered into an alternative acquisition agreement (other than an acceptable confidentiality agreement entered into in compliance with the Merger Agreement), or

•

the Merger Agreement is terminated because (i) the Company failed to obtain the Company stockholder approval, (ii) a Takeover Proposal was publicly disclosed and not withdrawn, and (iii) within 12 months of such termination, the Company enters into a definitive agreement with respect to such Takeover Proposal.

•

Stockholder Vote: The Merger is subject to approval by the Company’s common stockholders, which requires the affirmative vote of a majority of stockholders entitled to cast a majority of the votes entitled to be cast on the Merger, and there can be no assurance that approval by the Company’s common stockholders will be obtained.

•	Risk of Diverting Management Attention: The risk of diverting management’s focus and resources from operational matters and other strategic opportunities while working to implement the Merger.

•

Business Relations: The potential adverse reactions or changes to business relationships resulting from the announcement or completion of the Merger (or failure to complete the Merger) and potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance.

•

Impact on Business: The risk that disruptions from the Merger (including the ability of certain counterparties to terminate or amend contracts upon a change of control) will harm (i) the Company’s business, including current plans and operations, including during the pendency of the Merger and (ii) the ability of the Company to retain and hire key personnel.

•	Transaction Expenses: The substantial costs to be incurred in connection with the transactions contemplated by the Merger Agreement, including the transaction expenses arising from the Merger.

•

Post-Signing Restrictions on the Company’s Conduct of Business: The restrictions on the conduct of the Company’s business before the completion of the Merger, which could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the Merger.

•

Non-Solicit: The Company’s inability, after entry into the Merger Agreement, to solicit a Superior Proposal and the possibility that the Company Termination Fee payable by the Company upon the termination of the Merger Agreement under certain circumstances could discourage other potential bidders from making a Superior Proposal.

•	Alternative Transactions: The risk that an alternative transaction or different strategic alternative potentially could be more beneficial to the Company’s stockholders than the Merger.

•	Risk of Failure to Close: The risk that Parent fails to close or breaches the Merger Agreement.

•	Taxable Transaction: The fact that this transaction will be taxable to the Company and its taxable stockholders.

•	No Appraisal Rights: The Company’s stockholders are not entitled to dissenters’ or appraisal rights in connection with the Merger.

•	No Dividend Payments: The Merger Agreement prohibits the payment of dividends to the Company’s stockholders, other than in certain limited circumstances.

•	Potential Litigation: There may be increased risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Merger.

•

Parent Financing: While the Merger Agreement is not by its terms subject to a financing condition, if Parent fails to obtain sufficient financing (notwithstanding the terms of the debt commitments and equity commitments), the Merger may not be consummated and the Parent Termination Fee in such event may not be sufficient to compensate the Company for potential losses it may incur under such circumstances.

The foregoing discussion of the factors considered by the Board and the Special Committee is not intended to be exhaustive, but rather includes the material factors considered by the Board and the Special Committee. Neither the Board nor the Special Committee quantified or assigned any relative weights to, or made specific assessments of, the factors considered, and individual directors may have given different weights to different factors. Neither the Board nor the Special Committee reached any specific conclusion with respect to any of the factors or reasons considered.

The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contains forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of the Board

The Board at a duly held meeting has, acting upon the unanimous recommendation of the Special Committee, unanimously:

•	determined that the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of the Company and its stockholders;

•	duly and validly authorized and approved the execution and delivery of the Merger Agreement, and the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•	directed that the Merger and the other transactions contemplated by the Merger Agreement be submitted for consideration at the Special Meeting; and

•	recommended that you vote “FOR” the Merger Proposal, “FOR” the Advisory Compensation Proposal and “FOR” the Adjournment Proposal.

Unaudited Prospective Financial Information

While the Company has from time to time provided limited financial guidance to investors, the Company has not, as a matter of course, otherwise publicly disclosed internal projections as to future performance, earnings or other results beyond the then-current annual period due to, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates.

However, in connection with the negotiation and execution of the Merger Agreement, the Company management prepared and provided to each of the Special Committee and the Board, in connection with its evaluation of the Merger, and the Special Committee’s financial advisor, Piper Sandler, for its use and reliance in connection with its financial analyses and opinion, certain non-public, internal, unaudited, financial projections regarding the Company’s future operations for fiscal years ending December 31, 2025 through December 31, 2029 (the “Management Projections”). The Company uploaded the Management Projections to a data room for review by Parent and Piper Sandler, on October 6, 2025. Because the strategic sale process took place over the span of more than a year, the Company prepared other sets of projections which were reviewed in the strategic sale process, but were not the projections ultimately provided to Piper Sandler and the Parent Parties. The Company is only providing the final set of management projections, which were reviewed by Piper Sandler, the Special Committee, the Board and the Parent Parties in connection with the execution of the Merger Agreement. For more information about the strategic sale process, please see the section of this proxy statement captioned “Background of the Merger.”

The Management Projections are subjective in many respects. As a result, the forecasted results may not be realized and the actual results may be significantly different than the forecasted results. Since the Management Projections cover multiple years, that information by its nature becomes less predictive with each successive year. Company stockholders are urged to review the Company’s SEC filings for a description of risk factors with respect to the Company’s business. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 24 of this proxy statement and “Where You Can Find Additional Information” beginning on page 108 of this proxy statement. The Management Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with U.S. generally accepted accounting principles, which we refer to as “GAAP” in this proxy statement, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the management projections require significant estimates and assumptions that make them inherently less comparable to the similarly titled GAAP measures in the Company’s historical GAAP financial statements.

Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Management Projections contained herein, nor have they expressed any opinion or any other form of assurance on the information or its achievability. The report of the Company’s independent registered public accounting firm contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 relates to the Company’s historical financial information. It does not extend to the Management Projections and should not be read to do so. Furthermore, the Management Projections do not take into account any circumstances or events occurring after the date they were prepared.

The following table summarizes the Management Projections:

Financial Projections Summary

$ in millions

	Projections
	6 Mo. Ended	Twelve Months Ended
	12/31/25	12/31/25	12/31/26	12/31/27	12/31/28	12/31/29
Income Statement Highlights
Total Revenue	$80.2	$177.3	$177.9	$183.8	$197.6	$205.9
Hotel EBITDA(1)	16.7	43.5	45.9	48.9	53.3	55.8
Corporate G&A	2.9	7.1	6.2	6.3	6.5	6.7
Adjusted EBITDA(2)(3)	12.9	35.5	38.0	40.8	45.0	47.3
Unlevered Free Cash Flow	(6.4)	9.8	15.2	29.6	23.3	32.2

(1)

Hotel EBITDA, as used above, is defined as total hotel revenue less hotel operating expenses. Hotel EBITDA is a non-GAAP financial measure and should not be considered an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

(2)

Adjusted EBITDA, as used above, is defined as Hotel EBITDA adjusted for ground rent pursuant to the current renewal period on the Company’s ground lease at the Hyatt Centric Arlington Hotel that commenced in July 2025, less corporate general and administrative expenses. Adjusted EBITDA is a non-GAAP financial measure and should not be considered an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity.

(3)

Includes annual lease expense for the Company’s renewal period pursuant to its ground lease at the Hyatt Centric Arlington Hotel that commenced in July 2025. Upon the determination of the lease payments commencing during the first renewal period, the lease was reassessed and remeasured as a finance lease, which SOHO records as a finance lease asset within investment in hotel properties, net and finance lease liability on its consolidated balance sheets.

These Management Projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management. The inputs and assumptions underlying the Management Projections took into account the following considerations (among others): occupancy and average daily rate estimates, margins and costs, debt service and refinancing assumptions, opportunities for margin expansion and operating cost trajectories, projected capital expenditures, including those associated with life cycle renovations or franchise mandated Product Improvement Plans (PIPs), corporate administrative & general expenses, acquisition/disposition and other non-recurring items, payment of dividends on preferred/common stock, and quarterly restricted/unrestricted cash balances. The Management Projections are not a guarantee of future financial performance. The Management Projections also do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the transactions contemplated by the Merger Agreement, including the Merger. The Management Projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in these Management Projections. Accordingly, there can be no assurance that the Management Projections will be realized or that actual results will not be significantly different than projected.

None of the Company, Parent or their respective affiliates, advisors, officers, employees, directors, directors or their respective representatives undertakes any obligation to update or otherwise revise or reconcile these Management Projections to reflect circumstances existing after the date the Management Projections were generated or to reflect the occurrence of future events, even if any or all of the assumptions underlying the projections are shown to be in error. Except as may be required by applicable securities laws, the Company does not intend to make publicly available any update or other revision to these Management Projections, even if any or all of the assumptions are shown to be in error. None of the Company, Parent or their respective affiliates, advisors, officers, employees, directors, directors or their respective representatives has made or makes any representation to any Company stockholder or other person regarding the Company’s ultimate performance compared to the information contained in these Management Projections or that projected results will be achieved. The Company has made no representation to Parent, in the Merger Agreement or otherwise, concerning these Management Projections.

Opinion of the Special Committee’s Financial Advisor

The Special Committee engaged Piper Sandler to act as its exclusive financial advisor in connection with the Merger. Piper Sandler acted as financial advisor to the Special Committee in connection with the proposed Merger and participated in certain negotiations leading to the execution of the Merger Agreement. On October 22, 2025, at a joint meeting of the Special Committee and the Board held to evaluate the Merger, Piper Sandler rendered its oral opinion, which was confirmed by delivery of a written opinion dated October 22, 2025, to the Special Committee to the effect that, as of that date and based on and subject to the various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Piper Sandler, as set forth therein, the Merger Consideration pursuant to the Merger Agreement was fair, from a financial point of view, to holders of Company Common Stock.

The full text of Piper Sandler’s written opinion, dated October 22, 2025, to the Special Committee, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Piper Sandler in connection with such opinion, is attached to this proxy statement as Annex B. The description of Piper Sandler’s opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of Piper Sandler’s opinion. Piper Sandler’s opinion was provided to the Special Committee (in its capacity as such) for its information in connection with its evaluation of the Merger Consideration from a financial point of view and did not address any other terms, aspects or implications of the Merger, the relative merits of the Merger or related transactions as compared to alternative transactions or strategies that might be available to the Company or the underlying business decision of the Special Committee, the Board or the Company to proceed with the Merger or related transactions. Piper Sandler’s opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger or otherwise.

In connection with its opinion, Piper Sandler reviewed and considered, among other things:

•	a draft of the Merger Agreement, dated October 13, 2025;

•	certain publicly available financial statements and other historical financial information of Company that Piper Sandler deemed relevant;

•

certain internal financial projections and estimates for the Company for the six months ending December 31, 2025 as well as for the years ending December 31, 2025 through December 31, 2029, as provided by the senior management of the Company;

•	a comparison of certain financial and market information for the Company with similar hotel REITs for which information was publicly available;

•	the financial terms of certain recent business combinations involving hotel REITs (on a nationwide basis), to the extent publicly available;

•	the current market environment generally and the REIT sector in particular; and

•	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Piper Sandler considered relevant.

Piper Sandler also discussed with certain members of the senior management of the Company the business, financial condition, results of operations and prospects of the Company.

Piper Sandler also discussed with certain members of the senior management of the Company the business, financial condition, results of operations and prospects of the Company.

In connection with its review, Piper Sandler did not independently verify any of the foregoing information and, with the Special Committee’s consent, Piper Sandler assumed and relied upon such information being complete and accurate in all respects material to Piper Sandler’s analyses and opinion. With respect to the foregoing information, the senior management of the Company confirmed to Piper Sandler that such information reflected the best currently available projections and estimates of senior management as to the future financial performance of the Company. At the Special Committee’s direction, Piper Sandler assumed that the Management Projections were a reasonable basis to evaluate the Company and the Merger and that the financial results reflected in such information would be achieved. In addition, at the Company’s direction, Piper Sandler relied upon the Management Projections for purposes of its analyses and opinion.

In addition, for purposes of its analyses and opinion, Piper Sandler assumed, with the Special Committee’s consent, that, in the course of obtaining any regulatory or third-party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on Company, Parent, the Merger or any related transactions and Merger and any related transactions will be consummated in accordance with the terms of the Merger Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. In addition, Piper Sandler was not requested to make, and did not make, an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of the Company, nor was Piper Sandler furnished with any such evaluations or appraisals. With the Special Committee’s consent, Piper Sandler further assumed that the final form of the Merger Agreement, when executed by the parties thereto, would conform to the draft reviewed by Piper Sandler in all respects material to its analyses and opinion.

Piper Sandler’s opinion addressed only the fairness, from a financial point of view, to holders of Company Common Stock of the Merger Consideration in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or structure of the Merger or the Merger Consideration and the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received or otherwise payable to any officers, directors, securityholders or affiliates of any party to the Merger, or class of such persons, relative to the Merger Consideration or otherwise. Furthermore, Piper Sandler did not express any advice or opinion regarding matters that required legal, regulatory, accounting, insurance, intellectual property, tax, environmental, executive compensation or other similar professional advice. Piper Sandler assumed that the Company had or would obtain such advice or opinions from the appropriate professional sources. The issuance of Piper Sandler’s opinion was approved by Piper Sandler’s internal fairness opinion committee.

Piper Sandler’s opinion was necessarily based on information made available to Piper Sandler as of the date of Piper Sandler’s opinion and upon financial, regulatory, economic, market and other conditions as they existed and could be evaluated on that date. It should be understood that Piper Sandler has not undertaken, and is under no obligation, to update, revise, reaffirm or withdraw its opinion or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion. Piper Sandler’s opinion did not address the relative merits of the Merger as compared to alternative transactions or strategies that might be available to the Company, nor did it address the underlying business decision of the Board or the Company to proceed with or effect the Merger.

In preparing its opinion to the Special Committee, Piper Sandler performed a variety of financial and comparative analyses, including those described below. The summary of Piper Sandler’s analyses described below is not a complete description of the analyses underlying Piper Sandler’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Piper Sandler arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Piper Sandler believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In its analyses, Piper Sandler considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Company, Parent and the other parties involved in the Merger. No company, business or transaction used for comparative purposes in Piper Sandler’s analyses is identical to the Company, Parent or the Merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions analysed. The estimates contained in Piper Sandler’s analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favourable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Piper Sandler’s analyses are inherently subject to substantial uncertainty.

Piper Sandler was not requested to, and it did not, determine or recommend the amount or nature of the Merger Consideration, which was determined through negotiations between the Special Committee and Parent, and the decision to enter into the Merger Agreement was solely that of the Special Committee and the Board. Piper Sandler’s opinion and financial analyses were only one of many factors considered by the Special Committee and the Board in its evaluation of the Merger Consideration and should not be viewed as determinative of the views of the Special Committee, the Board or management of the Company with respect to the Merger or the Merger Consideration payable in the Merger.

Financial Analyses

The following is a summary of certain financial analyses reviewed by Piper Sandler with the Special Committee and the Board in connection with the fairness opinion delivered by Piper Sandler to the Special Committee and the Board on October 22, 2025. The summary does not contain all of the financial data stockholders of the Company may want or need for purposes of making an independent determination of fair value. Stockholders of the Company are encouraged to consult their own financial and other advisors before making any investment decision in connection with the Merger. The financial analyses summarized below include information presented in tabular format. In order to fully understand Piper Sandler’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations in connection with, each analysis, could create a misleading or incomplete view of Piper Sandler’s financial analyses.

Piper Sandler reviewed the financial terms of the proposed Merger. Pursuant to the terms of the Merger Agreement, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, each share of Company Common Stock issued an outstanding immediately prior to the Effective Time (other than certain shares set forth in the Merger Agreement) will be converted into the right to receive $2.25 in cash, without interest. Piper Sandler calculated an aggregate implied transaction value of approximately $46.1 million based upon 20,398,501 shares of Company common stock outstanding, 92,000 unvested restricted common shares and 100 OP Units held by unaffiliated parties. Based upon the Management Projections, as provided by senior management of the Company, and the closing price of Company common stock on October 17, 2025, Piper Sandler calculated the following implied transaction metrics:

	Deal Metric	Company Metric	Premium/ Multiple
Total Transaction Consideration per Common Share Premium to Company Common Share Price(1)	$2.25	$0.8878	153.4%
Implied Enterprise Value to Adjusted EBITDA Multiple (2026E)	$474,734,458	$37,973,075	12.50x
Implied Enterprise Value to Adjusted EBITDA Multiple (2025E)	$474,734,458	$35,534,579	13.36x

Public Companies Analysis

Piper Sandler reviewed and compared certain financial information for the Company to corresponding publicly available financial information and valuation multiples for the following publicly traded REITs in the hotel industry (which are referred to in this section as the “Peer Group”) with business characteristics, including operations and scale, that Piper Sandler considered generally similar to those of the Company:

•	Host Hotels & Resorts, Inc.

•	Ryman Hospitality Properties, Inc.

•	Park Hotels & Resorts Inc.

•	Pebblebrook Hotel Trust

•	RLJ Lodging Trust

•	Ashford Hospitality Trust, Inc.

•	Sunstone Hotel Investors, Inc.

•	DiamondRock Hospitality Company

•	Xenia Hotels & Resorts, Inc.

•	Braemar Hotels & Resorts Inc.

As shown in the below table, with respect to each company above, Piper Sandler calculated the following valuation multiples for the Company, including as implied by the Merger Consideration, and the Peer Group:

•

Enterprise value (which is defined as implied market capitalization, based on closing prices per share on October 17, 2025(1) , plus total debt and preferred equity less cash and cash equivalents) as a multiple of adjusted earnings before interest, taxes, depreciation and amortization, referred to as “Adjusted EBITDA”, (as set forth in the Management Projections) for estimated calendar year 2025; and

•	Enterprise value as a multiple of Adjusted EBITDA for estimated calendar year 2026.

figures in millions, except per share amounts	Ticker	10/17/25 Stock Price	Implied Market Cap	Total Debt	Total Preferred	Total Cash	Total Enterprise Value	Debt + Preferred / Enterprise Value	Adjusted EBITDA Estimate		Adjusted EBITDA Multiple
REIT									2025E	2026E	2025E	2026E
Host Hotels & Resorts, Inc.	HST	$16.28	$11,337.1	$5,429.0	$—	$490.0	$16,276.1	33.4%	$1,702.7	$1,695.1	9.56x	9.60x
Ryman Hospitality Properties, Inc.	RHP	88.53	5,558.4	4,045.3	—	420.6	9,183.1	44.1%	775.5	857.7	11.84x	10.71x
Park Hotels & Resorts Inc.	PK	10.81	2,161.1	4,587.0	—	319.0	6,429.1	71.3%	614.6	627.1	10.46x	10.25x
Pebblebrook Hotel Trust	PEB	10.78	1,244.5	2,263.4	690.0	256.1	3,941.7	74.9%	340.2	346.1	11.59x	11.39x
RLJ Lodging Trust	RLJ	6.93	1,039.0	2,232.3	328.3	373.9	3,225.7	79.4%	332.5	341.7	9.70x	9.44x
Ashford Hospitality Trust, Inc.	AHT	5.11	32.0	3,001.1	359.9	100.0	3,293.0	102.1%	NA	NA	NA	NA
Sunstone Hotel Investors, Inc.	SHO	9.20	1,747.7	872.0	281.3	73.6	2,827.4	40.8%	233.7	248.5	12.10x	11.38x
DiamondRock Hospitality Company	DRH	7.73	1,593.0	1,020.9	119.0	52.4	2,680.5	42.5%	285.2	288.2	9.40x	9.30x
Xenia Hotels & Resorts, Inc.	XHR	13.03	1,323.2	1,437.1	—	172.6	2,587.7	55.5%	256.8	261.7	10.08x	9.89x
Braemar Hotels & Resorts Inc.	BHR	2.25	165.7	1,226.1	487.2	80.2	1,798.8	95.2%	148.9	143.8	12.08x	12.51x

Financial data of the Peer Group were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data for the Company was based on publicly available information and the Management Projections furnished to Piper Sandler by Company management.

The overall low to high Enterprise Value to Adjusted EBITDA multiples (and mean and median multiples) observed for the Peer Group were as follows:

Peer Group	Low	High	Mean	Median
Enterprise Value / 2025E Adjusted EBITDA	9.40x	12.10x	10.76x	10.46x
Enterprise Value / 2026E Adjusted EBITDA	9.30x	12.51x	10.50x	10.25x

(1)	With the exception of Braemar Hotel & Resorts Inc., which was based on its closing price on August 26, 2025, the day it publicly announced that it was initiating a process for the sale of the company.

Piper Sandler calculated the implied per common share equity value for the Company utilizing the overall low to high Enterprise Value to Adjusted EBTIDA multiples (and mean and median multiples) for the Peer Group and financial data for the Company that was based on publicly available information and the Management Projections furnished to Piper Sandler by Company management. This analysis indicated the following approximate implied per common share equity values for the Company:

Implied Company Per Common Share Equity Value Reference Range Based on the Peer Group(2)

Company 2025E Adjusted EBITDA	Low	High	Mean	Median
$35,534,579	NM	$0.06	NM	NM

Company 2026E Adjusted EBITDA	Low	High	Mean	Median
$37,973,075	NM	$2.26	NM	NM

(2)	“NM” indicates “not meaningful” for a negative implied equity value.

Precedent Transactions Analysis

Piper Sandler reviewed publicly available financial information relating to the following six transactions involving publicly traded REITs in the hotel industry which were announced between January 1, 2017 and October 17, 2025 where the target was publicly traded with business characteristics that Piper Sandler considered generally relevant, collectively referred to as the “Precedent Transactions”:

Announcement Date	Acquirer	Target
8/28/2023	KSL Capital Partners	Hersha Hospitality Trust
11/8/2021	Cerberus Capital Management	CorePoint Lodging Inc.
3/15/2021	Blackstone Real Estate Partners & Starwood Capital Group	Extended Stay America, Inc.
5/6/2019	Park Hotels & Resorts	Chesapeake Lodging Trust
9/6/2018	Pebblebrook Hotel Trust	LaSalle Hotel Properties
4/24/2017	RLJ Lodging Trust	Felcor Lodging Trust

As shown in the below table, for each selected Precedent Transaction, Piper Sandler calculated the implied enterprise value (based on transaction consideration) as a multiple of Forward Adjusted EBITDA (which is generally defined as Hotel EBITDA less corporate general & administrative expense and adjusted for certain other items) obtained from each target’s public merger proxy filing.

figures in millions, except per share amounts
Announce Date			Deal Price Per Share	Transaction Consideration		Equity Deal Value	Target Preferred Stock	Target Debt	Target Cash Balance	Implied Enterprise Value	Debt + Preferred / Enterprise Value	Forward Adjusted EBITDA	Adjsuted EBITDA Multiple
	Target	Acquiror		Cash	Stock
8/28/23	Hersha Hospitality Trust	KSL Capital Partners	$10.00	100.0%	0.0%	$481.4	$367.6	$609.7	$142.4	$1,316.3	74.2%	$118.0	11.16x
11/8/21	CorePoint Lodging Inc.	Cerberus Capital Management	15.65	100.0%	0.0%	960.9	15.0	537.0	174.0	1,338.9	41.2%	79.0	16.95x
3/15/21	Extended Stay America, Inc.	Blackstone & Starwood	20.50	100.0%	0.0%	3,678.5	—	2,720.4	357.9	6,041.0	45.0%	434.0	13.92x
5/6/19	Chesapeake Lodging Trust	Park Hotels & Resorts	31.00	35.5%	64.5%	1,883.7	—	753.9	46.1	2,591.5	29.1%	178.0	14.56x
9/6/18	LaSalle Hotel Properties	Pebblebrook Hotel Trust	36.13	31.4%	68.6%	4,021.3	260.0	1,080.0	220.8	5,140.5	26.1%	320.0	16.06x
4/24/17	Felcor Lodging Trust	RLJ Lodging Trust	8.54	0.0%	100.0%	1,202.1	366.7	1,354.3	47.3	2,875.8	59.8%	235.0	12.24x

The overall low to high Enterprise Value/Forward Adjusted EBITDA multiples (and mean and median multiples) observed for the Precedent Transactions were as follows:

Precedent Transactions	Low	High	Mean	Median
Forward Adjusted EBITDA	11.16x	16.95x	14.15x	14.24x

Piper Sandler calculated the implied per common share equity value for the Company utilizing the overall low to high Enterprise Value to Forward Adjusted EBTIDA multiples (and mean and median multiples) for the Precedent Transactions and financial data for the Company that was based on publicly available information and the Management Projections furnished to Piper Sandler by Company management. This analysis indicated the following approximate implied per common share equity values for the Company:

Implied Company Per Common Share Equity Value Reference Range Based on Precedent Transactions(1)

Company 2026E Adjusted EBITDA	Low	High	Mean	Median
$37,973,075	NM	$10.49	$5.30	$5.47

(1)	“NM” indicates “not meaningful” for a negative implied equity value.

Discounted Cash Flow Analysis

Using a discounted cash flow analysis, Piper Sandler calculated an estimated range of theoretical values for a share of Company common stock based on the net present value of projected unlevered free cash flows that the

Company forecasted to generate during the last two quarters of its fiscal year ending December 31, 2025 through the full fiscal year ending December 31, 2029, based on the Management Projections. Piper Sandler calculated terminal values for a share of Company common stock by applying a range of Enterprise Value/Adjusted EBTIDA multiples of 9.50x to 12.50x (which multiple range was selected based on Piper Sandler’s professional judgement and the approximate low to high Company 2026E Adjusted EBITDA multiples in the Public Companies Analysis) to the Company’s estimated Adjusted EBITDA for the fiscal year ending December 31, 2029.

The net present values (as of June 30, 2025) of the unlevered free cash flows and terminal values were then calculated using a selected range of discount rates of 11.0% to 12.0%, which was based on Piper Sandler’s professional judgment.

The following tables describe the discount rate calculation for Company common stock, as prepared by Piper Sandler. In its normal course of business, Piper Sandler employs the Kroll Cost of Capital Navigator in determining an appropriate discount rate.

Calculation of Company Discount Rate			Calculation of Company Cost of Common Equity(2)		Calculation of Company Cost of Preferred Equity
Capital Source	Company Weight(1)	Company Cost of Capital	20-Year US Treasury Yield	4.58%	Preferred Series	6/30/25 Base Liq. Pref ($M)(3)	Coupon
Common Equity	50.00%	16.95%	Equity Risk Premium	5.00%	Series B Preferred Stock	$36.6	8.000%
Preferred Equity	10.00%	8.03%	Size Premium	7.42%	Series C Preferred Stock	33.7	7.875%
Debt	40.00%	5.92%	Industry Premium	(0.05%)	Series D Preferred Stock	29.1	8.250%

Calculated Discount Rate		11.65%	Calculated Cost of Common Equity	16.95%	Calculated Cost of Preferred Equity(4)		8.031%

Calculation of Company Cost of Debt
Mortgage/Debt Facility	6/30/25 UPB ($M)	Coupon	All-In Cost of Funds
The DeSoto	$28.7	4.25%	4.25%
The DeSoto	5.0	7.50%	7.50%
DoubleTree by Hilton Jacksonville Riverfront	25.8	SOFR +3.00%	7.02%
DoubleTree by Hilton Laurel	10.0	7.35%	7.35%
DoubleTree by Hilton Philadelphia Airport	35.9	SOFR +3.50%	7.52%
DoubleTree Resort by Hilton Hollywood Beach	49.6	4.913%	4.91%
The Georgian Terrace	38.0	4.42%	4.42%
Hotel Alba Tampa, Tapestry Collection by Hilton	35.0	8.49%	8.49%
Hotel Ballast Wilmington, Tapestry Collection by Hilton	29.3	4.25%	4.25%
Hyatt Centric Arlington	44.7	5.25%	5.25%
The Whitehall	13.6	Prime +1.25%	8.50%

Calculated Cost of Debt(4)			5.92%

Note:	benchmark rates and market data as of October 17, 2025.

(1)

Piper Sandler applied the selected weightings to each component of the discount rate calculation based upon its professional judgement and the approximate corresponding percentages of common equity, preferred equity, and debt within each capital stack of the Peer Group included in the Public Companies Analysis.

(2)	Source: Kroll Cost of Capital Navigator as of October 9, 2025.
(3)	Preferred equity balances do not include accrued and unpaid dividends.
(4)	Weighted by 6/30/25 base liquidation preference of each preferred series for the calculated cost of preferred stock and weighted by 6/30/25 UPB for the calculated cost of debt.

This analysis indicated the following approximate implied per common share equity value reference range for the Company:

Implied Company Per Common Share Equity Value Reference Range(1)

	Low	High
Company Implied Per Common Share Equity Value Reference Range	NM	$1.45

(1)	“NM” indicates “not meaningful” for a negative implied equity value.

Miscellaneous

The Special Committee selected Piper Sandler to act as its exclusive financial advisor in connection with the Merger based on Piper Sandler’s qualifications, experience and reputation. Piper Sandler is a nationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities and private placements.

The Special Committee has agreed to have the Company pay Piper Sandler for its financial advisory services in connection with the Merger a fee of $1 million, which advisory fee is contingent upon consummation of the Merger. The Company paid Piper Sandler $650,000 upon Piper Sandler rendering its fairness opinion on October 22, 2025, which opinion fee will be credited in full towards the financial advisory fee which will become due and payable to Piper Sandler upon consummation of the Merger. In addition, the Special Committee has agreed to have the Company reimburse Piper Sandler for its expenses, including fees and expenses of legal counsel, and to indemnify Piper Sandler and certain related parties for certain liabilities and other items arising out of or related to its engagement.

Piper Sandler is a full-service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. Piper Sandler did not provide any other investment banking services to the Company in the two years preceding the date of Piper Sandler’s opinion, nor did Piper Sandler provide any investment banking services to Parent in the two years preceding the date thereof. In the ordinary course of business as a broker-dealer, Piper Sandler may purchase securities from and sell securities to the Company, Parent and their respective affiliates. Piper Sandler may also actively trade the equity and debt securities of the Company and their respective affiliates for its own account and for the accounts of its customers.

Financing of the Merger

General

The Merger Agreement does not contain a financing contingency or condition to the Closing. The Company has agreed to provide, and to cause its subsidiaries, and each of the Company’s and its subsidiaries’ non-legal representatives, to use reasonable best efforts to provide, such cooperation necessary or reasonably requested by Parent for financings of the type contemplated in connection with the arrangement of the debt financing contemplated by the debt financing commitments. For more information, see the sections entitled “The Merger Agreement-Financing Cooperation” and “The Merger Agreement-Conditions to the Merger.”

It is anticipated that the total amount of funds necessary to complete the Merger and the other transactions contemplated by the Merger Agreement will be less than $547.33 million. Parent has informed the Company that Parent and Merger Sub have secured both equity financing and debt financing to be provided in connection with the Merger.

Equity Financing

On October 24, 2025, Sponsor entered into an equity commitment letter (the “Equity Commitment Letter”) with Parent, pursuant to which Sponsor committed to contribute (or cause to be contributed) to Parent up to $47 million in cash (the “Equity Commitment”) on the terms and subject to the conditions set forth in the Equity Commitment Letter. The Equity Commitment will be used by Parent to fund the amounts required to be funded by Parent pursuant to the Merger Agreement at the Closing, including, without limitation, (a) the aggregate amounts to be paid as Merger Consideration and (b) the related costs, fees and expenses incurred by Parent and its affiliates (collectively, the “Payment Obligations”). The Equity Commitment is subject to certain customary conditions, including, among others, the consummation of the Merger in accordance with the Merger Agreement substantially simultaneously with or immediately following the funding of the Equity Commitment, the satisfaction or waiver of the conditions to the obligations of the Parent Parties to consummate the Merger and the substantially simultaneous funding of the debt commitment (discussed below). The Company is an express third-party beneficiary under the Equity Commitment Letter with the ability to cause Parent to enforce the Equity Commitment when due pursuant to the terms of the Equity Commitment Letter.

Debt Financing Commitment

In addition, Merger Sub has entered into a debt commitment letter with Apollo Global Funding, LLC and Apollo Global Real Estate Management, L.P. (collectively, the “Lenders”), dated October 24, 2025 (the “Debt Commitment Letter”), pursuant to which the Lenders have committed to provide debt financing in an aggregate principal amount up to $350 million (the “Loan”), on the terms and subject to the conditions set forth in the Debt Commitment Letter. The proceeds of the Loan are to be provided by Lenders to existing or to-be-formed special-purpose, bankruptcy-remote, limited liability companies (the “Borrower”) that will own the properties that will secure the Loan (the “Properties”).

The proceeds of the Loan may be used (a) to pay the aggregate amounts to be paid as Merger Consideration pursuant to the Merger Agreement at the Closing, (b) for any brand-mandated property improvement plans for the Properties, (c) to pay costs and expenses incurred in connection with the closing of the Loan, (d) for any working capital requirements of the Properties, and (e) to effect the redemption of certain preferred stockholders, in the event that more than a certain percentage of preferred stockholders of the Company elect to convert their preferred shares.

The Debt Commitment Letter permits the Lenders to terminate the obligations to fund the Loan only in the following circumstances:

•	the consummation of the Merger, with or without the funding of the Loan;

•	the termination of the Merger Agreement in accordance with its terms before the funding of the Loan; and

•	Lenders shall have the right to terminate the Debt Commitment Letter at 11:59 p.m., New York City time, five business days after the End Date, April 22, 2026.

The obligation of the Lenders to make the Loans is subject to certain conditions, including, but not limited to the following:

•	the entry into loan documentation in accordance with the terms set forth in the Debt Commitment Letter;

•	there shall have been no bankruptcy, insolvency or reorganization proceeding filed or in existence against any of the Properties, Borrower, the Parent Parties or Sponsor;

•

the delivery of customary opinions of counsel (including non-consolidation opinions) and other customary ancillary documentation, including customary organizational documents and resolutions, and valid certificates of good standing;

•

the Lenders’ satisfactory review and approval of real estate, property and other due diligence items relating to the Company, the guarantors and the Properties, each of which is described in the Debt Commitment Letter;

•	the absence of any material breach of the Merger Agreement by the parties thereto;

•	funding of the Mezzanine Commitment (as defined below); and

•	other conditions customary for a mortgage-backed financing set forth in the Debt Commitment Letter.

Parent and Merger Sub are required under the Merger Agreement to (i) use commercially reasonable efforts to take, or cause to be taken, as promptly as practicable after the date of the Merger Agreement, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange, obtain and consummate the debt financing on the terms and conditions described in or contemplated by the Debt Commitment Letter (including, to the extent required, the full exercise of so-called “market flex” provisions in the Debt Commitment Letter) and (ii) pay all commitment or other fees arising pursuant to the Debt Commitment Letter, including any extension fees to be paid by the Parent Parties or any of their respective affiliates pursuant to the Debt Commitment Letter. In the event that any portion of the debt financing becomes unavailable on the terms and conditions of the Debt Commitment Letter, and such portion of the debt financing is necessary to fund the Payment Obligations, Parent will use its commercially reasonable efforts and as promptly as practicable after the occurrence of such event, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain alternative financing from the same or alternative sources in an amount sufficient, when added to the portion of the debt financing and equity financing that is and remains available to Parent, to replace any unavailable debt financing contemplated by the Debt Commitment Letter. The definitive documentation governing the debt financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

Mezzanine Financing Commitment

Parent and Merger Sub have also entered into a mezzanine commitment letter with Ascendant Capital Fund II LP (“Ascendant”), dated October 24, 2025 (the “Mezzanine Commitment Letter”), pursuant to which Ascendant has committed to provide upon the terms and subject to the conditions set forth in the Mezzanine Commitment Letter, (a) debt financing in an aggregate principal amount up to $45,000,000 and (b) an equity contribution to Parent of cash in an aggregate amount up to $20,000,000 (collectively, the “Mezzanine Commitment”). The proceeds of the Loan may be used (a) to pay the aggregate amounts to be paid as Merger Consideration pursuant to the Merger Agreement at the Closing, (b) for any brand-mandated property improvement plans for the Properties, (c) to pay costs and expenses incurred in connection with the closing of the Loan, (d) for any working capital requirements of the Properties and, (e) to effect the redemption of certain preferred stockholders, in the event that more than a certain percentage of preferred stockholders of the Company elect to convert their preferred shares.

The Mezzanine Commitment Letter permits Ascendant to terminate the obligations to fund the Mezzanine Commitment only in the following circumstances:

•	the consummation of the Merger, with or without the funding of the Loan or the making of the equity contribution;

•	the termination of the Merger Agreement in accordance with its terms before the funding of the Loan or the making of the equity contribution; and

•	Lenders shall have the right to terminate the Debt Commitment Letter at 11:59 p.m., New York City time, five business days after the End Date, April 22, 2026.

The obligation of Ascendant to fund the equity portion of the Mezzanine Commitment is subject to the funding of the debt portion of the Mezzanine Commitment, and the obligation of Ascendant to fund the debt portion of the Mezzanine Commitment is subject to subject to certain conditions, including, but not limited to the following:

•	the entry into loan documentation in accordance with the terms set forth in the Mezzanine Commitment Letter;

•

there shall have been no bankruptcy, insolvency or reorganization proceeding filed or in existence against any of the Properties, Parent, KWC Management, LLC, an affiliate of Parent, or certain other affiliates of Parent;

•

the delivery of (i) a UCC title insurance policy and (ii) customary opinions of counsel (including non-consolidation opinions) and other customary ancillary documentation, including customary organizational documents and resolutions, and valid certificates of good standing;

•

Ascendant’s (i) satisfactory review and approval of real estate, property and other due diligence items relating to the Company, the guarantors and the Properties, each of which is described in the Debt Commitment Letter and (ii) performance of satisfactory inspections of the Properties;

•	the absence of any material breach of the Merger Agreement by the parties thereto;

•	funding of the Mezzanine Commitment (as defined below);

•

the Lenders’ satisfactory completion of lien, judgment, litigation and bankruptcy searches with respect to the Properties, Parent, KWC Management, certain other affiliates of Parent and such other affiliates of the Parent as Ascendant determines; and

•	other conditions customary for a mortgage-backed financing set forth in the Debt Commitment Letter.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of the Board to approve the Merger and the other proposals described above, the Company’s stockholders should be aware that the Company’s directors and executive officers have certain interests in the Merger that are different from, or in addition to, the interests of the Company’s stockholders generally. These interests may create potential conflicts of interest. You should take these interests into account in deciding whether to vote “FOR” the approval of the Merger.

These interests are described in more detail below and certain of the interests with respect to the Company’s named executive officers are also quantified herein under the subsection entitled “The Merger-Interests of the Company’s Directors and Executive Officers in the Merger-Quantification of Potential Payments and Benefits” and are subject to a non-binding, advisory vote of the stockholders of the Company in the Advisory Compensation Proposal.

Our Town Hospitality, LLC

OTH, is currently the management company for each of the Company’s ten wholly-owned hotels, as well the manager of the Company’s rental programs at the Lyfe Resort & Residences and the Hyde Beach House Resort & Residences under a Master Agreement between OTH and the Company dated September 6, 2019, as amended and restated on November 6, 2024 (the “Master Agreement”), as well as series of related management agreements for the individual hotels and rental programs managed by OTH (the “Management Agreements”). As of the date of this Proxy Statement, Andrew M. Sims, our Chairman; David R. Folsom, our President and Chief Executive Officer; and Andrew M. Sims Jr., our former Vice President—Operations & Investor Relations and, currently, an employee of OTH, directly or indirectly own approximately 62.77%, 6.21%, and 15.0%, respectively, of the total outstanding ownership interests of OTH.

Following the Closing, Parent is expected to appoint a new management company to operate the hotels covered by the Management Agreements and retain substantially all hotel employees. Therefore, in connection with the Merger, and as the result of separate negotiations involving neither the Special Committee nor the committee’s legal counsel, Parent entered into an Asset Purchase Agreement with OTH on October 24, 2025 (the “APA”). The APA provides that OTH will assign the Management Agreements, with the exception of the Management Agreement relating to the Hyde Resort and Residences which is expected to be terminated before the Closing, to Parent for cash consideration of $9.7 million effective as of the Closing, while retaining certain contractual rights and indemnification protections. OTH is expected to continue its separate corporate operations and employees, and is currently in discussions with the Company regarding its office space in Virginia, which it leases from the Company. The APA also provides for standard closing adjustments for employment expenses, employee termination costs, and management fees.

Treatment of Company Equity Awards

Company Restricted Stock Awards. At the Effective Time, each award of restricted stock of the Company (each, a “Company Restricted Stock Award”) that is outstanding as of immediately prior to the Effective Time, including those held by the Company’s directors and executives, will vest and all restrictions thereupon shall lapse, and each Company Restricted Stock Award will be canceled and converted into the right to receive a payment (without interest and subject to applicable tax withholding) equal to the product of (i) the number of Company Common Stock underlying such Company Restricted Stock Award as of immediately prior to the Effective Time and (ii) $2.25, subject to the terms and conditions of the Merger Agreement.

Value of Payments. The table below sets forth the (i) aggregate number of Company Restricted Stock Awards held by the Company’s executive officers and non-employee directors, as applicable; and (ii) the estimated value of the payments that the Company’s executive officers and non-employee directors are eligible to receive (before deduction of applicable tax withholding) in connection with the Merger in respect of such awards based on the aggregate number of unvested Company Restricted Stock Awards held by the executive officers and non-employee directors as of the Record Date. Solely for the purposes of the table below, we have assumed that the Effective Time to occur on Record Date. These estimated values are based on (i) the proposed Merger Consideration of $2.25 per Company Common Share. Further, these estimated values assume that all Company Restricted Stock Awards held by the executive officers and non-employee directors as of the Record Date remain outstanding as of the Effective Time. The table below does not take into account any vesting or forfeiture of equity awards, nor any additional equity awards that may be granted, between Record Date and the Effective Time.

Name	Stock Awards Number of shares of stock that have not vested	Market Value of shares that have not vested(1)
Executive Officers
Andrew M. Sims, Chairman	30,000	$67,500
David R. Folsom, President and CEO	15,200	$34,200
Anthony E. Domalski, Vice President, CFO and Secretary	13,600	$30,600
Scott M. Kucinski, Executive Vice President and COO	11,200	$25,200
Non-Employee Directors
Maria L. Caldwell	3,000	$6,750
G. Scott Gibson IV	3,000	$6,750
Walter S. Robertson III	3,000	$6,750
Herschel J. Walker	3,000	$6,750
Anthony C. Zinni	3,000	$6,750

(1)	Dollar values are calculated based on the Merger Consideration of $2.25 per share of Company Common Stock.

Executive Officer Employment Agreements

Each of Messrs. Sims, Folsom, Domalski, and Kucinski is a party to an employment agreement with the Company, effective as of January 1, 2020 (for Sims, Folsom, and Kucinski) and January 1, 2018 (for Domalski) with each subsequently amended as of January 1, 2023 to extend the term of each through December 31, 2027 and to grant Restricted Stock Awards (each, an “Employment Agreement”). Each of the Employment Agreements was approved by the Board and was considered appropriate and commercially reasonable by the Board at the time of approval. The Employment Agreements, among other things, outline employment terms, including provisions related to salary and benefits, grant Restricted Stock Awards, and provide severance payments upon certain terminations of employment, including terminations without cause or for “good reason,” with good reason including a termination of employment within 12-months following a change in control. If consummated, the Merger will constitute a change of control of the Company for purposes of the Employment Agreements. The Employment Agreements contain provisions related to Code Section 280G and state that, if Code Section 280G applies such that the Code Section 4999 excise tax would be imposed on the executive, each executive officer is entitled to receive, on an after-tax basis, the greater of (i) the amount owed to the executive after being reduced so that the excise tax does not apply, or (ii) the total amounts owed to the executive after applying the excise tax.

Termination Without Cause or Resignation for Good Reason within 12 Months following a Change of Control

Each Employment Agreement provides that upon a termination without cause or a resignation for good reason within 12 months following a change of control, the executive will be entitled to receive (i) any accrued but unpaid salary and bonuses; (ii) vesting of any previously issued stock options or restricted stock; (iii) payment of the executive’s life, health and disability insurance coverage for a period of five (5) years following termination, provided that an executive is entitled to a lesser benefit if he obtains employment during the 60-month period that would reasonably be expected to provide such insurance; (iv) any unreimbursed expenses; and (v) a severance payment equal to three (3) times the executive’s combined salary and actual bonus compensation for the preceding fiscal year, to be paid within five (5) days of such executive officer’s last day of employment.

Employee Benefit Plans

General

In connection with the Merger, the Company’s existing employee benefit plans will be terminated immediately prior to the Closing. These plans include the Sotherly Hotels Inc. 401(k) Plan (the “401(k) Plan”) and the Sotherly Hotels Inc. Employee Stock Ownership Plan (the “ESOP”) as well as any health and welfare benefit plans. The termination of these plans will be carried out in accordance with applicable law and the terms of the respective plan documents.

401(k) Retirement Savings Plan

As of the last business day occurring immediately prior to the Closing, the 401(k) Plan will be terminated. Participants in the 401(k) Plan will be fully vested in their account balances as of the termination date and shortly after Closing, participants will be provided with distribution options permitted under the Internal Revenue Code, including direct rollovers to other qualified retirement plans or individual retirement accounts. No additional contributions will be made on compensation earned after the termination date.

Employee Stock Ownership Plan (ESOP)

The ESOP will also be terminated in connection with the Merger. All shares of Company Common Stock held in the ESOP will be exchanged for the Merger Consideration on the same terms as other outstanding shares of Company Common Stock. Prior to the merger, ESOP participants will have the right to direct the ESOP Trustee how to vote the shares allocated to their accounts (“pass-through voting”) on the Merger proposal and any related matters. Shares for which no voting instructions are received will be voted by the ESOP Trustee in accordance with the terms of the ESOP (in the same proportion as directed shares are voted) and applicable law. After the exchange, participants’ ESOP accounts will reflect the cash consideration received, and distributions will be made in accordance with applicable law and plan provisions.

Effect on Employees

Following the Merger, employees will no longer accrue benefits under these plans. Any outstanding obligations under the terminated plans will be satisfied in accordance with the terms of the plans and applicable regulations.

New Compensation Arrangements with Parent

We anticipate that each of Scott M. Kucinski and Anthony E. Domalski may enter into new compensation arrangements with Parent following the closing of the Merger. To date, the only discussions regarding post-transaction employment have been between Mr. Kucinski and representatives of Parent concerning potential post-closing employment, and no definitive terms have been determined. While we expect that Parent may approach Mr. Domalski to provide short-term accounting and compliance services after closing, no discussions concerning such services have been initiated to date. Other than the discussions with Mr. Kucinski described above, there have been no discussions regarding post-closing employment, board service, consulting arrangements, benefits, or other contractual relationships for any member of the Company’s executive management team or the Board of Directors, and we do not expect any other member of the executive management team or member of the Board of Directors to be employed by, or to enter into compensation arrangements with, Parent following the closing.

Special Committee Fees

In consideration of the expected time and effort that would be required of the members of the Special Committee in evaluating a potential transaction, the Board initially determined that each member of the Special Committee would receive compensation of: (i) $10,000 per quarter in Special Committee retainer fees; (ii) $2,250 per in-person Special Committee meeting; and (iii) $1,125 per telephonic Special Committee meeting. In addition, the chair of the Special Committee initially received a $4,875 per quarter Special Committee chair fee. Following October 7, 2025, the Board determined that each member of the Special Committee would receive: (i) no Special Committee retainer fee; (ii) $675 per in-person Special Committee meeting; and (iii) $338 per telephonic Special Committee meeting. Following October 7, 2025, the chair of the Special Committee would receive a $5,850 annual Special Committee chair fee, which accrued and paid quarterly. Such fees were payable whether or not a potential transaction was entered into or consummated by the Company. No other meeting fees or other compensation (other than reimbursement for reasonable expenses in connection with the discharge of their duties or their engagement of advisors) was paid to the members of the Special Committee in connection with their service on the Special Committee.

Indemnification; Directors’ and Officers’ Insurance

The Merger Agreement provides that Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each current or prior officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the organizational documents of the Company as in effect on the date of the Merger Agreement, or pursuant to any other contracts in effect on the date of the Merger Agreement and disclosed by the Company, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of six years from the

Effective Time, the Surviving Corporation agrees to, and Parent shall cause the Surviving Corporation to, cause the organizational documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the organizational documents of the Company as of the date of the Merger Agreement.

The Surviving Corporation shall maintain in effect, and Parent shall cause the Surviving Corporation to maintain, the Company’s current directors’ and officers’ liability insurance covering each person currently covered by Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to and through the Closing; provided that in lieu of such obligation, (i) Parent or the Surviving Corporation may substitute therefor policies of an insurance company, the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s existing policies as of the date hereof, or (ii) in consultation with Parent, the Company may obtain extended reporting period coverage under the Company’s existing insurance programs (to be effective as of the Closing) or purchase a “tail” policy for a period of six (6) years after the Closing through Parent’s insurance broker, as applicable, for a cost not in excess of two times the current annual premiums for such insurance; and provided, further, that in no event shall the Surviving Corporation be required to pay annual premiums for insurance in excess of 300% of the most recent annual premiums paid by Company.

The obligations of Parent, Merger Sub, and the Surviving Corporation under this section will survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this section applies shall be third party beneficiaries of this section, each of whom may enforce the provisions of this section.

In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this section. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to law, contract, or otherwise. Nothing in the Merger Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this section is not prior to, or in substitution for, any such claims under any such policies.

Quantification of Potential Payments and Benefits

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of the Company’s named executive officers that is based on or otherwise relates to the Merger. The amounts in the table were calculated using outstanding Company Restricted Stock Awards held by each named executive officer as of the Record Date and a per-share price for Company Common Stock of $2.25, and assumes the Merger closed on Record Date. The compensation summarized in the table and footnotes below is subject to a non-binding, advisory vote of the stockholders of the Company, as described in the Advisory Compensation Proposal.

The amounts in the following table are estimates based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement, and do not include amounts that were vested as of the Record Date. In addition, certain amounts will vary depending on the actual date of Closing, which is presently expected to be in the first quarter of 2026, but assumed for purposes of the calculations underlying this table to occur on Record Date. As a result, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below. In the footnotes to the table below, we refer to payments that are conditioned on the occurrence of both the Merger and the named executive officer’s qualifying termination or resignation of employment as being payable on a “double trigger” basis and payments or benefits that are conditioned only upon the occurrence of the Merger as being payable on a “single trigger” basis.

Golden Parachute Compensation(1)

	Cash(2)	Equity(3)	Perquisites/ Benefits(4)	Total
Name	($)	($)	($)	($)(5)
David R. Folsom	$2,031,864	$5,775.78	$181,751.73	$2,219,391.51
Andrew M. Sims	$2,117,175	$11,399.56	$177,635.73	$2,306,210.29
Anthony E. Domalski	$1,451,982	$5,167.80	$160,762.56	$1,617,912.36
Andrew M. Sims, Jr.	$665,547	$1,899.33	$188,058.25	$855,505.18

(1)	While Andrew M. Sims, Jr. is not a Named Executive Officer, and is no longer employed by the Company, but is included for the 280G analysis as the son of Andrew M. Sims, due to attribution rules.
(2)

The amounts in this column represent aggregate cash severance payments that each named executive officer would be entitled to receive under his applicable Employment Agreement if his employment were terminated by the Company without “cause” or by the named executive officer for “good reason” assuming that the Merger occurred and termination of employment happens within 12 months of Closing. See “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Executive Officer Employment Agreements” of this proxy statement for a description of each named executive officer’s severance rights under the executive’s applicable Employment Agreement.

(3)

The amounts in this column represent the present value of accelerated vesting of Company Restricted Stock Awards, each of which is to be canceled and converted into the right to receive the Merger Consideration, as described above in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards” of this proxy statement.

(4)

The amounts in this column represent the present value of continued health, life and disability insurance benefits for each named executive officer for 60 months, which each named executive officer would be entitled to receive under his applicable Employment Agreement if his employment were terminated by the Company without cause or by the named executive officer for good reason on the Record Date. Each named executive officer is entitled to a lesser benefit if he obtains employment during the 60-month period and has access to such insurance.

(5)

The total amounts do not reflect any reductions to “parachute payments” (as defined by Section 280G of the Code) that may be economically beneficial to the named executive officers in order to avoid the excise tax imposed on individuals receiving excess parachute payments under Sections 280G and 4999 of the Code. As reflected in the table, executives are entitled to a “better of” 280G amount, as described above in “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Executive Officer Employment Agreements.”

Material U.S. Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences of the Merger to holders of Company Common Shares whose shares are surrendered in the Merger in exchange for Merger Consideration as described herein. This discussion is based on current law, is for general information only and is not tax advice. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. The Company has not requested, and does not plan to request, any rulings from the Internal Revenue Service (the “IRS”), concerning the Company’s tax treatment or the tax treatment of the Merger, and the statements in this proxy statement are not binding on the IRS or any court. The Company can provide No assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This discussion does not address (1) U.S. federal taxes other than income taxes, (2) state, local or non-U.S. taxes, (3) tax reporting requirements (other than certain information reporting requirements), (4) the Medicare contribution tax on net investment income, (5) the alternative minimum tax or (6) withholding taxes under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA). This discussion assumes that Company Common Shares are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the Merger to holders of restricted shares or other awards received as compensation. In addition, this discussion does not address the tax treatment of special classes of common stockholders, including, for example:

•	banks, insurance companies, and other financial institutions;

•	regulated investment companies;

•	REITs;

•	tax-exempt organizations or governmental organizations;

•	persons holding Company Common Shares in a tax-deferred or tax advantaged account;

•	persons acting as nominees or otherwise not as beneficial owners;

•	mutual funds;

•	S corporations, partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	brokers, dealers, or traders in securities or currencies;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons holding Company Common Shares as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to Company Common Shares being taken into account in an applicable financial statement;

•	holders who acquired Company Common Shares pursuant to the exercise of any employee share option or otherwise as compensation;

•	qualified foreign pension funds, as defined in Section 897(l) of the Code;

•	qualified stockholders, as defined in Section 897(k) of the Code; and

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes holds Company Common Shares, the tax treatment of its owners generally will depend upon the status of the owners and the activities of the entity or arrangement. If you are a partner of a partnership, a member of a limited liability company or an owner of any entity classified as a partnership for U.S. federal income tax purposes and that entity is holding Company Common Shares, you should consult your tax advisor. Moreover, each holder should consult its tax advisor regarding the U.S. federal income tax consequences to it of the Merger in light of its own particular situation, as well as any consequences of the Merger to such holder arising under the laws of any other taxing jurisdiction.

For purposes of this section, a “U.S. holder” means a beneficial owner of Company Common Shares that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of Company Common Shares that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

This discussion of material U.S. federal income tax consequences is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

THE U.S. FEDERAL INCOME TAX RULES APPLICABLE TO THE MERGER AND DISPOSING OF COMPANY COMMON SHARES, AND TO REITS GENERALLY, ARE HIGHLY TECHNICAL AND COMPLEX. HOLDERS OF COMPANY COMMON SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX LAWS, AND POTENTIAL CHANGES IN APPLICABLE TAX LAWS, IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Tax Consequences of the Merger to the Company

In the Merger, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into the Company, with the Company surviving the merger. The holders of the Company’ Common Shares will receive Merger Consideration (i.e., $2.25 in cash per share of Company Common Stock) in exchange for their shares, and, at the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist. The Company Preferred Shares will remain unaffected as a result of the Merger, other than with respect to any Company Preferred Shares that are exchanged for Company Common Shares prior to the Merger. For U.S. federal income tax purposes, the transaction will generally be treated as a taxable sale of Company Common Stock by the Company’s stockholders in exchange for the Merger Consideration. The Company itself generally will not recognize gain or loss as a result of the Merger.

Tax Consequences of the Merger to U.S. Holders

The receipt of Merger Consideration by a U.S. holder in exchange for Company Common Shares in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The amount of any taxable gain or loss realized by a U.S. holder who receives Merger Consideration for Company Common Shares in the Merger will generally equal the difference, if any, between (1) the amount of Merger Consideration received for such Company Common Shares (determined before the deduction of any applicable withholding taxes) and (2) the U.S. holder’s adjusted tax basis in such Company Common Shares. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of Company Common Shares (that is, shares acquired at the same cost in a single transaction) exchanged for Merger Consideration in the Merger. Any gain or loss recognized by a U.S. holder for U.S. federal income tax purposes upon the receipt of Merger Consideration in exchange for Company Common Shares in the Merger will generally be capital gain or loss, and, except as provided below, will be long-term capital gain or loss if the U.S. holder has held such

Company Common Shares for more than one year at the effective time of the Merger. However, if a U.S. holder recognizes a loss on shares it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from the Company that were required to be treated as long-term capital gains. If any gain or loss is not treated as long-term capital gain or loss, then such gain or loss will be treated as short-term capital gain or loss which, in the case of short-term capital gain is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

Tax Consequences of the Merger to Non-U.S. Holders

The following discussion assumes the Merger is treated as a taxable sale of the Company’s Common Shares for U.S. federal income tax purposes, and not as a liquidating distribution. The U.S. federal income tax consequences of the Merger to a non-U.S. holder will depend on various factors and are subject to special rules. A non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized from such sale unless one of the following applies:

(i)

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is also attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the United States);

(ii)

the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more (determined under special rules) during the taxable year that includes the Effective Time, and certain other requirements are met; or

(iii)	the Company Common Shares constitute a U.S. real property interest (“USRPI”) in the non-U.S. holder’s hands.

Gain described in item (i) listed above will generally be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the business.

A non-U.S. holder described in item (ii) listed above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on gain realized upon the disposition of Company Common Shares in the Merger, which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to item (iii) listed above, if a non-U.S. holder’s Company Common Shares constitute USRPIs, any gain recognized by such holder in the Merger will be treated as income effectively connected with the conduct of a U.S. trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s shares generally will not constitute USRPIs if either (1) the Company is a “domestically controlled qualified investment entity” at the Effective Time, or (2) both (a) Company Common Shares are treated as regularly traded on an established securities market such as NASDAQ at the date of the Merger and (b) the non-U.S. holder has owned, actually and constructively, 10% or less of the total fair market value of the Company Common Shares at all times during the shorter of (i) the five-year period ending with the effective time of the Merger and (ii) the non-U.S. holder’s holding period for the shares. A domestically controlled qualified investment entity includes a REIT in which at all times during the applicable testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons. For purposes of determining whether a REIT is a domestically controlled qualified investment entity, among other ownership rules, a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. Proposed Treasury regulations, if finalized, would provide additional guidance for determining whether a REIT is a domestically controlled qualified investment entity and clarify, among other things, that ownership by non-U.S. persons (other than persons treated as United States persons as described in the preceding sentence) will be determined by looking through pass-through entities and certain U.S. corporations. The Company believes, but cannot guarantee, that it has been and currently is domestically controlled as of the date of this proxy statement, but because the Company Common Shares are, and are anticipated to continue to be through the Effective Time, publicly traded, no assurances can be given that the Company will continue to qualify as a “domestically controlled qualified investment entity” at the Effective Time. Even if the Company does not qualify as a “domestically controlled qualified investment entity” at the Effective Time, gain realized by a non-U.S. holder on the receipt of Merger Consideration in exchange for Company Common Shares in the Merger may not be subject to U.S. federal income tax under item (iii) listed above if the requirements of clause (2) above, relating to the “regularly traded” exception, are met.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 24%, and information reporting may apply to the cash received pursuant to the exchange of Company Common Shares in the Merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax. Any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF THE COMPANY’S COMMON SHARES ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Merger, other than the acceptance for record of the Articles of Merger with respect to the Merger by the State Department of Assessments and Taxation of Maryland.

Delisting and Deregistration of Company Common Shares and Company Preferred Shares

If the Merger is completed, it is anticipated that (i) the Company Common Shares will be delisted, will no longer be traded on NASDAQ and will be deregistered under the Exchange Act, and (ii) the Company Preferred Shares will continue to be registered under the Exchange Act and trade on NASDAQ or another secondary market.

Litigation related to the Merger

As of December 11, 2025, the Company has received three demands from purported stockholders. The demands allege that certain disclosures in the preliminary proxy statement filed in connection with the proposed transaction between the Company and Parent omitted certain purportedly material information regarding, among other things, the background of the transaction, the Company’s financial projections, future employment arrangements by the Company’s management with Parent, and Piper Sandler’s financial analyses and disclosure. The Company believes that the allegations in the demands are without merit.

ESOP Participant Voting and Treatment of the ESOP Following the Merger

As record Stockholder of the shares of Company Common Stock in the Sotherly Hotels Inc. Employee Stock Ownership Plan (the “ESOP”), the ESOP’s Trustee is entitled to vote the ESOP’s Company stock at the Special Meeting. This Proxy Statement is being provided to ESOP Participants so they are fully informed of the proposals to be voted on at the meeting and to seek their direction on how the ESOP Trustee should vote the shares of Company stock allocated to participant accounts in the ESOP. ESOP Participants are not required to attend the Special Meeting, the ESOP Trustee will attend on their behalf as the representative of all ESOP Participants.

Role of ESOP Participants

The ESOP holds 659,212 shares of Company Common Stock as of the Record Date. The ESOP Trustee is the “record holder” and holds the certificates for the Company shares held by the ESOP, and the ESOP document guides the ESOP Trustee as to how to deal with the Company shares on behalf of ESOP Participants. The ESOP provides that the Company shares allocated to participant accounts may be voted for or against the Merger based on each ESOP Participant’s voting direction to the ESOP Trustee, absent the ESOP Trustee having more recent information that indicates voting in that fashion would not be prudent. Shares of Company Common Stock in the ESOP for which the ESOP Trustee does not get a completed voting direction form will be voted in the same proportion as shares that were directed.

ESOP Participants with Company stock balances in the ESOP are entitled to direct the ESOP Trustee as to how to vote the Company shares allocated to their ESOP account. ESOP Participants must direct the ESOP Trustee by filling out and sending to the ESOP Trustee the Participant Voting Direction Form that accompanies this package.

Role of the ESOP Trustee

If ESOP Participants direct that the shares of Company Common Stock allocated to their accounts in the ESOP be voted in favor of the Merger, ESOP Participant direction will be followed unless the ESOP Trustee determines that doing so would be imprudent. The ESOP Trustee is independent of all parties to the Merger.

The ESOP Trustee has not determined whether it will vote for or against the Merger and will not do so until the Special Meeting. The ESOP Trustee’s determination on whether it will vote for or against the Merger will be done in accordance with the Department of Labor’s standards for fiduciary actions. The ESOP Trustee can only vote in favor of the Merger if he determines it is fair to ESOP Participants from a financial point of view and that the consideration the ESOP would receive would be adequate consideration for the shares of Company Common Stock it holds.

What Will Happen to the ESOP After the Merger?

In accordance with the terms of the Merger Agreement, the ESOP will be terminated as of the Effective Time. In connection with the Merger and termination of the ESOP, the ESOP Trustee will receive Merger

Consideration in exchange for the Company Common Stock owned by the ESOP as of the Closing Date. ESOP Participants (or Beneficiaries of ESOP Participants) will receive (subject to certain direct rollover rules described below) a lump sum cash distribution of the Merger Consideration (and cash with respect to an ESOP Participant’s other investments account) as soon as practicable following the Closing Date, in accordance with the terms of the ESOP and applicable law.

In connection with the ESOP Termination, each ESOP Participant or Beneficiary will be provided a notice of termination and related final distribution, and each ESOP Participant or Beneficiary will be given at least 30 days to make an election as to how and where his or her distribution is to be paid. Distribution forms are included with this proxy along with a “Special Tax Notice – Your Rollover Options” describing the tax consequences when receiving a distribution from the ESOP and deciding whether or not the distribution is rolled over to another qualified plan or an individual retirement account. Distributions will be made, net of any required withholding, in accordance with the ESOP Participant’s or Beneficiary’s election. Even absent such a payment election, such lump sum cash distribution will be paid if the value of the ESOP Participant or Beneficiary’s account is $1,000 or less. If an ESOP Participant or Beneficiary has an account valued at more than $1,000 and does not affirmatively elect how to be paid within the timeframe provided in the distribution notice, then his or her account will be rolled over by direct rollover to an individual retirement account selected by the Plan Administrator.

Processing Your Voting Direction

The Participant Voting Direction Forms included with this proxy are to be returned directly to the ESOP Trustee for tabulation and the voting process will be overseen by the ESOP Trustee. No one at the Company will know how participants voted unless a participant shares that information personally. Participants can return the completed form to the ESOP Trustee in one of the following two ways:

•

Mail the form (sealed in the envelope provided) by first class mail (postage paid) to the ESOP Trustee at the ESOP Trustee’s address provided on the bottom of the form, which form must be received by the ESOP Trustee no later than January 20, 2026.

•	E-mail a copy of the signed form to the ESOP Trustee’s e-mail address provided at the bottom of the form. This e-mail must be received by the ESOP Trustee no later than January 20, 2026.

THE MERGER AGREEMENT

The following summarizes the material provisions of the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. The summary of the material terms of the Merger Agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which the Company incorporates by reference into this proxy statement. The Company recommends that you read the Merger Agreement attached to this proxy statement as Annex A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

The Merger Agreement contains representations and warranties made by, and to, the Company, the Operating Partnership, Parent, and Merger Sub. These representations and warranties, which are set forth in the copy of the Merger Agreement attached to this proxy statement as Annex A, were made for the purposes of negotiating and entering into the Merger Agreement between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to the Company’s stockholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You are not third-party beneficiaries under the Merger Agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its affiliates.

The Merger; Effective Time; Closing Date

Pursuant to the Merger Agreement, on the Closing Date, Merger Sub will be merged with and into the Company, the separate existence of Merger Sub will cease, and the Company will survive the merger (such continuing entity, the “Surviving Corporation,” and such merger, the “Merger”).

The Closing will take place (a) remotely by the electronic exchange of documents and signatures within three (3) business days after the satisfaction or waiver of the last of the conditions set forth in the Merger Agreement to be satisfied or waived (other than any such conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), or (b) such other place or date as may be agreed in writing by the Company, Parent, and Merger Sub; provided, however, that in no event will the Closing be required to occur before the date that is fifteen (15) business days after the Special Meeting.

On the Closing Date, the Company, Parent, and Merger Sub will (i) cause articles of merger to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”), in accordance with the relevant provisions of the Maryland General Corporation Law (the “MGCL”) and the Maryland Limited Liability Company Act (the “MLLCA”), and (ii) make all other filings or recordings required under the MGCL and the MLLCA.

The Merger will become effective at such time as the articles of merger have been duly filed with, and accepted for record by, the SDAT or at such later date or time (not to exceed thirty (30) days after the articles of merger are accepted for record by the SDAT) as may be agreed by the Company and Parent in writing and specified in the articles of merger in accordance with the MGCL and MLLCA (such date and time, the “Effective Time”).

Organizational Documents

At the Effective Time, the Articles of the Company (including any articles supplementary), as in effect immediately before the Effective Time, will be and become the Articles of the Surviving Corporation, until thereafter amended or restated as provided therein and in accordance with applicable law, consistent with the obligations set forth in the Merger Agreement.

At the Effective Time, the by-laws of the Company will be amended and restated as provided in Exhibit B to the Merger Agreement, and as so amended and restated, will be and become the by-laws of the Surviving Corporation, until thereafter amended or restated as provided therein and in accordance with applicable law, consistent with the obligations set forth in the Merger Agreement.

Officers and Directors of the Surviving Corporation

The managers and officers of Merger Sub immediately before the Effective Time will be the directors and officers, respectively, of the Surviving Corporation from and after the Effective Time, until such time as their resignation or removal or such time as their successors are duly elected and qualified.

Treatment of Securities

Company Common Shares

At the Effective Time, each share of common stock of the Company (the “Company Common Shares”) issued and outstanding immediately before the Effective Time (other than Excluded Shares, as defined below) will be automatically converted into the right to receive an amount in cash equal to $2.25 per share (the “Merger Consideration”), without interest, subject to the terms and conditions of the Merger Agreement.

If the Merger is completed, it is anticipated that the Company Common Shares will be delisted, will no longer be traded on NASDAQ and will be deregistered under the Exchange Act.

Company Preferred Shares

At the Effective Time, each Company Series B Preferred Share, Company Series C Preferred Share and Company Series D Preferred Share (collectively, the “Company Preferred Shares”) issued and outstanding immediately before the Effective Time (other than any Excluded Shares) will be entitled to receive, upon the holder’s election to convert the Company Preferred Shares into Company Common Shares, an amount equal to the Merger Consideration multiplied by the number of Company Common Shares issuable to such holder upon conversion in accordance with the organizational documents of the Company.

If the Merger is completed, it is anticipated the Company Preferred Shares will continue to be registered under the Exchange Act and trade on NASDAQ or another secondary market.

Excluded Shares

At the Effective Time, each issued and outstanding Company Common Share and/or Company Preferred Share that is owned by Parent, Company, or any direct or indirect wholly-owned subsidiary of Parent or the Company immediately before the Effective Time (collectively, the “Excluded Shares”), if any, will be automatically cancelled and retired and cease to exist, and no consideration will be delivered in exchange therefor.

Operating Partnership Interests

At the Effective Time, the Company will offer to purchase for the same per share Merger Consideration that each Company Common Share receives pursuant to the Merger Agreement the limited partnership interests held by the limited partner(s) (other than the Company) in the Operating Partnership (“LP Interests”), pursuant to agreements in form and substance reasonably acceptable to Parent and in accordance with the applicable terms and conditions of the Partnership Agreement. The limited partner(s) of the Operating Partnership (other than the Company) are not required under the Partnership Agreement to vote on, consent to, waive any rights with respect to or otherwise approve the Merger, the Merger Agreement or any of the transactions contemplated thereby.

No Further Ownership Rights

From and after the Effective Time, the holders of Company Common Shares outstanding immediately before the Effective Time will cease to have any rights with respect to such Company Common Shares, except as otherwise provided for in the Merger Agreement or by applicable law. All Company Preferred Stock outstanding immediately before the Effective Time that a holder thereof does not elect to have converted into Company Common Stock and will remain outstanding and subject to the charter of the Company.

Payment Procedures

Company Common Stock

Before the Effective Time, Parent will designate and appoint a paying agent that is reasonably acceptable to the Company in connection with the Merger (the “Paying Agent”). At or promptly following the Effective Time, Parent will deposit, or cause the Surviving Corporation to deposit, sufficient funds to pay the Merger Consideration (such deposited cash amounts, the “Payment Fund”) for the benefit of the holders of Company Common Shares, and the Surviving Corporation (solely to the extent any amounts in the Payment Fund are in excess of the amounts payable pursuant to the Merger Agreement). The Paying Agent will make delivery of the Merger Consideration out of the Payment Fund in accordance with the Merger Agreement. Until disbursed in accordance with the terms and conditions of the Merger Agreement, the cash portion of the Payment Fund will be invested by the Paying Agent as reasonably directed by Parent or the Surviving Corporation; provided, however, that no such investment or loss thereon will affect the amounts payable to holders of certificates or book-entry shares pursuant to the Merger Agreement and in the event any losses arising from such investment cause the Payment Fund to be insufficient to pay the Merger Consideration, Parent will, or will cause the Surviving Corporation to, promptly deposit additional funds with the Paying Agent in an amount equal to the deficiency in the amount required to make such payment. The Surviving Corporation will pay all charges and expenses, including those of the Paying Agent, in connection with the payment of the Merger Consideration.

Within five (5) business days after the Effective Time, Parent will send, or will cause the Paying Agent to send in accordance with its customary procedures, to each holder of Company Common Shares as of the Record Date of (x) a certificate or certificates which immediately before the Effective Time represented outstanding Company Common Shares, or the certificates, or (y) non-certificated Company Common Shares represented by book-entry, or book-entry shares, and, in each case, whose Company Common Shares were converted pursuant to the Merger Agreement into the right to receive the Merger Consideration: (A) a letter of transmittal, which (i) will specify that delivery will be effected, and risk of loss and title to the certificates (or affidavits of loss in lieu thereof) will pass, only upon delivery of the certificates to the Paying Agent and (ii) will be in such form and have such other provisions as Parent may reasonably specify and (B) instructions for effecting the surrender of the certificates (or affidavits of loss in lieu thereof) or book-entry shares in exchange for payment of the Merger Consideration or the Preferred Merger Consideration, as applicable.

Upon surrender to the Paying Agent of such certificates (or an affidavit of loss in lieu thereof) or book-entry shares for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such certificate or book-entry share will be entitled to receive in exchange therefor the applicable per share Merger Consideration for each Company Common Share formerly represented by such certificate and book-entry share, upon (i) surrender to the Paying Agent of a certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) receipt of an

“agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of book-entry shares. Upon payment of the Merger Consideration, such certificates and book-entry shares so surrendered will be cancelled. Acceptance of certificates (or affidavits of loss in lieu thereof) or book-entry shares will be effected in compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. In the event that any certificates will have been lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof in a form reasonably satisfactory to Parent and the Paying Agent and, if required by Parent or the Paying Agent, the posting by the holder thereof of a bond in the amount and the form reasonably required by Parent or the Paying Agent as indemnity against any claim that may be made against Parent with respect to such certificates, the Merger Consideration, as applicable, payable in respect thereof pursuant to the Merger Agreement.

If payment of the Merger Consideration is to be made to a person or entity other than the person or entity that registered the surrendered certificate or book-entry share, it will be a condition precedent of payment that (i) the certificate so surrendered will be properly endorsed or will be otherwise in proper form for transfer or the book-entry share will be properly transferred, and (ii) the person or entity requesting such payment will have paid any transfer and other similar taxes required by reason of the payment of the Merger Consideration to a person or entity other than the registered holder of the certificate surrendered or book-entry share transferred or will have established to the satisfaction of the Paying Agent that such tax either has been paid or is not required to be paid. Until surrendered, each certificate and book-entry share will be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration, without interest thereon.

From and after the Effective Time, there will be no further registration of transfers of Company Common Shares on the Surviving Corporation’s stock transfer books. If, after the Effective Time, certificates or book-entry shares are presented to the Surviving Corporation for any reason, they will be cancelled and exchanged as provided in the Merger Agreement. From and after the Effective Time, the holders of Company Common Shares outstanding immediately before the Effective Time will cease to have any rights with respect to such Company Common Shares except as otherwise provided for by the Merger Agreement or by applicable law.

At any time following twelve (12) months after the Effective Time, Parent will be entitled to cause the Paying Agent to deliver it or the Surviving Corporation any funds (including any interest received with respect thereto) remaining in the Payment Fund that have not been claimed by holders of Company Common Shares, and thereafter, such holders will be entitled to look only to Surviving Corporation or Parent, as applicable, as a general creditor thereof with respect to the Merger Consideration payable upon due surrender of their certificates or book-entry shares and/or in compliance with the requirements and procedures under the Merger Agreement, as applicable, without any interest thereon. None of Parent or Surviving Corporation will be liable to any holder of Company Common Shares for any Merger Consideration or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any funds due to holders of the Company Common Shares that remain unclaimed two (2) years after the Conversion Date, or such earlier date, immediately before such time when the amounts would otherwise escheat to or become property of any governmental entity will become, to the extent permitted by applicable law, the property of the Surviving Corporation (or, at the option of Parent, Parent) free and clear of any claims or interest of any person previously entitled thereto.

Company Preferred Stock and OP Units

The Merger Agreement also provides that a Paying Agent will be appointed to manage the payment process for the converted Company Preferred Shares and OP Units and Parent will ensure there are sufficient funds to pay all such holders of converted Company Preferred Shares and OP Units. Such holders must submit their stock certificates or book-entry shares to receive payment, and no interest will be paid on these amounts. Once payment is made, the converted Company Preferred Shares and OP Units will be considered fully settled, and no further transfers will be registered on the Surviving Corporation’s stock transfer books. Any funds set aside for holders of the Company Preferred Shares that remain unclaimed one hundred twenty (120) calendar days after the Conversion Date (as defined in the Company’s organizational documents) will be returned to the Surviving Corporation (or, at the option of Parent, Parent) upon demand, and from and after such time holders will need to claim from the Surviving Corporation or Parent, as applicable without interest. Any funds due to holders of the Company Preferred Shares and OP Units that remain unclaimed two (2) years after the Conversion Date, or such earlier date, immediately before such time when the amounts would otherwise escheat to or become property of any governmental entity will become, to the extent permitted by applicable law, the property of the Surviving Corporation (or, at the option of Parent, Parent) free and clear of any claims or interest of any person previously entitled thereto.

Treatment of Stock-Based Compensation

Immediately before the Effective Time, each outstanding Company Common Share subject to vesting or other forfeiture conditions or repurchase rights will automatically become fully vested and free of any forfeiture conditions or repurchase rights and will be converted into Company Common Shares for all purposes, including the right to receive the Merger Consideration, less any taxes required to be withheld with respect to such Company Common Share.

Representations and Warranties

The Company has made customary representations and warranties in the Merger Agreement that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure letters delivered in connection therewith. These representations and warranties relate to, among other things:

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the organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate the properties, rights and assets and to conduct the Company’s business as presently conducted by the Company and its subsidiaries;

•	the Company’s charter and Bylaws and the similar organizational documents of the Company and its subsidiaries;

•	the capital structure of the Company and its subsidiaries, including the Company’s equity awards;

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consents and approvals required in connection with execution, delivery and performance of the Merger Agreement or the consummation of the Merger and the other transactions contemplated by the Merger Agreement;

•	the Company’s compliance with current listing requirements of NASDAQ;

•	the required board and stockholder approvals;

•	the Board having taken all action necessary to render inapplicable to the Merger and the transactions contemplated by the Merger Agreement certain federal or state law takeover statutes;

•	the Company’s SEC filings since January 1, 2022, and the financial statements contained in those filings;

•	the Company’s system of internal control over financial reporting and disclosure controls and procedures;

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the conduct of business in all material respects in the ordinary course of business, the absence of any material adverse effect and certain other changes and events with respect to the Company and its subsidiaries since December 31, 2024 through the date of the Merger Agreement;

•	the absence of certain undisclosed liabilities;

•	tax matters affecting the Company and its subsidiaries;

•	ownership of or rights with respect to the intellectual property of the Company and its subsidiaries;

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the conduct by the Company and its subsidiaries of the Company and its subsidiaries’ businesses in compliance with applicable laws and the absence of a failure by the Company or its subsidiaries to comply with such permits or applicable law;

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possession of all permits necessary for the Company and its subsidiaries to own, lease and operate the Company and its subsidiaries’ properties and assets and to carry on and operate the Company and its subsidiaries’ businesses as presently conducted;

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the absence of certain actions, claims, charges, demands, suits in equity or at law, administrative or related proceedings threatened against the Company or its subsidiaries or any of their respective assets or properties;

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the absence of any investment banking, broker’s, finder’s or similar fees or commissions, other than those disclosed with the Special Committee’s financial advisor, in connection with the transactions contemplated by the Merger Agreement;

•	labor matters related to the Company and its subsidiaries;

•	the Company and its subsidiaries’ employee benefit plans;

•	real property owned and leased by the Company and its subsidiaries;

•	the Company and its subsidiaries’ leases;

•	environmental matters relating to the Company and its subsidiaries;

•	the Company and its subsidiaries’ material contracts and the absence of certain breaches or defaults under the provisions of such material contracts;

•	the Company’s insurance policies and fidelity bonds providing coverage for the Company’s real property;

•	the accuracy of the information supplied by the Company in this proxy statement;

•	anti-corruption matters since January 1, 2020 related to the Company and its subsidiaries;

•	Company related person transactions; and

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the receipt by the Board of the Special Committee’s financial advisor’s opinion (or its oral opinion, to be subsequently confirmed in writing), providing that based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Company Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders.

Many of the Company’s representations and warranties are qualified by the concept of a “Material Adverse Effect.” Under the Merger Agreement, a “Company Material Adverse Effect” means an event, circumstance, development, occurrence, fact, condition, effect, or change that (A) has, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the business, assets, liabilities, operations or financial or other condition of the Company and the Company subsidiaries, taken as a whole, (B) the Company’s status as a REIT or (C) would prevent or materially impair the ability of the Company to consummate the Merger before April 22, 2026; provided, however, that a Company Material Adverse Effect will not include events, changes, conditions, occurrences, effects or developments arising out of, relating to, or resulting from:

(i)	changes generally affecting the economy, financial or securities markets, or political conditions;

(ii)

the execution and delivery, announcement, pendency or consummation of the transactions contemplated by the Merger Agreement, including the impact thereof on relationships, contractual or otherwise, of Company and its subsidiaries with employees, suppliers, customers, governmental entities, or other third persons;

(iii)	any changes in applicable law or Generally Accepted Accounting Principles (“GAAP”) or other applicable accounting standards;

(iv)	acts of war, sabotage, terrorism, or military actions, or the escalation thereof;

(v)	natural disasters and weather conditions;

(vi)	general conditions in the industry in which Company and its subsidiaries operate;

(vii)	any failure by Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period;

(viii)	any change, in and of itself, in the market price or trading volume of Company’s securities or in its credit ratings; or

(ix)	actions taken as required or specifically permitted by the Merger Agreement or actions or omissions taken with Parent’s consent.

With respect to those items listed in the first, third, fourth, fifth and sixth bullet points above, if the impact thereof is disproportionately adverse to the Company and its subsidiaries, taken as a whole, relative to other companies in the industries in which the Company and its subsidiaries operate, the incremental disproportionate impact may be taken into account in determining whether there has been a Company Material Adverse Effect.

The Merger Agreement also contains customary representations and warranties made, jointly and severally, by the Parent Parties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or in the disclosure letters delivered in connection therewith. These representations and warranties relate to, among other things:

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their organization, valid existence, good standing, qualification to do business and power and authority to own, lease and operate their properties and to conduct their businesses as presently conducted;

•	their power and authority to enter into and perform their obligations under the Merger Agreement and to consummate the Merger and the other transactions contemplated by the Merger Agreement;

•	the enforceability of the Merger Agreement against them, with certain identified exceptions;

•	filings with or consent of any person in connection with the execution, delivery and performance of the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement;

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the absence of violations of organizational or governing documents or any applicable law, in each case, in connection with the execution, delivery and performance of the Merger Agreement or consummation of the transactions contemplated by the Merger Agreement;

•	the required manager and member approvals;

•	the accuracy of the information supplied by the Parent Parties in this proxy statement;

•	the solvency of the Surviving Corporation immediately after the Effective Time;

•	the debt financing that has been committed in connection with the Merger;

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the absence of certain actions, claims, charges, demands, suits in equity or at law, administrative or related proceedings threatened against Parent or any of its subsidiaries, other than those which would not reasonably be expected, individually or in the aggregate, to have a Parent Material Adverse Effect;

•	the absence of ownership of Company Common Shares by Parent or its affiliates; and

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the absence of any investment banking, broker’s, finder’s or similar fees or commission in connection with the Merger and the other transactions contemplated by the Merger Agreement based upon arrangements made by and on behalf of the Parent Parties and any of their respective affiliates.

Certain of the Parent Parties’ representations and warranties are qualified by the concept of a “Material Adverse Effect.” Under the Merger Agreement, a “Parent Material Adverse Effect” means an event, change, condition, occurrence, effect or development that, individually or in the aggregate, is materially adverse to (A) the business, results of operations, financial condition, or assets of the Parent Parties, taken as a whole, or (B) the ability of the Parent Parties to consummate the Merger before April 22, 2026.

Conduct of the Company’s Business Pending the Merger

The Company has agreed that, subject to certain exceptions in the Merger Agreement and the disclosure letters delivered in connection therewith, or as consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed) from and after the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement, the Company will, and will cause each of its subsidiaries to:

•	conduct its business in the ordinary course of business;

•	use commercially reasonable efforts to maintain in all material respects its business organization, goodwill and ongoing businesses and significant relationships;

•	maintain all insurance policies in all material respects; and

•	maintain the status of the Company as a REIT.

The Company has also agreed that, subject to certain exceptions in the Merger Agreement and the disclosure letters delivered in connection therewith, from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, it will not, and will not cause or permit any of its subsidiaries to, do any of the following without the prior written consent of Parent (which consent will not be unreasonably withheld, delayed, or conditioned):

•	amend or propose to amend its governance documents or any governance documents of any subsidiaries of Company, whether by merger consolidation or otherwise;

•	adjust, split, combine, reclassify or subdivide any shares of capital stock or other equity securities or ownership interests of Company or any subsidiary of Company;

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declare, set aside, establish a record date for or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to Company’s securities or other equity securities or ownership interests in any subsidiary of Company or otherwise make any payment to its or their stockholders, general or limited partners or other equity holders in their capacity as such, except for (A) the declaration and payment of dividends or other distributions to Company or any subsidiary of Company by any wholly owned subsidiary thereof, and (B) distributions resulting from the vesting or settlement of Company equity incentive awards;

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issue, sell, pledge, dispose of, or encumber any Company securities or Company subsidiary securities, or any options, warrants, convertible securities or other rights of any kind to acquire any Company securities or any of Company’s subsidiaries’ capital stock or other equity interests, other than (A) the issuance of Company Common Shares upon the exercise of any Company equity award outstanding as of the date of the Meger Agreement in accordance with its terms, (B) with respect to the refinancing of any indebtedness or debt obligations related to Company owned real property as set forth in the Merger Agreement, encumbering any Company securities or Company subsidiary securities, or (C) in relation to the conversion of the LP Interests under the Partnership Agreement;

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(A) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any lien (other than a permitted liens set forth in the Merger Agreement), any assets, including the capital stock or other equity interests in any subsidiary of Company; provided, that the foregoing will not prohibit Company and its subsidiaries from transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under Company intellectual property, in each case in the ordinary course of business consistent with past practice, or (B) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

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fail to maintain all financial books and records in all material respects in accordance with GAAP or make any change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable law;

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enter into or amend any transaction, agreement, arrangement or understanding with any affiliate of Company or other person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

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enter into or modify in a manner adverse to Company any tax protection agreement, make, change or rescind any election relating to taxes, change a method of tax accounting, file or amend any tax return, settle or compromise any federal, state, local or non-U.S. tax liability, audit, claim or assessment, enter into any closing agreement related to taxes, or surrender any right to claim any tax refund, except, in each case, (A) to the extent required by law or (B) to the extent necessary (1) to preserve Company’s qualification as a REIT under the federal tax code or (2) to qualify or preserve the status of any subsidiary of Company as a disregarded entity or partnership for United States federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

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take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Company to fail to qualify as a REIT or any subsidiary of Company to cease to be treated as any of (A) a partnership or disregarded entity for federal income tax purposes or (B) a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the federal tax code, as the case may be;

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redeem, repurchase or otherwise acquire, directly or indirectly, any shares of Company’s capital stock or other equity interests of the Partnership or any other subsidiary of Company, other than (A) the redemption or exchange of LP Interests of Partnership pursuant to and in accordance with the provisions of the Partnership Agreement, and (B) the acquisition by Company in the ordinary course of business consistent with past practice in connection with the vesting or forfeiture of awards pursuant to the terms of Company stock plans or upon termination of employment or service of an award holder;

•	acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property, except the pending acquisitions set forth in the Merger Agreement;

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incur, create, assume, refinance or replace any indebtedness/debt obligations for borrowed money or issue or amend the terms of any debt securities of Company or any of its subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness/debt obligations of any other entity or person other than in relation to the refinancing of any indebtedness/debt obligations related to Company owned real property as further set forth in the Merger Agreement;

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make any loans, advances or capital contributions to, or investments in, any other entity or person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such entity or persons or enter into any “keep well” or similar agreement to maintain the financial condition of another entity;

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except as set forth in the Merger Agreement, (A) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company material contract (or any contract that, if existing as of the date of the Merger Agreement, would be a Company material contract), other than (1) any termination or renewal in accordance with the terms of any existing Company material contract that occurs automatically without any action (other than notice of renewal) by Company or any of its subsidiaries, or (2) the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which Company or any of its subsidiaries is a party as required or necessitated by the Merger Agreement or transactions contemplated therein (provided that any such modification, amendment, waiver or consent does not increase the principal amount thereunder or otherwise adversely affect Company or any of its subsidiaries), or (B) enter into any new Company real property leases or terminate, modify or amend any Company real property leases in any manner that is adverse to Company or its subsidiaries;

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waive, release, assign, settle or compromise any legal action that is not covered by a Company insurance policy in full (subject to any retention or deductible under the terms of such Company insurance policy), other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve payments individually not in excess of $75,000, or in the aggregate, not in excess of $150,000, in each case, in excess of applicable insurance proceeds, (B) do not involve the imposition of injunctive or other non-monetary relief against Company or any of its subsidiaries, and (C) do not provide for any admission of liability by Company or any of its subsidiaries;

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(A) hire any non-executive employee or service provider, executive officer or director of Company, Partnership or any subsidiary thereof or appoint any entity or person to a position of executive officer or director of Company or any of its subsidiaries (other than in connection with the election of directors by the Company’s stockholders at the Company’s annual meeting), (B) except for increases required under any Company employee benefit plan in effect as of the date of the Merger Agreement, under applicable law or contemplated by the Merger Agreement, increase in any manner the amount, rate or terms, or accelerate the timing of payment, vesting or funding, of compensation or benefits of any of Company’s current or former service providers, or (C) enter into, adopt, terminate, fund or materially amend any employment, bonus, severance or retirement contract or other compensation arrangement or Company employee benefit plan.

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grant to any officer, director, employee or other service provider the right to receive any new severance, change of control or termination pay or termination benefits, grant any increase in the right to receive any severance, change of control or termination pay or termination benefits or enter into any new employment, loan, retention, consulting, indemnification, termination, change of control, severance or similar agreement with any officer, director or employee;

•	enter into any new line of business;

•	fail to duly and timely file all material reports and other material documents required to be filed with any governmental authority, subject to extensions permitted by law;

•	form any joint ventures;

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except (A) pursuant to the expenditure budget proved in the Merger Agreement, (B) for capital expenditures in the ordinary course of business consistent with past practice necessary to repair and/or prevent damage to any Company owned real property, or (C) in connection with any performance improvement plan entered into by and between Company or its subsidiaries and a third party as set forth in the Merger Agreement, make or commit to make any capital expenditures in excess of $100,000 individually, or $100,000 in the aggregate;

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(A) amend or modify the compensation terms or any other obligations of Company contained in the engagement letter with Company financial advisor in a manner materially adverse to Company or any of its subsidiaries, or (B) engage other financial advisors in connection with the transactions contemplated by the Merger Agreement;

•	take any action that would, or would reasonably be expected to, prevent or delay the consummation of the transactions contemplated by the Merger Agreement on or before the April 22, 2026;

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enter into any contract, agreement, commitment or arrangement between Company or any of its subsidiaries, on the one hand, and any affiliates of Company (other than the subsidiaries of Company), on the other hand; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Notwithstanding the foregoing, nothing contained in the Merger Agreement will give any of the Parent Parties, directly or indirectly, the right to control or direct the operations of the Company or its subsidiaries before the Effective Time.

Access and Information

Between the date of the Merger Agreement and the earlier to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms, the Company will, and will cause its subsidiaries and representatives to, afford to Parent and its representatives reasonable access, during normal business hours and upon reasonable advance notice, to the properties, offices, books, contracts, personnel and records of Company and its subsidiaries, and such other information concerning Company and its subsidiaries’ respective businesses, properties and personnel as Parent may reasonably request. Company and its subsidiaries will not be required to disclose any information to Parent or its representatives if such disclosure is subject to confidentiality restrictions with third parties, would breach, violate or contravene applicable laws, violate the Company’s board of director’s fiduciary duties, or would jeopardize any attorney-client, attorney work product or other legal privilege.

Acquisition Proposals and Obligations of the Board with Respect to its Recommendation

No Solicitation of Transactions

Except as expressly permitted in the Merger Agreement, between the date of the Merger Agreement and the earlier to occur of the Effective Time or the termination of the Merger Agreement in accordance with its terms, the Company, its subsidiaries, and their respective representatives will not, directly or indirectly:

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solicit, initiate, or knowingly encourage or facilitate the making or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Takeover Proposal or inquiry;

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engage or participate in any discussions or negotiations regarding a Takeover Proposal or inquiry with, or furnish any nonpublic information or access to any properties or assets relating to the Company or the Company’s subsidiaries in connection with or for the purpose of facilitating any proposal or offer that constitutes, or would reasonably be expected to lead to, a Takeover Proposal or inquiry to, any person (except, in each case, (i) to ascertain facts from the person or entity making or considering making such Takeover Proposal solely for the purpose of determining whether such Takeover Proposal constitutes a Superior Proposal (as defined in the Merger Agreement) (but will not engage in any negotiations or other discussions) and/or (ii) to notify such person or entity as to the existence of the non-solicitation provisions); or

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approve, recommend to enter into, or publicly propose to approve, recommend or enter into, any letter of intent, memorandum of understanding, acquisition agreement, Merger Agreement or other agreement or contract with respect to a Takeover Proposal (other than an acceptable confidentiality agreement permitted under the Merger Agreement).

At any time before obtaining the approval of the Company’s stockholders with respect to the Merger and the other transactions contemplated by the Merger Agreement, if the Company receives a written Takeover Proposal the Board reasonably believes to be bona fide that did not result from a breach of the non-solicitation provisions of the Merger Agreement, and if (i) the Board determines that such Takeover Proposal constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal or (ii) if the Board determines in good faith after consultation with outside legal and financial advisors that such Takeover Proposal constitutes a Superior Proposal or is reasonably expected to lead to a Superior Proposal, the Company may take the following actions:

•	furnish non-public information with respect to the Company and its subsidiaries to the person or entity making the Takeover Proposal (and its representatives) pursuant to an acceptable confidentiality agreement, provided that any non-public information provided to any person given such access will have previously been provided to Parent or will be provided to Parent before or as promptly as practicable after it is provided to such person (but in any event within 24 hours thereafter); and

•	engage or participate in any discussions or negotiations with such person or entity who made such Takeover Proposal.

The Company will promptly, and in any event within one business day, notify Parent in writing of any Takeover Proposal or inquiry received by or on behalf of the Company, which notice will identify the material terms and conditions thereof, including the identity of the third party or parties making such Takeover Proposal or inquiry. The Company will keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Takeover Proposals or inquiry or any material change to the terms of any such Takeover Proposal or inquiry and the status thereof, on a prompt basis, and in any event within two business days following the Company’s receipt in writing of such amendment or modification.

Obligations of the Board with Respect to its Recommendation

Except in certain circumstances specified in the Merger Agreement, neither the Board nor any committee thereof will:

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publicly recommend that Company’s stockholders vote against the adoption of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement, including the Merger, or make any public statement or knowingly take any action with a similar intent, purpose or effect;

•	approve or recommend, or propose publicly to approve or recommend, to Company’s stockholders, any Takeover Proposal;

•	fail to include in the Proxy Statement a recommendation that Company’s stockholders provide the requisite stockholder vote; or

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approve or recommend, or allow Company or any of its subsidiaries to execute or enter into, any letter of intent, memorandum of understanding or definitive merger or similar agreement with respect to any Takeover Proposal.

Any action in the first three items listed above is referred to as a “Company Adverse Recommendation Change.”

At any time before obtaining the requisite Company stockholder approval, the Board may, in response to a bona fide written Superior Proposal received after the date of the Merger Agreement that did not result from a breach of the non-solicitation provisions of the Merger Agreement and is not withdrawn, if the Board has determined in good faith (after consultation with the Board’s financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with the standard of conduct owed by the members of the Board under Maryland law: (i) make a Company Adverse Recommendation Change; and/or (ii) cause the Company to terminate the Merger Agreement pursuant to its terms; provided, that the Board will not be entitled to make such a Company Adverse Recommendation Change or cause any termination of the Merger Agreement under Section 5.04(e) of the Merger Agreement unless:

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the Company has given Parent at least four (4) business days’ written notice advising Parent of its intention to make such a Company Adverse Recommendation Change or terminate the Merger Agreement, which such notice must include the material terms and conditions of the Superior Proposal, including the identity of the third party making such Superior Proposal; and

•

if so desired by Parent, the Company has negotiated with Parent in good faith during the four (4) business day period following Parent’s receipt of such notice (the “Superior Proposal Notice Period”) to enable Parent to propose in writing revisions to the terms and conditions of the Merger Agreement so that the Takeover Proposal ceases to constitute a Superior Proposal; provided, that, in the event of any subsequent amendment, supplement or modification to the any Takeover Proposal will be deemed a new Takeover Proposal and the Company will, in each case, be required to deliver to Parent an additional written notice and the Superior Proposal Notice Period will recommence and the Company will be required to comply with the provisions above anew.

Nothing contained in the Merger Agreement prohibits the Company, the Board or any committee thereof from complying with its disclosure obligations under applicable law or rules or policies of NASDAQ, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders) if the Company determines, after consultation with the Company’s financial advisors and outside legal counsel, that failure to disclose such position would reasonably be expected to cause the directors of the Company to violate statutory standards of conduct applicable to such directors under applicable Law; provided, that any such disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) with respect to any Takeover Proposal will be deemed to be a Company Adverse Recommendation Change unless the Board expressly and publicly reaffirms the Company Board Recommendation (as defined in the Merger Agreement) in such disclosure.

Special Meeting

Under the Merger Agreement, the Company, acting through the Board or a committee thereof, as promptly as reasonably practicable following the date on which the Company is made aware that the SEC has no further comments on this proxy statement, must take all action required under applicable law, the Company governing documents and the applicable requirements of NASDAQ and the SEC necessary to promptly establish a record date for, duly call, give notice of, convene and hold as promptly as reasonably practicable, a special meeting of the Company’s stockholders for the purpose of purpose of voting upon the approval of the Merger and voting on customary matters of procedure (the “Special Meeting”). The Company may, after consultation with Parent, adjourn or postpone the Special Meeting:

•	with the prior written consent of Parent;

•	due to the absence of a quorum;

•

to allow reasonable additional time for the filing and dissemination of any supplemental or amended disclosure that the Board has determined in good faith is required to be filed and disseminated under applicable law;

•	to allow reasonable additional time to solicit additional proxies to obtain the requisite Company stockholder approval; or

•	if required by applicable law.

Directors’ and Officers’ Indemnification and Insurance

The Parent Parties agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each person who is, as of the date of the Merger Agreement, or has been at any time before the date of the Merger Agreement or who becomes before the Effective Time, an officer or director of the Company or any of its subsidiaries, as provided in the organizational documents of the Company as in effect of the date of the Merger Agreement or certain specified contracts in effect on the date of the Merger Agreement, will be assumed by the Surviving Corporation and remain in full force and effect in accordance with their terms.

The Merger Agreement provides that for a period of six (6) years after the Effective Time, Parent will cause the organizational documents of the Surviving Corporation and any applicable subsidiary of the Surviving Corporation to contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than are set forth in the existing organizational documents of the Company and its subsidiaries as of the date of the Merger Agreement.

For a period of six (6) years after the Effective Time, the Surviving Corporation will maintain in effect the Company’s current directors’ and officers’ liability insurance covering each person covered by such policy as before and through the closing of the merger for acts or omissions occurring before and through the Effective Time; except that in lieu of such obligations, (i) Parent or the Surviving Corporation, as applicable, may substitute for such policy policies of an insurance company, the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than Company’s existing policies as of the date of the Merger Agreement, or (ii) in consultation with Parent and using Parent’s insurance broker, Company may obtain extended reporting period coverage under Company’s or its applicable subsidiary’s existing insurance programs (to be effective as of the closing of the Merger) or purchase a “tail” policy for a period of six (6) years after the closing of the Merger, as applicable, for a cost not in excess of two times the current annual premiums for such insurance (so long as the Surviving Corporation is not required to pay annual premiums for the applicable tail policy in excess of 300% of the most recent annual premiums paid by Company or the applicable subsidiary of Company, as applicable, before the date of signing of the Merger Agreement).

Efforts Obligations

Each party to the Merger Agreement has agreed, subject to the terms and conditions set forth in the Merger Agreement, to use its commercially reasonable efforts to consummate and make effective the transactions contemplated by the Merger Agreement and to cause the conditions to the Merger to be satisfied, including (i) the obtaining of all necessary actions or nonactions, authorizations, permits, waivers, consents, clearances, approvals and expirations or terminations of waiting periods (collectively, “Consents”), including the Company approvals and Parent approvals, from governmental entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any governmental entity, (ii) the obtaining of all necessary Consents from third parties, (iii) the defending of any actions, lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement.

Without limiting the foregoing, subject to the terms and conditions of the Merger Agreement, the parties to the Merger Agreement will cooperate with each other in the preparation of any required governmental filings or submissions and in responding to any inquiry from a governmental entity, including by:

•	promptly informing the other party of such inquiry;

•	consulting in advance before making any presentations or submissions to a governmental entity;

•

cooperating in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any governmental entity;

•

providing each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all material written communications (including applications, analyses, presentations, memoranda, briefs, arguments and opinions) with a governmental entity regarding the Merger or any other transactions;

•

giving the other party the opportunity to attend and participate in any substantive meetings or discussions with any governmental entity, to the extent reasonably practical and not prohibited by such governmental entity; and

•

supplying each other with copies of all material correspondence, or communications between any party and any governmental entity with respect to the Merger Agreement (provided that such materials may be limited to counsel as required or advisable under applicable law and may be redacted to remove valuation material).

Notification of Certain Matters; Transaction Litigation

Company and Parent, and their respective representatives, will provide prompt notice to the other party of any notice or other communication received by such party from:

•	any governmental authority in connection with the Merger or the transactions contemplated by the Merger Agreement, or

•	any person or entity alleging that its consent is or may be required in connection with the Merger or the transactions contemplated by the Merger Agreement.

Each of Company and Parent will provide prompt notice to the other of any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving such party or any of its subsidiaries in connection with the Merger Agreement, the Merger or the other transactions contemplated by the Merger Agreement. Company will allow Parent the opportunity to reasonably participate in the defense and settlement of any such litigation and not agree to a settlement of any such litigation without Parent’s prior written consent.

Termination of Company Employee Plans

The Merger Agreement provides that the Company will terminate, or cause to be terminated, its 401(k) Plan effective as of the last business day before the Closing Date and, in connection therewith, fully vest all accounts of all participants in the 401(k) Plan and provide for the distribution of all such accounts pursuant to applicable Laws. Additionally, if requested by Parent, the Company will terminate, or cause to be terminated, any Company Employee Plans (as defined in the Merger Agreement). The Company will deliver to Parent at Closing duly executed resolutions of the Company’s Board reflecting the termination of the 401(k) Plan and any other designated Company Employee Plans.

Financing Cooperation

Before the Closing Date, the Company agrees to, and will cause the Company subsidiaries to, use commercially reasonable efforts to provide, and will use commercially reasonable efforts to cause its representatives to provide. such cooperation as is necessary or reasonably requested by Parent for financings of the type contemplated in connection with the arrangement of the debt financing contemplated by the debt financing commitments, including, without limitation, using commercially reasonable efforts to:

•

upon reasonable notice, cause appropriate employees of the Company and the Company subsidiaries to participate at reasonable times in a reasonable number of meetings, including one-on-one meetings or conference calls with providers of the debt financing (which meetings may be virtual);

•

provide reasonable and customary assistance to Parent with Parent’s preparation of bank information memoranda and similar marketing documents reasonably necessary in connection with the debt financing;

•

provide reasonably timely and customary access to diligence materials, appropriate personnel and properties during normal business hours and on reasonable advance notice to allow sources of the debt financing and their representatives to complete all reasonable due diligence, subject to customary confidentiality provisions and disclaimers, upon Parent’s reasonable request;

•

to the extent requested by debt financing sources, reasonably available, and prepared by or for the Company and its subsidiaries in the ordinary course of business, furnish Parent, reasonably promptly upon written request, with such historical financial, statistical and other pertinent business information relating to the Company and its subsidiaries as may be reasonably requested by Parent; provided, that, the Company will not be responsible in any manner for any pro forma financial information or financial statements;

•

facilitate, effective no earlier than the Effective Time, simultaneously with, and conditioned upon, and subject to the occurrence of, the Closing, the execution and delivery of definitive financing, pledge, security and guarantee documents relating to the debt financing;

•

provide documentation and other information with respect to the Company and its subsidiaries required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in connection with the debt financing, in each case as reasonably requested by Parent in writing;

•	cooperate in connection with the repayment or defeasance of any existing indebtedness of the Company and its subsidiaries as of the Effective Time and the release of related liens;

•

to the extent requested by Parent in writing, obtain from the Company’s independent auditors customary “comfort letters” and customary consents to the use of accountants’ audit reports in connection with the debt financing;

•

provide reasonable and customary assistance with respect to Parent attempting to obtain any third-party consents associated with the debt financing which will not be required to be effective until as of, and subject to the occurrence of, the Closing;

•	provide reasonable consent to the use of the Company’s and its subsidiaries’ logos in connection with the debt financing;

•

to the extent reasonably requested in writing by Parent, mail and e-mail requests for estoppels, subordination agreements and certificates from non-residential tenants, lenders, managers, franchisors, ground lessors, ground lessees, and counterparties to parking agreements, reciprocal easement agreements, association or condo regimes, declarations and similar agreements in form and substance reasonably satisfactory to such debt financing source and reasonably cooperate to facilitate the negotiation and execution of such agreements and certificates, and provide customary owner’s affidavits, gap indemnities, no change survey affidavits and non-imputation affidavits to enable Parent’s title company to issue policies of title insurance; and

•

to the extent reasonably requested in writing by Parent, provide customary and reasonable assistance to allow Parent, the debt financing sources, and each of their respective representatives to conduct customary appraisal, survey field work and non-invasive environmental and engineering inspections of Company real property (scheduled and coordinated with the Company in accordance with the terms of the Merger Agreement).

Notwithstanding the foregoing, the Company will not be required to provide, or cause its subsidiaries or representatives to provide, cooperation to the extent that it:

•	unreasonably interferes with the ongoing business or operations of the Company and its subsidiaries;

•

requires the Company and its subsidiaries to incur any liability (including any commitment fees and expense reimbursement) in connection with the debt financing before the Closing (except those fees, expenses and liabilities that are reimbursable by Parent pursuant to the Merger Agreement);

•

requires the Company and its subsidiaries or their respective representatives to execute, deliver or enter into, or perform any agreement, document, certificate or instrument (or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective before the Effective Time) with respect to the debt financing (other than with respect to customary authorization letters with respect to the debt financing) or adopt resolutions approving the agreements, documents and instruments pursuant to which the debt financing is obtained, in each case which is not contingent upon the Closing or would be effective at or before the Effective Time; provided, that no officer or director of the Company and its subsidiaries will be required to take any such action described in this bullet unless such person will be continuing in such role following the Effective Time and is taking such action in such capacity);

•	requires the Company and its subsidiaries or their counsel to give any legal opinion, to the extent not contingent on and effective as of the Closing;

•	requires the Company and its subsidiaries to provide any information that is prohibited or restricted by applicable law;

•

requires the Company and its subsidiaries to provide access to or disclose information that the Company or any of its subsidiaries determines could reasonably be expected to result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided, that the Company will use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in these events);

•

requires the Company and its subsidiaries to take any action that is prohibited or restricted by, or would conflict with or violate, their organizational documents, any material contract of the Company or any applicable laws;

•

would reasonably be expected to result in any representative of the Company or its subsidiaries incurring personal liability with respect to any matter relating to the debt financing or requires any representative of the Company or any of its subsidiaries to deliver any certificate that such representative reasonably believes, in good faith, contains any untrue certifications;

•	requires the Company and its subsidiaries or their representatives, as applicable, to waive or amend any terms of the Merger Agreement;

•	causes any representation, warranty, covenant or other term in the Merger Agreement to be breached or causes any condition to Closing set forth in the Merger Agreement to fail to be satisfied.

In no event will the Company be in breach of the Merger Agreement because of (i) the failure to deliver any financial or other information that is not currently readily available to the Company and its subsidiaries and has not otherwise been prepared in the ordinary course of business of Company and its subsidiaries at the time requested by Parent or (ii) the failure to obtain review of any financial or other information by its accountants, and in no event will the Company or its subsidiaries be required to provide or assist in the preparation of any projections or “pro forma” financial statements.

Parent will reimburse, or cause to be reimbursed, the Company and its subsidiaries promptly upon written demand for reasonable and documented out-of-pocket costs and expenses incurred by the Company and its subsidiaries and their representatives in connection with the cooperation under this provision of the Merger Agreement. Further, Parent will indemnify and hold harmless the Company and its subsidiaries and their representatives (and each of their respective present and former directors, officers, employees and agents) from and against any and all documented out-of-pocket costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities suffered or incurred by any of them in connection with the arrangement and consummation of the debt financing or the assumed indebtedness and any information used in connection therewith, except those suffered or incurred as a result of the indemnified party’s bad faith, gross negligence, or willful misconduct as determined by a court of competent jurisdiction.

The Debt Commitment Letter entered into by Parent Parties in accordance with the terms of the Merger Agreement is a customary real estate financing commitment letter. The conditions set forth in the Debt Commitment Letter are consistent with such customary debt commitment letters and, include, for example, receipt by the lender of (i) executed estoppels or subordination agreements, (ii) executed management agreements and franchise agreements and (iii) execution of definitive loan documentation. Parent Parties will have the right, from time to time, to amend, replace, supplement, or otherwise modify or waive its rights under the Debt Commitment Letter, provided that neither Parent nor Merger Sub will (without the prior written consent of the Company, which consent will not be unreasonably withheld, conditioned, or delayed) agree or consent to any such amendment, replacement, supplement, modification or waiver that (individually or in the aggregate with other amendments, supplements, modifications or waivers):

•

reduces the aggregate amount of the net proceeds of the debt financing below an amount which, together with the available cash of Parent, would be sufficient to satisfy the obligations of Parent hereunder;

•

imposes new or additional conditions or otherwise expands, amends, or modifies any of the conditions to the receipt of the debt financing in a manner that would reasonably be expected to: (A) prevent or materially delay the Closing, or (B) make the timely funding of the debt financing, or the satisfaction of the conditions to obtaining the debt financing, materially less likely to occur; or

•

materially adversely impact the ability of Parent or Merger Sub to enforce its rights against the lenders party to the Debt Commitment Letter or the debt financing definitive agreements; provided that, notwithstanding the foregoing, Parent and Merger Sub may (without the consent of the Company) amend, replace, supplement, modify, or waive the commitment letter: (1) in accordance with the “market flex” provisions thereof, and (2) to add lenders, arrangers, bookrunners, agents, managers, or other debt financing sources that have not executed the commitment letter as of the date hereof as provided for therein.

Parent or Merger Sub are to promptly furnish to the Company a copy of any amendment, replacement, supplement, modification, or waiver relating to the Debt Commitment Letter.

Parent and Merger Sub will each use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, and advisable to arrange, maintain the effectiveness of, and consummate the debt financing on or before the Closing Date, on the terms and conditions described in the Debt Commitment Letter. Parent will keep the Company informed on a reasonably current basis of the status of its efforts to arrange the debt financing (including providing the Company with copies of all definitive agreements related to the debt financing), and promptly provide the Company copies of all side letters, other contracts and other documentation and information to which Parent or Merger Sub hereafter becomes a party or of which Parent or Merger Sub hereafter becomes aware, in each case that would be reasonably expected to materially impact the consummation of the debt financing.

Each of Parent and Merger Sub acknowledge and agree that the obligations of Parent and Merger Sub to consummate the transactions contemplated by the Merger Agreement are not contingent upon or otherwise subject to Parent’s or Merger Sub’s ability to obtain any financing (including the debt financing).

Certain Other Covenants

The Merger Agreement contains certain other covenants of the parties to the Merger Agreement relating to, among other things:

•

the parties using their respective commercially reasonable efforts to take all action necessary so that no takeover or anti-takeover statute is or becomes applicable to the merger or any of the other transactions contemplated by the Merger Agreement;

•	cooperation between the parties on transfer taxes incurred by the transactions contemplated by the Merger Agreement;

•	required resignations of all pre-closing directors and officers of Company;

•	Parent taking all necessary action to cause Merger Sub to fulfill all of its obligations under the Merger Agreement;

•

public announcements being mutually agreed upon by the parties unless such announcements are related to compliance with law, court process, regulatory agencies, or a Company adverse recommendation change;

•	compliance with Rule 16b-3 of the Exchange Act of 1934 whereby dispositions of Company common stock by directors and officers of Company are subject to reporting requirements; and

•

to the extent requested by Parent, before the Effective Time, Company’s, and following the Effective Time, the Surviving Corporation’s obligation to de-list the Company Common Stock from the NASDAQ and de-register the Company Common Stock under the Exchange Act of 1934.

Conditions to the Merger

The respective obligations of each party to the Merger Agreement to effect the Merger is subject to the satisfaction on or before the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the written agreement of the parties on or before the Closing Date, in each case, to the extent permitted by applicable law:

•	the requisite Company stockholder approval has been obtained; and

•

no law has been enacted or promulgated by any governmental entity of competent jurisdiction (whether temporary, preliminary or permanent) which prohibits, restrains, enjoins or makes illegal the consummation of the Merger and there will be no order (whether temporary, preliminary or permanent) of a court of competent jurisdiction in effect preventing, restraining or enjoining the consummation of the Merger.

The obligations of the Parent Parties to effect the Merger is subject to the satisfaction or, to the extent permitted by law, waiver by Parent, on or before the Closing Date, of each the following additional conditions:

(i)

the representations and warranties of Company (other than in the representations referred to in clauses (ii) and (iii) below) set forth in the Merger Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of the Merger Agreement and as of the Effective Time, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except for failures of such representations and warranties to be true and correct that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(ii)

the representations and warranties of Company related to capital structure/capitalization of Company shall be true and correct as of the date of the Merger Agreement and as of the Effective Time, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date), except for failures of such representations and warranties to be true and correct that would not result in more than a de minimis effect (including more than a de minimis increase in the aggregate consideration payable by Buyer Parties pursuant to the Merger Agreement);

(iii)

the representations and warranties related to organization, existence, good standing and authority to carry on its business as presently conducted, including, as to Company and its subsidiaries; power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement; the absence of certain violations, defaults or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the Merger Agreement; receipt of Company’s board of directors approval; no Company Material Adverse Effect; the absence of certain litigation, orders and judgments and governmental proceedings and investigations related to Company, as applicable; the absence of any fees owed to investment bankers or brokers in connection with the merger, other than those specified in the Merger Agreement; and receipt of the fairness opinion shall be true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date);

(iv)

Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in the Merger Agreement required to be performed by or complied with by it at or before the effective time of the Merger Agreement;

(v)

there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(vi)	Parent will have received a certificate, signed by the chief executive officer or chief financial officer of Company, certifying as to the matters in clauses (i) through (v) of this section; and

(vii)

Parent shall have received a (A) written opinion of Frost Brown Todd LLP (or other counsel selected by Company and reasonably satisfactory to Parent), dated as of the Closing Date, in substantially the form attached to the Merger Agreement (or otherwise in form and substance reasonably satisfactory to Parent), to the effect that, commencing with Company’s taxable year that ended on December 31, 2004, Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the federal tax code and its actual method of operation has enabled Company to meet, through the effective time of the Merger Agreement, the requirements for qualification and taxation as a REIT under the federal tax code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate executed by Company and the Partnership, as applicable and (B) tax representation letter, dated as of the Closing Date, signed by an executive officer of Company and addressed to counsel issuing the written opinion addressed in the preceding clause (A), in customary form and substance, containing representations of Company with respect to itself and its subsidiaries reasonably necessary or appropriate to enable such counsel to render such written opinion.

The obligations of the Company to effect the Merger is also subject to the satisfaction or, to the extent permitted by applicable law, waiver (in writing) by the Company on or before the Closing Date, of each of the following additional conditions:

(i)

the representations and warranties of Parent Parties set forth in the Merger Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of the Merger Agreement and as of the Effective Time, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect;

(ii)

Parent Parties shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of the Merger Agreement required to be performed by or complied with by them at or before the Effective Time; and

(iii)	Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in clauses (i) and (ii) above.

Termination of the Merger Agreement

Mutual Written Consent

The Company, Parent and Merger Sub may mutually agree in writing to terminate the Merger Agreement and abandon the Merger and the other transactions contemplated by the Merger Agreement at any time before the Effective Time, even after the Company has obtained the requisite Company stockholder approval.

Termination by Either the Company or Parent

In addition, the Company, on the one hand, or Parent, on the other hand, may terminate the Merger Agreement, if:

•

the Effective Time has not occurred on or before the End Date, April 22, 2026; provided, that the right to terminate the Merger Agreement under such provision will not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement was a contributing cause of, or contributing factor that resulted in, the failure of the Merger to be consummated on or before the End Date;

•

any court or other governmental entity of competent jurisdiction has enacted, promulgated, enforced or issued any law or final, non-appealable order in each case permanently enjoining or otherwise prohibiting the consummation of the Merger; provided, however, that the right to terminate the Merger Agreement under such provision will not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement was a contributing cause of, or contributing factor that resulted in, the enactment, promulgation, enforcement or issuance of such law or order; or

•	the Special Meeting (including any adjournments or postponements thereof) will have been held and been concluded and the requisite Company stockholder approval will not have been obtained.

Termination by Parent

Parent may also terminate the Merger Agreement if:

•

the Company has breached or failed to perform or comply with any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, and such breach or failure to perform or comply (1) would result in a failure of any of the mutual conditions to the Company and Parent’s obligations to effect the Merger or the additional conditions to the obligations of Parent to effect the Merger and (2) cannot be cured by the End Date or, if curable, is not cured by the earlier of (x) 20 days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate the Merger Agreement under this provision and the basis for such termination and (y) three business days before the End Date, provided, that Parent will not have a right to terminate the Merger Agreement under this provision if any Parent Party is then in breach of any representation, warranty, agreement or covenant contained in the Merger Agreement such that the mutual conditions to the Company and Parent’s obligations to effect the Merger or the additional conditions to the obligations of the Company to effect the Merger would not be satisfied; or

•

(1) at any time before receipt of the requisite Company stockholder approval, if the Board or a committee thereof has effected a Company Adverse Recommendation Change, (2) at any time before the receipt of the requisite Company stockholder approval, the Board failed to publicly reaffirm the Board Recommendation within 10 business days following the date that a Takeover Proposal has been first publicly announced, (3) the Company breached or failed to perform in any material respect any of its obligations under the non-solicitation provisions of the Merger Agreement or (4) the Company enters into an alternative acquisition agreement (other than an acceptable confidentiality agreement entered into in compliance with the Merger Agreement).

Termination by the Company

The Company may also terminate the Merger Agreement if:

•

before receipt of the requisite Company stockholder approval, the Board authorizes the Company, in accordance with the terms and conditions of the Merger Agreement, to enter into an alternative acquisition agreement (other than an acceptable confidentiality agreement entered into in compliance with the Merger Agreement) in respect of a Superior Proposal; provided, however, that the Merger Agreement may not be so terminated unless substantially concurrently with the occurrence of such termination, the Company Termination Fee is paid in full to Parent and the definitive agreement relating to the Superior Proposal is entered into by the Company; or

•

any Parent Party has breached or failed to perform or comply with in any material respect any of their representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform or comply (1) would result in a failure of any of the mutual conditions to the Company and Parent’s obligations to effect the Merger or the additional conditions to the obligations of the Company to effect the Merger and (2) cannot be cured by the End Date, or if curable, is not cured by the earlier of (x) 20 days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate the Merger Agreement under this provision and the basis for such termination and (y) three business days before the End Date, provided, that the Company will not have a right to terminate the Merger Agreement under this provision if the Company is then in breach of any representation, warranty, agreement or covenant contained in the Merger Agreement such that the mutual conditions to the Company and Parent’s obligations to effect the Merger or the additional conditions to the obligations of Parent to effect the Merger would not be satisfied.

Termination Payment

Company Termination Fee

The Company has agreed to pay Parent or its designee the Company Termination Fee of $4.0 million, if:

•	Parent terminates the Merger Agreement pursuant to the second termination provision described in the section entitled “Termination of the Merger Agreement-Termination by Parent”;

•	the Company terminates the Merger Agreement pursuant to the first termination provision described in the section entitled “Termination of the Merger Agreement-Termination by the Company”; or

•	all of the following requirements are satisfied:

•

the Merger Agreement is terminated by the Company or Parent pursuant to the third termination provision described in the section entitled “Termination of the Merger Agreement-Termination by Either the Company or Parent”;

•	before such termination, a Takeover Proposal was publicly disclosed and not withdrawn; and

•

within 12 months after the date of the termination referred to above, the Company has consummated such Takeover Proposal (it being understood that for purposes of such termination provision, all references in the definition of Takeover Proposal in the Merger Agreement to fifteen percent will be deemed to be references to fifty percent instead).

Parent Termination Fee

Parent has agreed to pay to the Company or its designee the Parent Termination Fee of $8.0 million, if all of the following requirements are satisfied:

•	the Company terminates the Merger Agreement pursuant to the second termination provision described in the section entitled “Termination of the Merger Agreement-Termination by the Company”;

•

the mutual conditions to the Company and Parent’s obligations to effect the Merger and the additional conditions to the obligations of the Parent to effect the Merger have been and continue to be satisfied or, to the extent permitted by applicable law, have been waived by Parent (other than those conditions that by their nature cannot be satisfied other than at the Closing); and

•

the debt financing (including any alternative debt financing permitted by the Merger Agreement) has not been funded, is not reasonably capable of being (and is not available to be) funded in full in accordance with the terms and conditions of the then-effective Debt Commitment Letter, and the debt financing sources have not confirmed in writing that the full proceeds of the debt financing will be funded in accordance with the then-effective Debt Commitment Letter.

Specific Performance; Remedies

The parties to the Merger Agreement have agreed that irreparable damage would occur in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms. The Merger Agreement provides further that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in the Merger Agreement, the non-breaching party will be entitled (in addition to any other remedy that may be available to it whether in law or equity) to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions of the Merger Agreement. Each party further agreed that (i) it will not oppose such injunction or specific performance on the basis that the other party has an adequate remedy at law and specific performance is not an appropriate remedy, (ii) it will not oppose the specific performance of the terms and provisions of the Merger Agreement and (iii) no other party or any other person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this subsection, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Third Party Beneficiaries

The Merger Agreement provides that other than (1) the right of holders of Company Common Shares to receive, if the Closing occurs, the applicable Merger Consideration in accordance with the terms of the Merger Agreement, (2) the provisions of the Merger Agreement discussed in the section of this proxy statement entitled “The Merger Agreement-Indemnification; Directors’ and Officers’ Insurance,” which will be for the benefit of the parties described therein, (3) the right of applicable holders of Company Preferred Shares and LP Interests to receive, if the Closing occurs, the applicable Merger Consideration in accordance with the terms of the Merger Agreement, and (4) certain rights of debt financing sources related parties, as specified in the Merger Agreement, nothing in the Merger Agreement, express or implied, is intended to confer upon any person (other than the parties to the Merger Agreement) any rights or remedies under the Merger Agreement.

Amendment; Extension and Waiver

At any time before or after receipt of the requisite Company stockholder approval and before the Effective Time, any provision of the Merger Agreement may be amended or supplemented by written agreement signed by each of the parties to the Merger Agreement; provided, that after receipt of the requisite Company stockholder approval, no amendment or supplement to the Merger Agreement is permitted if any such amendment or waiver by applicable law or NASDAQ rules and regulations would require further approval of the Company’s stockholders.

At any time before the Effective Time, any party or parties may, to the extent legally allowed and except as otherwise set forth in the Merger Agreement, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement, or (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties contained in the Merger Agreement. Any agreement on the part of a party or parties to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any failure or delay in exercising any right under the Merger Agreement will not constitute a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the Merger Agreement.

Amendment, waiver or modification of certain identified provisions of the Merger Agreement relating to the debt financing sources, which materially and adversely affect the debt finance sources related parties, will require the prior written consent of the debt financing sources so affected.

ESCROW AGREEMENT

Purpose; Escrow Fund

Simultaneously with the execution of the Merger Agreement, Parent, Merger Sub, the Company and JPMorgan Chase Bank, N.A., as escrow agent (“Escrow Agent”), entered into an Escrow Agreement (the “Escrow Agreement”), pursuant to which Parent agreed to deposit funds to secure payment of the Parent Termination Fee (as defined in the Merger Agreement), if payable pursuant to the applicable terms of the Merger Agreement. Pursuant to the terms of the Escrow Agreement, Parent deposited $4,000,000 with Escrow Agent substantially simultaneously with the execution of the Merger Agreement. The Escrow Agreement provides further that Parent will deposit an additional $3,000,000 with Escrow Agent in the event the Merger is approved by the requisite Company stockholder vote within three business days of the receipt of the requisite Company stockholder vote. The amount of $7,000,000 to be deposited into escrow, together all interest or other income thereof, is referred to as the “Escrow Fund”. The Escrow Fund amount is in addition to a prior payment made by an affiliate of Parent to the Company of $1,000,000 (such amount, the “Exclusivity Deposit”) in connection with that certain Exclusivity and Non-Disclosure Agreement, dated October 4, 2025, by and among Kemmons Wilson Hospitality Partners II, LP (the “Sponsor”), KWC Management, LLC and the Company.

Escrow Agent is to invest the Escrow Fund in an interest-bearing demand deposit account and no other investment of the Escrow Fund is permitted under the Escrow Agreement. The involvement of Escrow Agent is subject to customary limitations with respect to the scope of Escrow Agent’s duties with respect to the investment of the Escrow Fund, including that Escrow Agent shall not have any liability for any loss sustained as a result of any investment made pursuant to the terms of the Escrow Agreement and that Escrow Agent will not be liable for any action taken or omitted to be taken in good faith, except to the extent that Escrow Agent’s negligence, recklessness or willful misconduct was the cause of any direct loss to the Company or Parent Parties.

Disbursements

The Escrow Agreement provides as follows with respect to release of the Escrow Fund:

•

If the Closing occurs, Escrow Agent shall release the entirety of the Escrow Fund to Parent within one business day of the Escrow Agent’s receipt of joint written instructions from Parent Parties and the Company;

•

If the Merger Agreement is terminated under circumstances giving rise to Parent’s obligation to pay the Parent Termination Fee under the applicable terms of the Merger Agreement, Escrow Agent is to release to entirety of the Escrow Fund to the Company within one business day of Escrow Agent’s receipt of joint written instructions from Parent Parties and the Company, with the Exclusivity Deposit to be credited against payment of the remaining portion of the Parent Termination Fee; and

•

If the Merger Agreement is terminated under circumstances that do not give rise to Parent’s obligation to pay the Parent Termination Fee under the applicable terms of the Merger Agreement, Escrow Agent is to release to entirety of the Escrow Fund to Parent within one business day of Escrow Agent’s receipt of joint written instructions from Parent Parties and the Company. In such event, the Exclusivity Deposit is not refundable and will be retained by the Company.

The Escrow Agreement also provides that if that the Sponsor, an affiliate of Parent, has failed to make a required payment (“Funding Failure”) to Sotherly Hotels LP, an affiliate of the Company (the “Maker”), in accordance with that certain Promissory Note, dated as of the date of signing of the Merger Agreement, by and between Sponsor and Maker, then Escrow Agent is to release an amount from the Escrow Fund, in accordance with the amount set forth in unilateral written instructions to be provided by the Company that further certifies that such failure occurred, on the third business day following receipt of such unilateral written instructions.

Escrow Agent is to only release the Escrow Fund, or any portion thereof, (i) pursuant to joint written instructions from Parent Parties and the Company with respect to a Funding Failure, (ii) pursuant to unilateral instructions from the Company or (iii) following receipt of a final, non-appealable order by a court of competent jurisdiction directing the release of all or a portion of the Escrow Fund.

Specific Performance

The Escrow Agreement provides that, as between the Parent Parties and the Company, the parties are entitled to seek an injunction or injunctions to prevent breaches of the Escrow Agreement and to enforce specifically the terms and provisions of the Escrow Agreement, in addition to any other remedy at law or in equity.

THE PROMISSORY NOTE

The following summarizes the material provisions of the Note (as defined below). The Note contains representations and warranties made by, and to, the Operating Partnership. These representations and warranties were made for the purposes of negotiating and entering into the Note between the parties, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. In addition, these representations and warranties may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Note, were made as of specified dates, and may be subject to standards of materiality different from what may be viewed as material to the Company’s stockholders. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Note and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. You are not third-party beneficiaries under the Note, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its affiliates. Terms used but not otherwise defined in this section shall have the meanings ascribed to them in the Note.

Effective Time; Funding Procedures; Conditions Precedent

Simultaneously with the execution of the Merger Agreement, the Operating Partnership entered into a revolving line of credit evidenced by that certain Promissory Note (the “Note”) by and between the Operating Partnership, as maker (the “Maker”), and Kemmons Wilson Hospitality Partners II, LP, as lender (the “Payee”), providing for a revolving line of credit in the principal amount of up to $25,000,000 (the “Revolving Commitment”). During the Revolving Commitment Period, the Maker may borrow, prepay, and reborrow amounts up to the Revolving Commitment on a revolving basis, subject to the terms of the Note. Advances are made upon delivery of a Notice of Funding and are payable by Payee within five (5) business days (each, a “Funding”). The Revolving Commitment Period terminates on the Maturity Date, which occurs on the earliest of (i) 18 months after execution, (ii) consummation of the merger described in the Merger Agreement, (iii) sale of the Hotel Ballast, Wilmington, NC (the “Wilmington Asset”), (iv) refinancing of indebtedness secured by a lien on the Wilmington Asset, or (v) acceleration following an Event of Default.

As a condition to each funding under the Note, the following conditions must be satisfied:

•	After making the Funding requested, the aggregate principal amount of all outstanding Fundings shall not exceed the Revolving Commitment;

•	As of the date of such Funding, the representations and warranties contained in the Note shall be true and correct in all material respects (except as expressly set forth in the Note);

•

As of the date of such Funding, no event shall have occurred and be continuing or would result from the consummation of the applicable Funding that would constitute a default or an Event of Default under the Note;

•	the Payee shall have received a fully executed and delivered Notice of Funding by an authorized officer of the Maker.

If the Payee fails to pay the requested amount in respect of any Funding to the Maker in accordance with the agreement notwithstanding the fulfillment of each of the conditions precedent to such Funding, the Maker shall be entitled to unilaterally draw from the Fund (as defined in the Escrow Agreement) by providing notice to the Escrow Agent in an aggregate principal amount not to exceed the lesser of (i) amount requested pursuant to such Notice of Funding and (ii) the balance of Funds, and any such draw shall be deemed a Funding to Payee under the Note.

Interest; Payment Terms; Prepayment.

The Note accrues interest on a 360-day year at a floating rate equal to Term SOFR plus an Applicable Margin (initially 3.25% per annum for nine months, then 7.50% per annum) subject to a Term SOFR floor of 3.35%. Interest is payable monthly, upon principal payments or prepayments, and at maturity. In case of default, the Applicable Margin increases by 5.00%. If Term SOFR becomes unavailable, a replacement rate may be designated per the Note’s provisions. The Maker may prepay principal at any time without penalty, with payments applied first to recoverable expenses, then interest, then principal. Upon receiving Excess Refinancing Proceeds or Sale Proceeds, the Maker must promptly prepay the Note in an amount equal to such proceeds, which also permanently reduces the Revolving Commitment. As used in the Note, “Excess Refinancing Proceeds” means proceeds from the issuance or incurrence of any indebtedness of any subsidiary secured by a lien on property of such subsidiary, less the amount of such proceeds required to repay indebtedness refinanced in connection with the incurrence of such indebtedness and any related transaction costs or expenses, and “Sale Proceeds” means the gross proceeds from the sale of any real estate of any subsidiary, less the amount of such proceeds required to repay indebtedness secured by a lien on such real estate and any related transaction costs or expenses.

Events of Default; Remedies

A default shall occur under the Note if any one or more of the following shall occur (each an “Event of Default”):

•

the Maker shall fail (i) to pay any principal or any portion thereof when due, or (ii) to pay any interest or any portion thereof or any other amount under the Note within three (3) business days the same becomes due.

•

the Maker shall fail to perform or observe any other term, covenant or agreement to be performed or observed by it contained in the Note (see Covenants and Limitations on Indebtedness), subject to certain cure periods.

•	any representation or warranty of the Maker proves to have been materially incorrect when made or reaffirmed.

•	the occurrence of certain bankruptcy actions by Maker.

•

a non-appealable judgment against the Maker is entered for the payment of money in excess of $1,000,000 or (ii) a non-appealable judgment in excess of $1,000,000 against the Maker is entered that results in a lien on any of its property, subject to certain cure rights.

•	the Maker shall contest the validity or enforceability of any part of the Note.

•

failure of the Maker or any subsidiary of Maker to pay when due any principal of or interest on or any other amount payable in respect of one or more items of indebtedness (other than indebtedness under the Note) in an aggregate principal amount in excess of $1,000,000 (such indebtedness, “Material Indebtedness”) in each case beyond the grace period, if any, provided therefor or (ii) breach or default by the Maker or any subsidiary of Maker with respect to any term of (1) one or more items of Material Indebtedness or (2) any loan agreement, mortgage, indenture or other agreement relating to such Material Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Material Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Material Indebtedness to become or be declared due and payable (or redeemable) before its stated maturity or the stated maturity of any underlying obligation, as the case may be (provided that this clause shall not apply to the DoubleTree by Hilton Hotel, Philadelphia, PA (the “Philadelphia Asset”), the DoubleTree by Hilton, Hollywood Beach, FL (the “Hollywood Asset”) or the Georgian Terrace Hotel, Atlanta, GA (the “Atlanta Asset”).

•	A change in control of Maker.

•

The Merger Agreement is terminated on account of any breach by the Maker or Sotherly Hotels Inc. thereunder (provided, for the avoidance of doubt, that any failure of the stockholders of Sotherly Hotels Inc. to approve the transactions contemplated in the Merger Agreement shall not be deemed a “breach” of the Merger Agreement for purposes of this clause).

Upon an Event of Default caused by a materially incorrect representation or warranty by the Maker, all amounts due under the Note (including principal, interest, fees, and other obligations) become immediately and automatically payable. For any other Event of Default, the Payee may declare the Note due and payable by written notice, after which the Maker must promptly pay all outstanding amounts. During any Event of Default, the Payee is not obligated to make further Fundings.

Representations and Warranties

Maker provides customary representations and warranties in the Note, subject to certain exceptions and qualifications, covering matters such as its valid organization, existence, authority, and capacity to execute and perform under the Note; proper authorization and enforceability of the Note; absence of legal proceedings likely to have a Material Adverse Effect; accuracy and completeness of its representations; good faith in financial projections; and disclosure of any known facts that could reasonably result in a Material Adverse Effect. “Material Adverse Effect” is defined to include significant negative impacts on the Maker’s business or financial condition, its ability to meet obligations under the Note, the enforceability of the Note, or the Payee’s rights and remedies.

Parent Termination Fee

If the Parent Termination Fee (as defined in the Merger Agreement) is owed to Sotherly Hotels Inc. under the Merger Agreement, at direction of Maker and Sotherly Hotels Inc., all or any portion of the Parent Termination Fee which has not been actually released to Sotherly Hotels Inc. shall be credited against the obligations under the Note and shall be used to reduce the amount of such obligations which remain outstanding (which credit shall automatically be accompanied by a permanent reduction in the Revolving Commitment in an amount equal to such credit).

Covenants and Limitations on Indebtedness

The Maker has agreed to a series of covenants under the Note, subject to certain exceptions, primarily restricting the incurrence of Indebtedness. Permitted Indebtedness includes that created under the Note, existing obligations listed in an attached schedule (and their non-principal-increasing renewals), up to $250,000 in unsecured debt, insurance premium financing in the ordinary course of business, and specific subordinated debt incurred after the End Date if the Merger has not closed. In such cases, proceeds must be promptly used to prepay the Note, resulting in a permanent reduction of the Revolving Commitment. Subsidiaries may also incur debt post-End Date to fund dividends to the Maker, which must likewise be used to prepay the Note.

The Note defines “Indebtedness” broadly to include various financial obligations such as borrowed money, bonds, guarantees, capital leases, and contingent liabilities, but explicitly excludes taxable REIT subsidiaries operating leases between Maker’s subsidiaries. The Maker is also prohibited from creating or permitting liens on its assets, except for “Permitted Liens,” which include certain statutory liens, tax liens under contest, and liens securing refinancing of permitted debt, provided they do not materially impair asset value or business operations.

Additional covenants restrict the Maker and its subsidiaries from engaging in mergers, consolidations, or significant asset sales, except under specific conditions related to the Wilmington Asset and the Hyatt Centric Hotel in Arlington, VA. The Maker is also limited in its ability to make investments, acquire securities, or engage in affiliate transactions unless conducted at arm’s-length terms. Restricted Payments, such as dividends or equity redemptions, are generally prohibited except for ratable subsidiary dividends and limited preferred equity dividends by the Maker, provided no default exists before or after such payments.

Further, the Maker must ensure that subsidiaries promptly distribute any Excess Refinancing Proceeds or Sale Proceeds to the Maker for Note prepayment. The Maker is also prohibited from increasing officer or director salaries and is required to provide monthly financial reports to the Payee within 25 days of each month’s end.

MARKET PRICE OF COMPANY COMMON SHARES

Company Common Shares are listed on NASDAQ under the trading symbol “SOHO.” There were approximately 78 holders of record of Company Common Shares as of the Record Date. Certain Company Common Shares are held in “street” name and accordingly, the number of beneficial owners of such Company Common Shares is not known or included in the foregoing number. The table below sets forth the quarterly high and low sales prices of Company Common Shares on NASDAQ for the periods indicated. The Company did not declare or pay any dividends on its Company Common Stock with respect to the periods indicated below.

Year	High	Low
Fiscal Year Ended December 31, 2024
First Quarter	$1.54	$1.32
Second Quarter	$1.48	$1.09
Third Quarter	$1.35	$1.21
Fourth Quarter	$1.54	$0.86
Fiscal Year Ended December 31, 2025
First Quarter	$1.00	$0.79
Second Quarter	$1.09	$0.59
Third Quarter	$1.19	$0.68
Fourth Quarter (through November 28, 2025)	$2.18	$0.78

On October 24, 2025, the last trading day before the date of the public announcement of the Merger Agreement, the reported closing price per share for Company Common Shares on NASDAQ was $0.89. On December 11, 2025, the last trading day before the date of this proxy statement, the reported closing price per share for Company Common Shares on NASDAQ was $2.19. You are encouraged to obtain current market quotations for Company Common Shares.

DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of Company Common Shares for:

•	each person known by the Company to beneficially own more than 5% of Company Common Shares;

•	each of the Company’s directors;

•	each of the Company’s named executive officers; and

•	all of the Company’s current executive officers and directors as a group.

The Company has one class of Common Shares. Applicable percentage ownership and voting power is based on 20,490,501 Company Common Shares outstanding as of December 11, 2025. Unless otherwise indicated, the address of all listed stockholders is c/o Sotherly Hotels Inc., 306 South Henry Street, Suite 100, Williamsburg, Virginia 23185. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Number of Company Common Shares and Company Partnership Units Beneficially Owned(1)	Percentage of Outstanding Company Common Shares(2)
5% or more Stockholders
Rollins Capital Partners, LP; Rollins Capital LLC; Rollins Capital Management LLC; and John A. Wright (3) 600 Congress Street, 14th Floor, Austin, Texas 78701	1,907,000	9.3%
Amos Benjamin Lubin(4) 77 W 15th St, Apt 4N, New York, NY 10011	1,551,405	7.57%
Gator Capital Management, LLC; Derek Pilecki; Gator Financial Partners, LLC; and ECA Fund, LP (5) 2502 N. Rocky Point Dr., Suite 665, Tampa, FL 33607	1,002,962	4.9%
Named Executive Officers and Directors
Andrew M. Sims (6)	1,708,177	8.3%
David R. Folsom(7)	703,086	3.4%
Anthony E. Domalski(8)	342,281	1.7%
General Anthony C. Zinni(9)	110,164	*
G. Scott Gibson IV(10)	194,084	*
Maria L. Caldwell(11)	194,771	*
Walter S. Robertson III(12)	148,054	*
All directors and current executive officers as a group (8 persons)	3,632,074	17.73%

*	Denotes less than 1.0%.
(1)	Includes all Company Restricted Stock Awards, including those that will vest at a later date.
(2)	The total number of Company Common Shares deemed outstanding and used in calculating this percentage for the named person is 20,490,501. Percentages are rounded to the nearest one-tenth percent.

(3)

Based on information set forth in a Schedule 13D filed with the Securities and Exchange Commission on November 14, 2025, Rollins Capital Partners, LP, Rollins Capital LLC, Rollins Capital Management LLC, and John A. Wright have shared voting and dispositive power over 1,907,000 shares of Company Common Stock.

(4)

Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on October 15, 2025, Amos Benjamin Lubin has voting and dispositive power over 1,551,405 shares of Company Common Stock.

(5)

Based on information set forth in an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on August 5, 2025, Gator Capital Management, LLC and Derek Pilecki reported shared voting power and shared dispositive power with respect to 1,002,962 shares of Company Common Stock, Gator Financial Partners, LLC reported shared voting power and shared dispositive power with respect to 916,413 shares of Company Common Stock, and ECA Fund, LP reported shared voting power and shared dispositive power with respect to 78,349 shares of Company Common Stock.

(6)

Includes 793,937 shares held by the family limited partnership of Andrew M. Sims. Includes 87,331 shares held in the Company’s ESOP and allocated to Mr. Sims subject to the terms of the ESOP. Includes 30,000 shares of unvested restricted Company Common Stock granted under the 2022 Plan pursuant to Mr. Sims’ current employment agreement with us that vest in equal amounts of 15,000 shares on March 31, 2026 and March 31, 2027.

(7)

Includes 501,660 shares held by the David R. Folsom Revocable Trust. Includes 87,331 shares held in the Company’s ESOP and allocated to Mr. Folsom subject to the terms of the ESOP. Includes 15,200 shares of unvested restricted Company Common Stock granted under the 2022 Plan pursuant to Mr. Folsom’s current employment agreement with us that vest in equal amounts of 7,600 shares on March 31, 2026 and March 31, 2027.

(8)

Includes 87,331 shares held in the Company’s ESOP and allocated to Mr. Domalski subject to the terms of the ESOP. Includes 13,600 shares of unvested restricted Company Common Stock granted under the 2022 Plan pursuant to Mr. Domalski’s current employment agreement with us that vest in equal amounts of 6,800 shares on March 31, 2026 and March 31, 2027.

(9)	Includes 3,000 unvested shares of restricted Company Common Stock granted under the 2022 Plan, which will vest on December 31, 2025.
(10)	Includes 3,000 unvested shares of restricted Company Common Stock granted under the 2022 Plan, which will vest on December 31, 2025.
(11)	Includes 3,000 unvested shares of restricted Company Common Stock granted under the 2022 Plan, which will vest on December 31, 2025.
(12)	Includes 3,000 unvested shares of restricted Company Common Stock granted under the 2022 Plan which will vest on December 31, 2025.

STOCKHOLDER PROPOSALS

If the Merger is completed, we will have no public holders of Company Common Shares and there will be no public participation in any future meetings of our holders of Company Common Shares. However, if the Merger is not consummated, our stockholders will continue to be entitled to attend and participate in meetings of our stockholders.

Stockholders interested in presenting a proposal for consideration at the Company’s annual meeting of stockholders in 2026 may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the Company’s Bylaws. To be eligible for inclusion in the proxy statement, a stockholder proposal must be received by the Company’s Corporate Secretary no later than June 3, 2026 to be considered timely, which is 120 calendar days before the first anniversary of the date of the proxy statement for the 2025 Annual Meeting, provided that if the date of the 2026 Annual Meeting is advanced or delayed more than 30 days from the one-year anniversary of the 2025 Annual Meeting, the deadline will instead be a reasonable time before we begin to print and send our proxy materials for the 2026 Annual Meeting. Any such proposal should be mailed to the Company at 306 S. Henry Street, Suite 100, Williamsburg, Virginia 23185. If there is a change in the anticipated date of next year’s Annual Meeting or these deadlines by more than 30 days, we will notify all stockholders of this change through a report on Form 8-K, 10-Q or 10-K.

Stockholders interested in presenting a proposal or nominating a candidate for election as a director at the Company’s 2026 annual meeting of stockholders outside the procedures prescribed in Rule 14a-8 (e.g., a proposal to be presented at the annual meeting of stockholders in 2026 but not included in the Company’s proxy statement) must do so in accordance with the advance notice provisions of the Company’s Bylaws, and the nomination or proposal must be received by the Company’s Corporate Secretary no earlier than June 3, 2026 and no later than July 3, 2026 to be considered timely, which is 120 and 90 calendar days, respectively, before the first anniversary of the date of the proxy statement for the 2025 Annual Meeting. However, if the date of the 2026 Annual Meeting is advanced or delayed by more than 30 days from the one-year anniversary of the date of the 2025 Annual Meeting, the notice period will instead start 120 days before the mailing of the notice for the 2026 Annual Meeting and end on the later of (i) 90 days before the mailing of the notice of such meeting or (ii) the 10th day following our first public announcement of the date of the 2026 Annual Meeting.

In addition to satisfying the requirements of the Company’s Bylaws, including the notice deadlines set out above and therein, stockholders who intend to solicit proxies in support of director nominations other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b)(2) and Rule 14a-10(b)(3) by July 3, 2026, provided that, if the date of the 2026 Annual Meeting is advanced or delayed by more than 30 days from the one-year anniversary of the date of the 2025 Annual Meeting that date may change. Any such proposal should be mailed to the Company at 306 S. Henry Street, Suite 100, Williamsburg, Virginia 23185.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of banks and brokers with account holders who are stockholders of the Company will be householding the Company’s proxy materials. A single copy of the proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy statement, please notify your bank or broker. Stockholders who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their bank or broker.

If you are a stockholder of Company Common Shares as of the Record Date eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy statement, or if you hold shares in more than one account, and in either case you wish to receive only a single copy of the proxy statement for your household, please contact the Company’s transfer agent, Equiniti Trust Company, LLC through its website at www.equiniti.com, by mail to 28 Liberty Street, Floor 53, New York, NY 10005, or by phone at 1-800-937-5449. If you participate in householding and wish to receive a separate copy of the proxy statement and annual report, or if you do not wish to participate in householding and prefer to receive separate copies of the proxy statement and annual report in the future, please contact Equiniti Trust Company, LLC as indicated above.

NO DISSENTERS’ RIGHTS OF APPRAISAL

The Company is formed as a corporation under Maryland law. Under the Maryland General Corporate Law, the Company’s stockholders may not exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of the stockholder’s shares in connection with the Merger because the Company Common Shares were listed on NASDAQ on the Record Date for determining stockholders entitled to vote at the Special Meeting and the Company Preferred Shares and OP Units are not entitled to vote on the Merger Proposal. However, holders of Company Common Shares may vote against or abstain from voting on the Merger Proposal.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Available Information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. The Company’s SEC filings, including this proxy statement, are also available to you on the SEC’s website at https://www.sec.gov.

The SEC allows the Company to “incorporate by reference” the information it files with the SEC, which means that the Company can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about the Company, its business and its finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document the Company subsequently files with the SEC that also is incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. The Company incorporates by reference the following documents the Company filed with the SEC:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025 (the “Form 10-K”) and the amendment to the Form 10-K filed on April 30, 2025;

•	the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 1, 2025;

•

the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May  15, 2025, August  14, 2025 and November 14, 2025, respectively;

•

the Company’s Current Reports on Form 8-K filed with the SEC on July 2, 2025, July  18, 2025, July  30, 2025, August  13, 2025, September  11, 2025, September  17, 2025, September  17, 2025, October  21, 2025, October  27, 2025, November  14, 2025, and November 17, 2025.

•	all documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the Special Meeting.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.

The Company will provide without charge to each person, including any beneficial owner of Company Common Shares, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents the Company is incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request for a copy of such report should be directed to the following address: Sotherly Hotels Inc., Attention: Corporate Secretary, 306 South Henry Street, Suite 100, Williamsburg, Virginia 23185. In addition, such report is available, free of charge, on the Company’s website at https://sotherlyhotels.com/.

If you have any questions about this proxy statement, the Special Meeting or the Merger, or if you would like additional copies of this proxy statement, please contact the Company’s proxy solicitor, Georgeson LLC, at:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Stockholders, Banks, Brokers

May Call Toll Free: (866) 486-7611

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE OR AUTHORIZE A PROXY TO VOTE YOUR COMPANY COMMON SHARES AT THE SPECIAL MEETING. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED DECEMBER 12, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO THE COMPANY’S STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Anthony E. Domalski

Anthony E. Domalski

Corporate Secretary

Williamsburg, Virginia,

December 12, 2025

Annex A

AGREEMENT AND PLAN OF MERGER

By and Among

KW KINGFISHER LLC,

SPARROWS NEST LLC

and

SOTHERLY HOTELS INC.

Dated as of October 24, 2025

A-i

A-ii

EXHIBITS

Exhibit A — Form of REIT Opinion
Exhibit B — Bylaws
Exhibit C — Expenditure Budget

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of October 24, 2025, by and among SOTHERLY HOTELS INC., a Maryland corporation (the “Company”), KW KINGFISHER LLC, a Delaware limited liability company (“Parent”), and SPARROWS NEST LLC, a Maryland limited liability company and a wholly owned Subsidiary of Parent (“Merger Sub”). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01(a) hereof.

RECITALS

WHEREAS, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving the Merger on the terms and subject to the conditions set forth herein;

WHEREAS, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) will be converted into the right to receive the Merger Consideration except as otherwise provided in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has unanimously: (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub; (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement, and the approval of the Merger, by the stockholders of the Company; in each case, in accordance with the Maryland General Corporation Law (the “MGCL”);

WHEREAS, the Board of Directors of Parent and the Board of Managers of Merger Sub have each unanimously: (a) determined that it is in the best interests of Parent or Merger Sub, as applicable, and their respective equity holders, and declared it advisable, to enter into this Agreement with the Company; and (b) approved the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger; in each case, in accordance with the Maryland Limited Liability Company Act (the “MLLCA”); and

WHEREAS, the parties desire to make certain representations, warranties, covenants, and agreements in connection with the Merger and the other transactions contemplated by this Agreement and also to prescribe certain terms and conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants, and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the MGCL and the MLLCA, at the Effective Time: (a) Merger Sub will merge with and into the Company (the “Merger”); (b) the separate corporate existence of Merger Sub will cease; and (c) the Company will continue its corporate existence under the MGCL as the surviving corporation in the Merger (sometimes referred to herein as the “Surviving Corporation”).

Section 1.02 Closing. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the “Closing”) will take place at 10:00 A.M., Memphis, Tennessee time, as soon as practicable (and, in any event, within three (3) Business Days) after the satisfaction or, to the extent permitted hereunder, waiver of the last to be satisfied or waived of the conditions to the Merger set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto; provided, that notwithstanding the satisfaction or waiver of the conditions set forth in ARTICLE VI, unless otherwise agreed in writing by the parties, in no event shall the Closing be required to occur prior to the date that is fifteen (15) Business Days after the Company Stockholders Meeting. The Closing shall take place remotely by exchange of documents and signatures (or their electronic counterparts), unless another place is agreed to in writing by the parties hereto. The actual date of the Closing is hereinafter referred to as the “Closing Date.”

Section 1.03 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub will cause the articles of merger (the “Articles of Merger”) to be executed, acknowledged, and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the relevant provisions of the MGCL and the MLLCA and shall make all other filings or recordings required under the MGCL and the MLLCA. The Merger will become effective at such time as the Articles of Merger have been duly filed with, and accepted for record by, the SDAT or at such later date or time (not to exceed thirty (30) days after the Articles of Merger are accepted for record by the SDAT) as may be agreed by the Company and Parent in writing and specified in the Articles of Merger in accordance with the MGCL and MLLCA (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

Section 1.04 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the MGCL and MLLCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the assets of the Company and Merger Sub, including any legacies which each would have been capable of taking transfer to, shall vest in, and devolve on the Surviving Corporation without further act or deed, and the Surviving Corporation shall be liable for all the debts and obligations of the Company and Merger Sub.

Section 1.05 Charter; By-Laws. At the Effective Time: (a) the charter of the Company (including any articles supplementary) (the “Charter”) shall be the charter of the Surviving Corporation until, subject to Section 5.07(a), thereafter amended in accordance with the terms thereof and applicable Law; and (b) the by-laws of the Company shall be amended and restated so as to read in their entirety as set forth on Exhibit B, and, as so amended and restated, shall be the by-laws of the Surviving Corporation until, subject to Section 5.07(a), thereafter amended in accordance with the terms thereof and applicable Law.

Section 1.06 Directors and Officers. The managers and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation, or removal in accordance with the Charter and by-laws of the Surviving Corporation.

Section 1.07 Tax Treatment of the Merger. With respect to the Company Common Stock (including any Company Preferred Stock outstanding immediately prior to the Effective Time that a holder thereof elects to have converted, at the Effective Time, into Company Common Stock in accordance with the Charter upon exercise of conversion rights triggered by the closing of the Merger), the parties hereto hereby confirm, covenant and agree to treat the Merger, for United States federal income tax purposes (and any applicable state and local income tax purposes), as the taxable sale and purchase of such Company Common Stock. Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state of local Law), all parties shall file all United States federal, state and local Tax Returns in a manner consistent with the intended tax treatment of the Merger described in this Section 1.07, and no party shall take a position inconsistent with such treatment.

ARTICLE II

EFFECT OF THE MERGER ON CAPITAL STOCK; PAYMENT FOR SHARES

Section 2.01 Effect of the Merger on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub, or the Company or the holder of any equity securities of Parent, Merger Sub, or the Company:

(a) Cancellation of Certain Company Common Stock. Each share of Company Common Stock that is owned by Parent or the Company or any of their respective direct or indirect wholly owned Subsidiaries as of immediately prior to the Effective Time (“Cancelled Shares”) will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) will be converted into the right to receive $2.25 in cash, without interest (the “Merger Consideration”), subject to applicable withholding Tax.

(c) Cancellation of Shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.01(a), each holder of: (i) a certificate formerly representing any shares of Company Common Stock (each, a “Certificate”); or (ii) any book-entry shares, which immediately prior to the Effective Time, represented shares of Company Common Stock (each, a “Book-Entry Share”) will, cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d) Conversion of Merger Sub Membership Interest. Each unit of membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid, and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation, and each such share shall continue to be owned by Parent.

(e) Treatment of Company Preferred Stock. After the Effective Time, each share of Company Preferred Stock outstanding immediately prior to the Effective Time that a holder thereof elects to have converted into Company Common Stock in accordance with the Charter upon exercise of conversion rights triggered by the closing of the Merger shall have only the rights, and be entitled to only the consideration, set forth in Section 5.15. All Company Preferred Stock outstanding immediately prior to the Effective Time that a holder thereof does not elect to have converted into Company Common Stock in accordance with the Charter will remain outstanding and subject to the terms of the Charter.

Section 2.02 Surrender and Payment.

(a) Paying Agent; Payment Fund. Prior to the Effective Time, Parent shall appoint a paying agent that is reasonably acceptable to the Company (the “Paying Agent”) to act as the agent for the purpose of paying the Merger Consideration for: (i) the Certificates; and (ii) the Book-Entry Shares, in each case with respect to Company Common Stock that is outstanding immediately prior to the Effective Time. At or promptly following the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares (other than Cancelled Shares) (the “Payment Fund”) in amounts and at the times necessary for such payments. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of shares of Company Common Stock for the Merger Consideration. Within

five (5) Business Days after the Effective Time, Parent shall send, or shall cause the Paying Agent to send in accordance with the Paying Agent’s customary procedures, to each record holder of shares of Company Common Stock at the Effective Time, whose Company Common Stock was converted pursuant to Section 2.01(b) into the right to receive the Merger Consideration, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange.

(b) Procedures for Surrender; No Interest. Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon: (i) surrender to the Paying Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this ARTICLE II, each Certificate or Certificates or Book-Entry Share or Book-Entry Shares so surrendered or transferred, as the case may be, shall immediately be cancelled.

(c) Investment of Payment Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in: (i) obligations of or fully guaranteed by the United States; (ii) short-term commercial paper rated the highest quality by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation; (iii) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available); or (iv) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. No losses with respect to any investments of the Payment Fund will affect the amounts payable to the holders of Certificates or Book-Entry Shares. Any income from investment of the Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(d) Payments to Non-Registered Holders. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that: (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred; and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Paying Agent that such Tax has been paid or is not payable.

(e) Full Satisfaction. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this ARTICLE II.

(f) Termination of Payment Fund. Any portion of the Payment Fund that remains unclaimed by the holders of shares of Company Common Stock twelve (12) months after the Effective Time shall be returned to the Surviving Corporation (or, at the option of Parent, Parent), upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to the Surviving Corporation or Parent, as applicable (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, neither the Surviving Corporation nor Parent shall be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two years after the Effective Time, or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation (or, at the option of Parent, Parent) free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.03 Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange, readjustment of shares, or similar transaction, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.04 Withholding Rights. Each of the Paying Agent, Parent, Merger Sub, and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this ARTICLE II such amounts as may be required to be deducted and withheld with respect to the making of such payment under any Tax Laws. To the extent that amounts are so deducted and withheld and timely remitted to the appropriate Governmental Entity by the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Paying Agent, Parent, Merger Sub, or the Surviving Corporation, as the case may be, made such deduction and withholding.

Section 2.05 Lost Certificates. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue, in exchange for such lost, stolen, or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate as contemplated under this ARTICLE II.

Section 2.06 Treatment of Stock-Based Compensation.

(a) Company Restricted Shares. The Company shall take all requisite action so that, at the Effective Time, each share of Company Common Stock subject to vesting, repurchase, or other lapse of restrictions (a “Company Restricted Share”) that is outstanding under any Company Stock Plan immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, vest in full and become free of restrictions and shall be cancelled and converted automatically, in accordance with the procedures set forth in this Agreement, into the right to receive from Parent and the Surviving Corporation, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the Merger Consideration less any Taxes required to be withheld with respect to such

Company Restricted Share in accordance with Section 2.04; provided, that, for the avoidance of doubt, no Taxes will be withheld with respect to Merger Consideration to be paid in respect of shares that were outstanding under the ESOP.

(b) Resolutions and Other Company Actions. At or prior to the Effective Time, the Company, the Company Board, and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of Section 2.06(a) and Section 2.06(c) of this Section 2.06.

(c) Termination of Company Stock Plans. As of the Effective Time, the Company Stock Plans shall terminate, and the Company shall ensure that following the Effective Time, no participant in any Company Stock Plan or other plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company, the Surviving Corporation or any Subsidiary thereof.

Section 2.07 Dissenters Rights. No dissenters’ or appraisal rights or rights of an objecting stockholder pursuant to the MGCL shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure letter delivered by the Company to Parent prior to the execution of this Agreement (“Company Disclosure Letter”), or (b) as disclosed in the Company SEC Documents (excluding from such Company SEC Documents (i) any risk factor disclosures (including those contained or referenced under the heading “Risk Factors” in any Company SEC Documents), (ii) disclosures about market risk in any Company SEC Documents, (iii) any disclosures contained or referenced in any “forward-looking statements” section in any Company SEC Documents or (iv) any other statement contained in any other section of the Company SEC Documents, in each case to the extent such disclosures or statements are predictive, non-specific, cautionary or forward-looking in nature) filed or furnished by the Company at least one (1) day prior to the date hereof, the Company represents and warrants to Parent and Merger Sub:

Section 3.01 Organization; Standing and Power; Organizational Documents; Subsidiaries.

(a) Organization; Standing and Power. The Company is a corporation, duly incorporated, validly existing, and in good standing under the Laws of Maryland, and has the requisite organizational power and authority to own, lease, and operate its assets and to carry on its business as it is now being conducted. Each Subsidiary of the Company is a corporation, limited liability company, limited partnership or other legal entity duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization, and has the requisite organizational power and authority to own, lease, and operate its assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company, or other legal entity and is in good standing in each jurisdiction where the character of the assets and properties owned, leased, or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) Organizational Documents. The Company has delivered or made available to Parent a true and correct copy of the Charter, articles of incorporation (including any certificate of designations), certificate of organization, certificate of limited partnership, by-laws, agreements of limited partnership, limited liability company agreements or like organizational documents, each as amended to date (collectively, the “Organizational Documents”), of the Company and each of its Subsidiaries. Each of the Organizational Documents was duly adopted and is in full force and effect, and neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents.

(c) Subsidiaries. Section 3.01(c) of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 3.01(c) of the Company Disclosure Letter sets forth, for each Subsidiary of the Company as of the date hereof: (i) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding; (ii) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that are owned, directly or indirectly, by the Company; (iii) whether such Subsidiary of the Company is treated as a partnership for federal, state, local, and non-U.S. income Tax purposes and whether such Subsidiary does or does not have a valid election under Section 754 of the Code in place; (iv) whether such Subsidiary of the Company is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each a “Qualified REIT Subsidiary”) or a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each a “Taxable REIT Subsidiary”). All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights, are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell, or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens: (A) imposed by applicable securities Laws; or (B) arising pursuant to the Organizational Documents of any non-wholly owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02 Capital Structure.

(a) Capital Stock. The authorized capital stock of the Company consists of: (i) 69,000,000 shares of Company Common Stock; and (ii) 11,000,000 shares of preferred stock, par value $0.01 per share, of the Company (the “Company Preferred Stock”), of which (A) 1,851,5000 shares of Company Preferred Stock are classified and designated as 8.0% Series B Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”); (B) 1,700,000 shares of Company Preferred Stock are classified and designated as 7.875% Series C Cumulative Redeemable Perpetual Preferred Stock (the “Series C Preferred Stock”); and (C) 1,242,000 shares of Company Preferred Stock are classified and designated as 8.25% Series D Cumulative Redeemable Perpetual Preferred Stock (the “Series D Preferred Stock”). As of October 22, 2025 (the “Capitalization Date”), (i) 20,490,501 shares of Company Common Stock were issued and outstanding, (ii) 1,464,100 shares of Series B Preferred Stock were issued and outstanding, (iv) 1,346,110 shares of Series C Preferred Stock were issued and outstanding, and (v) 1,163,100 shares of Series D Preferred Stock were issued and outstanding. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and are free of any pre-emptive rights, rights of repurchase, rights of participation, or rights of first refusal, except: (A) as imposed by applicable securities Laws; or (B) arising pursuant to the Organizational Documents of the Company. No Subsidiary of the Company owns any shares of Company Common Stock. The Company does not have a “poison pill” or similar stockholder rights plan.

(b) Stock Awards.

(i) As of the date of this Agreement, an aggregate of 1,118,722 shares of Company Common Stock were reserved for issuance pursuant to Company Equity Awards not yet granted under the Company Stock Plans. As of the date of this Agreement, 92,000 shares of Company Restricted Shares were issued and outstanding. Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the date of this Agreement a list of each outstanding Company Equity Award granted under the Company Stock Plans and: (A) the name of the holder of such Company Equity Award; (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award; (C) if applicable, the exercise price, purchase price, or similar pricing of such Company Equity Award; (D) the date on which such Company Equity Award was granted or issued; and (E) the applicable vesting, repurchase, or other lapse of restrictions schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, and non-assessable.

(ii) Except for the Company Stock Plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B), and (C), together with the capital stock of the Company, being referred to collectively as “Company Securities”). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, all outstanding warrants, and all outstanding shares of capital stock, voting securities, or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii) There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any Company Securities or Company Subsidiary Securities, except as set forth in the Organizational Documents of the Company. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(c) Voting Debt. There are no bonds, debentures, notes, or other indebtedness issued by the Company or any of its Subsidiaries: (i) having the right to vote on any matters on which stockholders or equity holders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right); or (ii) the value of which is directly based upon or derived from the capital stock, voting securities, or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, “Voting Debt”).

(d) Company Subsidiary Securities.

(i) The Company is the sole general partner of the Partnership. The issued and outstanding equity interests of the Partnership consist of 24,463,911 units of Limited Partnership Interests (the “LP Interests”) of which (A) 20,281,084 are classified and designated as Common Units (the “Common Units”); (B) none are classified and designated as Series A Preferred Interests (the “Series A Preferred Interests”); (C) 1,464,100 are classified and designated as 8.0% Series B Cumulative Perpetual Redeemable Preferred Units (the “Series B Preferred Units”); (D) 1,346,110 are classified and designated as 7.875% Series C Cumulative Perpetual Redeemable Preferred Units (the “Series C Preferred Units”); and (E) 1,163,100 are classified and designated as 8.25% Series D Cumulative Perpetual Redeemable Preferred Units (the “Series D Preferred Units”), and 209,517 of General Partnership Interests (the “GP Interests”) all of which are classified and designated as Common Units.

(ii) As of the Capitalization Date, the Company owns, directly or indirectly, (A) 20,490,501 Common Units (including 209,517 GP Interests), (B) no Series A Preferred Interests; (C) 1,464,100 Series B Preferred Units; (D) 1,346,110 Series C Preferred Units; and (E) 1,163,100 Series D Preferred

Units. All of the outstanding units of the Partnership are, and all units of the Partnership which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized, validly issued, fully paid, and non-assessable, and are free of any pre-emptive rights, rights of repurchase, rights of participation, or rights of first refusal, except: (A) as imposed by applicable securities Laws; or (B) arising pursuant to the Organizational Documents of the Partnership.

(iii) (A) As of the Closing Date, the unit ledger set forth in the Partnership Agreement (as defined herein) will be consistent with the capitalization set forth in clauses (i) and (ii) of Section 3.02(d) and will accurately reflect the outstanding LP Interests recorded by the Partnership and (B) immediately following the Closing, the capitalization of the Partnership shall be as set forth in the Partnership Agreement and the schedules, exhibits and unit ledger attached thereto.

(iv) Except as set forth in Section 3.02(d) of the Company Disclosure Letter, as of the date hereof, there are no outstanding: (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities, or other ownership interests in any Subsidiary of the Company; (B) options, warrants, or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities, or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities, or other ownership interests in) any Subsidiary of the Company; or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (A), (B), and (C), together with the capital stock, voting securities, or other ownership interests of such Subsidiaries, being referred to collectively as “Company Subsidiary Securities”).

Section 3.03 Authority; Non-Contravention; Governmental Consents; Board Approval; Anti-Takeover Statutes.

(a) Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement and approval of the Merger by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to be cast at the Company Stockholders Meeting on the Merger (the “Requisite Company Vote”), to consummate the transactions contemplated by this Agreement, including the Merger. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company’s capital stock necessary to approve and adopt this Agreement, approve the Merger, and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, and other similar Laws affecting creditors’ rights generally and by general principles of equity (“Enforceability Exceptions”).

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) subject to obtaining the Requisite Company Vote, contravene or conflict with, or result in any violation or breach of, any provision of the Organizational Documents of the Company or of any of its Subsidiaries; (ii) assuming that all Consents contemplated by clauses (i) through (v) of Section 3.03(c) have been obtained or made and, in the case of the consummation of the Merger, assuming that the Requisite Company Vote has been obtained, conflict with or violate any Law applicable to the Company, any of its Subsidiaries, or by which any of their respective properties or assets is bound; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the Company’s or any of its Subsidiaries’ loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract or Permit to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) Governmental Consents. No consent, approval, license, permission, order, or authorization of, or registration, declaration, or filing with, or notice to (any of the foregoing being a “Consent”), any supranational, national, state, municipal, local, or foreign government, any instrumentality, subdivision, court, administrative agency or commission, or other Governmental Entity, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental entity (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution, delivery, and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the SDAT in accordance with the MGCL and the MLLCA; (ii) the filing of the Company Proxy Statement in definitive form with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) or (B) any other Antitrust Laws that are applicable to the transactions contemplated by this Agreement; (iv) such Consents as may be required under applicable state securities or “blue sky” Laws or the rules and regulations of The NASDAQ Stock Market LLC (“Nasdaq”); (v) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Letter (the “Other Governmental Approvals”); and (vi) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Board Approval. The Company Board, by resolutions duly adopted by a unanimous vote at a meeting of all directors of the Company duly called and held and, not subsequently rescinded or modified in any way, has: (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, the Company and the Company’s stockholders; (ii) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein; (iii) directed that this Agreement and the Merger be submitted to a vote of the Company’s stockholders for adoption at the Company Stockholders Meeting; and (iv) recommended that Company stockholders vote in favor of adoption of this Agreement and approval of the Merger in accordance with the MGCL (collectively, the “Company Board Recommendation”).

(e) Anti-Takeover Statutes. The Company Board has taken all action necessary to render the provisions of any “fair price,” “moratorium,” “control share acquisition” or any other takeover or anti-takeover statute or similar federal or state Law inapplicable to this Agreement, the Merger or any other transactions contemplated by this Agreement. The restrictions on control share acquisitions contained in Subtitle 7 of

Title 3 of the MGCL are not applicable to the Merger. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law are applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement. No dissenters’ rights, appraisal rights, rights of an objecting stockholder or similar rights are available to the holders of Company Common Stock with respect to the Merger.

Section 3.04 SEC Filings; Financial Statements; Disclosure Controls and Procedures.

(a) SEC Filings. The Company has filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, definitive proxy statements, and other documents (including exhibits and schedules thereto and all other information incorporated by reference) required to be filed or furnished by it or the Partnership with the SEC since January 1, 2022 (the “Company SEC Documents”). True, correct, and complete copies of all Company SEC Documents are publicly available in the Electronic Data Gathering, Analysis, and Retrieval database of the SEC (“EDGAR”). To the extent that any Company SEC Document available on EDGAR contains redactions pursuant to a request for confidential treatment or as otherwise permitted by the applicable provisions of Regulation S-K, the Company has made available to Parent the full text of all such Company SEC Documents that it has so filed or furnished with the SEC. As of their respective filing dates or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the “Sarbanes-Oxley Act”), and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules, or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of the last such amendment or superseding filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved comments received from the SEC with respect to any of the Company SEC Documents, and to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC investigation. Other than the Partnership, no Subsidiary of the Company is required to file any form or report with the SEC.

(b) Financial Statements. Each of the consolidated financial statements (including, in each case, any notes and schedules thereto) contained in or incorporated by reference into the Company SEC Documents, respectively: (i) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods presented (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act); and (iii) fairly presented, in all material respects, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position and the results of operations and cash flows of the Company and the Partnership, as applicable, as of the respective dates of and for the periods referred to in such financial statements.

(c) Internal Control. At all applicable times, Company has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations thereunder, as amended from time to time. Each of the Company and the Partnership, respectively, has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP including policies and procedures that: (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and that receipts and expenditures of the Company and the Partnership, respectively, are being made only in accordance with appropriate authorizations of the Company’s and Partnership’s management, respectively, and the Company Board; and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company and the Partnership, respectively.

(d) Disclosure Controls and Procedures. The Company’s and the Partnership’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act), respectively, are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports. Except as set forth in Section 3.04(d) of the Company Disclosure Letter, since January 1, 2022, neither the Company nor Partnership, respectively, nor, to the Knowledge of the Company or Partnership, respectively, the Company’s and Partnership’s, as applicable, independent registered public accounting firm has identified or been made aware of: (i) any significant deficiencies or material weaknesses in the system of internal control over financial reporting utilized by the Company and the Partnership that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud that involves the Company’s and Partnership’s management, respectively, or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and the Partnership.

(e) Certifications and Other Matters. Since January 1, 2022, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and the regulations of the SEC promulgated thereunder, and the statements contained in all such certifications were, as of their respective dates made, complete and correct in all material respects. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weaknesses in the Company’s internal control over financial reporting (whether or not remediated), except for as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is also in compliance with all of the other applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of Nasdaq, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.05 Absence of Certain Changes or Events. Since December 31, 2024 and until the date of this Agreement, (a) except as set forth on Section 3.05(a) of the Company Disclosure Letter, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business, consistent with past practice, and (b) there has not been any adverse change, event, development or state of circumstances that, individually or in the aggregate, has had, or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.06 No Undisclosed Liabilities. The Company and its Subsidiaries do not have any liabilities of any nature, whether accrued, absolute contingent or otherwise, of a type required by GAAP as of the date hereof to be set forth on a consolidated balance sheet (or in the notes thereto) other than (a) as reflected, disclosed or reserved against in the consolidated balance sheet of the Company as of December 31, 2024 or the notes thereto included in the Company SEC Documents, (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2024, (c) liabilities or obligations incurred or permitted to be incurred in connection with the transactions contemplated by this Agreement, including the Merger, or (d) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.07 Taxes.

(a) The Company and each of its Subsidiaries has timely filed with the appropriate Governmental Entity all income Tax Returns and other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns are true, complete and correct in all material respects. The Company and each of its Subsidiaries has duly paid (or had paid on its behalf), or made adequate provisions in accordance with GAAP for, all Taxes required to be paid by them, whether or not shown on any Tax Return. The Company’s most recent financial statements included in the Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all material amounts of Taxes payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has incurred any material Liability for Taxes since the date of the Company’s most recent financial statements included in the Company SEC Documents outside of the ordinary course of business or otherwise inconsistent with past practice. No written claim has been proposed by any Governmental Entity in any jurisdiction where the Company or any of its Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to Tax by such jurisdiction.

(b) The Company (i) for all taxable years commencing with the Company’s year ending December 31, 2004 and through December 31, 2024, has been subject to taxation as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Code and has satisfied all requirements to qualify as a REIT for such years; (ii) has operated at all times since its formation in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate (including with regard to the REIT distribution requirements in the taxable year that includes and/or ends on the Closing Date) in such a manner as to qualify as a REIT for its taxable year that will include the day of the Merger; and (iv) has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Entity to its status as a REIT, and no such challenge is pending or, to the Knowledge of the Company, threatened. The Company’s dividends paid deduction, within the meaning of Section 561 of the Code, for all taxable years commencing with the Company’s year ending December 31, 2004, taking into account any dividends subject to Sections 857(b)(8) or 858 of the Code and any available net operating loss carry-forwards, has not been less than the sum of (A) the Company’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year and (B) the Company’s net capital gain for such year.

(c) No Subsidiary of the Company is a corporation for United States federal income tax purposes, other than (i) a corporation that qualifies as a REIT, (ii) a corporation that qualifies as a Qualified REIT Subsidiary, or (iii) a corporation that qualifies as a Taxable REIT Subsidiary.

(d) (i) There are no audits or, to the Knowledge of the Company, investigations by any Governmental Entity or other proceedings pending or, to the Knowledge of the Company, threatened with regard to any material Taxes or material Tax Returns of the Company or any of its Subsidiaries, or of any Person for which the Company or any of its Subsidiaries would owe indemnification obligations; (ii) no material deficiency for Taxes of the Company or any of its Subsidiaries, or of any Person for which the Company or any of its Subsidiaries would owe indemnification obligations, has been claimed, proposed or assessed in writing or, to the Knowledge of the Company, threatened by any Governmental Entity, which deficiency has not been fully resolved (including the making of any payment required in connection with such resolution); (iii) neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to the assessment of Taxes or agreed to any extension of time (other than pursuant to an automatic extension to file a Tax Return requested in the ordinary course of business) with respect to any Tax assessment or deficiency for any tax year that is not closed under the applicable statute of limitations; (iv) except as set forth in Section 3.07(d)(iv) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return for income Taxes (other than pursuant to an automatic extension to file a Tax Return requested in the ordinary course of business); and (v) neither the Company nor any of its Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) and does not intend or plan to enter into such a closing agreement through the Closing Date.

(e) Each Subsidiary of the Company that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership, disregarded entity, or Qualified REIT Subsidiary, as the case may be, and not as a corporation, an association taxable as a corporation whose separate existence is respected for United States federal income tax purposes, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as a corporation for United States federal income tax purposes under Section 7704(a) of the Code.

(f) Neither the Company nor any of its Subsidiaries holds any asset the disposition of which would be subject to (or rules similar to) Section 1374 of the Code, Treasury Regulations Section 1.337(d)-7 or any other temporary or final regulations under Section 337(d) of the Code, nor have they disposed of any such asset during its current taxable year. As of the close of each of its taxable years, the Company has never had any earnings and profits accumulated in any non-REIT year for United States federal income tax purposes.

(g) Since its inception, neither the Company nor any of its Subsidiaries has incurred (i) any liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code, Treasury Regulations Sections 1.337(d)-5, 1.337(d)-6, or 1.337(d)-7, (ii) any liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs) and (iii) any liability for Tax other than (A) in the ordinary course of business consistent with past practice, or (B) transfer or similar Taxes arising in connection with sales of property. No event has occurred, and no conditions or circumstances exist, which presents a risk that any liability for Taxes described clause (i), (ii) or (iii) of the preceding sentence will be imposed upon the Company or any of its Subsidiaries for any taxable period (or portion thereof) preceding the Merger.

(h) No Person has owned, does own or will own ten (10) percent or more of Company, within the meaning of Sections 856(d)(2)(B) and 856(d)(5) of the Code.

(i) The Company and its Subsidiaries have complied, in all material respects, with all applicable Laws relating to information reporting and the payment and withholding of Taxes required to have been withheld and paid in connection with amounts paid or owing to any Company Employee, creditor, customer, stockholder or other party (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state, local and non-U.S. Laws) and have duly and timely withheld and, in each case, have timely paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(j) There are no Tax Protection Agreements in force on the date of this Agreement, and, as of the date of this Agreement, no Person has raised in writing, or, to the Knowledge of the Company, threatened to raise, a claim against the Company or any of its Subsidiaries for any breach of any Tax Protection Agreements.

(k) There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for Permitted Liens.

(l) Neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling, technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any Taxes, nor is any such request outstanding.

(m) Neither the Company nor any of its Subsidiaries (i) has been a member of a group filing Tax Returns on a consolidated, combined, unitary, or similar basis; (ii) has any liability for the Taxes of any

Person (other than any of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any comparable provision of local, state, or non-U.S. Law), as a transferee or successor, by Contract, or otherwise; or (iii) is a party to, bound by, or has any liability under any Tax sharing, allocation, or indemnification agreement or similar arrangement (other than customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes).

(n) Neither the Company nor any of its Subsidiaries has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(o) Neither the Company nor any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with transactions contemplated by this Agreement.

(p) No written power of attorney that has been granted by the Company or any of its Subsidiaries currently is in force with respect to any matter relating to Taxes, other than any power of attorney that will terminate on or before the Closing.

(q) The Company is a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code.

(r) The Company has made available to Parent complete and accurate copies of (i) all federal, state, local, and non-U.S. income and franchise Tax Returns filed by or on behalf of the Company or its Subsidiaries with respect to each taxable year commencing with the taxable year ended December 31, 2019 through and including the taxable year ended December 31, 2024 (and the initial federal income Tax Return for Company for the taxable year ended December 31, 2004), and (ii) to the extent filed on or before the date hereof, any federal, state, local, and non-U.S. income and franchise Tax Returns filed by or on behalf of the Company or its Subsidiaries for the taxable year ended December 31, 2024.

(s) Neither the Company nor any of its Subsidiaries has agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code or any comparable provision of state, local, or non-U.S. Tax Laws by reason of a change in accounting method or otherwise.

(t) Without regard to this Agreement, neither the Company nor any of its Subsidiaries has undergone an “ownership change” within the meaning of Section 382 of the Code.

(u) Neither Company nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local, or non-U.S. Law) as a result of the application of Section 280G of the Code to the consummation of the transactions contemplated by this Agreement. No amount or benefit that could be, or has been received by any “disqualified individual” within the meaning of Section 280G of the Code could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.

(v) The Company has not (i) claimed or received any credits under Sections 7001 through 7005 of the Families First Coronavirus Response Act, Section 2301 of the CARES Act, Section 9651 of the American Rescue Plan Act of 2021 (in each case, together with all amendments thereto and the rules and regulations promulgated thereunder and any successor statutes, rules or regulations) or similar credits under other applicable Law, (ii) taken any additional depreciation pursuant to Section 2307 of the CARES Act, or (iii) extended any of the foregoing benefits under the American Rescue Plan Act of 2021 or other applicable Law.

Section 3.08 Intellectual Property.

(a) Company-Owned IP. Except as set forth on Section 3.08(a) of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company: (a) owns any material registered Intellectual Property; (b) has any material pending applications or registrations for any registered Intellectual Property; or (c) is a party to any material Contracts with respect to an exclusive license by the Company or any Subsidiary of the Company of any Intellectual Property.

(b) Right to Use. To the Knowledge of the Company, neither (i) the conduct of the business of the Company and its Subsidiaries as currently conducted, nor (ii) the Intellectual Property used by the Company and its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property rights of any other Person, except for any such infringement, misappropriation or other violation that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other Person is infringing, misappropriating or otherwise violating any Intellectual Property rights of the Company or its Subsidiaries, except for any such infringement, misappropriation or other violation that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of Subsidiaries of the Company has received, in the three (3) years preceding the date hereof, any written charge, complaint, claim, demand or notice alleging any such infringement of the Intellectual Property rights of any other Person by the Company or any of the Subsidiaries of the Company that has not been settled or otherwise fully resolved except, in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Company IT Systems. In the past year, there has been no malfunction, failure, continued substandard performance, denial-of-service, or other cyber incident, including any cyberattack, or other impairment of the Company IT Systems, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and its Subsidiaries have taken all commercially reasonable effort steps to safeguard the confidentiality, availability, security, and integrity of the Company IT Systems, including implementing and maintaining appropriate backup, disaster recovery, and software and hardware support arrangements, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Privacy and Data Security. The Company and each of its Subsidiaries have complied with all applicable Laws and all internal or publicly posted policies, notices, and statements concerning the collection, use, processing, storage, transfer, and security of personal information in the conduct of the Company’s and its Subsidiaries’ businesses, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In the past year, the Company and its Subsidiaries have not: (i) experienced any actual, alleged, or suspected data breach or other security incident involving personal information in their possession or control; or (ii) been subject to or received any notice of any audit, investigation, complaint, or other Legal Action by any Governmental Entity or other Person concerning the Company’s or any of its Subsidiaries’ collection, use, processing, storage, transfer, or protection of personal information or actual, alleged, or suspected violation of any applicable Law concerning privacy, data security, or data breach notification, and to the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such Legal Action, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and the Subsidiaries of the Company have taken all reasonable measures to protect the security, privacy and confidentiality of all confidential information of the Company or the Subsidiaries of the Company, trade secrets of the Company or the Subsidiaries of the Company, information to which the Company or any Subsidiary of the Company has undertaken an obligation of confidentiality to a third party (collectively, “Company Protected Information”); (ii) no Company Protected Information has been disclosed by the Company or the Subsidiaries of the Company to any Person

other than pursuant to a written agreement restricting the disclosure and use of such Company Protected Information by such Person; (iii) the Company and the Subsidiaries of the Company have implemented and maintain reasonable data security programs that are consistent with industry standards and applicable Laws; (iv) the Company and the Subsidiaries of the Company have not experienced any breach, unauthorized access or disclosure, or loss of control of Company Protected Information; and (v) none of the Company or the Subsidiaries of the Company have been under investigation by any Governmental Entity concerning any privacy, security or data protection Laws.

Section 3.09 Compliance; Permits.

(a) Compliance. Neither the Company nor any of its Subsidiaries is, and for the past three (3) years has been, in conflict with, or in default or violation of (i) any Law applicable to the Company, any of its Subsidiaries or by which any of their respective properties or assets are bound (except for compliance with Laws addressed in Section 3.04 (Company SEC Documents; Financial Statements; Controls and Procedures), Section 3.07 (Taxes), Section 3.08 (Intellectual Property Rights), Section 3.12 (Employee Benefit Plans), respectively, which are solely addressed in those Sections), or (ii) any Permit, except, in each case, for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) Permits. As of the date of this Agreement, the Company and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals, exemptions, registrations, and orders necessary for the Company and its Subsidiaries to own, lease and, to the extent applicable, operate their respective properties or to carry on their respective businesses substantially as they are being conducted as of the date hereof (the “Permits”) and all such Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened, except where the failure to be in possession of or be in full force and effect, or the suspension or cancellation of, any of the Permits, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, there is not pending any applicable petition, objection or other pleading with any Governmental Entity having jurisdiction or authority over the operations of the Company or the Subsidiaries of the Company that impairs the validity of any Permit or which would reasonably be expected, if accepted or granted, to result in the revocation of any Permit, except where the impairment or revocation of any such Permit would not adversely affect the ownership or operation of any material property of the Company or its Subsidiaries. No event has occurred with respect to any of the Permits which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Permits.

Section 3.10 Litigation. Except as set forth on Section 3.10 of the Company Disclosure Letter, there is no material Legal Action to which the Company or any Subsidiary of the Company is a party pending or, to the Knowledge of the Company, threatened in writing. Neither the Company nor any Subsidiary of the Company has been permanently or temporarily enjoined by any Order, judgment or decree of any Governmental Entity from engaging in or continuing to conduct the business of the Company or the Subsidiaries of the Company as currently conducted. No Order of any Governmental Entity has been issued in any proceeding to which the Company or any of the Subsidiaries of the Company is or was a party, or, to the Knowledge of the Company, in any other proceeding, that enjoins or requires the Company or any Subsidiaries of the Company to take action of any kind with respect to its businesses, assets or properties. Except as set forth on Section 3.10 of the Company Disclosure Letter, since the date that is three years prior to the date hereof, neither the Company nor any Subsidiary of the Company has received or made any written settlement offer for any material Legal Action to which the Company or any Subsidiary of the Company is a party or potentially could be a party, other than settlement offers that do not exceed $100,000 individually.

Section 3.11 Brokers’ and Finders’ Fees. Except for fees payable pursuant to an engagement letter listed in Section 3.11 of the Company Disclosure Letter with the party named on Section 3.11 of the Company

Disclosure Letter (the “Company Financial Advisor”), a correct and complete copy of which has been provided to Parent, neither the Company nor any of its Subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement.

Section 3.12 Employee Benefits; Labor Matters.

(a) Schedule. Section 3.12(a) of the Company Disclosure Letter contains a true and complete list, as of the date hereof, of each material plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, deferred compensation, performance awards, stock or stock-based awards, retirement, health, major medical, dental, life insurance, death, accidental death & dismemberment, disability, fringe (including under Section 132 of the Code), or wellness benefits, or other employee benefits or remuneration of any kind, including each employment, termination, severance, retention, change in control, or consulting or independent contractor plan, program, arrangement, or agreement, in each case whether written or unwritten or otherwise, funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is or has been sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant, or director of the Company or any of its Subsidiaries (each, a “Company Employee”), or with respect to which the Company or any Company ERISA Affiliate has or may have any Liability (collectively, the “Company Employee Plans”).

(b) Documents. The Company has made available to Parent correct and complete copies (or, if a plan or arrangement is not written, a written description) of all Company Employee Plans and amendments thereto, and, to the extent applicable: (i) all related trust agreements, funding arrangements, insurance contracts, and service provider agreements now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (ii) the most recent determination letter received regarding the tax-qualified status of each Company Employee Plan; (iii) the most recent financial statements for each Company Employee Plan; (iv) the Form 5500 Annual Returns/Reports and Schedules for the most recent plan year for each Company Employee Plan; (v) the current summary plan description and any related summary of material modifications and, if applicable, summary of benefits and coverage, for each Company Employee Plan; and (vi) all actuarial valuation reports and the nondiscrimination results for the last three plan years related to any Company Employee Plans.

(c) Employee Plan Compliance. Except as would not be expected to adversely affect the Company or the Subsidiaries of the Company in any material respect, (i) the Company and the Subsidiaries of the Company have performed all obligations required to be performed by them under all Company Employee Plans; (ii) each of the Company Employee Plans have been maintained, operated, administered and funded in accordance with its terms and in compliance with applicable Laws; (iii) all contributions and premium payments (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Benefit Plans, including to any funds or trusts established thereunder or in connection therewith, have been made by the due date thereof, or, to the extent not yet due, will have been paid, or accrued in accordance with GAAP, prior to the Effective Time; (iv) there are no Legal Actions or other claims pending, or, to the Knowledge of the Company, threatened actions, suits, disputes or claims (other than routine claims for benefits) against or affecting any Company Employee Plan, by any employee or beneficiary covered under such Company Employee Plan, as applicable, or otherwise involving such Company Employee Plan; (v) the Company and the Subsidiaries of the Company have no liability as a result of any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975(c) of the Code) for any excise Tax or civil penalty; and (vi) none of the Company Employee Plans provide for continuing post-employment health, life insurance coverage or other welfare benefits for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), or similar state Law (other than the contractual obligations to reimburse any premiums such Person may pay in order to obtain health coverage under COBRA).

(d) Plan Liabilities. Neither the execution or delivery of this Agreement nor the consummation of the Merger (either alone or in combination with another event) will: (i) entitle any Company Employee to any material payment; (ii) materially increase the amount or value of any benefit or compensation or other obligation payable or required to be provided to any Company Employee; (iii) accelerate the time of payment or vesting of amounts due to any Company Employee or accelerate the time of any funding (whether to a trust or otherwise) of compensation or benefits in respect of any of the Company Employee Plans; (iv) give rise to the payment of any amount by the Company or any of its Subsidiaries that would be non-deductible by reason of Section 280G of the Code. There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party by which it is required by its terms to compensate, gross-up, indemnify, or otherwise reimburse any Person for excise Taxes imposed pursuant to Section 4999 or Section 409A of the Code, or any interest or penalty related thereto.

(e) Neither the Company nor any Company ERISA Affiliate maintains or is required to contribute to or otherwise has any liability or obligation with regard to any “multiemployer plan” as defined in Section 3(37) of ERISA, any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, or any multiple employer welfare arrangement as defined in Section 3(40) of ERISA and the Company has no liabilities with respect to employee benefit plans maintained or sponsored by any third party, and no events have occurred that would reasonably be expected to result in Liability to the Company with respect to any such employee benefit plans.

(f) Each of the Company Employee Plans which is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable opinion letter or determination letter from the IRS and, to the Knowledge of the Company, there is no fact which would adversely affect the qualified status of any such Company Employee Plan.

(g) Neither the Company nor any Subsidiary of the Company has sponsored, maintained, participated in, contributed to, or has been required to sponsor, maintain, participate in or contribute to, any employee benefit plan, program or other arrangement providing compensation or benefits to any services provider (or any dependent thereof) which is subject to the laws of any jurisdiction outside of the United States.

(h) Employment Law Matters; Labor.

(i) The Company and each of its Subsidiaries: (i) is in compliance with all applicable Laws and agreements regarding hiring, employment, termination of employment, plant closing and mass layoff, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, use of genetic information, leasing and supply of temporary and contingent staff, engagement of independent contractors, including proper classification of same, payroll taxes, and immigration with respect to Company Employees and contingent workers; and (ii) is in compliance with all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing Company Employees, except, in the case of clauses (i) and (ii) immediately above, where the failure to be in compliance with the foregoing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Subsidiary of the Company is party to any collective bargaining agreement or similar labor agreement (excluding personal services contracts).

(ii) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since the date that is three (3) years prior to the date hereof, there has not been any act or written or, to the Knowledge of the Company, oral allegation of or sex-based discrimination, sexual harassment or sexual misconduct, or breach of any policy of any of the Company or the Subsidiaries of the Company relating to the foregoing, in each case involving any of the Company or the Subsidiaries of the Company or any of their respective current or former employees, officers, directors, or managers, individual independent contractors or other Company Employees, nor since the date that is three (3) years prior to the date hereof has there been any settlement or similar out-of-court or pre-litigation arrangement relating to any such matters, nor since the date that is three (3) years prior to the date hereof, has any such action, settlement or other arrangement been proposed.

Section 3.13 Properties.

(a) Section 3.13(a) of the Company Disclosure Letter lists the common name and street address for all real property owned by the Company or any Subsidiary of the Company as of the date hereof (the “Company Owned Real Property”) and the applicable Subsidiary of the Company that owns each such real property. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a subsidiary of the Company has good and marketable fee simple title to all Company Owned Real Property, in each case free and clear of all Liens except for Permitted Liens.

(b) Section 3.13(b)(i) of the Company Disclosure Letter lists the common name and street address for all real property in which the Company or any Subsidiary of the Company holds as a lessee or sublessee a ground leasehold or ground sublease interest (the “Ground Leased Real Property”) and the Company or the applicable Subsidiary of the Company which holds each such interest. Section 3.13(b)(ii) of the Company Disclosure Letter lists Material Company Leases (and together with the Ground Leases and Material Space Leases, collectively, the “Company Real Property Leases”) as of the date hereof (including the applicable Company Real Property that such Material Company Lease relates to). Except as has not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Real Property Lease is valid, binding and in full force and (ii) no uncured default of a material nature on the part of the Company or, as applicable, any of the Company Subsidiaries or, to the Knowledge of the Company, the landlord thereunder exists under any Company Real Property Lease. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or a Company Subsidiary holds a valid leasehold or subleasehold interest in each Ground Leased Real Property free and clear of all Liens except for Permitted Liens. True and correct copies of the Company Real Property Leases have been made available to Parent.

(c) As of the date of this Agreement, except as indicated on Section 3.13(c)(i) of the Company Disclosure Letter, there is no Company Real Property under contract to be sold, disposed of or otherwise transferred, directly or indirectly, including pursuant to a ground lease or the sale, transfer or disposition of all or any portion of the equity interests in any Company Subsidiary (“Pending Sale Properties”). As of the date hereof, except as indicated on Section 3.13(c)(ii) of the Company Disclosure Letter, (A) neither the Company nor any Company Subsidiary has exercised any buy/sell, put option, call option, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer or right of first refusal, pursuant to the terms of which the Company or any Subsidiary of the Company could be required to purchase or sell any Company Real Property (each, a “Transfer Right”), which transaction has not yet been consummated, and (B) no Person other than the Company or any Subsidiary of the Company has exercised any Transfer Right with respect to any Company Real Property, which transaction has not yet been consummated. Section 3.13(c)(iii) of the Company Disclosure Letter lists each real property or leasehold interest in any ground lease conveyed, transferred, assigned or otherwise disposed of by the Company or its Subsidiaries since the date that is three years prior to the date hereof, except for easements or similar immaterial interests (“Prior Sales”). Neither the Company nor any Subsidiary of the Company has received written notice of any claims under any Contracts pursuant to which the Prior Sales were consummated which have or would reasonably be expected to result in liability to the Company or any Company Subsidiary in an amount, in the aggregate, in excess of $100,000.

(d) Except as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company has received written notice of any violation of Law, including any existing building, zoning or fire violations with respect to any Company Real Property, (ii) to the Knowledge of the Company, there are no pending or threatened (in writing) Legal Actions initiated by or on behalf of the Company or any Subsidiary of the Company or any

other Person to change or redefine the zoning classification of all or any portion of any Company Real Property or to effect a condemnation with respect to all or any portion of any Company Real Property and (iii) neither the Company nor any Subsidiary of the Company has received written notice of any Legal Action of such kind.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and the Subsidiaries of the Company have good and valid title to, or a valid and enforceable leasehold interest in, all material tangible personal property held or used by them at the Company Real Property, free and clear of all Liens other than Permitted Liens.

(f) As of the date of this Agreement, except as indicated on Section 3.13(f) of the Company Disclosure Letter, there are no brokerage commissions or fees that are now due or which would reasonably be expected to become due from the Company or any Subsidiary of the Company with respect to any individual Company Real Property; provided, however, that fees related to the extension or forbearance of any mortgage shall not be deemed a commission or a fee for purposes of this section.

(g) Neither the Company nor any Subsidiary of the Company has entered into any contract or agreement with any Person other than the Company or a Subsidiary of the Company (the “Participation Party”) which provides for a right of such Participation Party to participate, invest, join, partner, have any material interest in (whether characterized as a contingent fee, profits interest, equity interest or otherwise) or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or property in which the Company or any Subsidiary of the Company has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such Participation Party.

Section 3.14 Environmental Matters. Except as set forth in Section 3.14 of the Company Disclosure Letter and except as would not be expected to adversely affect the Company or the Subsidiaries of the Company in any material respect: (i) no written notification, demand, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of Company, is threatened, in each case relating to Company or any of the Subsidiaries or any of their respective properties, and relating to or arising out of any Environmental Law or Hazardous Substance; (ii) Company and the Subsidiaries are, and for the past five (5) years, have been, in compliance with all Environmental Laws and all applicable Environmental Permits; (iii) Company and Subsidiaries are in possession of all Environmental Permits necessary for Company and Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted, and all such Environmental Permits are valid and in full force and effect; (iv) any and all Hazardous Substances disposed of by Company and the Subsidiary since December 31, 2021 were disposed in accordance with all applicable Environmental Laws and Environmental Permits; (v) Company and the Subsidiaries are not subject to any Order, determination or award by any Governmental Entity pursuant to any Environmental Laws, any Environmental Permit or with respect to any Hazardous Substance; (vi) to the Knowledge of Company, there is no Hazardous Substance in the environment or within the building materials at any Company Owned Real Property, Ground Leased Real Property, or other real property subject to any of the Company Real Property Leases, and (vii) there are no liabilities or obligations of Company or any of the Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance, and there is no condition, situation or set of circumstances that would reasonably be expected to result in any such liability or obligation.

Section 3.15 Material Contracts.

(a) Except for Contracts filed as exhibits to the Company SEC Documents or as set forth on Section 3.15(a) of the Company Disclosure Letter, neither the Company nor any Subsidiary of the Company is a party to, bound by, or subject to, any Company Material Contract. For purposes of this Agreement,

“Company Material Contract” means each Contract to which the Company or any Subsidiary of the Company is a party or by which any of its properties or assets are bound that:

(i) is required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(2), (4), (9) or (10) of Regulation S-K promulgated by the SEC;

(ii) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of the Company or any Subsidiary of the Company, including upon consummation of the transactions contemplated by this Agreement, or that otherwise restricts the lines of business conducted by the Company or any Subsidiary of the Company or the geographic area in which the Company or any Subsidiary of the Company may conduct business;

(iii) is a Contract that obligates the Company or any Subsidiary of the Company to indemnify any past or present directors, officers, employees or consultants of the Company or any Subsidiary of the Company or pursuant to which the Company or any Subsidiary of the Company is the indemnitor;

(iv) constitutes (A) an indebtedness obligation of the Company or any Subsidiary of the Company with a principal amount as of the date hereof greater than $100,000 or (B) a Contract (including any so called take-or-pay or keepwell agreements) under which (1) any Person including the Company or any Subsidiary of the Company, has directly or indirectly guaranteed indebtedness, Liabilities or obligations of the Company or any Subsidiary of the Company or (2) the Company or any Subsidiary of the Company has directly or indirectly guaranteed indebtedness, Liabilities or obligations of any Person, including the Company or any Subsidiary of the Company;

(v) requires the Company or any Subsidiary of the Company to dispose of or acquire assets or properties that (together with all of the assets and properties subject to such requirement in such Contract) have a fair market value in excess of $500,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

(vi) constitutes an interest rate cap, interest rate collar, interest rate swap or other Contract relating to a swap or other hedging transaction of any type;

(vii) constitutes a loan to any Person (other than a wholly owned Subsidiary of the Company or the Partnership) by the Company or any Subsidiary of the Company in an amount in excess of $100,000;

(viii) sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of the Company or any Subsidiary of the Company with a third party;

(ix) prohibits the pledging of the capital stock of the Company or any Subsidiary of the Company or prohibits the issuance of guarantees by any the Company or any Subsidiary of the Company;

(x) is with a Governmental Entity;

(xi) has continuing “earn-out” or other similar contingent purchase price payment obligations, in each case that could result in payments, individually or in the aggregate, in excess of $100,000;

(xii) is an employment Contract or consulting Contract;

(xiii) is a collective bargaining agreement or other Contract with any labor organization, union or association;

(xiv) is a Management Agreement; or

(xv) is both (A) not made in the ordinary course of business consistent with past practice and (B) material to the Company and the Subsidiaries of the Company, taken as a whole.

(b) Neither the Company nor any of its Subsidiaries is in breach of or default under the terms of any Company Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Company Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any Company Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each Company Material Contract is legal, binding and enforceable on the Company or its applicable Subsidiary that is party thereto and, to the Knowledge of the Company, each other party thereto, except as such enforceability may be limited by the Enforceability Exceptions. The Company and/or the applicable Subsidiary of the Company party thereto has performed all obligations required to be performed by it prior to the date hereof under each Company Material Contract and, to the Knowledge of the Company, each other party thereto has performed all obligations required to be performed by it under such Company Material Contract prior to the date hereof, except where in each case the failure to perform, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Since the date that is three (3) years prior to the date hereof and as of the date hereof, neither Company nor any Subsidiary of the Company has received any written notice of the intention of any party to cancel, terminate, materially change the scope of rights under or fail to renew any Company Material Contract.

Section 3.16 Insurance. The Company has made available to Parent copies of all material insurance policies and all material fidelity bonds or other material insurance contracts providing coverage for the Company Real Property (the “Company Insurance Policies”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company Insurance Policies are in full force and effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with or without notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any Company Insurance Policies. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and to the Knowledge of the Company no notice of cancellation or termination, other than pursuant to the expiration of a term in accordance with the terms thereof, has been received with respect to any Company Insurance Policies.

Section 3.17 Proxy Statement. None of the information supplied or to be supplied by or on behalf of the Company or any of its Subsidiaries expressly for inclusion or incorporation by reference in the proxy statement relating to the matters to be submitted to the Company’s stockholders at the Company Stockholders Meeting (such proxy statement and any amendments or supplements thereto, the “Proxy Statement”) or any other document filed with any other Governmental Entity in connection with the transactions contemplated by this Agreement will (a) in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting to be held in connection with the Merger, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading at such applicable time, or (b) with respect to any other document to be filed by Company with the SEC in connection with the Merger or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder. For purposes of clarification, no representation or warranty is made by the Company with respect to statements made in the Proxy Statement based on information supplied by Parent or its Representatives in writing expressly for inclusion in the Proxy Statement.

Section 3.18 Anti-Corruption Matters. Since January 1, 2020, none of the Company, any of its Subsidiaries or any director, officer or, to the Knowledge of the Company, employee or agent of the Company or any of its Subsidiaries has: (i) used any funds for unlawful contributions, gifts, entertainment, or other unlawful payments relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment under any applicable Law relating to anti-corruption, bribery, or similar matters. Neither the Company nor any of its Subsidiaries has disclosed to any Governmental Entity that it violated or may have violated any Law relating to anti-corruption, bribery, or similar matters. To the Knowledge of the Company, no Governmental Entity is investigating, examining, or reviewing the Company’s compliance with any applicable provisions of any Law relating to anti-corruption, bribery, or similar matters.

Section 3.19 Related Person Transactions. Except as set forth in the Company SEC Documents filed through and including the date of this Agreement, since December 31, 2024, there have been no transactions, or series of related transactions, agreements, arrangements, or understandings in effect, nor are there any currently proposed transactions, or series of related transactions, agreements, arrangements, or understandings, that would be required to be disclosed under Item 404(a) of Regulation S-K that have not been otherwise disclosed in the Company SEC Documents filed prior to the date hereof.

Section 3.20 Fairness Opinion. The Company Board has received the opinion of the Company Financial Advisor (or its oral opinion to be confirmed in writing) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked, or modified.

Section 3.21 No Other Representations or Warranties; Acknowledgment of Disclaimer of Other Representations and Warranties.

(a) Except for the representations and warranties expressly set forth in ARTICLE III, none of the Company, its Subsidiaries or any other Person makes, has made or will make any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company, its Subsidiaries, their respective Affiliates or their respective business, operations, assets, liabilities, conditions (financial or otherwise), notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, none of the Company, its Subsidiaries or any other Person, makes, has made or will make any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses or operations, in each case, other than those expressly given solely by the Company in ARTICLE III.

(b) Except for the representations and warranties expressly set forth in ARTICLE IV, the Company acknowledges that none of Parent, Merger Sub or any other Person makes, has made or will make any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent or Merger Sub or their Affiliates or their respective business, operations, assets, liabilities, conditions (financial or otherwise), notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. In making its determination to proceed with the transactions contemplated by this Agreement, including the Merger, the Company has relied solely on the results of its own independent review and analysis and the covenants, representations and warranties of Parent and Merger Sub contained in this Agreement. The Company hereby acknowledges that, notwithstanding anything contained in this Agreement to the contrary, none of Parent, Merger Sub and any other Person, makes, has made or will make any express or implied representation or warranty with respect to Parent or Merger Sub or their respective businesses or operations, in each case, other than those expressly given solely by Parent and Merger Sub in ARTICLE IV.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except (a) as set forth in the disclosure letter delivered by Parent to the Company prior to the execution of this Agreement (“Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter will also be deemed to be disclosed with respect to any other section or subsection in this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01 Organization. Parent is a limited liability company duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization. Merger Sub is a limited liability company duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its organization.

Section 4.02 Authority; Non-Contravention; Governmental Consents; Board Approval.

(a) Authority. Each of Parent and Merger Sub has all requisite entity power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole equityholder of Merger Sub. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole equityholder of Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the legal, valid, and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions.

(b) Non-Contravention. The execution, delivery, and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, any provision of the Organizational Documents of Parent or Merger Sub; (ii) assuming that all of the Consents contemplated by clauses (i) through (v) of Section 4.02(c) have been obtained or made and in the case of the consummation of the Merger, assuming that Parent has adopted this Agreement as the sole equityholder of Merger Sub, conflict with or violate any Law applicable to Parent or Merger Sub or by which any of their respective properties or assets is bound; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in Parent’s or Merger Sub’s loss of any benefit or the imposition of any additional payment or other liability under, or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, acceleration, or cancellation, or require any Consent under, any Contract to which Parent or Merger Sub is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of Parent or Merger Sub, except, in the case of each of clauses (ii), (iii), and (iv), for any conflicts, violations, breaches, defaults, loss of benefits, additional payments or other liabilities, alterations, terminations, amendments, accelerations, cancellations, or Liens that, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(c) Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery, and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Articles of Merger with the SDAT in accordance with the MGCL and the MLLCA; (ii) such Consents as may be required under the HSR Act or other Antitrust Laws that are applicable to the transactions contemplated by this Agreement; (iii) such Consents as may be required under applicable state securities or “blue sky” Laws and the securities Laws of any foreign country; (iv) the Other Governmental Approvals, to the extent applicable to Parent or Merger Sub; and (v) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(d) Board Approval.

(i) The board of managers of Parent by resolutions duly adopted by a unanimous vote at a meeting of all managers of Parent duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Parent and Parent’s members, and (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein.

(ii) The board of managers of Merger Sub by resolutions duly adopted by a unanimous vote at a meeting of the board of managers of Merger Sub duly called and held and, not subsequently rescinded or modified in any way, has (A) determined that this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, are fair to, and in the best interests of, Merger Sub and Parent, as the sole member of Merger Sub, (B) approved and declared advisable this Agreement, including the execution, delivery, and performance thereof, and the consummation of the transactions contemplated by this Agreement, including the Merger, upon the terms and subject to the conditions set forth herein, and (C) resolved to recommend that Parent, as the sole member of Merger Sub, approve the adoption of this Agreement in accordance with the MLLCA.

Section 4.03 Proxy Statement. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use or incorporation in the Company Proxy Statement, will, at the time such Proxy Statement is filed with the SEC in definitive form, at the time it (or any amendment or supplement thereto) is first disseminated to the Company’s stockholders, or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading at such applicable time.

Section 4.04 Financial Capability; Solvency. Parent has or will have, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement. Neither Parent nor Merger Sub is entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger have been satisfied or waived, (b) the representations and warranties set forth in ARTICLE III are true and correct, and (c) the financial projections or forecasts provided by the Company to Parent prior to the date hereof have been prepared in good faith on assumptions that were and continue to be reasonable, then immediately following the Closing, after giving effect to all of the transactions contemplated by this Agreement, the Surviving Corporation (on a consolidated basis) will, after giving effect to the Merger or any other transaction contemplated by this Agreement, be Solvent. As used in this Section 4.04, the term “Solvent” shall mean, with respect to a particular date, that on such date, (a) the “present fair saleable value”, of Parent and, after the Closing, Parent and the Surviving Corporation and its Subsidiaries (on a consolidated basis) will exceed their total “liabilities, including a reasonable estimate of the amount of all contingent and other liabilities,” as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, (b) Parent and, after the Closing, Parent and the Surviving Corporation and its Subsidiaries (on a consolidated basis) will be able to pay all of its liabilities (including contingent liabilities) as they mature, and (c) Parent, and, after the Closing, the Surviving Corporation and its Subsidiaries (on a consolidated basis) will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or intends to engage. For purposes of the foregoing definition, “will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or intends to engage” means that Parent and, after the Closing, Parent and the Surviving Corporation and its Subsidiaries (on a consolidated basis), will be able to generate enough cash from operations, asset dispositions or refinancings, or a combination thereof, to meet its obligations as they become due.

Section 4.05 Debt Financing.

(a) Parent has delivered to the Company a true, correct, and complete fully executed copy of one or more commitment letters for the debt financing related to the Merger, dated as of the date of this Agreement, among the financial institutions and/or other Persons providing financing that are party thereto (the “Lenders”) and Parent or one or more of its Affiliates (including all exhibits, schedules, and annexes thereto and the Fee Letter (as defined below and redacted in a manner as described below), as amended, modified, supplemented, extended, or replaced from time to time in compliance with this Agreement, the “Commitment Letter”). Pursuant to, and subject to the terms and conditions of, the Commitment Letter, the Lenders have committed to lend the amounts set forth therein (the provision of such funds as set forth therein, the “Debt Financing”) for the purposes set forth in the Commitment Letter. Parent has also delivered to the Company a true, correct, and complete copy of each fee letter (which Commitment Letter and fee letter may be redacted as to fee amounts, pricing caps, “market flex” terms, and other similar economic terms so long as such redactions would not reduce the amount of the Debt Financing or adversely affect the conditionality, availability, enforceability, or termination of the Debt Financing) issued in connection with the Commitment Letter (collectively, the “Fee Letter”).

(b) As of the date of this Agreement, the Commitment Letter has not been amended, restated, or otherwise modified prior to the execution and delivery of this Agreement, and no such amendment, restatement, or other modification is pending (other than, in each case, amendments or modifications to add lenders, arrangers, bookrunners, agents, managers, or other Debt Financing Sources in the manner contemplated by the Commitment Letter). As of the date of this Agreement, the respective commitments contained in the Commitment Letter have not been withdrawn, terminated, or rescinded (and to the Knowledge of Parent, no such withdrawal, termination or rescission is pending as of the date of this Agreement). As of the date of this Agreement, except for the Fee Letter and customary engagement letters with respect to the Debt Financing, there are no side letters or Contracts to which Parent or Merger Sub is a party related to the conditionality, funding, or consummation of the Debt Financing, other than as expressly set forth in the Commitment Letter delivered to the Company on or prior to the date hereof. As of the execution and delivery of this Agreement, the Commitment Letter is in full force and effect and constitutes the legal, valid, and binding obligation of Parent, and, to the Knowledge of Parent, the other parties thereto, enforceable in accordance with its terms against Parent and, to the Knowledge of Parent, each of the other parties thereto, except as such enforceability may be limited by the Enforceability Exceptions. As of the execution and delivery of this Agreement, assuming the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Section 6.01 and Section 6.02: (i) no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a breach or default or result in a failure to satisfy a condition precedent, in each case, on the part of Parent or its Affiliates, under any term or condition of the Commitment Letter; and (ii) Parent does not have any reason to believe that any of the conditions to the funding of the Debt Financing to be satisfied by it or any of its Affiliates will not be satisfied on or prior to the Closing Date or that any portion of the Debt Financing will not be available to Parent on or prior to the Closing Date. Parent has fully paid or caused to be fully paid all commitment fees or other fees to the extent required by the terms of the Commitment Letter to be paid on or prior to the date of this Agreement in connection with the Debt Financing. There are no conditions precedent related to the funding of the Debt Financing pursuant to the Commitment Letter, other than as expressly set forth in the Commitment Letter.

Section 4.06 Legal Proceedings. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, Order, judgment, ruling, or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.07 Ownership of Company Common Stock. Neither Parent nor any of its Affiliates or Associates is a “beneficial owner” (as defined in Section 3-601 of the MGCL) of any shares of Company Common Stock.

Section 4.08 Compliance With Laws.

(a) Neither Parent, Merger Sub nor any of their Affiliates is in default or violation of any applicable Law, except for any such defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) As of the date of this Agreement, there is no suit, action or proceeding pending or, to the Knowledge of Parent, threatened in writing against Parent, Merger Sub or any of their Affiliates, that would have a Parent Material Adverse Effect, nor is there any judgment of any Governmental Entity outstanding against, or, to the Knowledge of Parent, investigation by any Governmental Entity involving Parent, Merger Sub or any of their Affiliates or any of the transactions contemplated hereby that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.09 Brokers. Neither Parent, Merger Sub, nor any of their respective Affiliates has incurred, nor will it incur, directly or indirectly, any liability for investment banker, brokerage, or finders’ fees or agents’ commissions, or any similar charges in connection with this Agreement or any transaction contemplated by this Agreement for which the Company would be liable in connection the Merger.

Section 4.10 No Other Representations or Warranties; Acknowledgment of Disclaimer of Other Representations and Warranties.

(a) Except for the representations and warranties expressly set forth in this ARTICLE IV, none of Parent, Merger Sub or any other Person makes, has made or will make any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to Parent, Merger Sub, their Affiliates or their respective business, operations, assets, liabilities, conditions (financial or otherwise), or as to the accuracy or completeness of any information regarding Parent, Merger Sub, the Debt Financing Sources or any of their Affiliates, associates, Representatives or employees, furnished or made available to the Company or any of its Representatives or Affiliates, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, none of Parent, Merger Sub or any other Person, makes, has made or will make any express or implied representation or warranty with respect to Parent, Merger Sub or their respective businesses or operations, in each case, other than those expressly given solely by Parent and Merger Sub in ARTICLE IV.

(b) Except for the representations and warranties expressly set forth in ARTICLE III, Parent and Merger Sub each acknowledges that none of the Company, its Subsidiaries or any other Person, makes, has made or will make any representation or warranty of any kind whatsoever, express or implied, at Law or in equity, with respect to the Company and its Subsidiaries or their Affiliates or their respective business, operations, assets, liabilities, conditions (financial or otherwise), notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. In making its determination to proceed with the transactions contemplated by this Agreement, including the Merger, each of Parent and Merger Sub has relied solely on the results of its own independent review and analysis and the covenants, representations and warranties of the Company contained in this Agreement. Parent and Merger Sub each hereby acknowledges that, notwithstanding anything contained in this Agreement to the contrary, none of the Company, any of its Subsidiaries and any other Person, makes, has made or will make any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses or operations, in each case, other than those expressly given solely by the Company in ARTICLE III.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business of the Company.

(a) From the date hereof until the earlier to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to ARTICLE VII (the “Interim Period”), except as otherwise provided in this Agreement, set forth as on Section 5.01 of the Company Disclosure Letter, or as consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, (i) conduct the Company’s business in the ordinary course of business; (ii) use commercially reasonable efforts to maintain and preserve intact the current organization, goodwill, businesses, franchises, and significant relationships of the Company (including with respect to employees, customers, lenders, suppliers, regulators and others having business relationships with the Company), (iii) maintain the Company Insurance Policies in all material respects and (iv) maintain the status of the Company as a REIT.

(b) Without limiting the generality of the foregoing, during the Interim Period, except (x) as otherwise expressly contemplated or required by this Agreement or the transactions contemplated hereby, (y) as set forth in Section 5.01 of the Company Disclosure Letter, or (z) to the extent required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned, or delayed):

(i) amend or propose to amend its Organizational Documents or any Organizational Documents of any Subsidiaries of the Company, whether by merger consolidation or otherwise;

(ii) except as set forth in Section 5.01(b)(i) of the Company Disclosure Letter, adjust, split, combine, reclassify or subdivide any shares of capital stock or other equity securities or ownership interests of the Company or any Subsidiary of the Company;

(iii) declare, set aside, establish a record date for or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to Company Securities or other equity securities or ownership interests in any Subsidiary of the Company or otherwise make any payment to its or their stockholders, general or limited partners or other equity holders in their capacity as such, except for (A) the declaration and payment of dividends or other distributions to the Company or any Subsidiary of the Company by any wholly owned Subsidiary thereof, and (B) distributions resulting from the vesting or settlement of Company Equity Awards;

(iv) issue, sell, pledge, dispose of, or encumber any Company Securities or Company Subsidiary Securities, or any options, warrants, convertible securities or other rights of any kind to acquire any Company Securities or any of the Company’s Subsidiaries’ capital stock or other equity interests, other than (A) the issuance of shares of Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms, (B) encumbering any Company Subsidiary Securities in connection with the refinancing of any indebtedness related to Company Owned Real Property as set forth in Section 5.01(b)(iv)(B) of the Company Disclosure Letter, or (C) in relation to the conversion of the LP Interests under the Partnership’s Organizational Documents;

(v) (A) transfer, license, sell, lease, or otherwise dispose of (whether by way of merger, consolidation, sale of stock or assets, or otherwise) or pledge, encumber, mortgage, or otherwise subject to any Lien (other than a Permitted Lien), any assets, including the capital stock or other equity interests in any Subsidiary of the Company; provided, that the foregoing shall not prohibit the Company and its Subsidiaries from (1) transferring, selling, leasing, or disposing of obsolete equipment or assets being replaced, or granting non-exclusive licenses under the Company Intellectual Property, in each case in the ordinary course of business consistent with past practice, (2) taking actions permitted by Section 5.01(b)(iv)(B) or (3) taking any of the actions set forth on Section 5.01(b)(v)(A) of the Company Disclosure Letter, or (B) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, or other reorganization;

(vi) fail to maintain all financial books and records in all material respects in accordance with GAAP or make any change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(vii) except as set forth on Section 5.01(b)(vii) of the Company Disclosure Letter, enter into or amend any transaction, agreement, arrangement or understanding with any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC;

(viii) enter into or modify in a manner adverse to the Company any Tax Protection Agreement, make, change or rescind any election relating to Taxes, change a method of Tax accounting, file or amend any Tax Return, settle or compromise any federal, state, local or non-U.S. Tax liability, audit, claim or assessment, enter into any closing agreement related to Taxes, or surrender any right to claim any Tax refund, except, in each case, (A) to the extent required by Law or (B) to the extent necessary (1) to preserve the Company’s qualification as a REIT under the Code or (2) to qualify or preserve the status of any Subsidiary of the Company as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(ix) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause the Company to fail to qualify as a REIT or any Subsidiary of the Company to cease to be treated as any of (A) a partnership or disregarded entity for federal income tax purposes or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(x) redeem, repurchase or otherwise acquire, directly or indirectly, any shares of the Company’s capital stock or other equity interests of the Partnership or any other Subsidiary of the Company, other than (A) the redemption or exchange of LP Interests pursuant to and in accordance with the provisions of the Partnership Agreement, and (B) the acquisition by the Company of such stock or equity interests in the ordinary course of business consistent with past practice in connection with the vesting or forfeiture of awards pursuant to the terms of the Company Stock Plans or upon termination of employment or service of an award holder;

(xi) acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any real property;

(xii) acquire or agree to acquire any non-real property assets other than (A) as contemplated by the Expenditure Budget, (B) as permitted by Section 5.01(b)(xxii), or (B) any additional non-real property assets in an amount not exceeding $100,000 individually or in the aggregate;

(xiii) except as set forth on Section 5.01(b)(xiii) of the Company Disclosure Letter, incur, create, assume, refinance or replace any indebtedness for borrowed money or issue or amend the terms of any debt securities of Company or any of its Subsidiaries, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for the indebtedness of any other Person other than in relation to the refinancing of any indebtedness related to Company Owned Real Property as set forth in Section 5.01(b)(xiii) of the Company Disclosure Letter;

(xiv) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons to whom the Company has made any such loans, advances, capital contributions to or investments in, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity;

(xv) except as permitted by Section 5.01(b)(iv) or Section 5.01(b)(xiii) of this Agreement or as set forth in Section 5.01(b)(xv) of the Company Disclosure Letter, (A) enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any Company Material Contract (or any contract that, if existing as of the date of the Agreement, would be a Company Material Contract), other than (1) any termination or renewal in accordance with the terms of any existing Company Material Contract that occurs automatically without any action (other than notice of renewal) by the Company or any of its Subsidiaries, or (2) the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which the Company or any of its Subsidiaries is a party as required or necessitated by this Agreement or transactions contemplated hereby (provided that any such modification, amendment, waiver or consent does not increase the principal amount thereunder or otherwise adversely affect the Company or any of its Subsidiaries), or (B) enter into any new Company Real Property Leases or terminate, modify or amend any Company Real Property Leases in any manner that is adverse to Company or its Subsidiaries;

(xvi) waive, release, assign, settle or compromise any Legal Action that is not covered by a Company Insurance Policy in full (subject to any retention or deductible under the terms of such Company Insurance Policy), other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve payments individually not in excess of $75,000, or in the aggregate, not in excess of $150,000, in each case, in excess of applicable insurance proceeds, (B) do not involve the imposition of injunctive or other non-monetary relief against Company or any of its Subsidiaries, and (C) do not provide for any admission of liability by Company or any of its Subsidiaries;

(xvii) (A) hire any non-executive employee or service provider, executive officer or director of Company, Partnership or any Subsidiary thereof or appoint any Person to a position of executive officer or director of Company or any of its Subsidiaries (other than in connection with the election of directors by the Company’s stockholders at the Company’s annual meeting), (B) except for increases required under any Company Employee Plan in effect as of the date of this Agreement, under applicable Law or contemplated by this Agreement, increase in any manner the amount, rate or terms, or accelerate the timing of payment, vesting or funding, of compensation or benefits of any of Company’s current or former service providers, or (C) enter into, adopt, terminate, fund or materially amend any employment, bonus, severance or retirement contract or other compensation arrangement or Company Employee Plan;

(xviii) grant to any officer, director, employee or other service provider the right to receive any new severance, change of control or termination pay or termination benefits, grant any increase in the right to receive any severance, change of control or termination pay or termination benefits or enter into any new employment, loan, retention, consulting, indemnification, termination, change of control, severance or similar agreement with any officer, director or employee;

(xix) enter into any new line of business;

(xx) fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Entity, subject to extensions permitted by Law;

(xxi) form any joint ventures;

(xxii) except (A) pursuant to the Expenditure Budget, (B) for capital expenditures in the ordinary course of business consistent with past practice necessary to repair and/or prevent damage to any Company Real Property, or (C) in connection with any Performance Improvement Plan entered into by and between the Company or its Subsidiaries and a third party as set forth in Section 5.01(b)(xxii) of the Company’s Disclosure Letter, make or commit to make any capital expenditures in excess of $100,000 individually, or $100,000 in the aggregate;

(xxiii) (A) amend or modify the compensation terms or any other obligations of Company contained in the engagement letter with the Company Financial Advisor in a manner materially adverse to Company or any of its Subsidiaries, or (B) engage other financial advisors in connection with the transactions contemplated by this Agreement;

(xxiv) take any action that would, or would reasonably be expected to, prevent or delay the consummation of the transactions contemplated by this Agreement on or prior to the End Date;

(xxv) enter into any contract, agreement, commitment or arrangement between Company or any of its Subsidiaries, on the one hand, and any Affiliates of the Company (other than the Subsidiaries of the Company), on the other hand; or

(xxvi) authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Section 5.02 Conduct of Parent.

(a) During the Interim Period, except as expressly contemplated by this Agreement, as required by applicable Law, or with the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned, or delayed), Parent shall not, and shall not permit any of its Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay, or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement; provided that, this Section 5.02 shall not govern obligations governed by Section 5.08, which shall be solely governed by Section 5.08.

(b) In connection with the Material Contracts set forth in Section 5.02(b) of the Company Disclosure Letter, within five (5) Business Days of the date first set forth above, the Parent shall participate in discussions with the Company and certain lender representatives with respect to indebtedness for borrowed money in connection with the Material Contracts set forth in Section 5.02(b) of the Company Disclosure Letter, to the extent such representatives are available during such time period.

Section 5.03 Access to Information; Confidentiality.

(a) Access to Information. During the Interim Period, the Company shall, and shall cause its Subsidiaries and Representatives to, afford to Parent and Parent’s Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices, and other facilities and to all books, records, contracts, and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries and Representatives to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would (i) waive the protection of attorney-client privilege, (ii) contravene any material Law, or (iii) result in the disclosure of the minutes, communications or other materials of the Company Board (or any committee thereof) regarding or related to the Merger or any other transactions contemplated hereby. In the event that the Company objects to any request submitted pursuant to and in accordance with this Section 5.03(a) and withholds information on the basis of the foregoing clauses (i), (ii), or (iii), the Company shall, to the extent permitted by applicable Law, inform Parent as to the general nature of what is being withheld and shall use commercially reasonable efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments (including, if reasonably requested by Parent, entering into a joint defense agreement with Parent on customary and mutually acceptable terms if requested with respect to any such information). No investigation under this Section 5.03 or otherwise shall affect the Company’s representations, warranties, covenants, or agreements contained herein, or limit or otherwise affect the rights or remedies available to the parties pursuant to this Agreement.

(b) Confidentiality. The parties hereby agree that all information provided to the other party or the other parties’ Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby, including any information obtained pursuant to Section 5.03(a), shall be treated in accordance with the Confidentiality Agreement, dated December 9, 2024, between KWC Management, LLC and the Company (the “Original Confidentiality Agreement”), as supplemented by that certain Exclusivity and Non-Disclosure Agreement, dated October 4, 2025, among Kemmons Wilson Hospitality Partners II, LP (“KWHP”), KWC Management, LLC and the Company (together with the Original Confidentiality Agreement, as they may be amended from time to time, the “Confidentiality Agreement”). Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms.

Section 5.04 No Solicitation.

(a) Takeover Proposal. Except as expressly permitted by this Section 5.04, the Company shall not, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ respective Representatives not to, during the Interim Period: (i) directly or indirectly, solicit, initiate, or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal; (ii) engage in any negotiations or discussions with (it being understood that the Company may inform Persons of the provisions contained in this Section 5.04), or furnish any material non-public information to, any Person relating to a Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Takeover Proposal, or (iii) approve, recommend to enter into, or publicly propose to approve, recommend or enter into, any Company Acquisition Agreement (except for any Acceptable Confidentiality Agreement permitted under Section 5.04(c)). Promptly following the execution of this Agreement, the Company shall, and shall cause its Subsidiaries and shall cause its and their respective Representatives to, immediately cease any solicitations, discussions or negotiations ongoing at such time with any Person (other than Parent and its Affiliates) or its Representatives with respect to any Takeover Proposal and promptly terminate all data room access granted to any such Person or its Representatives and, to the extent not previously requested, promptly request the return or destruction by such Person that has received information or executed a confidentiality agreement at any time within twelve (12) months immediately preceding the date hereof in connection with any Takeover Proposal of all non-public information concerning the Company and its Subsidiaries.

(b) Notification to Parent. During the Interim Period, as promptly as reasonably practicable, and in any event within one (1) Business Day of receipt by the Company or any of its directors, executive officers or Subsidiaries of any Takeover Proposal or any request that would reasonably be expected to lead to the making of a Takeover Proposal, the Company shall deliver to Parent a written notice setting forth: (i) the identity of the Person making such Takeover Proposal or request; and (ii) the material terms and conditions of any such Takeover Proposal. The Company shall keep Parent reasonably informed of any material amendment or other modification of any such Takeover Proposal or request on a prompt basis, and in any event within two (2) Business Days following the Company’s receipt in writing of such an amendment or modification. The Company agrees that neither the Company, nor any of the Company’s Subsidiaries will enter into any confidentiality or other written or binding oral agreement with any Person subsequent to the date hereof which prohibits the Company or such Subsidiary from providing any information required to be provided to Parent in accordance with this Section 5.04 within the time periods contemplated hereby.

(c) Permitted Conduct Related to a Superior Proposal. Notwithstanding anything to the contrary in this Agreement, at any time during the Interim Period and prior to obtaining the Requisite Company Vote, in the event that the Company receives a Takeover Proposal from any Person or group of Persons that the Company Board reasonably believes to be bona fide (and that did not result from a breach of this

Section 5.04), (i) the Company and its Representatives may contact such Person solely to clarify the terms and conditions thereof to determine whether such Takeover Proposal constitutes or is reasonably expected to lead to a Superior Proposal, (ii) the Company, the Company Board and their respective Representatives may engage in negotiations or discussions with any Person or group of Persons making such Takeover Proposal and any of its Representatives or potential sources of financing if the Company Board determines in good faith that such Takeover Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal, and (iii) if the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that such Takeover Proposal constitutes or is reasonably expected to lead to a Superior Proposal, then the Company and its Representatives may, in response to such Takeover Proposal, furnish non-public information of the Company and its Subsidiaries to such Person(s) that made such Takeover Proposal, provided, however, that (A) prior to so furnishing such information, the Company must receive from such Person(s) an executed Acceptable Confidentiality Agreement, (B) the Company shall promptly (and in any event within one (1) Business Day) notify Parent in writing of such executed Acceptable Confidentiality Agreement, and (C) any material non-public information that is provided to such Person(s) or its Representatives shall be promptly (and in any event within one (1) Business Day) be made available by the Company to Parent or its Representatives to the extent such information was not previously made available to Parent or its Representatives.

(d) Company Adverse Recommendation Change. Except as otherwise provided in Section 5.04(e), neither the Company Board nor any committee thereof shall (i) (A) publicly recommend that the Company’s stockholders vote against the adoption of this Agreement and the approval of the transactions contemplated by this Agreement, including the Merger, or make any public statement or knowingly take any action with a similar intent, purpose or effect, (B) approve or recommend, or propose publicly to approve or recommend, to the Company’s stockholders any Takeover Proposal, or (C) fail to include in the Proxy Statement a recommendation that the Company’s stockholders provide the Requisite Company Vote (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”), or (ii) approve or recommend, or allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding or definitive merger or similar agreement with respect to any Takeover Proposal (other than an Acceptable Confidentiality Agreement permitted under Section 5.04(c)).

(e) Notice of Superior Proposal. Notwithstanding anything in this Agreement to the contrary, at any time prior to receipt of the Requisite Company Vote, the Company Board may (i) make a Company Adverse Recommendation Change (and may thereafter and following the termination of this Agreement pursuant to ARTICLE VII cause or permit Company or any of its Subsidiaries to enter into any Company Acquisition Agreement relating to an unsolicited written bona fide Takeover Proposal) if (A) the Takeover Proposal did not result from a breach of this Section 5.04 and is not withdrawn, and (B) the Company Board has determined in good faith, after consultation with its financial advisors and outside legal counsel and taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to this Section 5.04(e), that such Takeover Proposal constitutes a Superior Proposal and (after consultation with outside counsel) that the failure to make a Company Adverse Recommendation Change would reasonably be expected to be inconsistent with the duties of the members of the Company Board (or any committee thereof) under applicable Law so long as four (4) Business Days prior to making any such Company Adverse Recommendation Change, the Company has notified Parent in writing that the Company Board intends to make a Company Adverse Recommendation Change in connection with a Superior Proposal (a “Notice of Superior Proposal”). The Notice of Superior Proposal shall specify the identity of the party who made such Superior Proposal and all of the material terms and conditions of such Superior Proposal. During the four Business Day period beginning on the date of delivery of the applicable Notice of Superior Proposal to Parent, the Company shall have offered to negotiate with (and, if accepted, negotiated, and caused its Representatives to negotiate, in good faith with) Parent (to the extent that Parent desires to negotiate) in making adjustments to the terms and conditions of this Agreement such that the Superior Proposal ceases to be a Superior Proposal; provided, that any amendment, supplement or modification to any Takeover Proposal shall be deemed a new Takeover Proposal and Company may not terminate this Agreement pursuant to Section 7.04(a) or make a Company Adverse Recommendation Change pursuant to this

Section 5.04(e) unless Company has again complied with the requirements of this Section 5.04(e) with respect to each such new Takeover Proposal including sending a Notice of Superior Proposal with respect to each such new Takeover Proposal.

(f) Compliance with Tender Offer Rules. Nothing contained herein shall prevent the Company Board or any committee thereof from disclosing to the Company’s stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines, after consultation with its financial advisors and outside legal counsel, that failure to disclose such position would reasonably be expected to cause the directors of the Company to violate statutory standards of conduct applicable to directors serving on the Company Board (or any committee thereof) under applicable Law; provided, however, that any public disclosure (other than any “stop, look and listen” statement made under Rule 14d-9(f) under the Exchange Act) by the Company or the Company Board (or any committee thereof) relating to any determination, position or other action by the Company, the Company Board or any committee thereof with respect to any Takeover Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board expressly and publicly reaffirms the Company Board Recommendation in such disclosure.

(g) Standstills and Ownership Limits. The Company shall not, and shall cause its Subsidiaries not to, release any Person from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to a Takeover Proposal to which the Company or any of its Subsidiaries is a party; provided, that, notwithstanding anything herein to the contrary, if the Company Board determines in good faith, after consultation with the Company’s financial advisors and outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the duties of the members of the Company Board (or any committee thereof) under applicable Law, the Company may grant a waiver of any standstill provision solely to the extent necessary to permit any Person to make a non-public Takeover Proposal to the Company Board and, to the extent permitted by the other subsections of this Section 5.04, thereafter negotiate and enter into any transaction in connection therewith. The Company and the Company Board (or any committee thereof) shall not take any action to exempt any Person (other than Parent or its Affiliates) from or render inapplicable any anti-takeover Law unless such actions are taken concurrently with the termination of this Agreement in accordance with Section 7.04(a).

Section 5.05 Stockholders Meeting; Preparation of Proxy Materials; Approval by Sole Member of Merger Sub.

(a) Company Stockholders Meeting. The Company shall, as promptly as practicable following the date on which the SEC confirms that it has no further comments on the Proxy Statement (or receipt of notice that the SEC is not reviewing the preliminary Proxy Statement) and in accordance with the Company’s Organizational Documents, (i) establish a record date for, and give notice of, a meeting of its stockholders for the sole purpose of voting upon the approval of the Merger and voting on customary matters of procedure (together with any postponement, adjournment or other delay thereof, the “Company Stockholders Meeting”), (ii) cause the Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Stockholders Meeting and (iii) duly call, convene and hold the Company Stockholders Meeting; provided that the Company may, after consultation with Parent, postpone or adjourn the Company Stockholders Meeting (on one or more occasions) (A) with the consent of Parent, (B) due to the absence of a quorum, (C) to allow reasonable additional time for any supplemental or amended disclosure that the Company has determined in good faith is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders Meeting, (D) to allow additional solicitation of votes in order to obtain the Requisite Company Vote or (E) if required by applicable Law. Subject to the right of the Company Board to make a Company Adverse Recommendation Change pursuant to Section 5.04, the Company will include the Company Board Recommendation in the Proxy Statement, and the Company shall use commercially reasonable efforts to solicit proxies in favor of the Requisite Company Vote at the Company Stockholders Meeting.

(b) Preparation of Company Proxy Statement. As promptly as reasonably practicable (but in no event later than five (5) Business Days) after the date of this Agreement, the Company shall prepare the preliminary Proxy Statement, and, after reasonable consultation with, and approval by, Parent (which shall not be unreasonably withheld or delayed), file the preliminary Proxy Statement with the SEC. The Company shall, as promptly as practicable after receipt thereof, provide Parent with copies of any written comments, and advise Parent of any oral comments, with respect to the Proxy Statement received from the SEC. The Company shall use commercially reasonable efforts (with the assistance of, and after consultation with, Parent as provided by this Section 5.05(b)) to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Proxy Statement. Except as required in connection with a Company Adverse Recommendation Change, no filing or mailing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be considered by the Company in good faith). Parent and Merger Sub shall furnish to the Company all information concerning themselves and their Affiliates that is required to be included in the Proxy Statement under applicable Law and shall promptly provide such other assistance in the preparation of the Proxy Statement as may be reasonably requested by the Company from time to time. If, at any time prior to the Company Stockholders Meeting, any information relating to Parent, Merger Sub or the Company, or any of their respective Affiliates, officers or directors, is discovered by Parent, Merger Sub or the Company that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement shall not contain an untrue statement or omit to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made) not misleading, the party that discovers such information shall promptly notify the other parties hereto, and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the Company’s stockholders in accordance with applicable Law. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

(c) Approval by Sole Member of Merger Sub. Parent shall adopt this Agreement, as sole member of Merger Sub, and approve the Merger, in accordance with the MLLCA.

Section 5.06 RESERVED.

Section 5.07 Directors’ and Officers’ Indemnification and Insurance.

(a) Indemnification. Parent and Merger Sub agree that all rights to indemnification, advancement of expenses, and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of its Subsidiaries (each an “Indemnified Party”) as provided in the Organizational Documents of the Company, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.07 of the Company Disclosure Letter, shall be assumed by the Surviving Corporation in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms. For a period of six years from the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, cause the Organizational Documents of the Surviving Corporation to contain provisions with respect to indemnification, advancement of expenses, and exculpation that are at least as favorable to the Indemnified Parties as the indemnification, advancement of expenses, and exculpation provisions set forth in the Organizational Documents of the Company as of the date of this Agreement.

(b) Insurance. The Surviving Corporation shall maintain in effect, and Parent shall cause the Surviving Corporation to maintain, the Company’s current directors’ and officers’ liability insurance covering each Person currently covered by Company’s directors’ and officers’ liability insurance policy for acts or omissions occurring prior to and through the Closing; provided that in lieu of such obligation, (i) Parent or the Surviving Corporation may substitute therefor policies of an insurance company, the material terms of which, including coverage and amount, are no less favorable in any material respect to such directors and officers than the Company’s existing policies as of the date hereof, or (ii) in consultation with Parent, the Company may obtain extended reporting period coverage under the Company’s existing insurance programs (to be effective as of the Closing) or purchase a “tail” policy for a period of six (6) years after the Closing through Parent’s insurance broker, as applicable, for a cost not in excess of two times the current annual premiums for such insurance; and provided, further, that in no event shall the Surviving Corporation be required to pay annual premiums for insurance under this Section 5.07(b) in excess of 300% of the most recent annual premiums paid by Company.

(c) Survival. The obligations of Parent, Merger Sub, and the Surviving Corporation under this Section 5.07 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.07 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.07 applies shall be third party beneficiaries of this Section 5.07, each of whom may enforce the provisions of this Section 5.07).

(d) Assumption by Successors and Assigns; No Release or Waiver. In the event Parent, the Surviving Corporation or any of their respective successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.07. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract, or otherwise. Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors, and employees, it being understood and agreed that the indemnification provided for in this Section 5.07 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.08 Commercially Reasonable Efforts.

(a) Governmental and Other Third-Party Approvals. Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 5.04), the parties hereto will use their respective commercially reasonable efforts to consummate and make effective the transactions contemplated by this Agreement and to cause the conditions to the Merger set forth in ARTICLE VI to be satisfied, including using commercially reasonable efforts to accomplish the following: (i) the obtaining of all necessary actions or non-actions, Consents and approvals from Governmental Entities necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid an action or proceeding by, any Governmental Entities necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger; (ii) the obtaining of all other necessary Consents, approvals or waivers from third parties; (iii) the defending of any lawsuits or other legal proceedings through the End Date, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including the Merger, performed or consummated by such party in accordance with the terms of this Agreement; and (iv) the execution and delivery of any additional instruments reasonably necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement.

(b) Cooperation. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Entity, including (i) promptly informing the other party of such inquiry, (ii) consulting in advance before making any presentations or submissions to a Governmental Entity, (iii) cooperating in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity, (iv) providing each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all material written communications (including applications, analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Entity regarding the Merger or any other transactions, (v) giving the other party the opportunity to attend and participate in any substantive meetings or discussions with any Governmental Entity, to the extent reasonably practical and not prohibited by such Governmental Entity, and (vi) supplying each other with copies of all material correspondence, or communications between any party and any Governmental Entity with respect to this Agreement (provided that such materials may be limited to counsel as required or advisable under applicable Law and may be redacted to remove valuation material). The parties agree that Parent shall control the strategy for all filings, notifications, submissions, and communications, proposals and litigation in connection with any filing, notice, petition, statement, registration, submission of information, application or similar filing under the Antitrust Laws after consulting with, and considering in good faith the view of, the Company relating to such strategy.

Section 5.09 Public Announcements. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company and Parent agrees that no public release, statement or announcement concerning the Merger and the other transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed), except as may be required by: (a) applicable Law, (b) court process, (c) the rules or regulations of any applicable United States securities exchange, or (d) any Governmental Entity to which the relevant party is subject or submits, provided, in each such case, the party making the release, statement or announcement shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.09 shall not apply to any release, statement or announcement made with respect to: (i) a Company Adverse Recommendation Change issued or made in compliance with Section 5.04; (ii) any other disclosure issued or made in compliance with Section 5.04; (iii) the Merger and the other transactions contemplated hereby that is substantially similar (and identical in any material respect) to those in a previous release, statement, announcement made by the Company or Parent in accordance with this Section 5.09, or (iv) is otherwise immaterial in substance.

Section 5.10 Anti-Takeover Statutes. If any “control share acquisition,” “fair price,” “moratorium,” or other anti-takeover Law becomes or is deemed to be applicable to Parent, the Merger Sub, the Company, the Merger, or any other transaction contemplated by this Agreement, then each of the Company and the Company Board shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

Section 5.11 Section 16 Matters. Prior to the Effective Time, each of the parties shall take all such steps as may be required or appropriate to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time.

Section 5.12 Stock Exchange Delisting; Deregistration. To the extent requested by Parent, prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and the rules and policies of Nasdaq to enable the delisting by the Surviving

Corporation of the shares of Company Common Stock from Nasdaq and the deregistration of the shares of Company Common Stock under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Effective Time.

Section 5.13 Obligations of Merger Sub; Subsidiaries. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. The Company will take all action necessary to cause its Subsidiaries to comply with the obligations set forth in or relating to this Agreement.

Section 5.14 Resignations. The Company shall cause each director of the Company or any director of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of the Effective Time.

Section 5.15 Conversion of Preferred Stock.

(a) Conversion. Upon the election of a holder of Company Preferred Stock to convert such holder’s shares of Company Preferred Stock into Company Common Stock, in accordance with the terms and conditions of the Organizational Documents upon exercise of conversion rights triggered by the closing of the Merger (“Cancelled Preferred Stock”), such Cancelled Preferred Stock will automatically be cancelled and retired, will cease to exist, will be converted into the right to receive only an amount equal to the product of (i) the Merger Consideration times (ii) the shares of Company Common Stock issuable to such holder in accordance with the Organizational Documents, and will have and represent no further or other rights (“Preferred Stock Conversion”).

(b) Appointment of Paying Agent; Preferred Payment Fund. Parent shall appoint Paying Agent to act as the agent for the purpose of paying the Merger Consideration for: (i) a certificate formerly representing any shares of Cancelled Preferred Stock (each, a “Preferred Certificate”); or (ii) any book-entry shares formerly representing any shares of Cancelled Preferred Stock (each, a “Preferred Book-Entry Share”). Within two (2) Business Days after the Conversion Date (as defined in the Organizational Documents), Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Cancelled Preferred Stock (the “Preferred Stock Payment Fund”) in amounts and at the times necessary for such payments. If for any reason (including losses) the Preferred Stock Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 5.15(a), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement. The Preferred Stock Payment Fund shall not be used for any other purpose. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Cancelled Preferred Stock for the Merger Consideration. Within five (5) Business Days after the Conversion Date, Parent shall send, or shall cause the Paying Agent to send in accordance with the Paying Agent’s customary procedures, to each record holder of shares of Cancelled Preferred Stock a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Preferred Certificates or transfer of the Preferred Book-Entry Shares to the Paying Agent, and which letter of transmittal will be in customary form and have such other provisions as Parent and the Surviving Corporation may reasonably specify) for use in such exchange.

(c) Procedures for Surrender; No Interest. Each holder of shares of Cancelled Preferred Stock shall be entitled to receive the Merger Consideration in respect of the Cancelled Preferred Stock formerly represented by a Preferred Certificate or a Preferred Book-Entry Share upon: (i) surrender to the Paying Agent of such Preferred Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Paying Agent; or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of such Preferred Book-Entry Shares. Until so surrendered or transferred, as the case may be, each such Preferred Certificate or Preferred Book-Entry Share, as applicable, shall represent after the Preferred Stock Conversion for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any such Preferred Certificate or Preferred Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this Section 5.15, each such Preferred Certificate or Preferred Book-Entry Share so surrendered or transferred, as the case may be, shall immediately be cancelled.

(d) Investment of Payment Fund. Until disbursed in accordance with the terms and conditions of this Agreement, the cash in the Preferred Stock Payment Fund will be invested by the Paying Agent, as directed by Parent or the Surviving Corporation, in: (i) obligations of or fully guaranteed by the United States; (ii) short-term commercial paper rated the highest quality by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation; (iii) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available); or (iv) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. No losses with respect to any investments of the Preferred Stock Payment Fund will affect the amounts payable to the holders of Preferred Certificates or Preferred Book-Entry Shares. Any income from investment of the Preferred Stock Payment Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(e) Full Satisfaction. All Merger Consideration paid upon the surrender of Preferred Certificates or Preferred Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Cancelled Preferred Stock formerly represented by such Preferred Certificates or Preferred Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Cancelled Preferred Stock on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Preferred Certificates or Preferred Book-Entry Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Section 5.15.

(f) Termination of Payment Fund. Any portion of the Preferred Stock Payment Fund that remains unclaimed by the holders of shares of Cancelled Preferred Stock one-hundred and twenty (120) calendar days after the Conversion Date shall be returned to the Surviving Corporation (or, at the option of Parent, Parent), upon demand, and any such holder who has not exchanged shares of Cancelled Preferred Stock for the Merger Consideration in accordance with this Section 5.15 prior to that time shall thereafter look only to the Surviving Corporation or Parent, as applicable (subject to abandoned property, escheat, or other similar Laws), as general creditors thereof, for payment of the Merger Consideration without any interest. Notwithstanding the foregoing, neither the Surviving Corporation nor Parent shall be liable to any holder of shares of Cancelled Preferred Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat, or similar Laws. Any amounts remaining unclaimed by holders of shares of Cancelled Preferred Stock two years after the Conversion Date, or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation (or, at the option of Parent, Parent) free and clear of any claims or interest of any Person previously entitled thereto.

Section 5.16 Treatment of LP Interests. The Company shall offer to purchase for the same per share Merger Consideration that each share of Company Common Stock receives pursuant to this Agreement, simultaneously with the Closing of the Merger, the LP Interests held by the limited partners (other than the Company) in the Partnership pursuant to agreements in form and substance reasonably acceptable to Parent and in accordance with the terms and conditions of Section 7.01(c) of the Amended and Restated Partnership Agreement dated December 13, 2004, as amended (the “Partnership Agreement”), that must be complied with so that the limited partners of the Partnership (other than the Company) are not required under the Partnership

Agreement to vote on, consent to, waive any rights with respect to or otherwise approve the Merger, this Agreement or any of the transactions contemplated hereby.

Section 5.17 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 5.18 Tax Matters. Parent and the Company shall reasonably cooperate in the preparation, execution and filing of all Tax Returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to such taxes, “Transfer Taxes”), and shall reasonably cooperate in attempting to minimize the amount of Transfer Taxes.

Section 5.19 Termination of Company Employee Plans. The Company shall terminate, or cause to be terminated, its 401(k) Plan (the “401(k) Plan”) effective as of the last business day prior to the Closing Date and in connection therewith fully vest all accounts of all participants in the 401(k) Plan and provide for the distribution of all such accounts pursuant to applicable Laws. Additionally, if requested by the Parent, the Company shall terminate, or cause to be terminated, any additional Company Employee Plans as may be requested by the Parent. The Company shall deliver to Parent at Closing duly executed resolutions of the Board of Directors of the Company reflecting the termination of the 401(k) Plan and any other designated Company Employee Plans.

Section 5.20 Financing Cooperation.

(a) Prior to the Closing Date, the Company shall use commercially reasonable efforts to provide, and shall cause each Subsidiary of the Company and each of the Company’s and each Subsidiary’s non-legal Representatives to use commercially reasonable efforts to provide, to Parent and Merger Sub, in each case at Parent’s sole expense, all cooperation that is reasonably requested and customary in connection with Parent arranging the Debt Financing effective as of or after (and conditioned on the occurrence of) the Effective Time of the Merger, including using commercially reasonable efforts to:

(i) upon reasonable notice, direct employees of the Company and its Subsidiaries with appropriate seniority and expertise to be available at reasonable times and participate in a reasonable number of meetings (including one-on-one meetings or conference calls with providers of the Debt Financing); provided, that any such meeting or communication may be conducted virtually by videoconference or other media;

(ii) provide reasonable and customary assistance to Parent with Parent’s preparation of bank information memoranda and similar marketing documents reasonably necessary in connection with the Debt Financing (which may include, but not be limited to customary offering and syndication documents) and provide reasonably timely and customary access to diligence materials, appropriate personnel and properties during normal business hours and on reasonable advance notice to allow sources of the Debt Financing and their representatives to complete all reasonable due diligence; in each case in this clause: (A) subject to customary confidentiality provisions and disclaimers; (B) as reasonably requested in writing (e-mail being sufficient) by Parent; and (C) limited to information to be contained therein with respect to the Company and its Subsidiaries;

(iii) to the extent requested by Debt Financing Sources, furnish Parent, reasonably promptly upon written request, with such historical financial, statistical and other pertinent business information relating to the Company and its Subsidiaries as may be reasonably requested by Parent (which notice shall state with reasonable specificity the information requested), as is customarily required with financings of the type similar to the Debt Financing and reasonably available and prepared by or for the Company and its Subsidiaries in the ordinary course of business; provided, that, the Company shall not be responsible in any manner for any pro forma financial information or financial statements;

(iv) facilitate, effective no earlier than the Effective Time, simultaneously with, and conditioned upon, and subject to the occurrence of, the Closing, the execution and delivery of definitive financing, pledge, security and guarantee documents relating to the Debt Financing;

(v) provide documentation and other information with respect to the Company and its Subsidiaries required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act in connection with the Debt Financing, in each case as reasonably requested by Parent in writing;

(vi) (A) cooperate in connection with the repayment or defeasance of any existing indebtedness of the Company and its Subsidiaries as of the Effective Time and the release of related Liens, including delivering such payoff, defeasance, termination or similar notices under any existing financing documents of the Company and its Subsidiaries as are reasonably requested by Parent;

(vii) to the extent requested by Parent in writing, obtain from the Company’s independent auditors customary “comfort letters” and customary consents to the use of accountants’ audit reports in connection with the Debt Financing;

(viii) provide reasonable and customary assistance with respect to Parent attempting to obtain any third-party consents associated with the Debt Financing which shall not be required to be effective until as of, and subject to the occurrence of, the Closing;

(ix) provide reasonable consent to the use of the Company’s and its Subsidiaries’ logos in connection with the Debt Financing;

(x) to the extent reasonably requested in writing by Parent, (A) mail and e-mail requests for estoppels, subordination agreements and certificates from non-residential tenants, lenders, managers, franchisors, ground lessors, ground lessees, and counterparties to parking agreements, reciprocal easement agreements, association or condo regimes, declarations and similar agreements in form and substance reasonably satisfactory to such Debt Financing Source and reasonably cooperate to facilitate the negotiation and execution of such agreements and certificates, and (B) provide customary owner’s affidavits, gap indemnities, no change survey affidavits and non-imputation affidavits to enable Parent’s title company to issue policies of title insurance; and

(xi) to the extent reasonably requested in writing (e-mail being sufficient) by Parent, provide customary and reasonable assistance to allow Parent, the Debt Financing Sources, and each of their respective Representatives to conduct customary appraisal, survey field work and non-invasive environmental and engineering inspections of each Company Real Property (provided, however, that all such activities and inspections shall be conducted, and Parent shall schedule and coordinate all such activities with the Company, in each case in accordance with Section 5.03).

(b) Notwithstanding the foregoing, the Company shall not be required to provide, or cause its Subsidiaries or Representatives to provide, cooperation under this Section 5.20 to the extent that it: (i) unreasonably interferes with the ongoing business or operations of the Company and its Subsidiaries; (ii) requires the Company and its Subsidiaries to incur any liability (including any commitment fees and expense reimbursement) in connection with the Debt Financing prior to the Closing (except those fees, expenses and liabilities that are reimbursable by Parent pursuant to Section 5.20(c)); (iii) requires the Company and its Subsidiaries or their respective Representatives to execute, deliver or enter into, or perform any agreement, document, certificate or instrument (or agree to any change or modification of any existing certificate, document, instrument or agreement that is effective prior to the Effective Time) with respect to the Debt Financing (other than with respect to customary authorization letters with respect to the Debt Financing) or adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained, in each case which is not contingent upon the Closing or would be effective at or prior to the Effective Time (it being understood that in no event shall any officer or director of the Company and its Subsidiaries be required to take any such action described in this clause (iii) unless such Person shall be continuing in such role following the Effective Time, and shall only be required to do so in such continuing capacity); (iv) requires the Company and its Subsidiaries or their counsel to give any legal opinion, to the extent not contingent on and effective as of the Closing; (v) requires the Company and its Subsidiaries to provide any information that is prohibited or restricted by applicable Law; (vi) requires the Company and its Subsidiaries to provide access to or disclose information that the Company or any of its Subsidiaries determines could reasonably be expected to result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided, that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in this clause (vi)); (vii) requires the Company and its Subsidiaries to take any action that is prohibited or restricted by, or would conflict with or violate, its Organizational Documents, any Company Material Contract or any applicable Laws; (viii) would reasonably be expected to result in any Representative of the Company or its Subsidiaries incurring personal liability with respect to any matter relating to the Debt Financing or requires any Representative of the Company or any of its Subsidiaries to deliver any certificate that such Representative reasonably believes, in good faith, contains any untrue certifications; (ix) requires the Company and its Subsidiaries or their Representatives, as applicable, to waive or amend any terms of this Agreement; or (x) causes any representation, warranty, covenant or other term in this Agreement to be breached or causes any Closing condition set forth in ARTICLE VI to fail to be satisfied. In no event shall the Company be in breach of this Agreement because of (A) the failure to deliver any financial or other information that is not currently readily available to the Company and its Subsidiaries on the date hereof and has not otherwise been prepared in the ordinary course of business of Company and its Subsidiaries at the time requested by Parent or (B) the failure to obtain review of any financial or other information by its accountants and in no event shall the Company or its Subsidiaries be required to provide or assist in the preparation of any projections or “pro forma” financial statements. None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company, any of the Subsidiaries of the Company, or any of their respective Representatives at the request of Parent pursuant to this Section 5.20. Nothing contained in this Section 5.20 or otherwise shall require the Company or any of its Subsidiaries, prior to the Effective Time, to be an issuer or other obligor with respect to the Debt Financing.

(c) Parent shall reimburse or cause to be reimbursed the Company and its Subsidiaries promptly upon written demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ and out-of-pocket accountants’ fees) (other than in respect of the preparation of customary historical and ordinary course financial statements already prepared by the Company and its Subsidiaries in the ordinary course of their business and/or with respect to information or materials already in the possession or control of any of the Company and its Subsidiaries) incurred by the Company and its Subsidiaries and their Representatives in connection with the cooperation under this Section 5.20 and any action taken by them at the request of Parent pursuant to Section 5.20 (including the dissolution and termination of any subsidiaries formed and documentation entered into pursuant to Section 5.20), and shall indemnify and hold harmless the Company and its Subsidiaries and their Representatives and each of the Company’s and its Subsidiaries’ and their Representatives’ respective present and former directors, officers, employees and agents (collectively, the “Financing Indemnified Parties”) from and against any and all documented out-of-pocket costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities suffered or incurred by any of them in connection with the arrangement and consummation of the Debt Financing or the Assumed Indebtedness and any information used in connection therewith, in each case, except to the extent such costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities are suffered or incurred as a result of bad faith, gross negligence or willful misconduct by any Financing Indemnified Party as determined by a court of competent jurisdiction in a final judgment not subject to further appeal. The provisions of this Section 5.20(c) are intended to be for the benefit of, and shall be enforceable by, each of the foregoing Financing Indemnified Parties. This Section 5.20(c) shall survive the termination of this Agreement (and in the event the Merger and the other transactions contemplated hereby are not consummated, notwithstanding anything to the contrary in this Agreement, Parent shall promptly reimburse the Company for any reasonable and documented out-of-pocket costs incurred by the Company and its Subsidiaries in connection with the cooperation under Section 5.20, reimbursable under this Section 5.20(c) and not previously reimbursed and any indemnification obligations under this Section 5.20(c), in each case, without regard to any other limitations on liability set forth in this Agreement).

(d) Promptly following Parent’s request, the Company shall, or shall cause its Subsidiaries to, use commercially reasonable efforts to deliver to each of the lenders or any agent or trustee acting on their behalf (each, an “Existing Lender”) under the existing indebtedness of the Company and its Subsidiaries set forth on Section 5.20(d) of the Company Disclosure Letter (the “Assumed Indebtedness”), a notice prepared by Parent, in form and substance reasonably approved by the Company, requesting that such Existing Lender deliver to Parent and the Company a written statement or documents (the “Assumption Documents”) (A) confirming (1) the aggregate principal amount of the indebtedness outstanding under such Assumed Indebtedness, (2) the date to which interest and principal has been paid in respect of such Assumed Indebtedness, and (3) the amount of any escrows being held by such Existing Lender in respect of such Assumed Indebtedness; and (B) consenting to the assumption of the existing indebtedness, the replacement of any guaranty and the consummation of the Merger and the other transactions contemplated by this Agreement, and to the modifications of the terms of such Assumed Indebtedness that Parent may reasonably request after the date hereof; provided, that the Company shall be informed of any such request or modification; provided, further, that, in the event Parent requests Assumption Documents in accordance with this Section 5.20(d), (x) the Assumption Documents will be effective as of or immediately prior to and conditioned on the occurrence of the Effective Time and (y) the Company and its Subsidiaries shall not have obligation, responsibility or liability to Parent or Merger Sub in connection with Parent’s request for any consent of any Existing Lender requested pursuant to this Section 5.20(d), other than to use commercially reasonable efforts to deliver such request in the form prepared by Parent (and approved by Company) to the applicable Existing Lender.

Section 5.21 Financing.

(a) Parent and Merger Sub shall have the right, from time to time, to amend, replace, supplement or otherwise modify or waive any of its rights under the Commitment Letter; provided, however, that neither Parent nor Merger Sub will (without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed) agree or consent to any such amendment, replacement, supplement, modification or waiver that (individually or in the aggregate with other amendments, supplements, modifications or waivers): (i) reduces the aggregate amount of the net proceeds of the Debt Financing below an amount which, together with the available cash of Parent, would be sufficient to satisfy the obligations of Parent hereunder; (ii) imposes new or additional conditions or otherwise expands, amends, or modifies any of the conditions to the receipt of the Debt Financing in a manner that would reasonably be expected to: (A) prevent or materially delay the Closing, or (B) make the timely funding of the Debt Financing, or the satisfaction of the conditions to obtaining the Debt Financing, materially less likely to occur; or (iii) materially adversely impact the ability of Parent or Merger Sub to enforce its rights against the Lenders party to the Commitment Letter or the Debt Financing definitive agreements; provided that, notwithstanding the foregoing, Parent and Merger Sub may (without the consent of the Company) amend, replace, supplement, modify, or waive the Commitment Letter: (1) in accordance with the “market flex” provisions thereof, and (2) to add lenders, arrangers, bookrunners, agents, managers, or other Debt Financing Sources that have not executed the Commitment Letter as of the date hereof as provided for therein. Parent or Merger Sub shall promptly furnish to the Company a copy of any amendment, replacement, supplement, modification, or waiver relating to the Commitment Letter. Any reference in this

Agreement to: (x) the “Debt Financing” will include the financing contemplated by the Commitment Letter as so amended or modified, and (y) the “Commitment Letter” or “Fee Letter” shall mean the Commitment Letter or the Fee Letter, as the case may be, as so amended or modified.

(b) Subject to the terms and conditions of this Agreement (including the right of Parent and Merger Sub to amend, replace, supplement, modify, or waive the Commitment Letter subject to the limitations set forth in Section 5.21(a)), Parent and Merger Sub will each use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, and advisable to arrange, maintain the effectiveness of, and consummate the Debt Financing on or prior to the Closing Date, on the terms and conditions (including, to the extent required, the full exercise of any “market flex” provision) described in the Commitment Letter, including, but not limited to, using commercially reasonable efforts to: (i) maintain in effect the Commitment Letter in accordance with the terms and subject to the conditions thereof and hereof until the earlier of the consummation of the financing contemplated thereby and the termination of this Agreement; (ii) negotiate, execute, and deliver definitive agreements with respect to the Debt Financing contemplated by the Commitment Letter on the terms and conditions (including, if required, utilizing any “market flex” provisions) contemplated by the Commitment Letter; (iii) promptly satisfy (or obtain waivers of) all conditions contained in the Commitment Letter that are within its control and to comply with all of its obligations pursuant to the Commitment Letter that are within its control; (iv) subject to the satisfaction (or waiver) of all of the conditions set forth in the Commitment Letter, consummate the Debt Financing at or prior to the time the Closing should occur pursuant to Section 1.02; and (v) enforce its rights under the Commitment Letter in the event of any breach or default thereof. Parent and Merger Sub will fully pay, or cause to be fully paid, all commitment or other fees arising pursuant to the Commitment Letter as and when they become due and payable, including any extension fees to be paid by Parent, Merger Sub or any of their respective Affiliates pursuant to the Commitment Letter.

(c) Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Debt Financing (including providing the Company with copies of all definitive agreements related to the Debt Financing), and promptly provide the Company copies of all side letters, other Contracts and other documentation and information to which Parent or Merger Sub hereafter becomes a party or of which Parent or Merger Sub hereafter becomes aware, in each case that would be reasonably expected to materially impact the consummation of the Debt Financing. Without limiting the generality of the foregoing, Parent and Merger Sub shall promptly notify the Company of: (i) any breach, default, termination, or cancellation by any party to the Commitment Letter or Debt Financing definitive agreements that Parent or Merger Sub becomes aware of; and (ii) the receipt by Parent or Merger Sub of any notice from any Debt Financing Source with respect to (A) any breach, default, termination, or cancellation by any party to the Commitment Letter or Debt Financing definitive agreements, or (B) any material dispute among any parties to the Commitment Letter or Debt Financing definitive agreements that would be reasonably expected to materially impact the consummation of the Debt Financing.

(d) In the event any portion of the Debt Financing becomes unavailable on the terms and conditions (including any “market flex” provisions) contemplated in the Commitment Letter, Parent will promptly notify the Company in writing and use commercially reasonable efforts to: (i) as promptly as practicable following the occurrence of such event, arrange and obtain alternative and/or supplemental debt financing from alternative sources in an amount sufficient, when combined with the funds from other available sources, to replace any unavailable Debt Financing, on terms and conditions not less favorable in any material respect to Parent and Merger Sub than those contained in the Commitment Letter (provided, that any such alternative debt financing shall not, without the prior written consent of the Company, (A) have conditions to funding that are more onerous than those set forth in the Commitment Letter, or (B) be reasonably expected to delay or prevent the Closing); and (ii) obtain one or more new financing commitment letters with respect to such alternative debt financing (each, a “New Commitment Letter”). Parent shall promptly provide the Company with a correct and complete copy of any New Commitment Letter, together with any exhibits, schedules, and annexes thereto, and a correct and complete copy of any fee letter in connection therewith (which may be redacted in the manner described in Section 4.05 hereof).

In the event that any New Commitment Letter is obtained, (1) any reference in this Agreement to the “Commitment Letter” or the “Fee Letter” shall mean the Commitment Letter or the Fee Letter, as the case may be, to the extent not superseded by one or more New Commitment Letters (or any related fee letter(s)) at the time in question, and any New Commitment Letter (and any related fee letter(s)) to the extent then in effect, and (2) any reference in this Agreement to the “Debt Financing” will mean the Debt Financing contemplated by the Commitment Letter as modified pursuant to the foregoing.

(e) Each of Parent and Merger Sub acknowledge and agree that the obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are not in any way contingent upon or otherwise subject to Parent’s or Merger Sub’s ability to obtain any financing (including the Debt Financing).

Section 5.22 Notification of Certain Matters.

(a) The Company and its Representatives shall give prompt written notice to Parent of any notice or other communication received by such party from any Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement, and keep Parent reasonably informed with respect to the status thereto.

(b) The Company and its Representatives shall give prompt written notice to Parent of any Legal Action commenced or, to such the Company’s Knowledge, threatened against, relating to or involving such the Company or any of its Subsidiaries, respectively, or any of its or their respective directors, officers or partners that relates to this Agreement, the Merger or the other transactions contemplated by this Agreement and shall keep the other parties hereto informed on a reasonably current basis with respect to the status of any such Legal Actions and other Legal Actions disclosed on Section 3.10 of the Company Disclosure Letter (including by promptly furnishing to the other Parties such information relating to such Legal Actions as may be reasonably requested, subject to the preservation of privilege).

(c) The Company and its Representatives shall give Parent the opportunity to participate in the defense and settlement of any pending or threatened Legal Action relating to this Agreement, the Merger and the other transactions contemplated by this Agreement. The Company or applicable Subsidiaries of the Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding any such Legal Actions unless Parent has consented thereto in writing.

ARTICLE VI

CONDITIONS

Section 6.01 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable Law) on or prior to the Closing of each of the following conditions:

(a) Company Stockholder Approval. The Requisite Company Vote shall have been obtained in accordance with applicable Law and the Company’s Organizational Documents.

(b) No Injunctions, Restraints, or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced, or entered any Laws or Orders, whether temporary, preliminary, or permanent, that make illegal, enjoin, or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

Section 6.02 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (where permissible pursuant to applicable Law) by Parent and Merger Sub on or prior to the Closing of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties of the Company (other than in the representations referred to in clauses (ii) and (iii) below) set forth in ARTICLE III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “Company Material Adverse Effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Effective Time, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except for failures of such representations and warranties to be true and correct that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(ii) the representations and warranties of the Company contained in Section 3.02 shall be true and correct as of the date of this Agreement and as of the Effective Time, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date), except for failures of such representations and warranties to be true and correct that would not result in more than a de minimis effect (including more than a de minimis increase in the aggregate consideration payable by Parent and Merger Sub pursuant to ARTICLE II); and

(iii) the representations and warranties contained in Section 3.01(a), Section 3.03(a), Section 3.03(b), Section 3.03(d), Section 3.05(b), Section 3.11 and Section 3.20 shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

(b) Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, in this Agreement required to be performed by or complied with by it at or prior to the Effective Time.

(c) Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change, or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d) Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b), and Section 6.02(c) hereof.

(e) REIT Opinion. Parent shall have received (i) a written opinion of Frost Brown Todd LLP (or other counsel selected by the Company and reasonably satisfactory to Parent), dated as of the Closing Date, in substantially the form attached hereto as Exhibit A (or otherwise in form and substance reasonably satisfactory to Parent), to the effect that, commencing with the Company’s taxable year that ended on December 31, 2004, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled the Company to meet, through the Effective Time, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate executed by the Company and the Partnership, as applicable, and (ii) a tax representation letter, dated as of the Closing Date, signed by an executive officer of the Company and addressed to counsel issuing the written opinion described in Section 6.02(e)(i), in customary form and substance, containing representations of the Company with respect to itself and its Subsidiaries reasonably necessary or appropriate to enable such counsel to render the written opinion described in Section 6.02(e)(i).

Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in ARTICLE IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words “material adverse effect,” “in all material respects,” “in any material respect,” “material,” or “materially”) as of the date of this Agreement and as of the Effective Time, as if made at and as of such date (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Performance of Covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, of this Agreement required to be performed by or complied with by them at or prior to the Effective Time.

(c) Officers Certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

ARTICLE VII

TERMINATION, AMENDMENT, AND WAIVER

Section 7.01 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing (whether before or after the receipt of the Requisite Company Vote) by the mutual written consent of Parent, Merger Sub, and the Company.

Section 7.02 Termination by Either Parent or the Company. This Agreement may be terminated by either Parent or the Company at any time prior to the Closing (except as provided otherwise below, whether before or after the receipt of the Requisite Company Vote):

(a) if the Merger has not been consummated on or before April 22, 2026 (the “End Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been a contributing cause of, or was a contributing factor that resulted in, the failure of the Merger to be consummated on or before the End Date;

(b) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order making illegal, permanently enjoining, or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been a contributing cause of, or was a contributing factor that resulted in, the issuance, promulgation, enforcement, or entry of any such Law or Order; or

(c) if this Agreement has been submitted to the stockholders of the Company for adoption at a duly convened Company Stockholders Meeting and the Requisite Company Vote shall not have been obtained at such meeting (unless such Company Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof).

Section 7.03 Termination By Parent. This Agreement may be terminated by Parent at any time prior to the Closing (except as provided otherwise below, whether before or after the receipt of the Requisite Company Vote):

(a) if the Company shall have breached, or failed to perform or comply with, any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform or comply (A) would result in the failure of a condition to the Closing set forth in Section 6.02(a) or Section 6.02(b), and (B) is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) twenty (20) days after written notice thereof is given by Parent to the Company or (ii) three (3) Business Days before the End Date; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.03(a) if Parent or Merger Sub is then in breach of any representation, warranty, covenant or agreement hereunder such that the conditions set forth in Section 6.03(a) or Section 6.03(b) would not be satisfied;

(b) if, (i) prior to receipt of the Requisite Company Vote, the Company Board (or a committee thereof) shall have effected a Company Adverse Recommendation Change, (ii) prior to receipt of the Requisite Company Vote, the Company Board shall have failed to publicly reaffirm the Company Board Recommendation within ten (10) Business Days after the date that a Takeover Proposal shall have been first publicly announced, (iii) the Company shall have breached or failed to perform in any material respect any of its obligations under Section 5.04; or (iv) the Company or the Company Board (or a committee thereof) shall have approved, adopted, publicly endorsed, declared advisable or recommended, or the Company or any Subsidiary of the Company shall have entered into, a Company Acquisition Agreement relating to any Takeover Proposal (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 5.04(c)).

Section 7.04 Termination By the Company. This Agreement may be terminated by the Company at any time prior to the Closing (except as provided otherwise below, whether before or after the receipt of the Requisite Company Vote):

(a) if prior to the receipt of the Requisite Company Vote at the Company Stockholders Meeting, the Company Board authorizes the Company, to the extent permitted by and subject to full compliance with the applicable terms and conditions of this Agreement, including Section 5.04 hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement entered into in compliance with Section 5.04(c)) in respect of a Superior Proposal; provided, that such termination is subject to the Company entering into such Company Acquisition Agreement substantially concurrently with the termination of this Agreement and paying the Company Termination Fee in accordance with the terms, and at the time, specified in Section 7.06(a); or

(b) if Parent or Merger Sub shall have breached, or failed to perform or comply with, any representation, warranty, covenant or agreement set forth in this Agreement, which breach or failure to perform or comply (A) would result in the failure of a condition to the Closing set forth in Section 6.03(a) or Section 6.03(b), and (B) is incapable of being cured by the End Date; or, if capable of being cured by the End Date, shall not have been cured prior to the earlier of (i) twenty (20) days after written notice thereof is given by the Company to Parent or Merger Sub, as applicable or (ii) three (3) Business Days before the End Date; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.04(b) if the Company is then in breach of any representation, warranty, covenant or agreement hereunder such that the conditions set forth in Section 6.02(a) or Section 6.02(b) would not be satisfied.

Section 7.05 Notice of Termination; Effect of Termination. The party desiring to terminate this Agreement pursuant to this ARTICLE VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to the other party or parties hereto specifying with particularity the reason for such termination, and any such termination in accordance with this Section 7.05 shall be effective immediately upon delivery of such written notice. If this Agreement is properly and validly terminated pursuant to this ARTICLE VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent, or Representative of such party) to any other party or parties hereto, except that: (a) Section 5.03(b), this Section 7.05, Section 7.06, and ARTICLE VIII (and any related definitions contained in any such Sections or Article) shall survive termination and remain in full force and effect in accordance with their respective terms, and (b) except as expressly set forth in Section 7.06, no such termination shall relieve any party of any liability for deliberate fraud by such party or the Willful Breach by such party that occurs prior to such termination.

Section 7.06 Fees and Expenses Following Termination.

(a) In the event that:

(i) this Agreement is terminated by Parent pursuant to Section 7.03(b); or

(ii) this Agreement is terminated by the Company pursuant to Section 7.04(a); or

(iii) (A) this Agreement is terminated by the Company or Parent pursuant to Section 7.02(c), (B) prior to such termination a Takeover Proposal shall have been publicly disclosed and not withdrawn, and (C) within twelve (12) months following the date of such termination the Company shall have consummated such Takeover Proposal (it being understood for all purposes of this Section 7.06, all references in the definition of Takeover Proposal to “fifteen percent (15%)” shall be deemed to be references to “fifty percent (50%)” instead);

then the Company shall pay, as directed by Parent, the Company Termination Fee. Payment of the Company Termination Fee shall be made by wire transfer of immediately available funds to the account or accounts designated by Parent as follows: (1) in the case of Section 7.06(a)(i), within two (2) Business Days after termination of this Agreement pursuant to Section 7.03(b); (2) in the case of Section 7.06(a)(ii), prior to or concurrently with termination of this Agreement pursuant to Section 7.04(a); and (3) in the case of Section 7.06(a)(iii), concurrently with the consummation of such Takeover Proposal. For the avoidance of doubt, any payment made by the Company under this Section 7.06(a) shall be payable only once with respect to this Section 7.06(a), and not in duplication, even though such payment may be payable under one or more provisions hereof. In the event that Parent actually receives the full payment of the Company Termination Fee pursuant to this Section 7.06(a) (and the costs and expenses contemplated by the following sentence), the receipt of the Company Termination Fee (and the costs and expenses contemplated by the following sentence) pursuant to and in accordance with this Section 7.06(a) shall be deemed to be liquidated damages (and Parent’s and Merger Sub’s sole and exclusive remedy) for any and all losses or damages suffered or incurred by Parent and Merger Sub, any of their respective Affiliates or Representatives in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, the Company shall have no further liability, whether pursuant to a claim at law or in equity, to Parent, Merger Sub or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, or any of their respective Affiliates or Representatives shall be entitled to bring or maintain any Legal Action against the Company or its Subsidiaries or their Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Company Termination Fee and the costs and expenses contemplated by the following sentence), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination. If the Company fails to pay the Company Termination Fee when due and Parent or Merger Sub commences a Legal Action which results in a final, non-appealable judgment against the Company for the Company Termination Fee or any portion thereof, then the Company shall pay Parent and Merger Sub their costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the Company Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding). For the avoidance of doubt, under no circumstances shall Parent be permitted or entitled to receive from the Company both payment of any monetary damages, on the one hand, and payment of all or a portion of the Company Termination Fee (and related collection costs, if any), on the other hand.

(b) In the event that:

(i) the Company terminates this Agreement pursuant to Section 7.04(b);

(ii) all the conditions to Closing set forth in Section 6.01 and Section 6.02 have been and continue to be satisfied or, to the extent permitted by Law, waived by Parent (other than those conditions that by their nature cannot be satisfied other than at the Closing, provided, that such conditions to be satisfied at the Closing would be capable of being satisfied as of the date of the termination described in the immediately preceding clause (i) if the Closing were to occur on the date of such termination); and

(iii) the Debt Financing (including any alternative debt financing that has been obtained in accordance with, and satisfies the conditions of, Section 5.21) has not been funded, is not reasonably capable of being (and is not available to be) funded in full in accordance with the terms and conditions of the Commitment Letter or any New Commitment Letter, and the Lenders have not confirmed in writing that the full proceeds of the Debt Financing will be funded in accordance with the terms and conditions of the Commitment Letter or any New Commitment Letter at the Closing;

then the Parent shall pay, as directed by the Company, the Parent Termination Fee. Payment of the Parent Termination Fee shall be made by wire transfer of immediately available funds to the account or accounts designated by the Company within five Business Days after the termination described in the immediately preceding clause (i). For the avoidance of doubt, any payment of the Parent Termination Fee deemed to be made by the Parent under this Section 7.06(b) shall be payable only once with respect to this Section 7.06(b), and not in duplication. In the event that the Company actually receives the full payment of the Parent Termination Fee pursuant to this Section 7.06(b) (and the costs and expenses contemplated by the following sentence), the receipt of the Parent Termination Fee (and the costs and expenses contemplated by the following sentence) pursuant to and in accordance with this Section 7.06(b) shall be deemed to be liquidated damages (and the Company’s sole and exclusive remedy) for any and all losses or damages suffered or incurred by the Company, its Subsidiaries and any of their respective Affiliates or Representatives in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, Parent and Merger Sub shall have no further liability, whether pursuant to a claim at law or in equity, to the Company, its Subsidiaries or any of their respective Affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated by this Agreement (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Company, its Subsidiaries or any of their respective Affiliates or Representatives shall be entitled to bring or maintain any Legal Action against Parent, Merger Sub or their Affiliates for damages or any equitable relief arising out of or in connection with this Agreement (other than equitable relief to require payment of the Parent Termination Fee and the costs and expenses contemplated by the following sentence), any of the transactions contemplated by this Agreement or any matters forming the basis for such termination. If Parent fails to pay the Parent Termination Fee when due and the Company commences a Legal Action which results in a final, non-appealable judgment against Parent and/or Merger Sub for the Parent Termination Fee or any portion thereof, then Parent shall pay the Company its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest on the unpaid amount of the Parent Termination Fee at the “prime rate” as published in The Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be made through the date of payment (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding). For the avoidance of doubt, under no circumstances shall the Company be permitted or entitled to receive from Parent or Merger Sub both payment of any monetary damages, on the one hand, and payment of all or a portion of the Parent Termination Fee (and related collection costs, if any), on the other hand.

Section 7.07 Amendment. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law would require further approval by the holders of Company Common Stock without such approval. Notwithstanding the foregoing, in no event may this Section 7.07 or Section 8.15(b) (and any other provision of this Agreement to the extent that an amendment of such provision would modify the substance of this Section 7.07 or Section 8.15(b)) be amended in any manner materially adverse to the Debt Financing Sources with respect to any Debt Financing without the prior written consent of such Debt Financing Source adversely affected.

Section 7.08 Extension; Waiver. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may: (a) extend the time for the performance of any of the obligations of the other party(ies); (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement; or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements, or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Definitions.

(a) For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing substantive terms that are no less restrictive in any material respect to the counterparty than those contained in the Confidentiality Agreement, except that such confidentiality agreement need not contain any “standstill” or similar provision or otherwise prohibit the making of any Takeover Proposal; provided, further, that such confidentiality agreement shall not prohibit compliance by the Company with any of the provisions of Section 5.04.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise.

“Antitrust Laws” means the Sherman Act of 1890, as amended, the Clayton Act of 1914, as amended, the Federal Trade Commission Act of 1914, as amended, the HSR Act, and all other federal and state Laws or Orders in effect from time to time that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Associate” has the meaning set forth in Section 3-601 of the MGCL.

“Business Day” means any day, other than Saturday, Sunday, or any day on which the SEC or banking institutions located in Williamsburg, Virginia are authorized or required by Law or other governmental action to close.

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Acquisition Agreement” means any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement, or other Contract relating to any Takeover Proposal.

“Company Equity Award” means a Company Restricted Share granted under one of the Company Stock Plans, as the case may be.

“Company ERISA Affiliate” means all employers, trades, or businesses (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code.

“Company IT Systems” means all software, computer hardware, servers, networks, platforms, peripherals, and similar or related items of automated, computerized, or other information technology networks and systems (including telecommunications networks and systems for voice, data, and video) owned, leased, licensed, or used (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any event, circumstance, development, occurrence, fact, condition, effect, or change (each, an “Effect”) that is, individually or in the aggregate, materially adverse to: (a) the business, results of operations, financial condition, or assets of the Company and its Subsidiaries, taken as a whole, (b) the Company’s status as a REIT, (c) the ability of the Company to consummate the Merger before the End Date; provided, however, that, a Company Material Adverse Effect shall not be deemed to include any Effect (alone or in combination) arising out of, relating to, or resulting from: (i) changes generally affecting the economy, financial or securities markets, or political conditions; (ii) the execution and delivery, announcement, pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, of the Company and its Subsidiaries with employees, suppliers, customers, Governmental Entities, or other third Persons (it being understood and agreed that this clause shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution and delivery, announcement, pendency or consummation of this Agreement); (iii) any changes in applicable Law or GAAP or other applicable accounting standards, including interpretations thereof, (iv) acts of war, sabotage, terrorism, or military actions, or the escalation thereof; (v) natural disasters and weather conditions; (vi) general conditions in the industry in which the Company and its Subsidiaries operate; (vii) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates, or predictions in respect of revenues, earnings, or other financial or operating metrics for any period (it being understood that any Effect underlying such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); (viii) any change, in and of itself, in the market price or trading volume of the Company’s securities or in its credit ratings (it being understood that any Effect underlying such change may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to become, a Company Material Adverse Effect, to the extent permitted by this definition and not otherwise excepted by another clause of this proviso); or (ix) actions taken as required or specifically permitted by the Agreement or actions or omissions taken with Parent’s consent; provided further, however, that any Effect referred to in clauses (i), (iii), (iv), (v), or (vi) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if it has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses (in which case, only the incremental disproportionate adverse effect may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Real Property” means the Company Owned Real Property and the real property leased or subleased by the Company or any of the Company Subsidiaries pursuant to the Company Real Property Leases.

“Company Related Party” means Company and its affiliates and its and their affiliates’ stockholders, partners, members, officers, directors, employees, controlling persons, agents and representatives.

“Company Stock Plans” means the following plans, in each case as amended: (i) the Company’s 2013 Long-Term Incentive Plan (“2013 Plan”), permitted the grant of stock options, restricted stock and performance share compensation awards to its employees and directors for up to 750,000 shares of common stock, (ii) the Company’s 2022 Long-Term Incentive Plan which permits similar compensation awards as the 2013 Plan to its employees and directors for up to 2,000,000 shares of common stock, and (iii) the Sotherly Hotels Inc. Employee Stock Ownership Plan (the “ESOP”).

“Company Termination Fee” means Four Million Dollars ($4,000,000).

“Contracts” means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, or other binding instruments or binding commitments, whether written or oral.

“Data Room” means that certain electronic data room hosted by Microsoft SharePoint on behalf of the Company under the project name “SOHO Data Room – Primary”.

“Debt Financing Sources” means, with respect to the Debt Financing or any other loan or debt financing arrangement entered into in connection with this Agreement, the Persons that have committed to provide or to cause to provide, or otherwise entered into agreements in connection with, the Debt Financing or any such other loans or debt financing arrangements in connection with the transactions contemplated hereby, including any joinder agreements, credit agreements, purchase agreements, commitment letters, engagement letters or indentures relating thereto, together with their Affiliates and such Persons’ and their Affiliates’ respective direct or indirect current, former or future directors, officers, employees, partners, attorneys, controlling persons, managers, advisors, agents and representatives and their respective successors and assigns.

“Environmental Laws” means any applicable Law, and any Order or binding agreement with any Governmental Entity: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Substance. The term “Environmental Law” includes the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et. seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et. seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et. seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et. seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et. seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et. seq.

“Environmental Permit” means any permit, approval, license, exemption, action, consent or other authorization issued, granted, given, authorized by or required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Expenditure Budget” means the budgeted amount of all expenses set forth in Exhibit C.

“Ground Lease” means a ground lease (or ground sublease) interest in any real property with a third party pursuant to which the Company or any Company Subsidiary is a lessee (or sublessee) as of the date hereof, including each amendment or guaranty or other agreement related thereto.

“Hazardous Substance” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or man-made, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, mold, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Intellectual Property” means all United States and foreign (i) patents, patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights and rights in copyrightable works, (iv) rights in confidential and proprietary information, including trade secrets, know-how, ideas, formulae, invention disclosure, models, algorithms and methodologies, (v) all rights in the foregoing and in other similar intangible assets, and (vi) all applications and registrations for the foregoing.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means: (a) with respect to the Company and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Company Disclosure Letter; and (b) with respect to Parent and its Subsidiaries, the actual knowledge of each of the individuals listed in Section 8.01 of the Parent Disclosure Letter; in each case, after due inquiry.

“Laws” means any federal, state, local, municipal or other laws, common law, statutes, constitutions, ordinances, rules, regulations, codes, Orders, or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Legal Action” means any legal, administrative, arbitral, or other proceedings, suits, actions, investigations, examinations, claims, audits, hearings, charges, complaints, indictments, litigations, examinations, or other similar legal proceedings by or pending before any Governmental Entity, arbitrator, mediator, or other tribunal.

“Liability” means any liability, indebtedness, or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured, determined, determinable, or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

“Liens” means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer, and security interests of any kind or nature whatsoever.

“Management Agreement” means the management agreements entered into by the Company or any Subsidiary of the Company (as amended from time to time) pursuant to which any hotel operator (other than the Company or any Subsidiary of the Company) manages or operates any Company Real Property (each a “Management Company”) on behalf of the Company or any Subsidiary of the Company and each amendment, guarantee, license or franchise agreement (whether with the Management Company or any Affiliate thereof) or other Contracts related to such management agreements and entered into by any of the Company or any Subsidiary of the Company.

“Material Company Lease” means any lease, sublease or occupancy agreement of real property (other than Ground Leases) under which any of the Company or any Subsidiary of the Company is the tenant or subtenant or serves in a similar capacity, (a) providing for annual rentals of $100,000 or more or (b) demising more than 1,000 square feet of space.

“Material Space Lease” means any lease, sublease, license or occupancy agreement of real property (other than Ground Leases) under which any of the Company or any Subsidiary of the Company is the landlord or sub-landlord or serves in a similar capacity, (a) providing for annual rentals of $100,000 or more or (b) demising more than 1,000 square feet of space.

“Order” shall mean any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Entity.

“Parent Material Adverse Effect” shall mean any Effect that is, individually or in the aggregate, materially adverse to: (a) the business, results of operations, financial condition, or assets of Parent and Merger Sub, taken as a whole, or (b) the ability of Parent and Merger Sub to consummate the Merger before the End Date.

“Parent Termination Fee” means Eight Million Dollars ($8,000,000).

“Partnership” means Sotherly Hotels LP, a Delaware limited partnership.

“Permitted Liens” means: (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (b) mechanics’, carriers’, workers’, repairers’, and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof); (c) zoning, entitlement, building, and other land use regulations imposed by Governmental Entities having jurisdiction over such Person’s owned or leased real property, which are not violated by the current use and operation of such real property; (d) covenants, conditions, restrictions, easements, and other similar non-monetary matters of record affecting title to such Person’s owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person’s businesses; and (f) any other non-monetary Liens that, in the aggregate, would not reasonably be expected to materially impair the value or the continued use and operation of the assets or properties to which they relate.

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity, or other entity or group (which term will include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Representatives” means collectively, with respect to any Person, such Person’s directors, officers, Affiliates, employees, investment bankers, attorneys, accountants, consultants, brokers, or other agents, advisors, or authorized representative of such Person.

“Subsidiary” of a Person means (a) any corporation of which more than fifty percent (50%) of the securities having by their terms the power to vote in the election of directors is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries, and (b) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by such Person and/or by one or more of its Subsidiaries or of which such Person and/or one or more of its Subsidiaries is a general partner, manager, managing member or the equivalent. For the purposes of this definition, with respect to the Company, “Subsidiary” shall include but shall not be limited to the Partnership.

“Superior Proposal” means a Takeover Proposal (with all percentages in the definition of Takeover Proposal increased to fifty one percent (51%)) made by a third party on terms that the Company Board determines in good faith (after consultation with its legal counsel and financial advisors) and considering such factors as the Company Board considers to be appropriate, are more favorable to the Company’s stockholders than the transactions contemplated by this Agreement (including any changes to the terms of this Agreement committed to by Parent to the Company in writing in response to such Takeover Proposal under the provisions of Section 5.04(d)).

“Takeover Proposal” means any proposal or offer made by any Person (other than Parent, Merger Sub or any Affiliate thereof) or group (as defined in Section 13(d)(3) of the Exchange Act) of Persons relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture (other than joint ventures in the ordinary course), transfer or disposition or similar transaction, (A) of assets or businesses of the Company and its Subsidiaries, taken as a whole, (x) that generate 15% or more of the revenues or net income of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (y) that represent 20% or more of the consolidated total assets (based on fair market value) of Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, (B) of 15% or more of any class of capital stock, other equity security or voting power of the Company or any resulting parent company of the Company (including through any tender offer or exchange offer in which any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 15% or more of the outstanding shares of any class of voting securities of the Company or the Partnership), or (C) any combination of the foregoing, in each case ((A) through (C)), other than the Merger and the other transactions contemplated by this Agreement.

“Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Protection Agreement” means any written agreement to which the Company or any of its Subsidiaries is a party pursuant to which the Company or any of its Subsidiaries has agreed to (a) maintain a minimum level of debt or continue a particular debt or allocate a certain amount of debt to a particular owner, (b) retain or not dispose of assets for a period of time that has not since expired, (c) make or refrain from making Tax elections, and/or (d) only dispose of assets in a particular manner, in each case for the purpose of preserving Tax deferral with respect to appreciated property contributed to a Subsidiary of the Company treated as a partnership for United States federal income tax purposes.

“Tax Returns” means any return, declaration, report, claim for refund, information return or statement, or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time. Any reference to a particular provision of the Treasury Regulations means, where appropriate, the corresponding successor provision.

“Willful Breach” means a material breach of, or failure to perform, any representation, warranty, covenant, agreement or other obligation set forth in this Agreement that (a) with respect to any such representation or warranty, has been made with the actual knowledge of the breaching party, or (b) with respect to any such covenant, agreement or other obligation, is a consequence of an act or omission undertaken by the breaching party with the actual knowledge or intent that the taking of such action or the failure to take such action would, or would reasonably be expected to, result in, constitute or cause a material breach of this Agreement.

(b) The following terms have the respective meanings set forth in the Sections set forth below opposite such term:

Agreement	Preamble
Articles of Merger	Section 1.03
Assumed Indebtedness	Section 5.20(d)
Assumption Documents	Section 5.20(d)
Book-Entry Share	Section 2.01(c)
Cancelled Preferred Stock	Section 5.15(a)
Cancelled Shares	Section 2.01(a)
Capitalization Date	Section 3.02(a)
Certificate	Section 2.01(c)
Charter	Section 1.05
Closing	Section 1.02
Closing Date	Section 1.02
COBRA	Section 3.12(c)
Commitment Letter	Section 4.05(a)
Company	Preamble
Company Adverse Recommendation Change	Section 5.04(d)
Company Board	Recitals
Company Board Recommendation	Section 3.03(d)
Company Common Stock Recitals
Company Disclosure Letter	ARTICLE III
Company Employee	Section 3.12(a)
Company Employee Plans	Section 3.12(a)
Company Financial Advisor	Section 3.11
Company Insurance Policies	Section 3.16
Company Leased Real Property	Section 3.13(b)
Company Material Contract	Section 3.14
Company Owned Real Property	Section 3.13(a)
Company Preferred Stock	Section 3.02(a)
Company Protected Information	Section 3.08(e)
Company Proxy Statement	Section 3.17
Company Restricted Share	Section 2.06(a)

Company SEC Documents	Section 3.04(a)
Company Securities	Section 3.02(d)(iii)
Company Stockholders Meeting	Section 5.05(a)
Company Subsidiary Securities	Section 3.02(d)
Confidentiality Agreement	Section 5.03(b)
Consent	Section 3.03(c)
Contracting Parties	Section 8.15(a)
Debt Financing	Section 4.05(a)
Development Expenditures	Section 3.13(e)
Development Projects	Section 3.13(e)
EDGAR	Section 3.04(a)
Effective Time	Section 1.03
End Date	Section 7.02(a)
Enforceability Exceptions	Section 3.03(a)
ESOP	Definition of Company Stock Plans
Exchange Act	Section 3.03(c)
Existing Lender	Section 5.20(d)
Fee Letter	Section 4.05(a)
Financing Indemnified Parties	Section 5.20(c)
GAAP	Section 3.04(b)
Governmental Entity	Section 3.03(c)
GP Interests	Section 3.02(d)(i)
HSR Act	Section 3.03(c)
Indemnified Party	Section 5.07(a)
Interim Period	Section 5.01(a)
KWHP	Section 2.01(f)
Lenders	Section 4.05(a)
LP Interests	Section 3.02(d)(i)
Merger	Section 1.01
Merger Consideration	Section 2.01(b)
Merger Sub	Preamble
MGCL	Recitals
MLLCA	Recitals
Nasdaq	Section 3.03(c)
New Commitment Letter	Section 5.21(d)
Notice of Superior Proposal	Section 5.04(d)
Organizational Documents	Section 3.01(b)

Original Confidentiality Agreement	Section 5.03(b)
Other Governmental Approvals	Section 3.03(c)
Parent	Preamble
Parent Disclosure Letter	ARTICLE IV
Paying Agent	Section 2.02(a)
Payment Fund	Section 2.02(a)
Pending Sale Properties	Section 3.13(c)
Permits	Section 3.09(b)
Preferred Book-Entry Share	Section 5.15(b)
Preferred Certificate	Section 5.15(b)
Preferred Stock Conversion	Section 5.15(a)
Preferred Stock Payment Fund	Section 5.15(b)
Prior Sales	Section 3.13(c)
Proxy Statement	Section 3.17
Qualified REIT Subsidiary	Section 3.01(c)
REIT	Section 3.07(b)
Requisite Company Vote	Section 3.03(a)
Sarbanes-Oxley Act	Section 3.04(a)
SDAT	Section 1.03

SEC	Section 3.03(c)
Securities Act	Section 3.04(a)
Series A Preferred Interests	Section 3.02(d)(i)
Series A Preferred Stock	Section 3.02(a)
Series B Preferred Stock	Section 3.02(a)
Series B Preferred Units	Section 3.02(d)(i)
Series C Preferred Stock	Section 3.02(a)
Series C Preferred Units	Section 3.02(d)(i)
Series D Preferred Stock	Section 3.02(a)
Series D Preferred Units	Section 3.02(d)(i)
Solvent	Section 4.04
Superior Proposal Notice Period	Section 5.04(c)
Surviving Corporation	Section 1.01
Taxable REIT Subsidiary	Section 3.01(c)
Transfer Right	Section 3.13(c)
Transfer Taxes	Section 5.18
Voting Debt	Section 3.02(c)

Section 8.02 Interpretation; Construction.

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit, Article, or Schedule, such reference shall be to a Section of, Exhibit to, Article of, or Schedule of this Agreement unless otherwise indicated. Unless the context otherwise requires, or as expressly indicated otherwise: (i) references herein to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; (ii) references herein to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder; (iii) whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”; (iv) use of the word “or” is not exclusive: (v) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”; (vi) a reference in this Agreement to $ or dollars is to U.S. dollars; (vii) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (viii) the words “hereof,” “herein,” “hereby,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ix) references to “made available” or “provided to” (or words of similar import) when referring to any document or information being made available by the Company to Parent or Merger Sub shall mean posted to the Data Room at least two (2) Business Days prior to the date of this Agreement.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03 Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant or agreement of the parties contained in this Agreement which, by its terms, contemplates performance after the Effective Time. The Confidentiality Agreement will survive termination of this Agreement in accordance with its terms.

Section 8.04 Governing Law. This Agreement, and all Legal Actions (whether based on contract, tort, or statute) arising out of, relating to, or in connection with this Agreement or the actions of any of the parties hereto in the negotiation, administration, performance, or enforcement hereof, shall be governed by and construed in accordance with the internal laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Maryland.

Section 8.05 Submission to Jurisdiction. Each of the parties hereto irrevocably agrees that any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the Circuit Courts of the State of Maryland, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such Legal Action, in any state or federal court within the State of Maryland. Each of the parties hereto agrees and agree that service of process on such party at the address referred to in Section 8.07 (or such other address as may be specified in accordance with Section 8.07) by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service shall be deemed effective service of process. Service made pursuant to the foregoing sentence shall have the same legal force and effect as if served upon such Party personally within the State of Maryland. Each of the parties hereto hereby irrevocably submits with regard to any such Legal Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Legal Action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim, or otherwise, in any Legal Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder: (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05; (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action, or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action, or proceeding is improper, or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 8.06 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION; (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) SUCH PARTY MAKES THIS WAIVER

VOLUNTARILY; AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.06.

Section 8.07 Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given upon the earlier of actual receipt or (a) when delivered by hand (providing proof of delivery); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient. Such communications must be sent to the respective parties at the following addresses (or to such other Persons or at such other address for a party as shall be specified in a written notice given in accordance with this Section 8.07):

If to Parent or Merger Sub, to:	c/o Kemmons Wilson Hospitality Partners II, LP 20 Huling Avenue Memphis, TN 38103 Attention: Webb Wilson Email: wwilson@kwcmgmt.com

with a copy (which will not constitute notice to Parent or Merger Sub) to:	Bass, Berry & Sims PLC The Tower at Peabody Place 100 Peabody Place, Suite 1300 Memphis, TN 38103 Attention: Richard Mattern Email: rmattern@bassberry.com

If to the Company, to:	Sotherly Hotels, Inc. 306 South Henry Street, Suite 100 Williamsburg, Virginia 23185 Attention: David R. Folsom Email: davefolsom@sotherlyhotels.com

with a copy (which will not constitute notice to the Company) to:	Frost Brown Todd LLP 400 W. Market St. Suite 3200 Louisville, KY 40202 Attention: Jeff Hallos & James Giesel Email: jhallos@fbtlaw.com; jgiesel@fbtlaw.com

Section 8.08 Entire Agreement. This Agreement (including all exhibits, annexes, and schedules referred to herein), the Company Disclosure Letter, the Parent Disclosure Letter, and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement, the Parent Disclosure Letter, and the Company Disclosure Letter (other than an exception expressly set forth as such in the Parent Disclosure Letter or the Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 8.09 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement, except: (a) the provisions of ARTICLE II (which, from and after the Effective Time, also shall be for the benefit of holders of Company Common Stock and Company Equity Awards immediately prior to the Effective Time), (b) Section 5.07 (which, from and after the Effective Time, also shall be for the benefit of the Indemnified Parties), (c) Section 5.15 and Section 5.16 (which, from and after the Effective Time, also shall be for the benefit of holders of Company Preferred Stock and holders of LP Interests (other than the Company and its Subsidiaries)), and (d) Section 5.20, Section 7.07 or Section 8.15(b) (which also shall be for the benefit of the Debt Financing Sources and their respective heirs, executors, estates, personal representatives, successors and assigns). The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties. The representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the parties. Accordingly, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.10 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, or incapable of being enforced under any applicable Law, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other Persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

Section 8.11 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither Parent or Merger Sub, on the one hand, nor the Company on the other hand, may assign its rights or obligations hereunder without the prior written consent of the other party (Parent in the case of Parent and Merger Sub), other than the pledge of Parent’s rights hereunder as security to its Debt Financing Sources (but no such assignment shall relieve Parent of any of its obligations under this Agreement). No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.12 Remedies Cumulative. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13 Specific Performance.

(a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that, prior to the termination of this Agreement in accordance with ARTICLE VII, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity. Each party hereto further agrees that: (i) no such party will oppose the granting of an injunction or specific performance as provided herein on the basis that the other party has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity; (ii) no such party will oppose the specific performance of the terms and provisions of this Agreement; and (iii) no other party or any other Person shall be required to obtain, furnish, or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.13, and each party irrevocably waives any right it may have to require the obtaining, furnishing, or posting of any such bond or similar instrument.

(b) The parties further agree (i) the seeking of remedies pursuant to Section 8.13(a) will not in any respect constitute a waiver by any of the Company, Parent or Merger Sub seeking such remedies of its respective right to seek any other form of relief that may be available to it under this Agreement, in the event that the remedies provided for in Section 8.13(a) are not available or otherwise not granted and (ii) nothing set forth in this Agreement will require the Company, Parent or Merger Sub to institute any proceeding for (or limit any of the Company’s, Parent’s or Merger Sub’s right to institute any proceeding for) specific performance under this Section 8.13 prior or as a condition to exercising any termination right under ARTICLE VII, nor shall the commencement of any Legal Action by any of Parent or Merger Sub seeking remedies pursuant to Section 8.13(a) or anything set forth in this Section 8.13 restrict or limit Parent’s right to terminate this Agreement in accordance with the terms of ARTICLE VII or pursue any other remedies under this Agreement that may be available then or thereafter.

Section 8.14 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format will be sufficient to bind the parties hereto to the terms and conditions of this Agreement.

Section 8.15 Non-Recourse.

(a) Each party hereto agrees, on behalf of itself and its Affiliates, that any suit, claim, action or proceeding (whether in Contract or in tort, at law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to: (i) this Agreement (including the Debt Financing or any other debt or equity financing of Parent in connection with this Agreement) or any other transactions contemplated hereunder; (ii) the negotiation, execution or performance this Agreement (including any representation or warranty made in connection with, or as an inducement to, this Agreement); (iii) any breach or violation of this Agreement; and (iv) any failure of the Merger (including the Debt Financing or any other debt or equity financing of Parent in connection with this Agreement) or any other transactions contemplated hereunder to be consummated, in each case, may be made only against (and are those solely of) the Persons that are, in the case of this Agreement, expressly identified as parties to this Agreement (as applicable, the “Contracting Parties”), and in the case of the Confidentiality Agreement, the parties expressly identified as parties to the Confidentiality Agreement, and in accordance with, and subject to the terms and conditions of, this Agreement or the Confidentiality Agreement, as applicable. Notwithstanding anything in this Agreement to the contrary, each party hereto (i) agrees, on behalf of itself and its affiliates, that no recourse under this Agreement or in connection with the Merger (including the Debt Financing) or any other transactions contemplated hereunder will be sought or had against any other Person, including any of its Affiliates, associates, Representatives and employees, and no other Person, including any of its Affiliates, associates, Representatives and employees, will have any liabilities or obligations (whether in Contract or in tort, at law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise), in each case, other than a Contracting Party, for any suit, claim, action, proceeding, obligation or liability arising under, out of, in connection with or related in any manner to the items in the immediately preceding clauses (i) through (iv), (ii) waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impute or extend the liability of a Contracting Party to any other Person, whether based on statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise; and (iii) expressly disclaims any reliance upon any Person who is not a Contracting Party with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

(b) Notwithstanding anything herein to the contrary, the Company, on behalf of itself and its Affiliates, hereby agrees that the Debt Financing Sources will not have any liability (whether in Contract or in tort, at law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any suit, claim, action, proceeding, obligation or liability arising under, out of, in connection with or related in any manner to this Agreement or any of the transactions contemplated hereby or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach (provided that nothing in this Section 8.15(b) will limit the liability or obligations of the Debt Financing Sources to Parent under any (i) debt commitment letter with Parent (and its successors and assigns) or (ii) definitive documentation with respect to the Debt Financing).

Section 8.16 Expenses. Except as expressly set forth in this Agreement, all expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses.

Section 8.17 Xerox Provisions. Notwithstanding anything in this Agreement to the contrary (but in all cases subject to and without in any way limiting the rights, remedies and claims of Parent or any of its Affiliates under or pursuant to the Commitment Letter or any other agreement entered into with respect to the Debt Financing or any other loan or debt financing arrangement entered into in connection with this Agreement), each Company Related Party:

(a) (i) waives any and all claims and causes of action against the Debt Financing Sources relating to or arising out of this Agreement, the Commitment Letter, any other loan or debt financing arrangement entered into in connection with this Agreement, or any contract entered into with respect to any of the foregoing, or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, (ii) agrees that none of the Debt Financing Sources will have any liability to any party to this Agreement or any of its Affiliates relating to or arising out of this Agreement, the Commitment Letter, any other loan or debt financing arrangement entered into in connection with this Agreement, or any contract entered into with respect to any of the foregoing, or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise, and no Debt Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature, and (iii) agrees not to seek to enforce commitments or other rights under the Commitment Letter, any other loan or debt financing arrangement entered into in connection with this Agreement, or any contract entered into with respect to any of the foregoing, against, or make any claims for breach of such commitments or such other rights against, or seek to recover monetary damages from, the Debt Financing Sources, or otherwise sue the Debt Financing Sources for any reason related to the Commitment Letter, any other loan or debt financing arrangement entered into in connection with this Agreement, or any contract entered into with respect to any of the foregoing, except, in each case (i) through (iii), in the case of the Parent and its Affiliates, pursuant to or in connection with the Debt Commitment Letter, any other loan or debt financing arrangement entered into in connection with this Agreement, and/or any contract entered into with respect to any of the foregoing;

(b) subject to clause (a) above, agrees not to bring, or support any Person in bringing, or permit any of its Affiliates to bring, or support any Person in bringing, any legal proceeding against, or seek to recover monetary damages from, any Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Commitment Letter, any other loan or debt financing arrangement entered into in connection with this Agreement, or any contract entered into with respect to any of the foregoing, or the performance of any services thereunder, whether in law or in equity, in contract or in tort or otherwise, in any forum, other than the Federal court of the United States of America sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York;

(c) agrees that any proceeding against any of the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Commitment Letter, any other loan or debt financing arrangement entered into in connection with this Agreement, or any contract entered into with respect to any of the foregoing, or the performance of any services thereunder, whether in law or in equity, in contract or in tort or otherwise, shall be subject to the exclusive jurisdiction of, and shall be brought and heard and determined exclusively in, the Federal court of the United States of America sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and any appellate court thereof and irrevocably submits itself and its property with respect to any such legal proceeding to the exclusive jurisdiction of such court;

(d) irrevocably waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of any such legal proceeding in the Federal court of the United States of America sitting in the Borough of Manhattan or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, and any appellate court thereof;

(e) agrees that any such legal proceeding shall be governed by, construed and enforced in accordance with the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another state);

(f) agrees that service of process upon such party in any such legal proceeding shall be effective if notice is given in accordance with the notice provisions of this Agreement;

(g) knowingly, intentionally and voluntarily waives (to the fullest extent permitted by law) trial by jury in any proceeding brought against the Debt Financing Sources in any way arising out of or relating to this Agreement, the Debt Commitment Letter, any other loan or debt financing arrangement entered into in connection with this Agreement, or any contract entered into with respect to any of the foregoing or the performance of any services thereunder;

(h) agrees that the Debt Financing Sources are express third-party beneficiaries of, and may rely upon and enforce, this section and any of the provisions in this Agreement reflecting the agreements set forth in this section; and

(i) agrees that the provisions in this section, the definitions used in this section (as used in such section) and any other provisions of this Agreement to the extent an amendment, waiver or modification thereof would adversely affect the substance of any of the foregoing as it affects the Debt Financing Sources, shall not be amended, waived or otherwise modified, in each case, in any way adverse to the Debt Financing Sources without the prior written consent of the Debt Financing Sources party to the Commitment Letter and any other commitment letter or loan or debt financing arrangement entered into in connection with this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
Name:	David R. Folsom
Title:	President and Chief Executive Officer

KW KINGFISHER LLC

By:	/s/ D. Webb Wilson
Name:	D. Webb Wilson
Title:	Authorized Person

SPARROWS NEST LLC

By:	/s/ D. Webb Wilson
Name:	D. Webb Wilson
Title:	Authorized Person

Signature Page to Agreement and Plan of Merger

ANNEX B

October 22, 2025

Special Committee of the Board of Directors

Sotherly Hotels Inc.

306 South Henry Street, Suite 100

Williamsburg, VA 23185

Ladies and Gentlemen:

Sotherly Hotels Inc. (“Company”), Kingfisher LLC (“Parent”) and Sparrows Nest LLC, a wholly-owned subsidiary of Parent (“Merger Sub”), are proposing to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Merger Sub shall merge with and into the Company (the “Merger”) at the Effective Time. As set forth in the Agreement, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or any shareholder of the Company, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares) will be converted into the right to receive $2.25 in cash, without interest (the “Merger Consideration”). Capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock.

Piper Sandler & Co. (“Piper Sandler”, “we” or “our”), as part of its investment banking business, is regularly engaged in the valuation of real estate investment trusts (“REIT”), financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed and considered, among other things: (i) a draft of the Agreement, dated October 13, 2025; (ii) certain publicly available financial statements and other historical financial information of Company that we deemed relevant; (iii) certain internal financial projections and estimates for Company for the six months ending December 31, 2025 as well as for the years ending December 31, 2025 through December 31, 2029, as provided by the senior management of Company; (iv) a comparison of certain financial and market information for Company with similar hotel REITs for which information is publicly available; (v) the financial terms of certain recent business combinations involving hotel REITs (on a nationwide basis), to the extent publicly available; (vi) the current market environment generally and the REIT sector in particular; and (vii) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of the senior management of Company the business, financial condition, results of operations and prospects of Company.

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to and reviewed by us from public sources, that was provided to us by Company or its representatives or that was otherwise reviewed by us and we have assumed such accuracy and completeness for purposes of rendering this opinion without any independent verification or investigation. We have relied on the assurances of management of Company that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. We have not been asked to and have not undertaken an independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. We did not make an independent evaluation or perform an appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of Company, nor have we been furnished with any such evaluations or appraisals. We render no opinion or evaluation on the collectability of any assets or the future performance of any loans which Company is invested in.

In preparing its analyses, Piper Sandler used certain internal financial projections and estimates for Company for the six months ending December 31, 2025 as well as for the years ending December 31, 2025 through December 31, 2029, as provided by the senior management of Company. With respect to the foregoing information, the senior management of Company confirmed to us that such information reflected the best currently available projections and estimates of senior management as to the future financial performance of Company and we assumed that such performance would be achieved. We express no opinion as to such projections or estimates, or the assumptions on which they are based. We have also assumed that there has been no material change in Company’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to us. We have assumed in all respects material to our analyses that Company will remain as a going concern for all periods relevant to our analyses.

We have also assumed, with your consent, that (i) each of the parties to the Agreement will comply in all material respects with all material terms and conditions of the Agreement and all related agreements, that all of the representations and warranties contained in such agreements are true and correct in all material respects, that each of the parties to such agreements will perform in all material respects all of the covenants and other obligations required to be performed by such party under such agreements and that the conditions precedent in such agreements are not and will not be waived, (ii) in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Company, Parent, the Merger or any related transactions, and (iii) the Merger and any related transactions will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement thereof and in compliance with all applicable laws and other requirements. Finally, with your consent, we have relied upon the advice that Company has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the Merger and the other transactions contemplated by the Agreement. We express no opinion as to any such matters.

Our opinion is necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise, reaffirm or withdraw this opinion or otherwise comment upon events occurring after the date hereof. We express no opinion as to the trading value of Company Common Stock at any time.

We have acted as financial advisor to the Special Committee of the Board of Directors of Company in connection with the Merger and will receive a fee for our services, which fee is contingent upon consummation of the Merger. We will also receive a fee for rendering this opinion, which opinion fee will be credited in full towards the advisory fee which will become payable to Piper Sandler upon consummation of the Merger. Company has also agreed to indemnify us against certain claims and liabilities arising out of our engagement and to reimburse us for certain of our out-of-pocket expenses incurred in connection with our engagement. We have not provided any other investment banking services to Company in the two years preceding the date hereof, nor did Piper Sandler provided any investment banking services to Parent in the two years preceding the date hereof. In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to Company. We may also actively trade the equity and debt securities of Company for our own account and for the accounts of our customers.

Our opinion is directed to the Special Committee of the Board of Directors of Company in connection with its consideration of the Agreement and the Merger and does not constitute a recommendation to any shareholder of Company as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the approval of the Agreement and the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of Company Common Stock and does not address the underlying business decision of Company to engage in the Merger, the form or structure of the Merger or any other transactions contemplated in the Agreement, the relative merits of the Merger as compared to any other alternative transactions or business strategies that might exist for Company, or the effect of any other transaction in which Company might engage. We express no opinion as to the amount or nature of compensation to be received in the Merger by any Company officer, director or employee, or any class of such persons, if any, relative to the amount of compensation to be received by any other shareholder. This opinion has been approved by Piper Sandler’s fairness opinion committee. This opinion may not be reproduced without Piper Sandler’s prior written consent; provided, however, Piper Sandler will provide its consent for the opinion to be included in regulatory filings to be completed in connection with the Merger, including the Proxy Statement.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,

/s/ Piper Sandler & Co.

SOTHERLY HOTELS, INC. 306 SOUTH HENRY STREET, SUITE 100 WILLIAMSBURG, VIRGINIA 23185 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V81797-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SOTHERLY HOTELS, INC. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To consider and vote on a proposal to approve the merger of Sparrows Nest LLC (“Merger Sub”), a Maryland limited liability company and wholly owned subsidiary of KW Kingfisher LLC, a Delaware limited liability company (“Parent”), with and into Sotherly Hotels, Inc., a Maryland corporation (the “Company”), with the Company being the surviving corporation (the “Merger”), and the other transactions contemplated by the Agreement and Plan of Merger, dated as of October 24, 2025, by and among Parent, Merger Sub, and the Company (the “Merger Proposal”). 2. To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger. 3. To consider and vote on a proposal to approve any adjournment of the Special Meeting if necessary or appropriate, including for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the Merger Proposal. NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Proxy Statement are available at www.proxyvote.com. V81798-TBD SOTHERLY HOTELS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS ON January 22, 2026 The undersigned stockholder of Sotherly Hotels, Inc., a Maryland corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on January 22, 2026 at 306 South Henry Street, Suite 100, Williamsburg, Virginia 23185, and hereby appoints Anthony E. Domalski and Robert Kirkland, and each of them individually with full power of substitution, proxy and attorney-in-fact, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting, and at any adjournment(s) thereof, and to vote all shares of the Company’s common stock which the undersigned would be entitled to vote if then and there personally present on the matters set forth below. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF PROPERLY EXECUTED AND NO DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, AND 3 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT THEREOF. Either of such attorneys-in-fact shall have and may exercise all of the powers of said attorneys-in-fact hereunder. Continued and to be signed on reverse side